                                           FAMILY OF FUNDS
                                           Money Market Fund
                                           Institutional Money Market Fund
                                           U.S. Government Money Market Fund
                                           U.S. Treasury Money Market Fund
                                           Tax-Exempt Money Market Fund
                                           Short-Term Bond Market Fund
                                           Intermediate Bond Market Fund
                                           Tax-Exempt Intermediate Bond Fund
                                           Bond IMMDEX(TM) Fund
                                           Balanced Income Fund
                                           Balanced Growth Fund
                                           Growth and Income Fund
                                           Equity Index Fund
                                           Growth Fund
                                           MidCap Index Fund
                                           Special Growth Fund
                                           Emerging Growth Fund
                                           MicroCap Fund
                                           Core International Equity Fund
                                           International Equity Fund

                               SEMI-ANNUAL REPORT
                                 APRIL 30, 2000

                                                                    FIRSTARFUNDS

                               NOTICE TO INVESTORS

o    Shares of Firstar Funds:

     o ARE NOT INSURED BY THE FDIC, the US Government or any other governmental agency;

     o are not bank deposits or obligations of or guaranteed by Firstar Bank, its parent company or its affiliates;

     o    are subject to investment risks, including possible loss of principal;
          and

     o are distributed by B.C. Ziegler and Company, member NASD, SIPC, and an independent third-party distributor.

o There can be no assurance that the money market funds will be able to maintain a stable net asset value of $1.00 per share.

o Firstar Bank affiliates serve as investment adviser, custodian, transfer agent, administrator, and accounting services agent and receive compensation for such services as disclosed in the current prospectus.

TABLE OF CONTENTS

                                        Page(s)

Shareholder Letter........................1-3

EQUITY FUNDS
Firstar Balanced Income...................4-5
Firstar Balanced Growth...................6-7
Firstar Growth & Income...................8-9
Firstar Equity Index....................10-11
Firstar Growth..........................12-13
Firstar MidCap Index....................14-15
Firstar Special Growth..................16-17
Firstar Emerging Growth.................18-19
Firstar MicroCap........................20-21
Firstar Core International Equity.......22-23
Firstar International Equity............24-25
Statement of Assets and Liabilities.....26-27
Statement of Changes in Net Assets......28-31
Statement of Operations.................32-33
Financial Highlights....................34-43
Schedule of Investments.................44-88

                                        Page(s)
BOND FUNDS

Firstar Short-Term Bond Market..........90-91
Firstar Intermediate Bond Market........92-93
Firstar Tax-Exempt Intermediate.........94-95
Firstar Bond IMMDEX(TM).................96-97
Statement of Assets and Liabilities........98
Statement of Changes in Net Assets.........99
Statement of Operations...................100
Financial Highlights..................102-107
Schedule of Investments...............108-118

MONEY MARKET FUNDS
Shareholder Letter........................120
Yield Comparisons.........................121
Statement of Assets and Liabilities.......122
Statement of Operations...................123
Statement of Changes in Net Assets....124-125
Financial Highlights..................126-127
Schedule of Investments...............128-135

NOTES TO THE FINANCIAL STATEMENTS.....136-147

Dear shareholder:                                                      June 2000


MID-YEAR REVIEW

With the Y2K "bug" vanquished, it was back to "business as usual" for investors
- - that is, unexpectedly strong economic growth and unbelievably volatile financial markets. The U.S. economy continues to confound the pundits, combining robust growth and low unemployment with modest inflation.However, the jump in energy prices and a tight labor market have fostered a more aggressive Federal Reserve interest rate policy. Clearly, the Fed views the current pace of economic growth as "too fast," creating imbalances likely to accelerate inflation if left unchecked. Some observers believe the Fed is behind the curve and that the inflation "genie" is already "out of the bottle." Others contend the Fed is wrongly applying "old" economy metrics to a fundamentally different "new" economy.

In our opinion, the foundation of our current economic success - robust economic growth with low inflation - rests on the twin pillars of global competition and improved productivity. U.S. productivity growth averaged 3.7% over the past twelve months and has averaged 2.3% per year since the end of the last recession. Although Fed Chairman Alan Greenspan publicly questions the sustainability of today's productivity gains, the recent upsurge is far from unprecedented. The Golden Age of U.S. productivity growth, from 1950 to 1973, saw labor productivity grow at a 2.7% compound annual rate. Improved productivity means higher profits. Higher profits lead to more spending on productivity-enhancing technology. Further productivity gains lead to further profit improvements and the process repeats. Although final demand is surging, supply-side investment is growing even faster. Finally, Congressional approval of permanent normal trade relations with China is a reminder that global competition will only intensify.

ECONOMIC & MARKET OUTLOOK

Looking ahead, our investment strategy is predicated on the following trends:

o Adjusted for inflation, U.S. final sales rose at a +6.9% annual rate in the first quarter of this year, representing the fastest growth rate of the current economic cycle.

o Consumer confidence remains near record levels reflecting strong income gains, low unemployment and the wealth effect from rising asset values.

o Despite higher interest rates, cheap credit is still available to drive consumer spending.

o    Like a tax increase, higher energy prices erode income gains.

o Although much is made of the wealth effect from higher stock prices, the increase in home values has been the biggest wealth creator for the majority of Americans.

o Higher mortgage rates are beginning to slow the housing market with decelerating price gains not far behind.

o We believe the forty percent drop in the NASDAQ and ongoing stock market volatility will dampen consumer exuberance.

o Fed tightening is raising the dollar's exchange rate, making imports cheaper (holding down U.S. inflation) and exports less competitive (slowing the U.S. economy).

o We believe signs of an economic slowdown are likely to emerge by the fall, allowing the Fed to shift to a neutral policy and bond prices to rally (what is good for bonds is even better for stocks).

o In the absence of the Treasury buy back, we believe long-term government bond yields would be higher and credit spreads (the difference in yield between a corporate bond and a government bond of equal maturity) narrower.

o Today's high inflation-adjusted bond yields are attractive and we believe the widening in credit spreads creates opportunities to enhance bond portfolio returns.

o Corporate profits are better-than-expected, reflecting ongoing gains from investments in productivity-enhancing technology and efficiencies from restructuring.

o A "Jekyll and Hyde" stock market has emerged as "old economy" shares vie with the leading technology names for investor favor.

o We believe the stock market will broaden out as the year progresses making portfolio diversification, complemented by security selection that emphasizes high quality companies with strong balance sheets, good earnings visibility and dominant industry positions, a winning strategy.

In summary, we expect the Federal Reserve will successfully engineer a "soft landing" for the U.S. economy, extending this unprecedented period of economic prosperity. We believe slower growth will prevent inflation from accelerating further, yet corporate profitability should remain strong thanks to ongoing productivity gains and efficiencies achieved through restructuring and mergers. In short, we anticipate the advent of a more favorable environment for financial assets later in the year. As you peruse the following pages of this report, you will find a broad range of equity and fixed income products to meet a wide variety of investment objectives. As always, we encourage you to contact us with your comments regarding portfolio performance or our investment strategy.

Thank you for your continued confidence in Firstar Funds.

Sincerely yours,


Firstar Investment Research & Management Company, LLC (FIRMCO)
Investment Policy Committee

JOHN BLIXEN
EXECUTIVE VICE PRESIDENT

RICHARD BURLING
SENIOR VICE PRESIDENT,
DIRECTOR OF CREDIT RESEARCH

WALTER DEWEY
SENIOR VICE PRESIDENT
SENIOR PORTFOLIO MANAGER

DONALD KELLER
SENIOR VICE PRESIDENT
SENIOR PORTFOLIO MANAGER

GEORGE SCHUPP
SENIOR VICE PRESIDENT
DIRECTOR OF FIXED INCOME

MARIAN ZENTMYER
COMMITTEE CHAIRPERSON
EXECUTIVE VICE PRESIDENT
CHIEF EQUITY INVESTMENT
OFFICER

                              BALANCED INCOME FUND

Firstar Balanced Income Fund seeks to provide current income and preserve capital by investing in a balanced portfolio of equity and fixed-income securities. Typically, the Fund will invest 50% of its assets in common stocks of large companies with the balance invested in intermediate-term, investment-grade bonds and money market securities. As of April 30, 2000, the portfolio consisted of approximately 52% stocks, 45% bonds and 3% money market securities.

Although the equity component of the Fund outperformed the S&P 500 Index and the bond component outperformed the Lehman Brothers Intermediate Government/Corporate Bond Index, Firstar Balanced Income Fund modestly underperformed its benchmark, the Lipper Balanced Fund Index. The Fund returned 3.3% (Institutional shares), while the Lipper Balanced Fund Index returned 5.2%. We attribute the Fund's relative underperformance during the period to its lower weighting in equity securities than most balanced funds. The typical balanced fund in Lipper's universe has about 60% in stocks and only 40% in bonds.

Technology stocks continued to provide the most attractive returns within the S&P 500 Index. While the S&P 500 Index advanced just 7.2% during the period, technology stocks within the Index were up 39.6%. Within the technology sector, we emphasized companies benefiting from accelerated unit growth in internet infrastructure and wireless communications. Specifically, our investments in Texas Instruments, Nortel Networks and Nokia were positive contributors to the Fund's performance. Please see the Schedule of Investments section of this report for a complete listing of the portfolio holdings.

The Fund also achieved good relative results in the financial sector by emphasizing companies which generate the majority of their income from fee-based businesses, making them less interest rate sensitive. Our investments in Northern Trust, Alliance Capital Management and Marsh & McLennan contributed positively to the Fund's results relative to the S&P 500 Index. All other sectors contributed only modestly to the Fund's equity performance.

The objective of the fixed-income portion of the portfolio is to provide an annual rate of total return, prior to Fund expenses, comparable to the return of the Lehman Brothers Intermediate Government/Corporate Bond Index. During this reporting period, the Federal Reserve tightened credit three times, raising the Federal Funds rate from 5.25% to 6.00%. (The Federal Funds rate was increased by an additional 0.50% on May 16, 2000.) We believe the Fed will be done tightening by the end of summer, which would allow for a potential rally in bond prices during the latter part of the fiscal year. The overall credit quality of the portfolio remained high during the period, with a weighted average rating of AA, and we continue to match the duration of the fixed-income portion of the portfolio to that of the Lehman Brothers Intermediate Government/Corporate Bond Index (4.04 years as of April 30, 2000).

The Firstar Balance Income Fund is designed to appeal to investors who are looking for a portfolio of more conservative equity and fixed income investments.

We appreciate your investment in Firstar Balanced Income Fund.



PORTFOLIO MANAGER PROFILE

MARIAN E. ZENTMYER, CFA, CFP, Chief Equity Investment Officer of Firstar Investment Research & Management, LLC (FIRMCO) and DAVID BETHKE, CFA, co-manage the Fund - Marian since its inception on January 1, 1989 and David since February 14, 2000. Marian has been with Firstar since 1982 and has 22 years of investment managment experience. David has been with Firstar since 1987 and has 20 years of investment management experience. Marian is a Certified Financial Planner and a Chartered Financial Analyst. David is a Chartered Financial Analyst.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                          Balanced Income Fund - Institutional

                                12/1/97      10,000
                                10/98        11,270
                                10/99        11,984
                                4/00         12,384

THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON 12/1/97 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

--------------------------------------------------------------------------------------------
                                                Fiscal
                                             Year-To-Date      1 Year        Since Inception
--------------------------------------------------------------------------------------------
FIRSTAR BALANCED INCOME FUND - INSTITUTIONAL      3.3            2.5           9.3  (12/1/97)
FIRSTAR BALANCED INCOME FUND - A - NO LOAD        3.2            2.2           9.0  (12/1/97)
FIRSTAR BALANCED INCOME FUND - A - LOAD<F1>      (2.5)          (3.4)          6.4  (12/1/97)
FIRSTAR BALANCED INCOME FUND - B - NO LOAD        2.9            1.6           4.2  (3/1/99)
FIRSTAR BALANCED INCOME FUND - B - LOAD<F2>      (2.1)          (3.3)          0.8  (3/1/99)
LIPPER BALANCED FUND INDEX<F3>                    5.2            5.0          11.0 (12/1/97)
S&P 500 STOCK INDEX<F4>                           7.2           10.1          20.6 (12/1/97)
A= Series A (Retail shares)
B= Series B (Retail shares)

<F1> Reflects maximum sales charge of 5.50%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The Lipper Balanced Fund Index is composed of the 30 largest mutual funds whose primary objective is to conserve principal by maintaining a balanced portfolio of stocks and bonds.

<F4> The S&P500 Stock Index is an index of an unmanaged group of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

An investment cannot be made directly in an index.

Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and a 0.75% 12b-1 fee. Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 4/30/00
------------------------------------
WARNER-LAMBERT COMPANY          1.4%
------------------------------------
TEXAS INSTRUMENTS, INC.         1.3%
------------------------------------
MILLIPORE CORPORATION           1.1%
------------------------------------
NORTHERN TRUST CORPORATION      1.1%
------------------------------------
CITIGROUP, INC.                 1.1%
------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
------------------------------------
$91,992,695
------------------------------------

                              BALANCED GROWTH FUND

Firstar Balanced Growth Fund seeks a balance of capital appreciation and current income with a relatively low volatility of capital. The Fund invests in a diversified portfolio of fixed-income and equity securities. As of April 30, 2000, the weighted average market capitalization of the equity holdings of the Fund was $63.8 billion. The fixed-income securities within the portfolio had an average maturity of 10.8 years and an average duration of 5.4 years. The asset allocation on April 30, 2000 was 65% in stocks, 33% in bonds and 2% in money market securities. For the first six months of the 2000 fiscal year, the Fund returned +15.4% (Institutional shares), compared with the Standard & Poor's 500 Stock Index which returned +7.2% and the Lehman Government/Corporate Bond Index which returned +1.5%. The Lipper Balanced Fund Index returned +5.2% during the same period.

The stock portion of the Fund was responsible for the outstanding results of the last six months. The reasons for this strong relative performance can be tied to the broad capitalization range of the equity holdings in the Fund, and also to good security selection. Firstar Balanced Growth Fund is invested in over 300 companies. 70% of those equity holdings are large capitalization companies and the remaining 30% are invested in medium and smaller capitalization companies. The exposure to small- and medium-sized companies was of great benefit to the Fund in the last six months as their performance was stronger than that of large companies. Specifically, the S&P SmallCap 600 Index was up +17.3% and the S&P MidCap 400 Index returned +18.3%, far ahead of the S&P 500 return of +7.2%. This is an approach the Fund has taken since inception, which positions the Fund with a much higher level of small- and medium-sized stocks than many balanced funds. We would expect the Fund to perform well relative to other balanced funds when large companies are not the most favored area of the stock market.

Security selection also was important, as the large, medium and small stock segments of the Fund outperformed the applicable benchmarks referenced above. Technology was the single largest sector of investment with 38% of the total equity commitment, and was the best performing area of the market with a +36.5% return for the first half of the fiscal year. By having the largest concentration of stocks in the best performing area, the Fund was positioned favorably. As the stocks owned within the technology sector performed better than the market sector, this positive effect of technology was even further magnified. Leading technology holdings in the Fund include Nortel Networks, First Data, Cisco and Texas Instruments. While technology is a volatile area, sales and earnings growth for the leading companies are still robust, so we continue to overweight the area. Other sectors of significance are consumer cyclical companies (including Wal-Mart, Kohl's and Harley Davidson) which, in total, were 16% of the Fund, and finance stocks (including American International Group, State Street, Morgan Stanley Dean Witter) which, in total, represented 11% of the portfolio. The equity portion of the portfolio has been increasing the commitment to energy based upon excellent fundamentals in the industry. Please see the Schedule of Investments section of this report for a complete list of portfolio holdings.

We believe the remainder of the fiscal year will be dominated by Federal Reserve policy and the Fed's effort to restrain inflation. The restrictive monetary policy the Fed has adopted will usually restrict strong advancement in equity prices, making security selection critical. We believe companies with strong sales and earnings growth should fare better in a slowing economy than those unable to adjust to slowing demand. We continue to believe that small- and medium-sized companies are positioned well for a multi-year period of relative outperformance, making us comfortable with the Fund's allocation to these companies. Bond returns have suffered through the rising interest rate environment of the last twenty months, making them particularly attractive amidst signs of a slowing economy. Our duration neutral strategy should allow us to participate in a bond rally, whenever it may materialize from falling interest rates. While forecasting is fun but generally humbling in the final analysis, we believe the Balanced Growth Fund's broad diversification among stocks of all market capitalizations and fixed-income securities provides investors with exposure to opportunities the markets may deliver.

Thank you for your continued support of Firstar Balanced Growth Fund.

PORTFOLIO MANAGER PROFILE

WALTER DEWEY, CFA, Senior Vice President and Senior Portfolio Manager and GEORGE SCHUPP, CFA, Director of Fixed Income Services of Firstar Investment Research & Management, LLC (FIRMCO) co-manage the Fund, Walter since November 8, 1999 and George since February 14, 2000. Walter has been with FIRMCO and its affiliates since 1986 and has 16 years of investment management experience. George has 25 years of investment management experience and has been with FIRMCO and its affiliates since 1983. Walter and George are both Chartered Financial Analysts.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                         Balanced Growth Fund - Institutional

                               3/30/92       10,000
                               10/92         10,372
                               10/93         11,771
                               10/94         11,662
                               10/95         13,969
                               10/96         15,724
                               10/97         18,615
                               10/98         20,260
                               10/99         21,449
                               4/00          24,753

THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON 3/30/92 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                       AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

------------------------------------------------------------------------------------------------------
                                                Fiscal
                                             Year-To-Date   1 Year   3 Years  5 Years  Since Inception
-------------------------------------------------------------------------------------------------------
FIRSTAR BALANCED GROWTH FUND - INSTITUTIONAL     15.4        14.4      15.1     14.8     11.9 (3/30/92)
FIRSTAR BALANCED GROWTH FUND - A - NO LOAD       15.3        14.1      14.8     14.5     11.7 (3/30/92)
FIRSTAR BALANCED GROWTH FUND - A - LOAD<F1>       9.0         7.9      12.6     13.3     10.9 (3/30/92)
FIRSTAR BALANCED GROWTH FUND - B - NO LOAD       14.9        13.3       --       --      12.8 (3/1/99)
FIRSTAR BALANCED GROWTH FUND - B - LOAD<F2>       9.9         8.3       --       --       9.5 (3/1/99)
LIPPER BALANCED FUND INDEX<F3>                    5.2         5.0      13.8     14.8     12.3 (3/30/92)
S&P 500 STOCK INDEX<F4>                           7.2        10.1      23.7     25.3     19.7 (3/30/92)
-------------------------------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)

<F1> Reflects maximum sales charge of 5.50%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The Lipper Balanced Fund Index is composed of the 30 largest mutual funds whose primary objective is to conserve principal by maintaining a balanced portfolio of stocks and bonds.

<F4> The S&P500 Stock Index is an index of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. The performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 4/30/00

------------------------------------
TEXAS INSTRUMENTS, INC.         1.6%
------------------------------------
CISCO SYSTEMS, INC.             1.5%
------------------------------------
NORTEL NETWORKS CORPORATION     1.3%
------------------------------------
MICROSOFT CORPORATION           1.2%
------------------------------------
WARNER-LAMBERT COMPANY          1.2%
------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
------------------------------------
$229,307,608
------------------------------------

                             GROWTH AND INCOME FUND

Firstar Growth & Income Fund posted a +6.6% (Institutional shares) total return during the first six months of the Fund's fiscal year. This compares to a +7.2% gain for the Standard & Poor's 500 Index and a +2.7% return for the Standard & Poor's Barra Value Index. Based on the Fund's profile, an appropriate benchmark is a fifty-fifty blend of these two indexes. During this six-month period, technology stocks continued to rule the day with the S&P technology sector up +39.6%. All other sectors contributed modestly to results with five sectors (basic materials, communication services, consumer staples, financials and transportation) showing negative returns. Although the Growth & Income Fund's 15% technology weighting was significantly below the S&P 500's 32% tech weighting, strong stock selection allowed the Fund to out-perform the Index in technology.

Within the technology sector, we emphasized companies benefiting from accelerating unit growth in internet infrastructure and wireless communications. Specific holdings that contributed to the Fund's strong relative performance were Texas Instruments, the largest global producer of Digital Signal Processors (DSPs are chips found in virtually every cellular phone produced); Nortel Networks, the leading provider of fiber optic technology for the telecommunications industry; and Nokia, the largest global producer of cellular phones.

Although stocks in the financial sector were generally poor performers (the Standard & Poor's financial sector was down 7%), the Growth & Income Fund generated above-benchmark performance by emphasizing financial companies which generate the majority of their income from fee based businesses. The Fund had excellent results from Northern Trust, Alliance Capital Management and Marsh & McLennan.

Strength in the Fund's holdings in the capital goods sector was paced by Millipore, a manufacturer of products used to analyze and purify liquids and gases. In the microelectronics segment, Millipore has been a beneficiary of a strong semi conductor capital equipment cycle while the company's biopharmaceutical segment should benefit from increased research and development activity in genomics and monoclonal antibodies.

With short-term interest rates approaching 7%, stock prices are likely to be volatile over the summer months. However, volatility often creates opportunities to buy top quality companies with proven management teams at attractive prices. As always, the Growth & Income Fund's focus is high quality companies with predictable sales, earnings and cash flow growth, strong balance sheets and innovative management. Ongoing market volatility should force investors to seek companies with strong underlying fundamentals rather than chase the hottest new internet story. We believe an investor rotation back to quality stocks should equate to even better relative performance for the Growth & Income Fund.

Thank you for your continued investment in Firstar Balanced Growth Fund.

PORTFOLIO MANAGER PROFILE

MARIAN E. ZENTMYER, CFA, CFP, Executive Vice President and Chief Equity Investment Officer of Firstar Investment Research & Management Company, LLC (FIRMCO) and DAVID LETTENBERGER, CFA, Vice President and Portfolio Manager with FIRMCO co-manage the Fund - Marian since February 22, 1993 and David since November 8, 1999. Marian has been with Firstar since 1982 and has 21 years of investment management experience. She received her BA from Stanford University in 1978. David has been with Firstar since 1999 and has six years of investment management experience. He holds a BS from Marquette University.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                        Growth and Income Fund - Institutional

                              12/29/89       10,000
                              10/90           9,304
                              10/91          11,688
                              10/92          12,368
                              10/93          13,596
                              10/94          13,846
                              10/95          17,307
                              10/96          21,963
                              10/97          28,734
                              10/98          34,008
                              10/99          38,129
                              4/00           40,628

THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON 12/29/89 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                       AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

-----------------------------------------------------------------------------------------------------
                                                   Fiscal
                                               Year-To-Date 1 Year  5 Years  10 Years Since Inception
-----------------------------------------------------------------------------------------------------
FIRSTAR GROWTH AND INCOME FUND - INSTITUTIONAL      6.6       4.7     21.5     15.6    14.5 (12/29/89)
FIRSTAR GROWTH AND INCOME FUND - A - NO LOAD        6.4       4.5     21.2     15.5    14.4 (12/29/89)
FIRSTAR GROWTH AND INCOME FUND - A - LOAD<F1>       0.6      (1.3)    19.9     14.8    13.7 (12/29/89)
FIRSTAR GROWTH AND INCOME FUND - B - NO LOAD        6.0       3.7      --       --      8.0 (3/1/99)
FIRSTAR GROWTH AND INCOME FUND - B - LOAD<F2>       1.0      (1.4)     --       --      4.7 (3/1/99)
S&P 500 STOCK INDEX<F3>                             7.2      10.1     23.7     18.8    17.5 (12/29/89)
S&P 500/BARRA VALUE INDEX<F4>                       2.7       0.5     19.8     16.1    14.8 (12/29/89)
-----------------------------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)

<F1> Reflects maximum sales charge of 5.50%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The S&P500 Stock Index is an index of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

<F4> The S&P500/BARRA Value is an unmanaged index of common stocks consisting of
     50% of the S&P 500 market capitalization, whose common stock constituents have the lowest price-to-book ratios within the S&P 500.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer SeriesA shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. The performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 4/30/00
----------------------------------------
WARNER-LAMBERT COMPANY             2.5%
----------------------------------------
TEXAS INSTRUMENTS, INC.            2.4%
----------------------------------------
ALLIANCE CAPITAL MANAGEMENT L.P.   2.2%
----------------------------------------
MILLIPORE CORPORATION              2.1%
----------------------------------------
NORTHERN TRUST CORPORATION         2.0%
----------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
----------------------------------------
$693,452,073
----------------------------------------

                                EQUITY INDEX FUND

Firstar Equity Index Fund seeks to provide investment returns, before Fund expenses, comparable to the price and yield performance of publicly traded stocks in the aggregate, as represented by the S&P 500 Index. The Fund does not use traditional methods of financial and market analysis when making purchase and sale decisions; rather, the Fund invests primarily in common stocks that comprise the S&P 500 Index in proportion to their relative capitalization and sector weightings.

Firstar Equity Index Fund's net asset value of $95.63 (Institutional shares) on April 30, 2000 represents a total return of 6.8% for the first six months of the fiscal year, compared to the S&P's return of 7.2% over the same period.

We believe by applying a capitalization weighting and sector balancing technique that matches the structure of the S&P 500, as well as using S&P 500 futures contracts to equitize the cash, the Fund should reasonably track the performance of the index.

Thank you for investing in Firstar Equity Index Fund.


PORTFOLIO MANAGER PROFILE
CARL J. SMITH, Assistant Vice President and Portfolio Manager of Firstar Investment Research & Management Company, LLC (FIRMCO) has managed the Fund since January, 1996. Carl has been with Firstar since 1982 and has eight years of investment management experience. He received his BS in 1994 from Cardinal Stritch College.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                          Equity Index Fund - Institutional

                               12/29/89   10,000
                               10/90       8,854
                               10/91      11,767
                               10/92      12,869
                               10/93      14,644
                               10/94      15,157
                               10/95      19,101
                               10/96      23,624
                               10/97      31,037
                               10/98      37,843
                               10/99      47,424
                               4/00       50,645


THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON
12/29/89 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL
COST.

                       AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

---------------------------------------------------------------------------------------------------
                                             Fiscal
                                          Year-To-Date  1 Year   5 Years  10 Years  Since Inception
---------------------------------------------------------------------------------------------------
FIRSTAR EQUITY INDEX FUND - INSTITUTIONAL      6.8        9.6      24.8     18.3    17.0 (12/29/89)
FIRSTAR EQUITY INDEX FUND - A - NO LOAD        6.6        9.3      24.5     18.1    16.8 (12/29/89)
FIRSTAR EQUITY INDEX FUND - A - LOAD<F1>       0.8        3.3      23.1     17.5    16.2 (12/29/89)
FIRSTAR EQUITY INDEX FUND - B - NO LOAD        6.3        8.4       --       --     14.2 (3/1/99)
FIRSTAR EQUITY INDEX FUND - B - LOAD<F2>       1.3        3.4       --       --     10.8 (3/1/99)
S&P 500 STOCK INDEX<F3>                        7.2       10.1      25.3     18.8    17.5 (12/29/89)
---------------------------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)

<F1> Reflects maximum sales charge of 5.50%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The S&P 500 Stock Index is an index of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw Hill Companies, Inc. and have been licensed for use by Firstar Funds. The Equity Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Equity Index Fund. An investment cannot be made directly in an index. Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. The performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 4/30/00
------------------------------------
GENERAL ELECTRIC COMPANY        4.0%
------------------------------------
CISCO SYSTEMS, INC.             3.7%
------------------------------------
INTEL CORPORATION               3.3%
------------------------------------
MICROSOFT CORPORATION           2.9%
------------------------------------
EXXON MOBIL CORPORATION         2.1%
------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
------------------------------------
$821,647,376
------------------------------------

                                   GROWTH FUND

Firstar Growth Fund seeks long-term capital appreciation by investing in the securities of large-sized companies. As of April 30, 2000, the portfolio had a weighted average market capitalization of $86.0 billion, which compares with the Fund's primary benchmark, the Standard & Poor's 500 (S&P 500) which had a weighted average market capitalization of $139.3 billion. During the six months ending April 30, 2000, the Growth Fund returned +19.0% (Institutional shares), ahead of the S&P 500 return of +7.2%. The Fund's return also compares favorably with the Lipper Large-Cap Core Fund Index of +10.2%.

The first six months of the fiscal year have witnessed new levels of extreme market volatility. It has become commonplace for stock prices to move up or down by 1% in a single day. This daily volatility is also evident in the performance of the major indices, particularly the NASDAQ composite. During the six months ending April 30, 2000, the price performance of the NASDAQ was 30.1%. Sandwiched into the six months was a +70% move from October 31, 1999 to March 10, 2000, followed by a -37% plunge from March 10 to April 24. During these same time periods, the S&P 500 was up +2.4% and +2.5%, respectively. This divergence is extraordinary, and is a direct result of the technology stock "mania" that has captured public attention. The NASDAQ is dominated by technology stocks, so the moves of this single sector are now driving stock prices to a degree last seen twenty years ago when oil related firms had a similar effect.

As we discussed in our last year-end report, the Fund had made several new technology purchases last spring and summer. Our belief was that owning those companies who were dominating large and growing markets were best positioned for the dynamics of the sector. This assessment proved correct during the period as over-weighted positions in Nokia (a producer of cell phones), Nortel (a telecom equipment firm), Texas Instruments (a digital signal processors manufacturer) and Sun Microsystems (internet servers) led outstanding performance in technology. Small investments in PMC Sierra, Network Appliance, Broadcom and JDS Uniphase were also significant positive contributors to the Fund's performance. An under-weighted position in Microsoft helped our return relative to the S&P 500, but was also the biggest detraction from the Fund's absolute return. (Please see the Schedule of Investments section of this report for a complete listing of portfolio holdings). Our insistence on profitable companies for portfolio inclusion also "cushioned" the decline these stocks experienced in March and April. The strong relative results for the Fund are a direct result of our improved execution in technology investing.

The technology mania mentioned above has had a distorting impact on many growth funds. The outstanding results of the sector led many managers to let the allocation to the sector creep to a much higher level than normal. This strategy has led to magnified gains and losses in some portfolios. While we are pleased with our improvement in technology, we note that the allocation to the sector was never higher than 42% of the portfolio. This allocation was just 5% more than the S&P 500 weight. Diversification among other growth sectors (healthcare, finance and consumer cyclicals) was important in reducing the volatility of our technology commitment.

We believe the remainder of the 2000 fiscal year will be dominated by Federal Reserve monetary policy and the U.S. election cycle. Vice President Gore has made it clear that drug prices will be a central issue in his campaign, making the major pharmaceutical stocks subject to investor worries about future earnings growth. We find valuations reasonable for these stocks currently, but political issues are likely to limit appreciation potential. Technology stocks continue to grow much faster than other market sectors, and their price volatility yields multiple trading opportunities. We continue to over-weight the sector. The Fed seems convinced inflation is a problem, making future interest rate increases and their associated pressure on price/earnings ratios a constant deterrent to stock market performance. Portfolio holdings within Firstar Growth Fund are concentrated in companies experiencing strong sales and earnings growth relative to their peers. In this environment, we believe these companies offer the best opportunity for share price gains.

We appreciate your continued support of Firstar Growth Fund.

PORTFOLIO MANAGER PROFILE

WALTER DEWEY, CFA, Senior Vice President and Senior Portfolio Manager has managed the Fund since July 7, 1997. Walter has been with FIRMCO and its affiliates since 1986 and has 16 years of investment management experience. He is a Chartered Financial Analyst.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                           Growth Fund - Institutional

                              12/29/92      10,000
                              10/93         10,753
                              10/94         10,813
                              10/95         12,927
                              10/96         15,360
                              10/97         18,671
                              10/98         22,199
                              10/99         26,236
                              4/00          31,224


THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON 12/29/92 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

--------------------------------------------------------------------------------------------
                                      Fiscal
                                   Year-To-Date  1 Year  3 Years   5 Years  Since Inception
--------------------------------------------------------------------------------------------
FIRSTAR GROWTH FUND - INSTITUTIONAL     19.0      21.2      24.7    22.1    16.8 (12/29/92)
FIRSTAR GROWTH FUND - A - NO LOAD       18.8      20.9      24.4    21.8    16.6 (12/29/92)
FIRSTAR GROWTH FUND - A - LOAD<F1>      12.3      14.2      22.1    20.5    15.7 (12/29/92)
FIRSTAR GROWTH FUND - B - NO LOAD       18.4      20.0       --      --     17.8 (3/1/99)
FIRSTAR GROWTH FUND - B - LOAD<F2>      13.4      15.0       --      --     14.5 (3/1/99)
S&P 500 STOCK INDEX<F3>                  7.2      10.1      23.7    25.3    20.3 (12/29/92)
--------------------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)

<F1> Reflects maximum sales charge of 5.50%.

<F2> Reflects maximum deferred sales charge of 5.00%

<F3> The S&P500 Stock Index is an index of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. The performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 4/30/00
------------------------------------
CISCO SYSTEMS, INC.             3.1%
------------------------------------
TEXAS INSTRUMENTS, INC.         3.1%
------------------------------------
WARNER-LAMBERT COMPANY          2.7%
------------------------------------
NORTEL NETWORKS CORPORATION     2.5%
------------------------------------
MICROSOFT CORPORATION           2.3%
------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
------------------------------------
$374,740,718
------------------------------------

                                MIDCAP INDEX FUND

Firstar MidCap Index Fund seeks to provide investment returns, before Fund expenses, comparable to the price and yield performance of publicly traded stocks in the aggregate, as represented by the S&P MidCap 400 Index. The Fund does not use traditional methods of financial and market analysis when making purchase and sale decisions; rather, the Fund invests primarily in common stocks that comprise the S&P MidCap 400 Index in proportion to their relative capitalization and sector weightings.

Firstar MidCap Equity Index Fund's net asset value was $10.00 on November 4, 1999, the inception date for the Fund, which represents a total return of 17.0% (Institutional shares) through April 30, 2000, compared to the S&P MidCap 400's return of 18.3% for the same period.

We believe by applying a capitalization weighting and sector balancing technique that matches the structure of the S&P MidCap 400, as well as using S&P 400 futures contracts to equitize the cash, the Fund should reasonably track the performance of the index.

Thank you for investing in Firstar MidCap Index Fund.

PORTFOLIO MANAGER PROFILE

CARL J. SMITH, Assistant Vice President and Portfolio Manager of Firstar Investment Research & Management Company, LLC (FIRMCO) has managed Firstar MidCap Index Fund since its inception on November 4, 1999. Carl has been with Firstar since 1982 and has eight years of investment management experience. He received his BS in 1994 from Cardinal Stritch College.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                          MidCap Index Fund - Institutional

                               11/4/99        10,000
                               4/00           11,697

THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON 11/4/99 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

-------------------------------------------------------------
                                             Since Inception<F4>
-------------------------------------------------------------
FIRSTAR MIDCAP INDEX FUND - INSTITUTIONAL     17.0 (11/4/99)
FIRSTAR MIDCAP INDEX FUND - A - NO LOAD       16.9 (11/4/99)
FIRSTAR MIDCAP INDEX FUND - A - LOAD<F1>      10.5 (11/4/99)
FIRSTAR MIDCAP INDEX FUND - B - NO LOAD       16.6 (11/4/99)
FIRSTAR MIDCAP INDEX FUND - B - LOAD<F2>      11.6 (11/4/99)
S&P MIDCAP 400 INDEX<F3>                      18.3 (11/4/99)
-------------------------------------------------------------
A = Series A (retail class)
B = Series B (retail class)

<F1> Reflects maximum sales charge of 5.50%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The S&P MidCap 400 Index is a capital-weighted index, representing the aggregate market value of the common equity of 400 stocks chosen by Standard & Poor's with a median capitalization of approximately $700 million.

"Standard & Poor's(R)," "S&P(R)," "S&P 400(R)" are trademarks of the McGraw Hill Companies, Inc. and have not been licensed for use by Firstar Funds. The MidCap Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the MidCap Index Fund.

<F4> Not annualized.

An investment cannot be made directly in an index.

Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and a 0.75% 12b-1 fee. Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 4/30/00
------------------------------------
SIEBEL SYSTEMS, INC.            2.3%
------------------------------------
MAXIM INTEGRATED PRODUCTS       1.8%
------------------------------------
ATMEL CORPORATION               1.1%
------------------------------------
UNIVISION COMMUNICATORS, INC.   1.1%
------------------------------------
ALTERA CORPORATION              1.0%
------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
------------------------------------
$104,501,360
------------------------------------

                               SPECIAL GROWTH FUND

The first half of the fiscal year accentuated the volatility that comes along with investing in technology stocks. In fact, the NASDAQ Composite Index rose 37.2% from November 1, 1999 through December 31, 1999, largely driven by high multiple technology stocks. The following four months, January 1, 2000 through April 30, 2000, saw the NASDAQ Composite falling -5.1%. (NASDAQ posted a -13.4% return in April and has continued its downturn through most of May). The recent technology fall-off and general market selling appears to be largely attributable to heightened fears of interest rate hikes and a valuation correction after a momentum-driven calendar year 1999.

We are pleased to report that during this volatile period in the market, Firstar Special Growth Fund outperformed its benchmark, the S&P MidCap 400 Index, by over 9%. The Fund's return during the reporting period was 30.6% (Institutional shares) versus 21.3% for the benchmark.

The Fund's outperformance during the reporting period stemmed from several sources. First, the Fund's diversification moves during fiscal 1999 provided some protection in times of market valuation corrections as many investors shifted assets into traditionally defensive industries such as utilities and health care. This shift benefited the Fund's relative performance. We also continued our effort to further diversify the portfolio which led to an increase in the number of holdings. This practice can provide some risk protection and improves trading liquidity.

The second source of relative outperformance came from the Fund's disciplined valuation criteria which kept the Fund out of many high-multiple disasters that occurred in March and April.

Finally, individual stock selection also contributed to the performance of the Fund. For the reporting period, the Fund was overweighted in technology (ranging from 7% to 10% over the weighting of the S&P MidCap 400 Index) and outperformed the benchmark in technology. We attribute the Fund's outperformance to the work of our lead technology analyst, Jane Snorek, and to a renewed internal commitment to understand the rapidly changing technology fields.

As the market rewarded earnings upside in the first part of the fiscal year, we overweighted the technology and telecommunications sectors relative to the benchmark as we believed they represented the greatest opportunities for fundamental growth above expectations. Companies purchased include: General Dynamics, an aerospace firm; Alza, a pharmaceuticals firm; Polycom, a telecommunications equipment manufacturer; and Rational Software, a software development firm. Please see the Schedule of Investments section of this report for a complete list of portfolio holdings.

Many technology and telecommunications securities became overvalued in our judgement, and we selectively cut back investments in the highest price-to-earnings multiple securities. Examples of companies sold include:
Biomet in medical devices, Linear Technology in semiconductors and FR Micro Devices in wireless equipment. After the 30%-plus drop in the NASDAQ Composite Index from its high in March, we have begun to slowly add to our technology weighting.

While absolute returns may be muted by the Federal Reserve Board's tightening actions, we are optimistic about how Firstar Special Growth Fund is positioned. The portfolio's expected earnings growth is nearly double that of the S&P MidCap 400 Index while the price-to-earnings ratio is only moderately higher.

As always, we appreciate your investment in Firstar Special Growth Fund.

PORTFOLIO MANAGER PROFILE

TODD KRIEG, CFA, JD, Senior Vice President and Senior Portfolio Manager of Firstar Investment Research & Management Company, LLC (FIRMCO) and MATTHEW D'ATTILIO, CFA, Senior Vice President and Senior Portfolio Manager co-manage the Fund -- Todd since September 1, 1994 and Matt since December 1, 1998. Todd has been with Firstar since 1992 and has eight years of investment management experience. He received his BA from Williams College in 1983 and a JD from Georgetown University in 1989. Matt has been with Firstar since 1993 and has seven years of investment management experience. He received his BA from Bowdoin College in 1993. Todd and Matt are both Chartered Financial Analysts.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                       Special Growth Fund - Institutional

                             12/28/89       10,000
                             10/90           8,953
                             10/91          14,346
                             10/92          15,617
                             10/93          18,138
                             10/94          18,641
                             10/95          23,449
                             10/96          26,399
                             10/97          32,323
                             10/98          30,494
                             10/99          30,969
                             4/00           40,456

THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON 12/28/89 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

------------------------------------------------------------------------------------------------
                                             Fiscal
                                           Year-To-Date 1 Year 5 Years 10 Years  Since Inception
------------------------------------------------------------------------------------------------
FIRSTAR SPECIAL GROWTH FUND - INSTITUTIONAL    30.6      23.6    15.2    15.3    14.5 (12/28/89)
FIRSTAR SPECIAL GROWTH FUND - A - NO LOAD      30.5      23.3    15.0    15.2    14.3 (12/28/89)
FIRSTAR SPECIAL GROWTH FUND - A - LOAD<F1>     23.3      16.5    13.7    14.5    13.7 (12/28/89)
FIRSTAR SPECIAL GROWTH FUND - B - NO LOAD      30.0      22.4     --      --     25.3 (3/1/99)
FIRSTAR SPECIAL GROWTH FUND - B - LOAD<F2>     25.0      17.4     --      --     22.0 (3/1/99)
S&P MIDCAP 400 INDEX<F3>                       21.3      23.5    22.7    19.2    17.7 (12/28/89)
S&P 500 STOCK INDEX<F4>                         7.2      10.1    25.3    18.8    17.5 (12/28/89)
------------------------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)

<F1> Reflects maximum sales charge of 5.50%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The S&P MidCap 400 Index is a capital-weighted index, representing the aggregate market value of the common equity of 400 stocks chosen by Standard & Poor's with a median capitalization of approximately $700 million.

<F4> The S&P 500 Stock Index is an index of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The Index is heavily weighted toward stocks with large market capitalizations and represents approximately two-thirds of the total market value of all domestic common stocks.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. The performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995 does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 4/30/00
------------------------------------
FAMILY DOLLAR STORES            2.8%
------------------------------------
CONCORD EFS, INC.               2.5%
------------------------------------
SIEBEL SYSTEMS, INC.            2.5%
------------------------------------
GENERAL DYNAMICS CORPORATION    2.0%
------------------------------------
MAXIM INTEGRATED PRODUCTS       1.9%
------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
------------------------------------
$496,366,286
------------------------------------

                              EMERGING GROWTH FUND

Market conditions for small company stocks remained favorable during the reporting period as the S&P SmallCap 600 Index rose 17.3% versus the S&P 500 Index's return of 7.2%. Attractive valuations and strong earnings comparisons helped to generate sustained interest in small company investing. Although this segment of the market continued to display the usual volatility, the breadth of the market improved considerably as interest moved beyond technology stocks and into areas like energy, producer durables and health care. Market psychology also played a significant role in creating some fairly wide swings as the debate over "old economy" and "new economy" stocks was played out in many sectors. This sentiment was most obviously shown early in the period when the market fell in love with many "new economy" growth stocks, which were later subjected to severe selling pressure when many "old economy" value stocks were back in favor.

In this environment, we are pleased to report Firstar Emerging Growth Fund outperformed both the S&P SmallCap 600 Index and the Russell 2000 Index during the reporting period. The Fund's return was 37.1% (Institutional shares) while the S&P 600 and the Russell 2000 earned 17.3% and 18.7%, respectively.

As a small company investment manager with a broadly diversified growth-at-reasonable-prices style, we benefited from our participation in a number of key segments which performed well in the period. The continued run-up by technology stocks early in the period led to the elimination or reduction in weighting of a number of holdings which had either met valuation targets or were unattractive from a risk/reward standpoint. Examples of stocks eliminated from the portfolio include Emulex and Qlogic. Proceeds were reinvested in several sectors we believe to be more attractive including: producer durables, medical, utilities and insurance. Specific examples of new positions include: Astec Industries, which manufactures equipment for road construction and Patterson Dental, a distributor of products to dental professionals. Please see the Schedule of Investment section of this report for a complete list of portfolio holdings.

That said, a number of technology related issues generated exceptional performance including Kulicke & Soffa, Qlogic, and Burr-Brown - all of which earned over 100% during the period.

While technology companies provided the biggest contribution to the Fund's performance, numerous stocks in a cross section of other industries like energy, retail, producer durables and medical also helped the Fund's performance. Our stock selection and timely sector allocation decisions helped to drive overall results.

Looking ahead, we will continue to look for opportunities to buy well-managed companies at reasonable valuations. Special attention may be given to areas of the market that have shown relative weakness due to concerns over the prospects for an economic slowdown. We will look to take a balanced approach to managing risk by monitoring industry and individual stock position sizes with respect to risk levels, and we will look to avoid over-paying for growth while focusing our attention on bottom-up stock selection.

We appreciate your investment in Firstar Emerging Growth Fund.

PORTFOLIO MANAGER PROFILE

ROBERT ANTHONY, Senior Vice President and Senior Portfolio Manager with Firstar Investment Research & Management Company, LLC (FIRMCO) and GREGORY GLIDDEN, Senior Vice President and Senior Portfolio Manager co-manage the Fund - Mr. Anthony since November 8, 1999 and Mr. Glidden since March 1, 1999. Mr. Anthony has been with Firstar since 1973 and has 27 years of investment management experience. He received his BS from the University of Missouri. Mr. Glidden has been with Firstar since 1982 and has 17 years of investment management experience. He received his BS from Indiana University and his MBA from the University of Missouri.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                       Emerging Growth Fund - Institutional

                             8/15/97          10,000
                             10/97            10,310
                             10/98             9,655
                             10/99             9,407
                             4/00             12,899

THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON 8/15/97 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

--------------------------------------------------------------------------------------
                                               Fiscal
                                            Year-To-Date       1 Year  Since Inception
--------------------------------------------------------------------------------------
FIRSTAR EMERGING GROWTH FUND - INSTITUTIONAL     37.1           39.1     9.9 (8/15/97)
FIRSTAR EMERGING GROWTH FUND - A - NO LOAD       36.9           38.9     9.6 (8/15/97)
FIRSTAR EMERGING GROWTH FUND - A - LOAD<F1>      29.4           31.3     7.4 (8/15/97)
FIRSTAR EMERGING GROWTH FUND - B - NO LOAD       36.4           37.8    26.7 (3/1/99)
FIRSTAR EMERGING GROWTH FUND - B - LOAD<F2>      31.4           32.8    23.4 (3/1/99)
S&P SMALLCAP 600 INDEX<F3>                       17.3           20.5     8.1 (8/15/97)
RUSSELL 2000 INDEX<F4>                           18.7           18.4     8.8 (8/1/95)
--------------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)

<F1> Reflects maximum sales charge of 5.50%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The S&P SmallCap 600 Index is a capitalization weighted index that measures the performance of selected U.S. stocks with small market capitalizations.

<F4> The Russell 2000, an unmanaged index, consists of the smallest 2,000 companies in a group of 3,000 U.S. companies in the Russell 3000 Index, as ranked by total market capitalization.

An investment cannot be made directly in an index.

Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and a 0.75% 12b-1 fee. Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 4/30/00
----------------------------------------
THE BISYS GROUP, INC.               3.6%
----------------------------------------
ACXIOM CORPORATION                  3.2%
----------------------------------------
ARTHUR J. GALLAGHER & COMPANY       2.7%
----------------------------------------
CDW COMPUTER CENTERS, INC.          2.6%
----------------------------------------
INTEGRATED DEVICE TECHNOLOGY, INC.  2.2%
----------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
-----------------------------
$195,872,578
-----------------------------

                                  MICROCAP FUND

Greed, fear, liquidity and volatility were major themes during the past six months. From November 1999 through March 2000, greed was the key theme as virtually all stocks in the technology universe appreciated without regard to valuation. This phenomenon can partially be explained by the liquidity injected into the market by the Federal Reserve late in 1999 as a cushion for possible Y2K issues. Stock valuations went to all time highs in the technology sector until some of the liquidity began to be drained from the market in early 2000. In March, fear of inflation and rising interest rates among investors caused many tech stocks, particularly internet related issues, to depreciate rapidly. Ultimately, this downturn affected the entire market. This market correction was characterized by extreme volatility. Though many of these technology companies were still fundamentally strong, investors had difficulty rationalizing such lofty valuations.

We are pleased to report Firstar MicroCap Fund outperformed its benchmark, the Russell 2000 Index, during this volatile period. For the six-month period beginning November 1, 1999 and ending April 30, 2000, the Fund's return was 81.8% (Institutional shares) versus the benchmark's return of 18.7%. During the same period, the Fund ranked number one (Institutional shares) out of 268 funds in the Lipper Small-Cap Growth category. As was the case in 1999, the Fund was named a Select Fund by Standard & Poor's for the small-cap growth category. This designation was awarded to only 28 of the 382 funds in S&P's small-cap growth fund universe and is based on a six-month moving average of three years of absolute and volatility adjusted performance data relative to 382 small-cap growth funds.

In the first six months of the Fund's fiscal year, the portfolio remained overweighted in technology, energy and consumer cyclicals. Given the strong fundamentals of many companies in the oil and gas sector, we increased our weighting by taking positions in companies such as H.S. Resources, Cabot Oil & Gas and Oceaneering International. We also added technology companies like Aeroflex and Renec to capitalize on the growth of the wireless and fiber-optic industries. As the market's appetite for growth-at-any-price shifted towards growth-at-a-reasonable-price, we eliminated positions in several technology stocks which had met our price targets including Ancor, DSL.Net and P-Com. Each of these companies made positive contributions to the Fund's return prior to selling our positions. Please see the Schedule of Investments section of this report for a complete listing of the portfolio holdings.

Although we expect the interest rate hikes of the past six-months to ultimately slow economic growth, we believe the backdrop for equity investments remains quite positive for the balance of 2000 as we expect inflation to remain low, economic growth to remain steady and spending on technology infrastructure to remain strong. Our outlook on microcap stocks remains particularly positive as nearly one-third of all microcap stocks (stocks of companies with market capitalizations less than $250 million) currently trade at less than ten times trailing earnings versus the S&P 500 which currently trades at over 25 times trailing earnings. The last time microcap stocks were so inexpensive relative to large-cap stocks was in 1991 which preceded a multi-year period of outperformance by microcap stocks.

As this report is being prepared, we are in the midst of a significant market correction in both the NASDAQ Composite Index and Russell 2000 Index which are off their all-time highs by 37% and 25%, respectively (as of May 30, 2000). Sir John Templeton, a world-renowned international investment manager was once quoted as saying, " I always made money when I bought at the point of maximum pessimism." In keeping with this theme, we re-opened Firstar MicroCap Fund to new investors on May 15, 2000. The Fund will again close to new investors upon receiving $50 million in additional investments as we are committed to maintaining the integrity of the Fund and its investment style.

Thank you for your investment in Firstar MicroCap Fund.

PORTFOLIO MANAGER PROFILE
JOSEPH A. FROHNA, CFA, CPA, Senior Vice President and Senior Portfolio Manager of Firstar Investment Research & Management Company, LLC (FIRMCO) has managed the Fund since September 9, 1997. Joe has been with Firstar since 1995 and has seven years of investment management experience. Joe received his BBA from the University of Wisconsin-Whitewater in 1986 and his MBA from the University of Michigan in 1994. Joe is a Chartered Financial Analyst and a Certified Public Accountant.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                          MicroCap Fund - Institutional

                               8/1/95       10,000
                               10/95        16,393
                               10/96        17,188
                               10/97        22,365
                               10/98        17,555
                               10/99        31,083
                               4/30         56,513

THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON 8/1/95 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

--------------------------------------------------------------------------------------
                                         Fiscal
                                      Year-To-Date    1 Year  3 Years  Since Inception
--------------------------------------------------------------------------------------
FIRSTAR MICROCAP FUND - INSTITUTIONAL     81.8        153.9    54.4      44.0 (8/1/95)
FIRSTAR MICROCAP FUND - A - NO LOAD       81.6        153.1    54.0      43.6 (8/1/95)
FIRSTAR MICROCAP FUND - A - LOAD<F2>      73.4        141.6    51.6      42.2 (8/1/95)
FIRSTAR MICROCAP FUND - B - NO LOAD       80.9        150.9     --      145.3 (3/1/99)
FIRSTAR MICROCAP FUND - B - LOAD<F3>      75.9        145.9     --      142.3 (3/1/99)
RUSSELL 2000 INDEX<F1>                    18.7         18.4    15.2      13.2 (8/1/95)
--------------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)

<F1> The Russell 2000, an unmanaged index, consists of the smallest 2,000 companies in a group of 3,000 U.S. companies in the Russell 3000 Index, as ranked by total market capitalization.

<F2> Reflects maximum sales charge of 5.50%.

<F3> Reflects maximum deferred sales charge of 5.00%.

An investment cannot be made directly in an index.

The Fund participates in the Initial Public Offering ("IPO") market, and a portion of the Fund's returns are attributable to its investments in IPOs, which have a magnified impact due to the Fund's relatively small asset base. There is no guarantee that, as the Fund's assets grow, it will continue to experience substantially similar performance by investing in IPOs.

Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and a 0.75% 12b-1 fee. Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 EQUITY HOLDINGS 4/30/00
------------------------------------
AEROFLEX, INC.                  3.6%
------------------------------------
REMEL, INC.                     3.5%
------------------------------------
OCEANEERING INTERNATIONAL, INC. 2.0%
------------------------------------
HALL KINTON & ASSOCIATES, INC.  2.0%
------------------------------------
CABOT OIL & GAS CORPORATION     2.0%
------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
------------------------------------
$323,842,201
------------------------------------

                         CORE INTERNATIONAL EQUITY FUND

Trends in international equity markets during the six months ended April 30, 2000 have led to a great divergence in investment performance. The first four months of the period were particularly good for growth oriented investors. Rising economic growth projections, stable inflation indicators, and most importantly, the spill-over effect of the powerful technology and telecom rally in the U.S. market led to investor euphoria in the technology, media and telecom sectors. This rally was however relatively narrow on a sector basis. Several substantial sectors, including energy, finance, health, minerals, retail trade and transportation had negative returns during the same period. The international technology sector rose approximately 58% during these same four months. Investors clearly favored momentum stocks at the expense of "value" names, willing to pay any price for what they saw as internet plays.

The markets began to turn by mid-March. Attractively valued stocks began to regain their customary luster once again, though this rotation started too late to give value stocks the upper hand for the entire period. For the six months ended April 30, 2000, Firstar Core International Equity Fund's return was -0.4% (Institutional shares), lagging the return of its benchmark, the Morgan Stanley Capital International Europe, Australia and Far East (EAFE) Index which returned +6.7% during the same period. Stock selection was the reason for our relative returns. Not being able to own more than a select few of the generally expensive telecom and technology stocks was all that was necessary to lag the Index. Being a disciplined value investor also led us to overweight positions in the manufacturing and industrial sectors, which despite a favorable earnings outlook, also fell behind the tech/telecom driven market.

We believe international equities offer attractive return potential, based on several positive forces that should support further price appreciation. Estimates for global economic growth continue to increase, which should also push corporate profits higher. Also, high consumer confidence is fanning investor interest in equities. Share ownership is particularly popular among European investors, who still have a relatively high percentage of their holdings in low yielding bonds. However, the recent market volatility reflects the fact that risks have risen as well. Concerned by indications of rising inflation, the Federal Reserve, the Bank of England and the European Central Bank are all in a tightening mode, which may ultimately stifle growth. This comes at a time when valuations are near record highs in many markets. After the past two quarters, characterized by indiscriminate buying of anything related to internet and mobile communications, we see much more selective investing ahead; we believe valuations and earnings will matter again. We believe the Internet will continue to produce opportunities, not investment opportunities per se, but as a tool to improve the operating profitability of more traditional companies. We believe our disciplined value approach to international investing will do well in this environment.

We appreciate your investment in Firstar Core International Equity Fund.

PORTFOLIO MANAGER PROFILE

ANDREW B. WILLIAMS, CFA, Senior Vice President of The Glenmede Trust Company. Mr. Williams has been with The Glenmede Trust Company since 1985 and has managed Firstar Core International Equity Fund since its inception on November 4, 1999.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                 Core International Equity Fund - Institutional

                           11/4/99       10,000
                           4/00           9,962

THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON 11/4/99 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

--------------------------------------------------------------------------------
                                                             Since Inception<F4>
--------------------------------------------------------------------------------
FIRSTAR CORE INTERNATIONAL EQUITY FUND - INSTITUTIONAL          (0.4) (11/4/99)
FIRSTAR CORE INTERNATIONAL EQUITY FUND - A - NO LOAD            (0.6) (11/4/99)
FIRSTAR CORE INTERNATIONAL EQUITY FUND - A - LOAD<F1>           (6.1) (11/4/99)
FIRSTAR CORE INTERNATIONAL EQUITY FUND - B - NO LOAD            (0.7) (11/4/99)
FIRSTAR CORE INTERNATIONAL EQUITY FUND - B - LOAD<F2>           (5.7) (11/4/99)
EAFE INDEX<F3>                                                   6.7  (11/4/99)
--------------------------------------------------------------------------------
A = Series A (retail class)
B = Series B (retail class)

<F1> Reflects maximum sales charge of 5.50%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The Morgan Stanley Capital International Europe, Australia and Far East
     Index ("EAFE") is an unmanaged index composed of 20 European and Pacific Basin countries. The EAFE Index is the most recognized international index and is weighted by market capitalization.

<F4> Not annualized.

An investment cannot be made directly in an index.

Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and a 0.75% 12b-1 fee. Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 COUNTRIES 4/30/00
------------------------------------
JAPAN                          18.7%
------------------------------------
GREAT BRITAIN                  17.7%
------------------------------------
FRANCE                         11.2%
------------------------------------
NETHERLANDS                     7.6%
------------------------------------
GERMANY                         7.6%
------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
------------------------------------
$39,687,882
------------------------------------

                            INTERNATIONAL EQUITY FUND

The bifurcation of global equity markets into growth and value sectors continued into the first two months of the new century. The dramatic performance and valuation disparity between growth and value stocks peaked in February; and since then, the vulnerability of high priced growth stocks has become more evident. Volatility has been even more pronounced during the first weeks of the second quarter with many global TMT (telecom, media and technology) growth stocks posting steep declines. Over the past twelve months, this narrow band of global TMT stocks have performed very well, but the performance of global equity markets (TMT) has been flat over the period. It is still our opinion that despite the attractive growth rates and outlook for these companies, there is a proper price to be paid for them. Great companies/industries do not necessarily translate into great stocks. Many of these new economy companies have at best unproven business models and rely on constant access to the capital markets for money to cover their operating expenses.

In this environment, Firstar International Equity Fund's return for the six-month reporting period ended April 30, 2000 was -1.4% (Institutional Shares). The Fund lagged its benchmark, the Morgan Stanley Capital International Europe, Australia and Far East (EAFE) Index, which returned +6.7% during the same period.

Our investment outlook and portfolio positioning has not changed significantly since our last correspondence with you. We are continuing to find opportunities in Japan, especially in domestic sectors such as financial services and information technology and services that we believe will benefit from a slowly recovering economy, increased corporate investment and redeployment of maturing postal savings accounts. We are further encouraged by improving consumer sentiment and recently released data showing recurring corporate profit up 46% year over year primarily due to restructuring and cost cutting. Despite the strong performance over the past year, we also continue to see opportunities in Southeast Asian countries as their economies strengthen and banking reforms take hold. Foreign Direct Investment into the region also continues to be strong.

The continued weakness of the euro has masked strong overall European stock performance. The restructuring of Europe is advancing and merger and acquisition activity is moving to a Pan European field. If Germany adopts recently proposed tax law changes, the largest economy in Europe will see a dramatic transformation of its economy and industry over the next several years. We have invested in companies which we feel will benefit from the restructuring to come either as predator or prey. We also continue to view the euro as undervalued relative to the US dollar and would expect to see it strengthening over the course of the year.

Interestingly, the stocks in the Fund exhibit higher than average expected earnings growth rates over the next three years, yet these same stocks trade at an average 40% discount to market valuations such as price to earnings, price to cash flow and price to book value ratios. We are pleased to say that our value-oriented portfolios have been holding up relatively well so far in this volatile market, and we are working hard to look for new quality companies to add to the portfolio if the market corrects further.

We appreciate your investment in Firstar International Equity Fund and the confidence that you have placed in our firm.

PORTFOLIO MANAGER PROFILE
The portfolio management team of THOMAS HANSBERGER, CFA, CIC, JOHN HOCK, CFA and CHARLES GULDEN, CFA manages Firstar International Equity Fund. Mr. Hansberger serves as Chief Executive Officer of Hansberger Global Investors (HGI - the sub-advisor) and has over thirty-five years of investment management experience. Mr. Hock joined HGI in 1996 and has seven years of investment management experience. Mr. Gulden joined HGI in 1996 and has seventeen years of investment management experience.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                     International Equity Fund - Institutional

                             4/28/94       10,000
                             10/94          9,995
                             10/95          9,620
                             10/96         10,410
                             10/97          9,879
                             10/98          8,303
                             10/99         10,356
                             4/00          10,215


THIS CHART ASSUMES AN INITIAL INVESTMENT OF $10,000 MADE ON 4/28/94 (INCEPTION). PERFORMANCE REFLECTS FEE WAIVERS IN EFFECT. IN THE ABSENCE OF FEE WAIVERS, TOTAL RETURN WOULD BE REDUCED. PERFORMANCE IS SHOWN FOR INSTITUTIONAL SHARES, WHICH HAVE LOWER EXPENSES THAN SERIES A OR SERIES B SHARES. IF THOSE FEES AND EXPENSES WERE REFLECTED IN THE CHART ABOVE, TOTAL RETURN WOULD HAVE BEEN REDUCED. RETURNS SHOWN INCLUDE THE REINVESTMENT OF ALL DIVIDENDS AND OTHER DISTRIBUTIONS. PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE, SO THAT YOUR SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

-------------------------------------------------------------------------------------------------------------
                                                       Fiscal
                                                    Year-To-Date  1 Year   3 Years  5 Years  Since Inception
-------------------------------------------------------------------------------------------------------------
FIRSTAR INTERNATIONAL EQUITY FUND - INSTITUTIONAL      (1.4)        3.9     (0.5)      0.4     0.4  (4/28/94)
FIRSTAR INTERNATIONAL EQUITY FUND - A - NO LOAD        (1.6)        3.6     (0.8)      0.2     0.1  (4/28/94)
FIRSTAR INTERNATIONAL EQUITY FUND - A - LOAD<F1>       (7.0)       (2.1)    (2.6)     (0.9)   (0.8) (4/28/94)
FIRSTAR INTERNATIONAL EQUITY FUND - B - NO LOAD        (1.9)        2.4      --        --     19.0  (3/1/99)
FIRSTAR INTERNATIONAL EQUITY FUND - B - LOAD<F2>       (6.8)       (2.6)     --        --     15.7  (3/1/99)
EAFE INDEX<F3>                                          6.7        13.9     14.0      10.4     9.6  (4/28/94)
-------------------------------------------------------------------------------------------------------------

A = Series A (retail class)
B = Series B (retail class)

<F1> Reflects maximum sales charge of 5.50%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The Morgan Stanley Capital International Europe, Australia and Far East
     Index ("EAFE") is an unmanaged index composed of 20 European and Pacific Basin countries. The EAFE Index is the most recognized international index and is weighted by market capitalization.

An investment cannot be made directly in an index.

Effective at the close of business on January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 5.50% maximum sales load and are subject to an annual 0.25% service organization fee. The performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

TOP 5 COUNTRIES 4/30/00
------------------------------------
JAPAN                          22.5%
------------------------------------
GREAT BRITAIN                   9.8%
------------------------------------
HONG KONG                       4.6%
------------------------------------
SWEDEN                          4.6%
------------------------------------
FRANCE                          4.5%
------------------------------------

PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE AND ARE NOT A REPRESENTATION OF THE FUND'S ENTIRE PORTFOLIO HOLDINGS.

TOTAL FUND NET ASSETS 4/30/00
------------------------------------
$60,655,601
------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
APRIL 30, 2000 (UNAUDITED)

                                                                                     BALANCED     BALANCED    GROWTH       EQUITY
                                                                                      INCOME       GROWTH    AND INCOME    INDEX
                                                                                       FUND         FUND       FUND         FUND
                                                                                     ---------    --------   ----------   ---------
ASSETS:
   Investments, at value (cost $83,790, $182,505, $522,238, $434,879, $250,068,
   $96,468, $414,475, $165,864, $286,822, $38,481, $57,029, respectively) ........   $  91,096    $230,786   $  695,053   $ 823,360
   Foreign currencies (Cost $102) ................................................        --          --           --          --
   Cash ..........................................................................        --            16         --           204
   Income receivable .............................................................         778       1,556          776         814
   Capital shares sold ...........................................................         290         941          256         810
   Receivable for securities sold ................................................         704       1,147        7,428        --
   Other assets ..................................................................          65          38           36         111
                                                                                     ---------    --------   ----------   ---------
      Total Assets ...............................................................      92,933     234,484      703,549     825,299
                                                                                     ---------    --------   ----------   ---------
LIABILITIES:
   Payable for securities purchased ..............................................         529       2,563        7,819        --
   Capital shares redeemed .......................................................         136       2,275        1,378       2,780
   Payable to affiliates .........................................................          98         290          778         549
   Accrued expenses and other liabilities ........................................         177          48          122         323
                                                                                     ---------    --------   ----------   ---------
      Total Liabilities ..........................................................         940       5,176       10,097       3,652
                                                                                     ---------    --------   ----------   ---------
NET ASSETS .......................................................................   $  91,993    $229,308   $  693,452   $ 821,647
                                                                                     =========    ========   ==========   =========
NET ASSETS CONSIST OF:
   Capital stock .................................................................   $  84,937    $160,744   $  447,537   $ 433,198
   Undistributed net investment income (loss) ....................................         251         346        1,115         643
   Undistributed accumulated net realized gains (losses) on
      investments ................................................................        (501)     19,937       71,985      (2,790)
   Unrealized net appreciation (depreciation) on:
      Investments ................................................................       7,306      48,281      172,815     388,481
      Futures contracts ..........................................................        --          --           --         2,115
      Foreign currency ...........................................................        --          --           --          --
                                                                                     ---------    --------   ----------   ---------
      Total Net Assets ...........................................................   $  91,993    $229,308   $  693,452   $ 821,647
                                                                                     =========    ========   ==========   =========
SERIES A:
   Net assets ....................................................................   $  11,413    $ 53,470   $  181,142   $ 146,680
   Shares authorized ($.0001 par value) ..........................................     100,000     500,000      500,000     500,000
   Shares issued and outstanding .................................................       1,040       1,640        4,036       1,536
   Net asset value and redemption price per share<F1> ............................   $   10.96    $  32.60   $    44.90   $   95.48
                                                                                     =========    ========   ==========   =========
   Maximum offering price per share<F1> ..........................................   $   11.60    $  34.50   $    47.51   $  101.04
                                                                                     =========    ========   ==========   =========
SERIES B:
   Net assets ....................................................................   $   3,582    $  1,264   $    2,461   $   9,132
   Shares authorized ($.0001 par value) ..........................................     100,000     500,000      500,000     500,000
   Shares issued and outstanding .................................................         311          39           55          96
   Net asset value, redemption price and offering price per share<F1> ............   $   10.98    $  32.69   $    44.75   $   95.31
                                                                                     =========    ========   ==========   =========
SERIES INSTITUTIONAL:
   Net assets ....................................................................   $  76,998    $174,574   $  509,849   $ 665,835
   Shares authorized ($.0001 par value) ..........................................     100,000     500,000      500,000     500,000
   Shares issued and outstanding .................................................       7,057       5,347       11,383       6,963
   Net asset value, redemption price and offering price per share<F1> ............   $   10.98    $  32.65   $    44.97   $   95.63
                                                                                     =========    ========   ==========   =========


26                   See notes to the financial statements.

                                                                                              MIDCAP    SPECIAL    EMERGING
                                                                                  GROWTH      INDEX     GROWTH      GROWTH
                                                                                   FUND        FUND      FUND        FUND
                                                                                 ---------   --------  ---------   ---------
ASSETS:
   Investments, at value (cost $83,790, $182,505, $522,238, $434,879, $250,068,
   $96,468, $414,475, $165,864, $286,822, $38,481, $57,029, respectively) .....  $ 380,492   $104,407  $ 501,649   $ 200,657
   Foreign currencies (Cost $102) .............................................       --         --         --          --
   Cash .......................................................................       --         --         --           378
   Income receivable ..........................................................        132         98        245          73
   Capital shares sold ........................................................        320         93        501          85
   Receivable for securities sold .............................................      1,751         91      7,947       1,610
   Other assets ...............................................................         40         34         31          31
                                                                                 ---------   --------  ---------   ---------
      Total Assets ............................................................    382,735    104,723    510,373     202,834
                                                                                 ---------   --------  ---------   ---------
LIABILITIES:
   Payable for securities purchased ...........................................      2,484       --       12,883       6,503
   Capital shares redeemed ....................................................      5,058         29        448         162
   Payable to affiliates ......................................................        403         61        606         241
   Accrued expenses and other liabilities .....................................         49        132         70          55
                                                                                 ---------   --------  ---------   ---------
      Total Liabilities .......................................................      7,994        222     14,007       6,961
                                                                                 ---------   --------  ---------   ---------
NET ASSETS ....................................................................  $ 374,741   $104,501  $ 496,366   $ 195,873
                                                                                 =========   ========  =========   =========
NET ASSETS CONSIST OF:
   Capital stock ..............................................................  $ 216,039   $ 92,708  $ 259,797   $ 150,449
   Undistributed net investment income (loss) .................................       (184)        78       (775)       (391)
   Undistributed accumulated net realized gains (losses) on
      investments .............................................................     28,462      3,675    150,170      11,022
   Unrealized net appreciation (depreciation) on:
      Investments .............................................................    130,424      7,939     87,174      34,793
      Futures contracts .......................................................       --          101       --          --
      Foreign currency ........................................................       --         --         --          --
                                                                                 ---------   --------  ---------   ---------
      Total Net Assets ........................................................  $ 374,741   $104,501  $ 496,366   $ 195,873
                                                                                 =========   ========  =========   =========
SERIES A:
   Net assets
   Shares authorized ($.0001 par value) .......................................  $  51,718   $  1,391  $ 100,515   $  11,155
   Shares issued and outstanding ..............................................    500,000    100,000    500,000     100,000
   Net asset value and redemption price per share<F1> .........................      1,204        119      2,076         877
   Maximum offering price per share<F1> .......................................  $   42.94   $  11.65  $   48.42   $   12.72
                                                                                 =========   ========  =========   =========
                                                                                 $   45.46   $  12.33  $   51.24   $   13.46
                                                                                 =========   ========  =========   =========
SERIES B:
   Net assets
   Shares authorized ($.0001 par value) .......................................  $   1,144   $    295  $     248   $     222
   Shares issued and outstanding ..............................................    500,000    100,000    500,000     100,000
   Net asset value, redemption price and offering price per share<F1> .........         27         25          5          18
                                                                                 $   42.57   $  11.63  $   48.02   $   12.62
                                                                                 =========   ========  =========   =========
SERIES INSTITUTIONAL:
   Net assets .................................................................  $ 321,879   $102,815  $ 395,603   $ 184,496
   Shares authorized ($.0001 par value) .......................................    500,000    100,000    500,000     100,000
   Shares issued and outstanding ..............................................      7,391      8,828      8,049      14,434
   Net asset value, redemption price and offering price per share<F1> .........  $   43.55   $  11.65  $   49.15   $   12.78
                                                                                 =========   ========  =========   =========
                                                                                                CORE
                                                                                             INTERNATIONAL   INTERNATIONAL
                                                                                 MICROCAP       EQUITY          EQUITY
                                                                                   FUND          FUND            FUND
                                                                                 ---------   -------------   -------------
ASSETS:
   Investments, at value (cost $83,790, $182,505, $522,238, $434,879, $250,068,
   $96,468, $414,475, $165,864, $286,822, $38,481, $57,029, respectively) .....  $ 324,463   $      38,229   $      59,704
   Foreign currencies (Cost $102) .............................................       --                99            --
   Cash .......................................................................       --               583            --
   Income receivable ..........................................................        130             149             441
   Capital shares sold ........................................................        260             145              83
   Receivable for securities sold .............................................      1,693           1,139           1,501
   Other assets ...............................................................         30               3              28
                                                                                 ---------   -------------   -------------
      Total Assets ............................................................    326,576          40,347          61,757
                                                                                 ---------   -------------   -------------
LIABILITIES:
   Payable for securities purchased ...........................................      1,116            --               599
   Capital shares redeemed ....................................................        978               5              94
   Payable to affiliates ......................................................        563              63             115
   Accrued expenses and other liabilities .....................................         77             591             293
                                                                                 ---------   -------------   -------------
      Total Liabilities .......................................................      2,734             659           1,101
                                                                                 ---------   -------------   -------------
NET ASSETS ....................................................................  $ 323,842   $      39,688   $      60,656
                                                                                 =========   =============   =============
NET ASSETS CONSIST OF:
   Capital stock ..............................................................  $ 146,731   $      39,795   $      69,678
   Undistributed net investment income (loss) .................................     (1,966)             87            (278)
   Undistributed accumulated net realized gains (losses) on
      investments .............................................................    141,436              61         (11,364)
   Unrealized net appreciation (depreciation) on:
      Investments .............................................................     37,641            (252)          2,675
      Futures contracts .......................................................       --              --              --
      Foreign currency ........................................................       --                (3)            (55)
                                                                                 ---------   -------------   -------------
      Total Net Assets ........................................................  $ 323,842   $      39,688   $      60,656
                                                                                 =========   =============   =============
SERIES A:
   Net assets
   Shares authorized ($.0001 par value) .......................................  $  40,097   $          30   $       5,963
   Shares issued and outstanding ..............................................     50,000         100,000         500,000
   Net asset value and redemption price per share<F1> .........................      1,324               3             327
   Maximum offering price per share<F1> .......................................  $   30.28   $        9.93   $       18.23
                                                                                 =========   =============   =============
                                                                                 $   32.04   $       10.51   $       19.29
                                                                                 =========   =============   =============
SERIES B:
   Net assets
   Shares authorized ($.0001 par value) .......................................  $     845   $          45   $         302
   Shares issued and outstanding ..............................................     50,000         100,000         500,000
   Net asset value, redemption price and offering price per share<F1> .........         28               5              17
                                                                                 $   29.98   $        9.92   $       18.01
                                                                                 =========   =============   =============
SERIES INSTITUTIONAL:
   Net assets .................................................................  $ 282,900   $      39,613   $      54,391
   Shares authorized ($.0001 par value) .......................................     50,000         100,000         500,000
   Shares issued and outstanding ..............................................      9,186           3,982           2,964
   Net asset value, redemption price and offering price per share<F1> .........  $   30.80   $        9.95   $       18.35
                                                                                 =========   =============   =============
<F1> Amounts may not recalculate due to rounding.


                     See notes to the financial statements.                   27

STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)

                                                                     BALANCED INCOME FUND            BALANCED GROWTH FUND
                                                                ------------------------------   ------------------------------
                                                                  SIX MONTHS        YEAR           SIX MONTHS        YEAR
                                                                     ENDED          ENDED             ENDED          ENDED
                                                                APRIL 30, 2000   OCT. 31, 1999   APRIL 30, 2000   OCT. 31, 1999
                                                                --------------   -------------   --------------   -------------
                                                                 (Unaudited)                       (Unaudited)
OPERATIONS:
   Net investment income (loss) ..............................  $        1,121   $       1,404   $        2,126   $       4,649
   Net realized gain (loss) on:
      Investments ............................................            (406)           (452)          20,688          12,374
      Foreign currency .......................................            --              --               --              --
   Net change in unrealized appreciation (depreciation) on:
      Investments ............................................           2,478           2,065           11,158          (3,281)
      Foreign currency .......................................            --              --               --              --
                                                                --------------   -------------   --------------   -------------
   Net increase (decrease) in net assets resulting
      from operations ........................................           3,193           3,017           33,972          13,742
                                                                --------------   -------------   --------------   -------------
CAPITAL SHARE TRANSACTIONS:
   Shares sold ...............................................          57,258          32,182           34,611          65,070
   Shares issued to owners in
      reinvestment of dividends ..............................           1,552           1,347           14,184          12,405
   Shares redeemed ...........................................         (32,165)        (13,627)         (74,208)        (91,179)
                                                                --------------   -------------   --------------   -------------
   Net increase (decrease) in net assets as a result of
      capital share transactions .............................          26,645          19,902          (25,413)        (13,704)
                                                                --------------   -------------   --------------   -------------
DISTRIBUTIONS TO SERIES A SHAREOWNERS:
   From net investment income ................................            (137)           (312)            (436)           (953)
   From net realized gains ...................................            (227)           (449)          (2,820)         (1,908)
                                                                --------------   -------------   --------------   -------------
                                                                          (364)           (761)          (3,256)         (2,861)
                                                                --------------   -------------   --------------   -------------
DISTRIBUTIONS TO SERIES B SHAREOWNERS:
   From net investment income ................................             (25)             (9)              (5)             (3)
   From net realized gains ...................................             (46)           --                (42)           --
                                                                --------------   -------------   --------------   -------------
                                                                           (71)             (9)             (47)             (3)
                                                                --------------   -------------   --------------   -------------
DISTRIBUTIONS TO SERIES INSTITUTIONAL
   SHAREOWNERS:
   From net investment income ................................            (874)         (1,044)          (1,707)         (3,692)
   From net realized gains ...................................            (922)         (1,369)          (9,415)         (6,088)
                                                                --------------   -------------   --------------   -------------
                                                                        (1,796)         (2,413)         (11,122)         (9,780)
                                                                --------------   -------------   --------------   -------------
TOTAL INCREASE (DECREASE) IN NET ASSETS ......................          27,607          19,736           (5,866)        (12,606)

NET ASSETS:
   Beginning of period .......................................          64,386          44,650          235,174         247,780
                                                                --------------   -------------   --------------   -------------
   End of period (including undistributed
      net investment income (loss) of $251, $166,
      $346, $368, $1,115, $832, $643, $570, $(184),
      $(4), $78, $(4), and $(775), respectively) .............  $       91,993   $      64,386   $      229,308   $     235,174
                                                                ==============   =============   ==============   =============
                                                                   GROWTH AND INCOME FUND
                                                                ------------------------------
                                                                  SIX MONTHS         YEAR
                                                                     ENDED           ENDED
                                                                APRIL 30, 2000   OCT. 31, 1999
                                                                --------------   -------------
                                                                  (Unaudited)
OPERATIONS:
   Net investment income (loss) ..............................  $        1,795   $       6,818
   Net realized gain (loss) on:
      Investments ............................................          71,633          61,424
      Foreign currency .......................................            --              --
   Net change in unrealized appreciation (depreciation) on:
      Investments ............................................         (29,246)         12,321
      Foreign currency .......................................            --              --
                                                                --------------   -------------
   Net increase (decrease) in net assets resulting
      from operations ........................................          44,182          80,563
                                                                --------------   -------------
CAPITAL SHARE TRANSACTIONS:
   Shares sold ...............................................          75,413         179,414
   Shares issued to owners in
      reinvestment of dividends ..............................          54,984          49,818
   Shares redeemed ...........................................        (146,306)       (191,334)
                                                                --------------   -------------
   Net increase (decrease) in net assets as a result of
      capital share transactions .............................         (15,909)         37,898
                                                                --------------   -------------
DISTRIBUTIONS TO SERIES A SHAREOWNERS:
   From net investment income ................................            (230)         (1,524)
   From net realized gains ...................................         (15,918)        (13,914)
                                                                --------------   -------------
                                                                       (16,148)        (15,438)
                                                                --------------   -------------
DISTRIBUTIONS TO SERIES B SHAREOWNERS:
   From net investment income ................................            --                (1)
   From net realized gains ...................................            (174)           --
                                                                --------------   -------------
                                                                          (174)             (1)
                                                                --------------   -------------
DISTRIBUTIONS TO SERIES INSTITUTIONAL
   SHAREOWNERS:
   From net investment income ................................          (1,282)         (5,308)
   From net realized gains ...................................         (44,113)        (35,752)
                                                                --------------   -------------
                                                                       (45,395)        (41,060)
                                                                --------------   -------------
TOTAL INCREASE (DECREASE) IN NET ASSETS ......................         (33,444)         61,962

NET ASSETS:
   Beginning of period .......................................         726,896         664,934
                                                                --------------   -------------
   End of period (including undistributed
      net investment income (loss) of $251, $166,
      $346, $368, $1,115, $832, $643, $570, $(184),
      $(4), $78, $(4), and $(775), respectively) .............  $      693,452   $     726,896
                                                                ==============   =============


28                   See notes to the financial statements.

                                                                    EQUITY INDEX FUND                  GROWTH FUND
                                                             ------------------------------   ------------------------------
                                                               SIX MONTHS        YEAR           SIX MONTHS         YEAR
                                                                  ENDED          ENDED            ENDED            ENDED
                                                             APRIL 30, 2000   OCT. 31, 1999   APRIL 30, 2000   OCT. 31, 1999
                                                             --------------   -------------   --------------   -------------
                                                               (Unaudited)                      (Unaudited)
OPERATIONS:
   Net investment income (loss) ...........................  $        4,118   $       7,373   $         (180)  $        (302)
   Net realized gain (loss) on:
      Investments .........................................            (641)         17,654           29,075          18,890
      Foreign currency ....................................            --              --               --              --
   Net change in unrealized appreciation (depreciation) on:
      Investments .........................................          46,417         109,742           36,603          25,991
      Foreign currency ....................................            --              --               --              --
                                                             --------------   -------------   --------------   -------------
   Net increase (decrease) in net assets resulting
      from operations .....................................          49,894         134,769           65,498          44,579
                                                             --------------   -------------   --------------   -------------
CAPITAL SHARE TRANSACTIONS:
   Shares sold ............................................         248,139         341,167          176,546         218,241
   Shares issued to owners in
      reinvestment of dividends ...........................          19,112           9,845           15,065          22,498
   Shares redeemed ........................................        (189,289)       (322,755)        (218,958)       (138,508)
                                                             --------------   -------------   --------------   -------------
   Net increase (decrease) in net assets as a result of
      capital share transactions ..........................          77,962          28,257          (27,347)        102,231
                                                             --------------   -------------   --------------   -------------
DISTRIBUTIONS TO SERIES A SHAREOWNERS:
   From net investment income .............................            (594)         (1,277)            --               (28)
   From net realized gains ................................          (3,195)           (710)          (2,451)         (4,421)
                                                             --------------   -------------   --------------   -------------
                                                                     (3,789)         (1,987)          (2,451)         (4,449)
                                                             --------------   -------------   --------------   -------------
DISTRIBUTIONS TO SERIES B SHAREOWNERS:
   From net investment income .............................              (7)             (8)            --              --
   From net realized gains ................................            (127)           --                (42)           --
                                                             --------------   -------------   --------------   -------------
                                                                       (134)             (8)             (42)           --
                                                             --------------   -------------   --------------   -------------
DISTRIBUTIONS TO SERIES INSTITUTIONAL
   Shareowners:
   From net investment income .............................          (3,444)         (6,138)            --              (237)
   From net realized gains ................................         (13,863)         (2,753)         (15,709)        (23,343)
                                                             --------------   -------------   --------------   -------------
                                                                    (17,307)         (8,891)         (15,709)        (23,580)
                                                             --------------   -------------   --------------   -------------
TOTAL INCREASE (DECREASE) IN NET ASSETS ...................         106,626         152,140           19,949         118,781

NET ASSETS:
   Beginning of period ....................................         715,021         562,881          354,792         236,011
                                                             --------------   -------------   --------------   -------------
  End of period (including undistributed
     net investment income (loss) of $251, $166,
     $346, $368, $1,115, $832, $643, $570, $(184),
     $(4), $78, $(4), and $(775), respectively) ...........  $      821,647   $     715,021   $      374,741   $     354,792
                                                             ==============   =============   ==============   =============


                                                             MIDCAP INDEX FUND        SPECIAL GROWTH FUND
                                                             -----------------   ------------------------------
                                                              NOV. 4, 1999<F1>     SIX MONTHS        YEAR
                                                                  THROUGH            ENDED           ENDED
                                                               APRIL 30, 2000    APRIL 30, 2000   OCT. 31, 1999
                                                             -----------------   --------------   -------------
                                                                 (Unaudited)       (Unaudited)
OPERATIONS:
   Net investment income (loss) ...........................  $             423   $         (771)  $        (103)
   Net realized gain (loss) on:
      Investments .........................................              3,675          153,186          38,420
      Foreign currency ....................................               --               --              --
   Net change in unrealized appreciation (depreciation) on:
      Investments .........................................              8,040          (25,426)        (27,055)
      Foreign currency ....................................               --               --              --
                                                             -----------------   --------------   -------------
   Net increase (decrease) in net assets resulting
      from operations .....................................             12,138          126,989          11,262
                                                             -----------------   --------------   -------------
CAPITAL SHARE TRANSACTIONS:
   Shares sold ............................................             96,185           56,021         255,663
   Shares issued to owners in
      reinvestment of dividends ...........................                318            8,062           4,422
   Shares redeemed ........................................             (3,795)        (141,767)       (411,662)
                                                             -----------------   --------------   -------------
   Net increase (decrease) in net assets as a result of
      capital share transactions ..........................             92,708          (77,684)       (151,577)
                                                             -----------------   --------------   -------------
DISTRIBUTIONS TO SERIES A SHAREOWNERS:
   From net investment income .............................                 (3)            --              --
   From net realized gains ................................               --             (1,850)         (1,086)
                                                             -----------------   --------------   -------------
                                                                            (3)          (1,850)         (1,086)
                                                             -----------------   --------------   -------------
DISTRIBUTIONS TO SERIES B SHAREOWNERS:
   From net investment income .............................               --               --              --
   From net realized gains ................................               --                 (3)           --
                                                             -----------------   --------------   -------------
                                                                          --                 (3)           --
                                                             -----------------   --------------   -------------
DISTRIBUTIONS TO SERIES INSTITUTIONAL
   SHAREOWNERS:
   From net investment income .............................               (342)            --              --
   From net realized gains ................................               --             (6,917)         (3,772)
                                                             -----------------   --------------   -------------
                                                                          (342)          (6,917)         (3,772)
                                                             -----------------   --------------   -------------
TOTAL INCREASE (DECREASE) IN NET ASSETS ...................            104,501           40,535        (145,173)

NET ASSETS:
   Beginning of period ....................................               --            455,831         601,004
                                                             -----------------   --------------   -------------
  End of period (including undistributed
     net investment income (loss) of $251, $166,
     $346, $368, $1,115, $832, $643, $570, $(184),
     $(4), $78, $(4), and $(775), respectively) ...........  $         104,501   $      496,366   $     455,831
                                                             =================   ==============   =============

<F1> Commencement of operations.

                     See notes to the financial statements.                   29

STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)

                                                                                            EMERGING GROWTH FUND
                                                                                      ------------------------------
                                                                                        SIX MONTHS        YEAR
                                                                                          ENDED           ENDED
                                                                                      APRIL 30, 2000   OCT. 31, 1999
                                                                                      --------------   -------------
                                                                                        (Unaudited)
OPERATIONS:
   Net investment income (loss) ....................................................  $         (390)  $        (157)
   Net realized gain (loss) on:
      Investments ..................................................................          30,172         (12,915)
      Foreign currency .............................................................            --              --
   Net change in unrealized appreciation (depreciation) on:
      Investments ..................................................................          24,180           8,864
      Foreign currency .............................................................            --              --
                                                                                      --------------   -------------
   Net increase (decrease) in net assets resulting from operations .................          53,962          (4,208)
                                                                                      --------------   -------------
CAPITAL SHARE TRANSACTIONS:
   Shares sold .....................................................................          24,612         140,767
   Shares issued to owners in
      reinvestment of dividends ....................................................            --                71
   Shares redeemed .................................................................         (32,017)        (60,500)
                                                                                      --------------   -------------
   Net increase (decrease) in net assets as a result of capital share transactions .          (7,405)         80,338
                                                                                      --------------   -------------
DISTRIBUTIONS TO SERIES A SHAREOWNERS:
   From net investment income ......................................................            --               (15)
   From net realized gains .........................................................            --              --
                                                                                      --------------   -------------
                                                                                                --               (15)
                                                                                      --------------   -------------
DISTRIBUTIONS TO SERIES B SHAREOWNERS:
   From net investment income ......................................................            --              --
   From net realized gains .........................................................            --              --
                                                                                      --------------   -------------
                                                                                                --              --
                                                                                      --------------   -------------
DISTRIBUTIONS TO SERIES INSTITUTIONAL
   SHAREOWNERS:
   From net investment income ......................................................            --               (83)
   From net realized gains .........................................................            --              --
                                                                                      --------------   -------------
                                                                                                --               (83)
                                                                                      --------------   -------------
TOTAL INCREASE (DECREASE) IN NET ASSETS ............................................          46,557          76,032

NET ASSETS:
   Beginning of period .............................................................         149,316          73,284
                                                                                      --------------   -------------
   End of period (including undistributed net investment income (loss) of
      $(391), $(2), $(1,966), $(4), $87, $176 and $(278), respectively) ............  $      195,873   $     149,316
                                                                                      ==============   =============
                                                                                               MICROCAP FUND
                                                                                      ------------------------------
                                                                                       SIX MONTHS         YEAR
                                                                                          ENDED           ENDED
                                                                                      APRIL 30, 2000   OCT. 31, 1999
                                                                                      --------------   -------------
                                                                                       (Unaudited)
OPERATIONS:
   Net investment income (loss) ....................................................  $       (1,955)  $      (1,572)
   Net realized gain (loss) on:
      Investments ..................................................................         144,665          47,964
      Foreign currency .............................................................            --              --
   Net change in unrealized appreciation (depreciation) on:
      Investments ..................................................................           3,340          29,718
      Foreign currency .............................................................            --              --
                                                                                      --------------   -------------
   Net increase (decrease) in net assets resulting from operations .................         146,050          76,110
                                                                                      --------------   -------------
CAPITAL SHARE TRANSACTIONS:
   Shares sold .....................................................................          78,163          53,050
   Shares issued to owners in
      reinvestment of dividends ....................................................          46,293             264
   Shares redeemed .................................................................         (70,637)        (41,236)
                                                                                      --------------   -------------
   Net increase (decrease) in net assets as a result of capital share transactions .          53,819          12,078
                                                                                      --------------   -------------
DISTRIBUTIONS TO SERIES A SHAREOWNERS:
   From net investment income ......................................................            --              --
   From net realized gains .........................................................          (6,165)            (44)
                                                                                      --------------   -------------
                                                                                              (6,165)            (44)
                                                                                      --------------   -------------
DISTRIBUTIONS TO SERIES B SHAREOWNERS:
   From net investment income ......................................................            --              --
   From net realized gains .........................................................             (61)           --
                                                                                      --------------   -------------
                                                                                                 (61)           --
                                                                                      --------------   -------------
DISTRIBUTIONS TO SERIES INSTITUTIONAL
   SHAREOWNERS:
   From net investment income ......................................................            --              --
   From net realized gains .........................................................         (42,827)           (233)
                                                                                      --------------   -------------
                                                                                             (42,827)           (233)
                                                                                      --------------   -------------
TOTAL INCREASE (DECREASE) IN NET ASSETS ............................................         150,816          87,911

NET ASSETS:
   Beginning of period .............................................................         173,026          85,115
                                                                                      --------------   -------------
   End of period (including undistributed net investment income (loss) of
      $(391), $(2), $(1,966), $(4), $87, $176 and $(278), respectively) ............  $      323,842   $     173,026
                                                                                      ==============   =============


30                   See notes to the financial statements.

                                                                                            CORE INTERNATIONAL EQUITY FUND
                                                                                            ------------------------------
                                                                                                    NOV. 4, 1999<F1>
                                                                                                       THROUGH
                                                                                                     APRIL 30, 2000
                                                                                            ------------------------------
                                                                                                       (Unaudited)
OPERATIONS:
   Net investment income (loss) ..........................................................  $                          141
   Net realized gain (loss) on:
      Investments ........................................................................                              63
      Foreign currency ...................................................................                              (9)
   Net change in unrealized appreciation (depreciation) on:
      Investments ........................................................................                            (251)
      Foreign currency ...................................................................                             (10)
                                                                                            ------------------------------
   Net increase (decrease) in net assets resulting from operations .......................                             (66)
                                                                                            ------------------------------
CAPITAL SHARE TRANSACTIONS:
   Shares sold ...........................................................................                          39,883
   Shares issued to owners in
      reinvestment of dividends ..........................................................                              41
   Shares redeemed .......................................................................                            (129)
                                                                                            ------------------------------
   Net increase (decrease) in net assets as a result of capital share transactions .......                          39,795
                                                                                            ------------------------------
DISTRIBUTIONS TO SERIES A SHAREOWNERS:
   From net investment income ............................................................                            --
   From net realized gains ...............................................................                            --
                                                                                            ------------------------------
                                                                                                                      --
                                                                                            ------------------------------
DISTRIBUTIONS TO SERIES B SHAREOWNERS:
   From net investment income ............................................................                            --
   From net realized gains ...............................................................                            --
                                                                                            ------------------------------
                                                                                                                      --
                                                                                            ------------------------------
DISTRIBUTIONS TO SERIES INSTITUTIONAL
   SHAREOWNERS:
   From net investment income ............................................................                             (41)
   From net realized gains ...............................................................                            --
                                                                                            ------------------------------
                                                                                                                       (41)
                                                                                            ------------------------------
TOTAL INCREASE (DECREASE) IN NET ASSETS ..................................................                          39,688

NET ASSETS:
   Beginning of period ...................................................................                            --
                                                                                            ------------------------------
   End of period (including undistributed net investment income (loss) of
      $(391), $(2), $(1,966), $(4), $87, $176 and $(278), respectively) ..................  $                       39,688
                                                                                            ==============================

<F1> Commencement of operations.

                                                                                               INTERNATIONAL EQUITY FUND
                                                                                            ------------------------------
                                                                                               SIX MONTHS       YEAR
                                                                                                 ENDED          ENDED
                                                                                            APRIL 30, 2000   OCT. 31, 1999
                                                                                            --------------   -------------
                                                                                              (Unaudited)
OPERATIONS:
   Net investment income (loss) ..........................................................  $           28   $         387
   Net realized gain (loss) on:
      Investments ........................................................................          (2,373)         (3,981)
      Foreign currency ...................................................................            (109)           (189)
   Net change in unrealized appreciation (depreciation) on:
      Investments ........................................................................           1,657          14,598
      Foreign currency ...................................................................             (53)             (8)
                                                                                            --------------   -------------
   Net increase (decrease) in net assets resulting from operations .......................            (850)         10,807
                                                                                            --------------   -------------
CAPITAL SHARE TRANSACTIONS:
   Shares sold ...........................................................................          21,093          20,267
   Shares issued to owners in
      reinvestment of dividends ..........................................................             147             691
   Shares redeemed .......................................................................         (20,427)        (21,147)
                                                                                            --------------   -------------
   Net increase (decrease) in net assets as a result of capital share transactions .......             813            (189)
                                                                                            --------------   -------------
DISTRIBUTIONS TO SERIES A SHAREOWNERS:
   From net investment income ............................................................              (4)           (122)
   From net realized gains ...............................................................            --              --
                                                                                            --------------   -------------
                                                                                                        (4)           (122)
                                                                                            --------------   -------------
DISTRIBUTIONS TO SERIES B SHAREOWNERS:
   From net investment income ............................................................            --              --
   From net realized gains ...............................................................            --              --
                                                                                            --------------   -------------
                                                                                                      --              --
                                                                                            --------------   -------------
DISTRIBUTIONS TO SERIES INSTITUTIONAL
   SHAREOWNERS:
   From net investment income ............................................................            (188)           (767)
   From net realized gains ...............................................................            --              --
                                                                                            --------------   -------------
                                                                                                      (188)           (767)
                                                                                            --------------   -------------
TOTAL INCREASE (DECREASE) IN NET ASSETS ..................................................            (229)          9,729

NET ASSETS:
   Beginning of period ...................................................................          60,885          51,156
                                                                                            --------------   -------------
   End of period (including undistributed net investment income (loss) of
      $(391), $(2), $(1,966), $(4), $87, $176 and $(278), respectively) ..................  $       60,656   $      60,885
                                                                                            ==============   =============

                     See notes to the financial statements.                   31

STATEMENT OF OPERATIONS
(AMOUNTS IN THOUSANDS)
SIX MONTHS ENDED APRIL 30, 2000
(UNAUDITED)


                                                                             BALANCED   BALANCED     GROWTH      EQUITY
                                                                              INCOME     GROWTH    AND INCOME    INDEX      GROWTH
                                                                               FUND       FUND        FUND        FUND       FUND
                                                                             --------   --------   ----------   --------   --------
INVESTMENT INCOME:
    Dividend income:
       Domestic ...........................................................  $    281   $    424   $    4,585   $  4,296   $  1,153
       Foreign ............................................................      --         --           --         --         --
    Interest income:
       Domestic ...........................................................     1,270      2,908          748      1,500        490
       Foreign ............................................................      --         --           --         --         --
    Other income ..........................................................      --            4         --         --         --
                                                                             --------   --------   ----------   --------   --------
                                                                                1,551      3,336        5,333      5,796      1,643
                                                                             --------   --------   ----------   --------   --------
EXPENSES:
    Investment advisory fees ..............................................       310        881        2,629        987      1,399
    Administration fees ...................................................        44        126          375        422        199
    Transfer agent fees and expenses ......................................        16         37           91         63         33
    Fund accounting fees ..................................................        21         46           45         51         33
    Service organization fees - Series A ..................................        15         67          232        183         63
    Service organization fees - Series B ..................................         3          1            3          9          1
    12b-1 fees - Series B .................................................        10          3            8         26          4
    Custody fees ..........................................................        11         47           53         55         32
    Federal and state registration fees ...................................        18         18           31         25         32
    Professional fees .....................................................        21         21           21         21         21
    Reports to shareholders ...............................................        11         18           54         36         18
    Amortization of organization costs ....................................         5       --           --         --         --
    Directors' fees and expenses ..........................................         4          4            4          4          4
    Other .................................................................         1          3            7         24          3
                                                                             --------   --------   ----------   --------   --------
    Total expenses before waiver ..........................................       490      1,272        3,553      1,906      1,842
       Less: Waiver of expenses ...........................................       (60)       (62)         (15)      (228)       (19)
                                                                             --------   --------   ----------   --------   --------
       Net Expenses .......................................................       430      1,210        3,538      1,678      1,823
                                                                             --------   --------   ----------   --------   --------
NET INVESTMENT INCOME (LOSS) ..............................................     1,121      2,126        1,795      4,118       (180)
                                                                             --------   --------   ----------   --------   --------
REALIZED AND UNREALIZED GAIN (LOSS):
    Net realized gain (loss) on:
       Investments ........................................................      (406)    20,688       71,633       (641)    29,075
       Foreign currency ...................................................      --         --           --         --         --
    Net change in unrealized appreciation (depreciation) on:
       Investments ........................................................     2,478     11,158      (29,246)    46,417     36,603
       Foreign currency ...................................................      --         --           --         --         --
                                                                             --------   --------   ----------   --------   --------
       Net gain (loss) on investments
           and foreign currency ...........................................     2,072     31,846       42,387     45,776     65,678
                                                                             --------   --------   ----------   --------   --------
NET INCREASE (DECREASE) IN NET ASSETS
RESULTING FROM OPERATIONS .................................................  $  3,193   $ 33,972   $   44,182   $ 49,894   $ 65,498
                                                                             ========   ========   ==========   ========   ========

32                   See notes to the financial statements.

                                                       MIDCAP     SPECIAL    EMERGING                   CORE        INTERNATIONAL
                                                       INDEX      GROWTH     GROWTH     MICROCAP    INTERNATIONAL      EQUITY
                                                        FUND       FUND       FUND        FUND       EQUITY FUND        FUND
                                                      --------   ---------   --------   ---------   -------------   -------------
INVESTMENT INCOME:
    Dividend income:
       Domestic ....................................  $    402   $     981   $    238   $     143   $        --     $        --
       Foreign .....................................      --          --         --          --               340             480
    Interest income:
       Domestic ....................................       219         598        313         538            --              --
       Foreign .....................................      --          --         --          --                50              65
    Other income ...................................      --            59       --          --              --              --
                                                      --------   ---------   --------   ---------   -------------   -------------
                                                           621       1,638        551         681             390             545
                                                      --------   ---------   --------   ---------   -------------   -------------
EXPENSES:
    Investment advisory fees .......................        98       1,803        666       2,289             215             436
    Administration fees ............................        42         257         95         163              18              34
    Transfer agent fees and expenses ...............        17          90         25          25              16              19
    Fund accounting fees ...........................        19          34         23          24              16              25
    Service organization fees - Series A ...........         1         125         14          47               0               8
    Service organization fees - Series B ...........         0           0          0           1               0               0
    12b-1 fees - Series B ..........................         0           1          1           3               0               1
    Custody fees ...................................        23          49         29          29              13              20
    Federal and state registration fees ............        19          14         40          18              16              12
    Professional fees ..............................        39          21         30          22              40              22
    Reports to shareholders ........................         5          42         10           5               5               4
    Amortization of organization costs .............      --          --            2           2            --              --
    Directors' fees and expenses ...................         4           4          4           4               4               4
    Other ..........................................         5           7          2           4               1               2
                                                      --------   ---------   --------   ---------   -------------   -------------
    Total expenses before waiver ...................       271       2,447        941       2,636             344             587
       Less: Waiver of expenses ....................       (74)        (38)      --          --               (95)            (70)
                                                      --------   ---------   --------   ---------   -------------   -------------
       Net Expenses ................................       197       2,409        941       2,636             249             517
                                                      --------   ---------   --------   ---------   -------------   -------------
NET INVESTMENT INCOME (LOSS) .......................       423        (771)      (390)     (1,955)            141              28
                                                      --------   ---------   --------   ---------   -------------   -------------
REALIZED AND UNREALIZED GAIN (LOSS):
    Net realized gain (loss) on:
       Investments .................................     3,675     153,186     30,172     144,665              63          (2,373)
       Foreign currency ............................      --          --         --          --                (9)           (109)
    Net change in unrealized appreciation
      (depreciation) on:
       Investments .................................     8,040     (25,426)    24,180       3,340            (251)          1,657
       Foreign currency ............................      --          --         --          --               (10)            (53)
                                                      --------   ---------   --------   ---------   -------------   -------------
       Net gain (loss) on investments
           and foreign currency ....................    11,715     127,760     54,352     148,005            (207)           (878)
                                                      --------   ---------   --------   ---------   -------------   -------------
NET INCREASE (DECREASE) IN NET ASSETS
RESULTING FROM OPERATIONS ..........................  $ 12,138   $ 126,989   $ 53,962   $ 146,050   $         (66)  $        (850)
                                                      ========   =========   ========   =========   =============   =============

                     See notes to the financial statements.                   33

FINANCIAL HIGHLIGHTS
INSTITUTIONAL
EQUITY FUNDS
PER SHARE DATA

                                                                                                 INCOME FROM INVESTMENT OPERATIONS
                                                                                          ------------------------------------------
                                                                               NET                      NET REALIZED AND
                                                                           ASSET VALUE,       NET       UNREALIZED GAINS  TOTAL FROM
                                                                            BEGINNING      INVESTMENT    OR (LOSSES) ON   INVESTMENT
                                                                            OF PERIOD     INCOME (LOSS)   SECURITIES      OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------
  BALANCED INCOME
------------------------------------------------------------------------------------------------------------------------------------
Dec. 1, 1997<F1> through Oct. 31, 1998 .................................  $      10.00       $   0.30<F10>   $       0.96  $    1.26
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ............................................         11.01           0.31               0.38        0.69
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ............................         10.96           0.15<F10>          0.21        0.36
------------------------------------------------------------------------------------------------------------------------------------
  BALANCED GROWTH
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9>.........................................         22.10           0.53               3.78        4.31
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ............................................         25.90           0.55<F11>          2.62        3.17
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ............................................         27.99           0.66               4.20        4.86
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ............................................         30.51           0.62               1.86        2.48
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ............................................         29.85           0.58               1.19        1.77
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ............................         30.11           0.30               4.21        4.51
------------------------------------------------------------------------------------------------------------------------------------
  GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> ........................................         23.09           0.42               5.14        5.56
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ............................................         27.63           0.50<F11>          6.61        7.11
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ............................................         33.08           0.46               8.94        9.40
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ............................................         39.28           0.47               6.55        7.02
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ............................................         44.46           0.41               4.92        5.33
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ............................         46.15           0.13               2.70        2.83
------------------------------------------------------------------------------------------------------------------------------------
  EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> .........................................        33.41           0.76               7.71        8.47
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ............................................         41.08           0.91<F11>          8.68        9.59
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ............................................         49.43           0.95              14.33       15.28
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ............................................         63.16           1.02<F10>         12.59       13.61
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ............................................         74.66           1.04              17.75       18.79
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ............................         91.95           0.52<F10>          5.74        6.27
------------------------------------------------------------------------------------------------------------------------------------
  GROWTH
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> ........................................         21.47           0.03               4.16        4.19
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ............................................         25.61          (0.01)<F11>         4.83        4.82
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ............................................         30.43           0.04<F11>          6.31        6.35
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ............................................         35.48           0.07<F10>          5.70        5.77
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ............................................         36.05          (0.02)<F10>         6.47        6.45
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ............................         38.42          (0.01)              7.17        7.16
------------------------------------------------------------------------------------------------------------------------------------

<F1> Commencement of operations.

<F2> Not annualized.

<F3> Annualized.

<F4> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000, the fiscal year ended October 31, 1999 and the period ended October 31, 1998 would have been 1.12%, 1.23%, 1.38%, respectively; and ratio of net investment income to average net assets for the period ended April 30, 2000, the fiscal year ended October 31, 1999 and the period ended October 31, 1998 would have been 2.63%, 2.54%, 2.44%, respectively.

<F5> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.02%, 1.00%, 0.99%, 1.00%,
     1.03%, 1.06%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.82%,
     1.77%, 1.92%, 2.05%, 1.77%, 1.93%, respectively.

<F6> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.94%, 0.93%, 0.94%, 0.94%,
     0.98%, 1.01%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.58%,
     0.98%, 1.04%, 1.27%, 1.59%, 1.59%, respectively.

<F7> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.43%, 0.43%, 0.44%, 0.45%,
     0.48%, 0.53%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.04%,
     1.10%, 1.32%, 1.59%, 1.94%, 2.27%, respectively.

34                   See notes to the financial statements.

                                                                 LESS DISTRIBUTIONS
                                                      ------------------------------------------

                                                       DIVIDENDS
                                                       FROM NET    DISTRIBUTIONS                   NET ASSET
                                                      INVESTMENT       FROM            TOTAL       VALUE, END  TOTAL
                                                        INCOME     CAPITAL GAINS   DISTRIBUTIONS   OF PERIOD   RETURN
------------------------------------------------------------------------------------------------------------------------
 BALANCED INCOME
------------------------------------------------------------------------------------------------------------------------
Dec. 1, 1997<F1> through Oct. 31, 1998 .............  $    (0.25)    $      --       $   (0.25)    $  11.01   12.70%<F2>
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................       (0.30)          (0.44)        (0.74)       10.96    6.34%
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ........       (0.14)          (0.20)        (0.34)       10.98    3.33%<F2>
------------------------------------------------------------------------------------------------------------------------
  BALANCED GROWTH
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> ....................       (0.51)           --           (0.51)       25.90   19.79%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................       (0.53)          (0.55)        (1.08)       27.99   12.56%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................       (0.66)          (1.68)        (2.34)       30.51   18.39%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................       (0.64)          (2.50)        (3.14)       29.85    8.83%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................       (0.56)          (0.95)        (1.51)       30.11    5.87%
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ........       (0.30)          (1.67)        (1.97)       32.65   15.41%<F2>
------------------------------------------------------------------------------------------------------------------------
  GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> ....................       (0.42)          (0.60)        (1.02)       27.63   25.00%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................       (0.47)          (1.19)        (1.66)       33.08   26.90%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................       (0.47)          (2.73)        (3.20)       39.28   30.83%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................       (0.45)          (1.39)        (1.84)       44.46   18.35%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................       (0.46)          (3.21)        (3.67)       46.12   12.04%
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ........       (0.11)          (3.90)        (4.01)       44.97    6.62%<F2>
------------------------------------------------------------------------------------------------------------------------
  EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> ....................       (0.74)          (0.06)        (0.80)       41.08   26.02%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................       (0.89)          (0.35)        (1.24)       49.43   23.68%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................       (0.94)          (0.61)        (1.55)       63.16   31.38%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................       (1.00)          (1.11)        (2.11)       74.66   21.93%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................       (1.03)          (0.47)        (1.50)       91.95   25.32%
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ........       (0.50)          (2.08)        (2.58)       95.63    6.79%<F2>
------------------------------------------------------------------------------------------------------------------------
  GROWTH
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> ....................       (0.05)           --           (0.05)       25.61   19.55%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................        --              --            --          30.43   18.82%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................        --             (1.30)        (1.30)       35.48   21.56%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................       (0.03)          (5.17)        (5.20)       36.05   18.89%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................       (0.04)          (4.04)        (4.08)       38.42   18.18%
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ........        --             (2.03)        (2.03)       43.55   19.01%
------------------------------------------------------------------------------------------------------------------------


                                                                         SUPPLEMENTAL DATA AND RATIOS
                                                     ---------------------------------------------------------------
                                                                                    RATIO OF NET
                                                     NET ASSETS,  RATIO OF NET       INVESTMENT
                                                       END OF       EXPENSES        INCOME (LOSS)          PORTFOLIO
                                                       PERIOD      TO AVERAGE        TO AVERAGE             TURNOVER
                                                       (000S)      NET ASSETS        NET ASSETS            RATE<F12>
---------------------------------------------------------------------------------------------------------------------
  BALANCED INCOME
---------------------------------------------------------------------------------------------------------------------
Dec. 1, 1997<F1> through Oct. 31, 1998 ............. $    34,036        0.75%<F3><F4>    3.07%<F3><F4>     58.33%<F2>
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................      49,728        0.93%<F4>        2.84%<F4>         48.46%
---------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ........      76,998        0.97%<F4>        2.78%<F4>         93.42%<F2>
---------------------------------------------------------------------------------------------------------------------
  BALANCED GROWTH
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> ....................     104,552        0.75%<F5>        2.24%<F5>         61.87%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................     129,415        0.75%<F5>        2.05%<F5>         63.91%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................     164,382        0.75%<F5>        2.31%<F5>         69.90%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................     188,123        0.75%<F5>        2.16%<F5>         56.44%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................     180,737        0.93%<F5>        1.84%<F5>         69.42%
---------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ........     174,574        0.97%<F5>        1.87%<F5>         81.13%<F2>
---------------------------------------------------------------------------------------------------------------------
  GROWTH AND INCOME
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> ....................     162,752        0.90%<F6>        1.70%<F6>         47.85%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................     226,888        0.90%<F6>        1.67%<F6>         51.37%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................     366,020        0.87%<F6>        1.34%<F6>         31.36%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................     474,603        0.87%<F6>        1.11%<F6>         48.56%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................     531,257        0.92%<F6>        0.99%<F6>         62.20%
---------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ........     509,849        0.94%<F6>        0.58%<F6>         91.87%<F2>
---------------------------------------------------------------------------------------------------------------------
  EQUITY INDEX
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> ....................     138,106        0.46%<F7>        2.34%<F7>          4.61%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................     212,072        0.41%<F7>        2.01%<F7>          7.48%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................     315,759        0.38%<F7>        1.66%<F7>          9.81%
-------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................     452,752        0.33%<F7>        1.43%<F7>          2.91%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................     568,161        0.36%<F7>        1.17%<F7>         13.95%
---------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ........     665,835        0.37%<F7>        1.10%<F7>          2.80%<F2>
---------------------------------------------------------------------------------------------------------------------
  GROWTH
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F9> ....................     134,428        0.90%<F8>        0.13%<F8>         49.84%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................     155,293        0.90%<F8>      (0.04)%<F8>         56.75%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................     181,650        0.89%<F8>        0.09%<F8>         62.09%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................     197,798        0.89%<F8>        0.20%<F8>         51.82%
---------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................     306,832        0.94%<F8>      (0.06)%<F8>         59.35%
---------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (Unaudited) ........     321,879        0.94%<F8>      (0.06)%<F8>         65.02%<F2>
---------------------------------------------------------------------------------------------------------------------


<F8> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.95%, 0.95%, 0.96%, 0.96%,
     0.98%, 1.02%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been (0.07)%,
     (0.07)%, 0.13%, 0.01%, (0.12)%, 0.01%, respectively.

<F9> On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareholders exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994, through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995 through October 31, 1995.

<F10>Net investment income per share represents net investment income divided by the average shares outstanding throughout the period.

<F11>Net investment income (loss) per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.

<F12>Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                     See notes to the financial statements.                   35

FINANCIAL HIGHLIGHTS
INSTITUTIONAL
EQUITY FUNDS
PER SHARE DATA

                                                                                                 INCOME FROM INVESTMENT OPERATIONS
                                                                        ------------------------------------------------------------
                                                                            NET                       NET REALIZED AND
                                                                        ASSET VALUE,      NET         UNREALIZED GAINS   TOTAL FROM
                                                                         BEGINNING     INVESTMENT      OR (LOSSES) ON    INVESTMENT
                                                                         OF PERIOD    INCOME (LOSS)     SECURITIES       OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------
  MIDCAP INDEX
------------------------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited) ..................    $    10.00     $     0.05         $     1.65     $   1.70
------------------------------------------------------------------------------------------------------------------------------------
  SPECIAL GROWTH
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F11> .....................................         33.19           0.00               8.49         8.49
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ..........................................         41.47          (0.04)<F13>         4.74         4.70
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ..........................................         41.58          (0.11)<F13>         8.49         8.38
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ..........................................         44.70          (0.14)<F12>        (2.09)       (2.23)
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ..........................................         38.01           0.02<F13>          0.60         0.62
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ..........................         38.32          (0.04)             11.66        11.62
------------------------------------------------------------------------------------------------------------------------------------
  EMERGING GROWTH
------------------------------------------------------------------------------------------------------------------------------------
Aug. 15, 1997<F1> through Oct. 31, 1997 ..............................         10.00           0.02               0.29         0.31
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ..........................................         10.31           0.05<F12>         (0.71)       (0.66)
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ..........................................          9.58          (0.01)             (0.24)       (0.25)
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ..........................          9.32          (0.02)              3.48         3.46
------------------------------------------------------------------------------------------------------------------------------------
  MICROCAP
------------------------------------------------------------------------------------------------------------------------------------
Aug. 1, 1995<F1> through June 30, 1996 ...............................         10.00          (0.02)              6.14         6.12
------------------------------------------------------------------------------------------------------------------------------------
July 1, 1996 through Oct. 31, 1996 ...................................         15.45          (0.07)              0.82         0.75
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ..........................................         16.20          (0.15)              4.27         4.12
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ..........................................         17.57          (0.22)             (3.19)       (3.41)
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ..........................................         12.49          (0.19)<F13>         9.79         9.60
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ..........................         22.06          (0.19)             15.06        14.87
------------------------------------------------------------------------------------------------------------------------------------
  CORE INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited) ..................         10.00           0.04<F12>         (0.08)       (0.04)
------------------------------------------------------------------------------------------------------------------------------------
  INTERNATIONAL EQUITY<F10>
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F11> .....................................         19.99           0.12              (0.87)       (0.75)
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ..........................................         19.19           0.11<F13>          1.44         1.55
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ..........................................         20.27           0.10<F13>         (1.10)       (1.00)
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ..........................................         18.64           0.24<F12>         (3.16)       (2.92)
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ..........................................         15.26           0.09               3.62         3.71
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ..........................         18.66          (0.03)             (0.22)       (0.25)
------------------------------------------------------------------------------------------------------------------------------------


<F1> Commencement of operations.

<F2> Not annualized.

<F3> Annualized.

<F4> Without fees waived, the ratio of net expenses to average net assets for the period ended April 30, 2000 would have been 0.69%; and the ratio of net investment income to average net assets for the period ended April 30, 2000 would have been 0.91%.

<F5> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.97%, 0.96%, 0.95%, 0.95%,
     0.95%, 0.98%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been (0.29)%,
     0.02%, (0.39)%, (0.32)%, (0.17)%, (0.08)%, respectively.

<F6> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998 and for the period ended October 31, 1997 would have been 1.04%, 1.07%, 1.17%, 1.24%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998 and for the period ended October 31, 1997 would have been (0.42)%, (0.12)%, 0.22%, 0.84%, respectively.

<F7> Without fees waived, the ratio of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997 and for the periods ended October 31, 1996 and June 30, 1996 would have been 1.69%, 1.77%, 1.81%, 1.78%, 1.79%, 1.97%, respectively, and the ratio of net investment income (loss) to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997 and for the periods ended October 31, 1996 and June 30, 1996 would have been (1.25)%, (1.19)%, 1.45%, (1.28)%,
     (1.51)%, (0.39)%, respectively.

36                   See notes to the financial statements.

                                                                 LESS DISTRIBUTIONS
                                                  --------------------------------------------

                                                   DIVIDENDS
                                                   FROM NET    DISTRIBUTIONS                     NET ASSET
                                                  INVESTMENT       FROM            TOTAL         VALUE, END   TOTAL
                                                    INCOME     CAPITAL GAINS    DISTRIBUTIONS    OF PERIOD   RETURN
-----------------------------------------------------------------------------------------------------------------------
  MIDCAP INDEX
-----------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited) $  (0.05)  $         --     $      (0.05)  $   11.65    16.97%<F2>
-----------------------------------------------------------------------------------------------------------------------
  SPECIAL GROWTH
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F11> ...............        --              (0.21)         (0.21)      41.47    25.79%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ....................        --              (4.59)         (4.59)      41.58    12.58%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................        --              (5.26)         (5.26)      44.70    22.44%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................        --              (4.46)         (4.46)      38.01   (5.66)%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................        --              (0.31)         (0.31)      38.32     1.56%
-----------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....        --              (0.79)         (0.79)      49.15    30.63%<F2>
-----------------------------------------------------------------------------------------------------------------------
  EMERGING GROWTH
-----------------------------------------------------------------------------------------------------------------------
Aug. 15, 1997<F1> through Oct. 31, 1997 ........        --               --             --         10.31     3.10%<F2>
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................       (0.02)           (0.05)         (0.07)       9.58   (6.35)%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................       (0.01)            --            (0.01)       9.32   (2.57)%
-----------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....        --               --             --         12.78    37.12%<F2>
-----------------------------------------------------------------------------------------------------------------------
  MICROCAP
-----------------------------------------------------------------------------------------------------------------------
Aug. 1, 1995<F1> through June 30, 1996 .........       (0.05)           (0.62)         (0.67)      15.45    63.93%<F2>
-----------------------------------------------------------------------------------------------------------------------
July 1, 1996 through Oct. 31, 1996 .............        --               --             --         16.20     4.85%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................        --              (2.75)         (2.75)      17.57    30.12%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................        --              (1.67)         (1.67)      12.49  (21.51)%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................        --              (0.03)         (0.03)      22.06    77.06%
-----------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....        --              (6.13)         (6.13)      30.80    81.81%<F2>
-----------------------------------------------------------------------------------------------------------------------
  CORE INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited)    (0.01)            --            (0.01)       9.95    (0.38)%<F2>
-----------------------------------------------------------------------------------------------------------------------
  INTERNATIONAL EQUITY<F10>
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F11> ...............       (0.04)           (0.01)         (0.05)       19.19   (3.75)%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ....................       (0.10)           (0.37)         (0.47)       20.27     8.21%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................       (0.17)           (0.46)         (0.63)       18.64   (5.10)%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................       (0.09)           (0.37)         (0.46)       15.26  (15.97)%
-----------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................       (0.31)            --            (0.31)       18.66    24.74%
-----------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....       (0.06)            --            (0.06)       18.35   (1.37)%<F2>
-----------------------------------------------------------------------------------------------------------------------


                                                                  SUPPLEMENTAL DATA AND RATIOS
                                                     --------------------------------------------------
                                                                                RATIO OF NET
                                                     NET ASSETS,  RATIO OF NET   INVESTMENT
                                                       END OF       EXPENSES    INCOME (LOSS) PORTFOLIO
                                                       PERIOD      TO AVERAGE    TO AVERAGE   TURNOVER
                                                       (000S)      NET ASSETS    NET ASSETS   RATE<F14>
----------------------------------------------------------------------------------------------------------
  MIDCAP INDEX
----------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited)  $   102,815       0.50% 4       1.10% 4      23.17% 2
----------------------------------------------------------------------------------------------------------
  SPECIAL GROWTH
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F11> ...............         434,228       0.90% 5       0.00% 5      79.25%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ....................         482,857       0.88% 5     (0.10)% 5     103.34%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................         569,028       0.87% 5     (0.25)% 5      97.40%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................         464,858       0.88% 5     (0.32)% 5      77.39%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................         359,947       0.94% 5       0.04% 5     139.91%
----------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....         395,603       0.95% 5     (0.27)% 5     177.11% 2
----------------------------------------------------------------------------------------------------------
  EMERGING GROWTH
----------------------------------------------------------------------------------------------------------
Aug. 15, 1997<F1> through Oct. 31, 1997 .........          48,044       0.90% 3,6     1.18% 3,6    14.51% 2
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................          60,400       0.90% 6       0.49% 6     132.63%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................         139,279       1.05% 6     (0.10)% 6     115.65%
----------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....         184,496       1.04% 6     (0.42)% 6     119.98% 2
----------------------------------------------------------------------------------------------------------
  MICROCAP
----------------------------------------------------------------------------------------------------------
Aug. 1, 1995<F1> through June 30, 1996 .........          63,595       1.74% 3,7   (0.16)% 3,7   283.67% 2
----------------------------------------------------------------------------------------------------------
July 1, 1996 through Oct. 31, 1996 .............          66,368       1.72% 3,7   (1.44)% 3,7    64.44%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................         103,840       1.70% 7     (1.20)% 7     158.39%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................          72,696       1.74% 7     (1.38)% 7     135.61%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................         150,898       1.76% 7     (1.18)% 7     200.09%
----------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....         282,900       1.69% 7     (1.25)% 7     231.39% 2
----------------------------------------------------------------------------------------------------------
  CORE INTERNATIONAL EQUITY
----------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited)       39,613       1.45% 8       0.74% 8      17.29% 2
----------------------------------------------------------------------------------------------------------
  INTERNATIONAL EQUITY<F10>
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F11> ...............          31,187       1.50% 9       0.66% 9      15.12%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ....................          43,182       1.50% 9       0.62% 9      31.57%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................          57,206       1.50% 9       0.50% 9      97.09%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................          44,670       1.50% 9       1.37% 9      43.96%
----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................          54,423       1.56% 9       0.80% 9      45.50%
----------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....          54,391       1.57% 9     (0.28)% 9      51.16% 2
----------------------------------------------------------------------------------------------------------


<F8> Without fees waived, the ratio of net expenses to average net assets for the period ended April 30, 2000 would have been 2.00%; and the ratio of net investment income to average net assets for the period ended April 30, 2000 would have been 0.19%.

<F9> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.79%, 1.85%, 1.92%, 2.25%,
     2.36%, 2.65%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been (0.50)%,
     0.51%, 0.96%, (0.25)%, (0.24)%, (0.49)%, respectively.

<F10>Effective September 2, 1997, Hansberger Global Investors assumed the investment sub-advisory responsibilities of State Street Global Advisers.

<F11>On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareholders exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994 through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995 through October 31, 1995.

<F12>Net investment income (loss) per share represents net investment income divided by the average shares outstanding throughout the period.

<F13>Net investment income (loss) per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.

<F14>Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                     See notes to the financial statements.                   37

FINANCIAL HIGHLIGHTS
RETAIL A SHARE
EQUITY FUNDS
PER SHARE DATA

                                                                                               INCOME FROM INVESTMENT OPERATIONS
                                                                                        --------------------------------------------
                                                                              NET                       NET REALIZED AND
                                                                          ASSET VALUE,      NET         UNREALIZED GAINS  TOTAL FROM
                                                                           BEGINNING     INVESTMENT      OR (LOSSES) ON   INVESTMENT
                                                                           OF PERIOD    INCOME (LOSS)     SECURITIES      OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------
  BALANCED INCOME
------------------------------------------------------------------------------------------------------------------------------------
Dec. 1, 1997<F1> through Oct. 31, 1998 .................................  $      10.00     $   0.28<F11>   $      0.96    $   1.24
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ............................................         11.00         0.28               0.38        0.66
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ............................         10.94         0.13<F10>          0.21        0.34
------------------------------------------------------------------------------------------------------------------------------------
  BALANCED GROWTH
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> .......................................         22.10         0.49               3.77        4.26
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ............................................         25.89         0.47<F12>          2.64        3.11
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ............................................         27.98         0.58               4.19        4.77
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ............................................         30.48         0.56               1.86        2.42
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ............................................         29.82         0.49               1.19        1.68
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ............................         30.06         0.26               4.21        4.47
------------------------------------------------------------------------------------------------------------------------------------
  GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> .......................................         23.09         0.37               5.14        5.51
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ............................................         27.62         0.42<F12>          6.61        7.03
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ............................................         33.07         0.37               8.92        9.29
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ............................................         39.24         0.36               6.55        6.91
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ............................................         44.41         0.29               4.92        5.21
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ............................         46.08         0.07               2.70        2.77
------------------------------------------------------------------------------------------------------------------------------------
  EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> .......................................         33.41         0.70               7.70        8.40
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ............................................         41.07         0.77<F12>          8.69        9.46
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ............................................         49.40         0.80<F11>         14.33       15.13
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ............................................         63.11         0.84              12.58       13.42
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ............................................         74.58         0.80              17.75       18.55
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ............................         91.83         0.40<F10>         5.72         6.12
------------------------------------------------------------------------------------------------------------------------------------
  GROWTH
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> .......................................         21.47        (0.02)              4.16        4.14
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ............................................         25.58        (0.07)<F12>         4.81        4.74
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ............................................         30.32        (0.05)<F12>         6.30        6.25
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ............................................         35.27        (0.02)<F11>         5.66        5.64
------------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ............................................         35.72        (0.12)<F11>         6.42        6.30
------------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ............................         37.96        (0.07)              7.08        7.01
------------------------------------------------------------------------------------------------------------------------------------


<F1> Commencement of operations.

<F2> Not annualized.

<F3> Annualized.

<F4> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000, the fiscal year ended October 31, 1999 and the period ended October 31, 1998 would have been 1.37%, 1.48%, 1.63%, respectively; and ratio of net investment income to average net assets for the period ended April 30, 2000, the fiscal year ended October 31, 1999 and the period ended October 31, 1998 would have been 2.35%, 2.29%, 2.19%, respectively.

<F5> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.27%, 1.25%, 1.24%, 1.25%,
     1.28%, 1.25%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.57%,
     1.52%, 1.67%, 1.80%, 1.52%, 1.74%, respectively.

<F6> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.19%, 1.18%, 1.19%, 1.19%,
     1.23%, 1.20%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.33%,
     0.73%, 0.79%, 1.02%, 1.35%, 1.40%, respectively.

<F7> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.68%, 0.68%, 0.69%, 0.70%,
     0.73%, 0.73%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.79%,
     0.85%, 1.07%, 1.33%, 1.69%, 2.07%, respectively.

38                   See notes to the financial statements.

                                                                  LESS DISTRIBUTIONS
                                                      ------------------------------------------

                                                       DIVIDENDS   DISTRIBUTIONS
                                                       FROM NET        FROM                        NET ASSET
                                                      INVESTMENT      CAPITAL         TOTAL        VALUE, END   TOTAL
                                                        INCOME         GAINS       DISTRIBUTIONS   OF PERIOD   RETURN<F9>
--------------------------------------------------------------------------------------------------------------------------
  BALANCED INCOME
--------------------------------------------------------------------------------------------------------------------------
Dec. 1, 1997<F1> through Oct. 31, 1998 .............  $    (0.24)     $     --     $    (0.24)  $    11.00     12.46%<F2>
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................       (0.28)          (0.44)       (0.72)       10.94      6.01%
--------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ........       (0.12)          (0.20)       (0.32)       10.96      3.20%<F2>
--------------------------------------------------------------------------------------------------------------------------
  BALANCED GROWTH
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> ...................       (0.47)           --          (0.47)       25.89     19.55%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................       (0.47)          (0.55)       (1.02)       27.98     12.30%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................       (0.59)          (1.68)       (2.27)       30.48     18.07%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................       (0.58)          (2.50)       (3.08)       29.82      8.60%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................       (0.49)          (0.95)       (1.44)       30.06      5.56%
--------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ........       (0.26)          (1.67)       (1.93)       32.60     15.29%<F2>
--------------------------------------------------------------------------------------------------------------------------
  GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> ...................       (0.38)          (0.60)       (0.98)       27.62     24.75%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................       (0.39)          (1.19)       (1.58)       33.07     26.62%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................       (0.39)          (2.73)       (3.12)       39.24     30.47%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................       (0.35)          (1.39)       (1.74)       44.41     18.08%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................       (0.35)          (3.21)       (3.56)       46.06     11.78%
--------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ........       (0.05)          (3.90)       (3.95)       44.90      6.43%<F2>
--------------------------------------------------------------------------------------------------------------------------
  EQUITY INDEX
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> ...................       (0.68)          (0.06)       (0.74)       41.07     25.79%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................       (0.78)          (0.35)       (1.13)       49.40     23.36%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................       (0.81)          (0.61)       (1.42)       63.11     31.08%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................       (0.84)          (1.11)       (1.95)       74.58     21.63%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................       (0.83)          (0.47)       (1.30)       91.83     25.01%
--------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ........       (0.39)          (2.08)       (2.47)       95.48      6.64%<F2>
--------------------------------------------------------------------------------------------------------------------------
  GROWTH
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> ...................       (0.03)           --          (0.03)       25.58     19.31%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................        --              --           --          30.32     18.53%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................        --             (1.30)       (1.30)       35.27     21.30%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................       (0.02)          (5.17)       (5.19)       35.72     18.58%
--------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................       (0.02)          (4.04)       (4.06)       37.96     17.92%
--------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ........        --             (2.03)       (2.03)       42.94     18.84%<F2>
--------------------------------------------------------------------------------------------------------------------------


                                                                  SUPPLEMENTAL DATA AND RATIOS
                                                     ---------------------------------------------------
                                                                                RATIO OF NET
                                                     NET ASSETS,  RATIO OF NET   INVESTMENT
                                                       END OF       EXPENSES    INCOME (LOSS)  PORTFOLIO
                                                       PERIOD      TO AVERAGE     TO AVERAGE   TURNOVER
                                                       (000S)      NET ASSETS     NET ASSETS    RATE 13
-----------------------------------------------------------------------------------------------------------
  BALANCED INCOME
-----------------------------------------------------------------------------------------------------------
Dec. 1, 1997<F1> through Oct. 31, 1998 .............   $  10,614    1.00%<F3><F4>  2.82%<F3><F4> 58.33%<F2>
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................      13,087    1.18%<F4>      2.59%<F4>     48.46%
-----------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ........      11,413    1.22%<F4>      2.50%<F4>     93.42%<F2>
-----------------------------------------------------------------------------------------------------------
  BALANCED GROWTH
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> ...................      21,832    0.94%<F5>      2.05%<F5>     61.87%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................      29,034    1.00%<F5>      1.80%<F5>     63.91%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................      44,026    1.00%<F5>      2.06%<F5>     69.90%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................      59,657    1.00%<F5>      1.91%<F5>     56.44%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................      53,807    1.18%<F5>      1.59%<F5>     69.42%
-----------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ........      53,470    1.22%<F5>      1.62%<F5>     81.13%<F2>
-----------------------------------------------------------------------------------------------------------
  GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> ...................      42,424    1.09%<F6>      1.51%<F6>     47.85%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................      71,310    1.15%<F6>      1.42%<F6>     51.37%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................     128,070    1.12%<F6>      1.09%<F6>     31.36%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................     190,331    1.12%<F6>      0.86%<F6>     48.56%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................     194,089    1.17%<F6>      0.74%<F6>     62.20%
-----------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ........     181,142    1.19%<F6>      0.33%         91.87%<F2>
-----------------------------------------------------------------------------------------------------------
  EQUITY INDEX
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> ...................      18,663    0.66%<F7>      2.14%<F7>      4.61%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................      39,656    0.66%<F7>      1.76%<F7>      7.48%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................      76,866    0.63%<F7>      1.40%<F7>      9.81%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................     110,129    0.58%<F7>      1.18%<F7>      2.91%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................     142,247    0.61%<F7>      0.92%<F7>     13.95%
-----------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ........     146,680    0.62%<F7>      0.85%<F7>      2.80%<F2>
-----------------------------------------------------------------------------------------------------------
  GROWTH
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F10> ...................      10,105    1.09%<F8>    (0.06)%<F8>     49.84%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ........................      16,636    1.15%<F8>    (0.29)%<F8>     56.75%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ........................      25,043    1.14%<F8>    (0.16)%<F8>     62.09%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ........................      38,213    1.14%<F8>    (0.05)%<F8>     51.82%
-----------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ........................      47,238    1.19%<F8>    (0.31)%<F8>     59.35%
-----------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ........      51,718    1.19%<F8>    (0.31)%<F8>     65.02%<F2>
-----------------------------------------------------------------------------------------------------------

<F8> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.20%, 1.20%, 1.21%, 1.21%,
     1.23%, 1.21%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been (0.32)%,
     (0.32)%, (0.12)%, (0.24)%, (0.36)%, (0.18)%, respectively.

<F9> The total return calculation does not reflect the maximum sales charge of
     5.50%.

<F10>On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareholders exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994 through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995 through October 31, 1995.

<F11>Net investment income (loss) per share represents net investment income divided by the average shares outstanding throughout the period.

<F12>Net investment income (loss) per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.

<F13>Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                     See notes to the financial statements.                   39

FINANCIAL HIGHLIGHTS
RETAIL A SHARE
EQUITY FUNDS
PER SHARE DATA

                                                                                             INCOME FROM INVESTMENT OPERATIONS
                                                                                       --------------------------------------------

                                                                             NET                      NET REALIZED AND
                                                                         ASSET VALUE,      NET        UNREALIZED GAINS   TOTAL FROM
                                                                          BEGINNING     INVESTMENT     OR (LOSSES) ON    INVESTMENT
                                                                          OF PERIOD    INCOME (LOSS)     SECURITIES      OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
  MIDCAP INDEX
-----------------------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited) ...................  $      10.00  $     0.04        $     1.65   $     1.69
-----------------------------------------------------------------------------------------------------------------------------------
  SPECIAL GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F12> ......................................         33.19       (0.07)             8.49         8.42
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ...........................................         41.40       (0.13)<F14>        4.70         4.57
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ...........................................         41.38       (0.20)<F14>        8.44         8.24
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ...........................................         44.36       (0.24)<F13>       (2.07)       (2.31)
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ...........................................         37.59       (0.08)<F13>        0.60         0.52
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         37.80       (0.22)            11.63        11.41
-----------------------------------------------------------------------------------------------------------------------------------
  EMERGING GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
Aug. 15, 1997<F1> through Oct. 31, 1997 ...............................         10.00        0.02              0.29         0.31
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ...........................................         10.31        0.03<F13>        (0.71)       (0.68)
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ...........................................          9.56       (0.02)            (0.24)       (0.26)
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................          9.29       (0.05)             3.48         3.43
-----------------------------------------------------------------------------------------------------------------------------------
  MICROCAP
-----------------------------------------------------------------------------------------------------------------------------------
Aug. 1, 1995<F1> through June 30, 1996 ................................         10.00       (0.02)             6.10         6.08
-----------------------------------------------------------------------------------------------------------------------------------
July 1, 1996 through Oct. 31, 1996 ....................................         15.42       (0.08)<F14>        0.82         0.74
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ...........................................         16.16       (0.18)<F14>        4.24         4.06
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ...........................................         17.47       (0.25)<F13>       (3.17)       (3.42)
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ...........................................         12.38       (0.26)<F14>        9.71         9.45
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         21.80       (0.19)            14.80        14.61
-----------------------------------------------------------------------------------------------------------------------------------
  CORE INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited) ...................         10.00        0.02             (0.08)       (0.06)
-----------------------------------------------------------------------------------------------------------------------------------
  INTERNATIONAL EQUITY10
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F12> ......................................         19.99        0.08             (0.87)       (0.79)
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ...........................................         19.15        0.07<F14>         1.43         1.50
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ...........................................         20.21        0.06<F14>        (1.10)       (1.04)
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ...........................................         18.58        0.20<F13>        (3.15)       (2.95)
-----------------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ...........................................         15.18        0.03              3.62         3.65
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         18.53       (0.05)<F13>       (0.23)       (0.28)
-----------------------------------------------------------------------------------------------------------------------------------


<F1> Commencement of operations.

<F2> Not annualized.

<F3> Annualized.

<F4> Without fees waived, the ratio of net expenses to average net assets for the period ended April 30, 2000 would have been 0.94%; and the ratio of net investment income to average net assets for the period ended April 30, 2000 would have been 0.58%.

<F5> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.22%, 1.21%, 1.20%, 1.20%,
     1.20%, 1.17%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been (0.54)%,
     (0.23)%, (0.64)%, (0.57)%, (0.42)%, (0.27)%, respectively.

<F6> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998 and the period ended October 31, 1997 would have been 1.29%, 1.32%, 1.42%, 1.59%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998 and the period ended October 31, 1997 would have been (0.67)%, (0.37)%, (0.03)%, 0.59%, respectively.

<F7> Without fees waived, the ratio of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996 and the period ended June 30, 1996 would have been 1.94%, 2.02%, 2.06%, 2.03%, 2.04%, 2.22%, respectively, and the ratio of net investment income (loss) to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996 and the period ended June 30, 1996 would have been (0.52)%, (1.44)%, (1.70)%, (1.53)%, (1.76)%, (0.59)%, respectively.

40                   See notes to the financial statements.

                                                             LESS DISTRIBUTIONS
                                                  ------------------------------------------

                                                   DIVIDENDS   DISTRIBUTIONS
                                                   FROM NET       FROM                         NET ASSET
                                                  INVESTMENT     CAPITAL          TOTAL        VALUE, END    TOTAL
                                                    INCOME        GAINS        DISTRIBUTIONS    OF PERIOD  RETURN<F11>
------------------------------------------------------------------------------------------------------------------------
  MIDCAP INDEX
------------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited) $  (0.04)  $        --     $       (0.04)  $    11.65     16.88%<F2>
------------------------------------------------------------------------------------------------------------------------
  SPECIAL GROWTH
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F12> ...............        --             (0.21)          (0.21)       41.40     25.56%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ....................        --             (4.59)          (4.59)       41.38     12.27%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................        --             (5.26)          (5.26)       44.36     22.18%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................        --             (4.46)          (4.46)       37.59    (5.91)%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................        --             (0.31)          (0.31)       37.80      1.31%
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....        --             (0.79)          (0.79)       48.42     30.50%<F2>
------------------------------------------------------------------------------------------------------------------------
  EMERGING GROWTH
------------------------------------------------------------------------------------------------------------------------
Aug. 15, 1997<F1> through Oct. 31, 1997 ........        --              --              --          10.31      3.10%<F2>
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................       (0.02)          (0.05)          (0.07)        9.56    (6.58)%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................       (0.01)           --             (0.01)        9.29    (2.72)%
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....        --              --              --          12.72     36.92%<F2>
------------------------------------------------------------------------------------------------------------------------
  MICROCAP
------------------------------------------------------------------------------------------------------------------------
Aug. 1, 1995<F1> through June 30, 1996 .........       (0.04)          (0.62)          (0.66)       15.42     63.52%<F2>
------------------------------------------------------------------------------------------------------------------------
July 1, 1996 through Oct. 31, 1996 .............        --              --              --          16.16      4.80%<F2>
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................        --             (2.75)          (2.75)       17.47     29.78%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................        --             (1.67)          (1.67)       12.38   (21.71)%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................        --             (0.03)          (0.03)       21.80     76.54%
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....        --             (6.13)          (6.13)       30.28     81.55%<F2>
------------------------------------------------------------------------------------------------------------------------
  CORE INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited)    (0.01)           --             (0.01)        9.93    (0.61)%<F2>
------------------------------------------------------------------------------------------------------------------------
  INTERNATIONAL EQUITY<F10>
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F12> ...............       (0.04)          (0.01)          (0.05)       19.15    (3.95)%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ....................       (0.07)          (0.37)          (0.44)       20.21      7.95%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................       (0.13)          (0.46)          (0.59)       18.58    (5.30)%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................       (0.08)          (0.37)          (0.45)       15.18   (16.16)%
------------------------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................       (0.30)           --             (0.30)       18.53     24.48%
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....       (0.01)           --             (0.01)       18.23    (1.56)%<F2>
------------------------------------------------------------------------------------------------------------------------


                                                                 SUPPLEMENTAL DATA AND RATIOS
                                                  -------------------------------------------------------
                                                                              RATIO OF NET
                                                   NET ASSETS, RATIO OF NET   INVESTMENT
                                                     END OF     EXPENSES     INCOME (LOSS)   PORTFOLIO
                                                     PERIOD    TO AVERAGE     TO AVERAGE     TURNOVER
                                                     (000S)    NET ASSETS     NET ASSETS     RATE<F15>
---------------------------------------------------------------------------------------------------------
  MIDCAP INDEX
---------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited) $  1,391   0.75%<F4>       0.77%<F4>       23.17%<F2>
---------------------------------------------------------------------------------------------------------
  SPECIAL GROWTH
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F12> ...............      87,269   1.09%<F5>     (0.19)%<F5>       79.25%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ....................     111,159   1.13%<F5>     (0.35)%<F5>      103.34%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................     147,396   1.12%<F5>     (0.50)%<F5>       97.40%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................     136,146   1.13%<F5>     (0.57)%<F5>       77.39%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................      95,758   1.19%<F5>     (0.21)%<F5>      139.91%
---------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....     100,515   1.20%<F5>     (0.52)%<F5>      177.11%<F2>
---------------------------------------------------------------------------------------------------------
  EMERGING GROWTH
---------------------------------------------------------------------------------------------------------
Aug. 15, 1997<F1> through Oct. 31, 1997 ........       5,355   1.15%<F3><F6>   0.93%<F3><F6>   14.51%<F2>
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................      12,884   1.15%<F6>       0.24%<F6>      132.63%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................       9,957   1.30%<F6>     (0.35)%<F6>      115.65%
---------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....      11,155   1.29%<F6>     (0.67)%<F6>      119.98%<F2>
---------------------------------------------------------------------------------------------------------
  MICROCAP
---------------------------------------------------------------------------------------------------------
Aug. 1, 1995<F1> through June 30, 1996 .........       9,036   1.99%<F3><F7> (0.36)%<F3><F7>  283.67%<F2>
---------------------------------------------------------------------------------------------------------
July 1, 1996 through Oct. 31, 1996 .............       9,273   1.97%<F3><F7> (1.69)%<F3><F7>   64.44%<F2>
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................      16,793   1.95%<F7>     (1.45)%<F7>      158.39%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................      12,419   1.99%<F7>     (1.63)%<F7>      135.61%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................      21,988   2.01%<F7>     (1.43)%<F7>      200.09%
---------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....      40,097   1.94%<F7>     (0.52)%<F7>      231.39%<F2>
---------------------------------------------------------------------------------------------------------
  CORE INTERNATIONAL EQUITY
---------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited)       30   1.70%<F8>       0.65%<F8>       17.29%<F2>
---------------------------------------------------------------------------------------------------------
  INTERNATIONAL EQUITY<F10>
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1995<F12> ...............       1,633   1.70%<F9>       0.46%<F9>       15.12%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1996 ....................       3,769   1.75%<F9>       0.37%<F9>       31.57%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1997 ....................       6,502   1.75%<F9>       0.25%<F9>       97.09%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1998 ....................       6,486   1.75%<F9>       1.12%<F9>       43.96%
---------------------------------------------------------------------------------------------------------
Year Ended October 31, 1999 ....................       6,418   1.81%<F9>       0.56%<F9>       45.50%
---------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ....       5,963   1.82%<F9>     (0.52)%<F9>       51.16%<F2>
---------------------------------------------------------------------------------------------------------


<F8> Without fees waived, the ratio of net expenses to average net assets for the period ended April 30, 2000 would have been 2.25%; and the ratio of net investment income to average net assets for the period ended April 30, 2000 would have been 0.10%.

<F9> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 2.04%, 2.10%, 2.16%, 2.50%,
     2.61%, 2.85%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been (0.74)%,
     (0.27)%, 0.71%, (0.50)%, (0.48)%, (0.69)%, respectively.

<F10>Effective September 2, 1997, Hansberger Global Investors assumed the investment sub-advisory responsibilities of State Street Global Advisors.

<F11>The total return calculation does not reflect the maximum sales charge of
     5.50%.

<F12>On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareholders exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994 through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995 through October 31, 1995.

<F13>Net investment income (loss) per share represents net investment income divided by the average shares outstanding throughout the period.

<F14>Net investment income (loss) per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.

<F15>Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

                     See notes to the financial statements.                   41

FINANCIAL HIGHLIGHTS
RETAIL B SHARE
EQUITY FUNDS
PER SHARE DATA

                                                                                               INCOME FROM INVESTMENT OPERATIONS
                                                                                       --------------------------------------------
                                                                             NET                      NET REALIZED AND
                                                                        ASSET VALUE,       NET        UNREALIZED GAINS   TOTAL FROM
                                                                          BEGINNING     INVESTMENT     OR (LOSSES) ON    INVESTMENT
                                                                          OF PERIOD    INCOME (LOSS)    SECURITIES       OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
  BALANCED INCOME
-----------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 ............................  $      10.87  $     0.14<F15>  $       0.07   $     0.21
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         10.96        0.10<F15>          0.21         0.31
-----------------------------------------------------------------------------------------------------------------------------------
  BALANCED GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 ............................         30.25        0.17<F15>         (0.10)        0.07
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         30.15        0.16               4.21         4.37
-----------------------------------------------------------------------------------------------------------------------------------
  GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 ............................         44.64       0.02<F15>           1.40         1.42
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         46.06      (0.06)               2.65         2.59
-----------------------------------------------------------------------------------------------------------------------------------
  EQUITY INDEX
-----------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 ............................         83.72       0.08<F15>           8.18         8.26
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         91.72       0.05<F15>           5.72         5.77
-----------------------------------------------------------------------------------------------------------------------------------
  GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 ............................         36.92      (0.29)<F15>          1.15         0.86
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         37.78      (0.14)               6.96         6.82
-----------------------------------------------------------------------------------------------------------------------------------
  MIDCAP INDEX
-----------------------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999 through April 30, 2000 (unaudited) .......................         10.00       0.02                1.64         1.66
-----------------------------------------------------------------------------------------------------------------------------------
  SPECIAL GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 ............................         37.57      (0.23)<F15>          0.29         0.06
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         37.63      (0.28)<F15>         11.46        11.18
-----------------------------------------------------------------------------------------------------------------------------------
  EMERGING GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 ............................          9.57      (0.07)<F15>         (0.25)       (0.32)
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................          9.25      (0.08)<F15>          3.45         3.37
-----------------------------------------------------------------------------------------------------------------------------------
  MICROCAP
-----------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 ............................         13.74      (0.30)<F15>          8.25         7.95
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         21.69      (0.34)              14.76        14.42
-----------------------------------------------------------------------------------------------------------------------------------
  CORE INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited) ...................         10.00       0.01               (0.08)       (0.07)
-----------------------------------------------------------------------------------------------------------------------------------
  INTERNATIONAL EQUITY<F12>
-----------------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 ............................         14.71      (0.10)<F15>          3.76         3.66
-----------------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ...........................         18.37      (0.09)<F15>         (0.27)       (0.36)
-----------------------------------------------------------------------------------------------------------------------------------


<F1> Commencement of operations.

<F2> Not annualized.

<F3> Annualized.

<F4> Without fees waived, ratio of net expenses to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 2.12%, 2.21%, respectively; and the ratio of net investment income to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 1.64%, 1.66%, respectively.

<F5> Without fees waived, ratio of net expenses to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 2.02%, 2.03%, respectively; and the ratio of net investment income to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 0.85%, 0.81%, respectively.

<F6> Without fees waived, ratio of net expenses to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 1.43%, 1.43%, respectively; and the ratio of net investment income to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 0.04%, 0.07%, respectively.

<F7> Without fees waived, ratio of net expenses to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 1.95%, 1.97%, respectively; and the ratio of net investment income to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been (1.07)%, (1.18)%.

42                   See notes to the financial statements.

                                                              LESS DISTRIBUTIONS
                                                    -----------------------------------------

                                                    DIVIDENDS    DISTRIBUTIONS
                                                     FROM NET       FROM                         NET ASSET
                                                    INVESTMENT     CAPITAL          TOTAL        VALUE, END   TOTAL
                                                     INCOME        GAINS         DISTRIBUTIONS   OF PERIOD    RETURN<F14>
------------------------------------------------------------------------------------------------------------------------
  BALANCED INCOME
------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......  $    (0.12)  $        --     $       (0.12)  $    10.96    1.97%<F2>
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......       (0.09)          (0.20)          (0.29)       10.98    2.92%<F2>
------------------------------------------------------------------------------------------------------------------------
  BALANCED GROWTH
------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......       (0.17)           --             (0.17)       30.15    0.25%<F2>
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......       (0.16)          (1.67)          (1.83)       32.69   14.89%<F2>
------------------------------------------------------------------------------------------------------------------------
  GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......       (0.03)           --             (0.03)       46.03    3.19%<F2>
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......        --             (3.90)          (3.90)       44.75    6.00%<F2>
------------------------------------------------------------------------------------------------------------------------
  EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......       (0.26)           --             (0.26)       91.72    9.88%<F2>
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......       (0.10)          (2.08)          (2.18)       95.31    6.27%<F2>
------------------------------------------------------------------------------------------------------------------------
  GROWTH
------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......        --              --              --          37.78    2.33%<F2>
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......        --             (2.03)          (2.03)       42.57   18.42%<F2>
------------------------------------------------------------------------------------------------------------------------
  MIDCAP INDEX
------------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999 through April 30, 2000 (unaudited) ..       (0.03)           --             (0.03)       11.63   16.56%<F2>
------------------------------------------------------------------------------------------------------------------------
  SPECIAL GROWTH
------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......        --              --              --          37.63    0.16%<F2>
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......        --             (0.79)          (0.79)       48.02   30.02%<F2>
------------------------------------------------------------------------------------------------------------------------
  EMERGING GROWTH
------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......        --              --              --           9.25  (3.34)%<F2>
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......        --              --              --          12.62   36.43%<F2>
------------------------------------------------------------------------------------------------------------------------
  MICROCAP
------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......        --              --              --          21.69   57.86%<F2>
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......        --             (6.13)          (6.13)       29.98   80.94%<F2>
------------------------------------------------------------------------------------------------------------------------
  CORE INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited)      (0.01)           --             (0.01)        9.92  (0.71)%<F2>
------------------------------------------------------------------------------------------------------------------------
  INTERNATIONAL EQUITY<F12>
------------------------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......        --              --              --          18.37   24.88%<F2>
------------------------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......        --              --              --          18.01  (1.85)%<F2>
------------------------------------------------------------------------------------------------------------------------


                                                              SUPPLEMENTAL DATA AND RATIOS
                                                    --------------------------------------------------
                                                                               RATIO OF NET
                                                    NET ASSETS, RATIO OF NET   INVESTMENT
                                                      END OF      EXPENSES    INCOME (LOSS)   PORTFOLIO
                                                      PERIOD     TO AVERAGE     TO AVERAGE    TURNOVER
                                                      (000S)   NET ASSETS<F3> NET ASSETS<F3> RATE<F2><F13>
-------------------------------------------------------------------------------------------------------
  BALANCED INCOME
-------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......  $   1,571    1.97%<F4>       1.90%<F4>      48.46%
-------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......      3,582    1.97%<F4>       1.79%<F4>      93.42%
-------------------------------------------------------------------------------------------------------
  BALANCED GROWTH
-------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......        630    1.97%<F5>       0.87%<F5>      69.42%
-------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......      1,264    1.97%<F5>       0.90%<F5>      81.13%
-------------------------------------------------------------------------------------------------------
  GROWTH AND INCOME
-------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......      1,550    1.94%           0.05%          62.20%
-------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......      2,461    1.97%         (0.42)%          91.87%
-------------------------------------------------------------------------------------------------------
  EQUITY INDEX
-------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......      4,613    1.37%<F6>       0.13%<F6>      13.95%
-------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......      9,132    1.37%<F6>       0.10%<F6>       2.80%
-------------------------------------------------------------------------------------------------------
  GROWTH
-------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......        722    1.96%<F7>     (1.17)%<F7>      59.35%
-------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......      1,144    1.94%<F7>     (1.06)%<F7>      65.02%
-------------------------------------------------------------------------------------------------------
  MIDCAP INDEX
-------------------------------------------------------------------------------------------------------
Nov. 4, 1999 through April 30, 2000 (unaudited) ..        295    1.50%<F8>     (0.02)%<F8>      23.17%
-------------------------------------------------------------------------------------------------------
  SPECIAL GROWTH
-------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......        126    1.95%<F9>     (0.89)%<F9>     139.91%
-------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......        248    1.95%<F9>     (1.27)%<F9>     177.11%
-------------------------------------------------------------------------------------------------------
  EMERGING GROWTH
-------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......         80    2.08%         (1.17)%         115.65%
-------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......        222    2.04%         (1.40)%         119.98%
-------------------------------------------------------------------------------------------------------
  MICROCAP
-------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......        140    2.78%         (2.36)%         200.09%
-------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......        845    2.69%         (2.24)%         231.39%
-------------------------------------------------------------------------------------------------------
  CORE INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------
Nov. 4, 1999<F1> through April 30, 2000 (unaudited)        45    2.45%<F10>      0.51%<F10>     17.29%
-------------------------------------------------------------------------------------------------------
  INTERNATIONAL EQUITY<F12>
-------------------------------------------------------------------------------------------------------
March 1, 1999<F1> through October 31, 1999 .......         44    2.57%<F11>    (0.85)%<F9>      45.50%
-------------------------------------------------------------------------------------------------------
Six Months Ended April 30, 2000 (unaudited) ......        302    2.57%<F11>    (0.93)%<F11>     51.16%
-------------------------------------------------------------------------------------------------------


<F8> Without fees waived, the ratio of net expenses to average net assets for the period ended April 30, 2000 would have been 1.69%; and the ratio of net investment income to average net assets for the period ended April 30, 2000 would have been (0.21)%.

<F9> Without fees waived, ratio of net expenses to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 1.97%, 1.97%, respectively; and the ratio of net investment income to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been (1.29)%, (0.91)%, respectively.

<F10>Without fees waived, the ratio of net expenses to average net assets for the period ended April 30, 2000 would have been 3.00%; and the ratio of net investment income to average net assets for the period ended April 30, 2000 would have been (0.04)%.

<F11>Without fees waived, ratio of net expenses to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 2.79%, 2.85%, respectively; and the ratio of net investment income to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been (1.15)%, (1.13)%, respectively.

<F12>Effective September 2, 1997, Hansberger Global Investors assumed the investment sub-advisory responsibilities of State Street Global Advisors.

<F13>Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

<F14>The total return calculation does not reflect the maximum deferred sales charge of 5.00%.

<F15>Net investment income per share represents net investment income divided by the average shares outstanding throughout the period.

                     See notes to the financial statements.                   43

BALANCED INCOME FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             COMMON STOCKS  49.8%
             Auto & Truck Parts  0.1%
      6,800  Delphi Automotive Systems Corporation                 $ 130
                                                            --------------

             BANKING  3.8%
     19,700  Bank of New York Company, Inc.                          809
     10,400  Chase Manhattan Corporation                             749
     16,800  Mellon Bank Corporation                                 540
     15,400  Northern Trust Corporation                              988
      9,300  Wells Fargo Company, Inc.                               382
                                                            --------------
                                                                   3,468
                                                            --------------
             BUILDING MATERIALS  0.6%
     13,000  Vulcan Materials Company                                570
                                                            --------------

             BUSINESS MACHINES & SOFTWARE  1.3%
      3,300  International Business Machines Corporation             368
      7,675  Microsoft Corporation<F1>                               535
      3,300  Sun Microsystems, Inc.<F1>                              303
                                                            --------------
                                                                   1,206
                                                            --------------
             BUSINESS SERVICES  2.9%
     12,100  Automatic Data Processing, Inc.                         651
      3,900  Electronic Data Systems Corporation                     268
     11,400  First Data Corporation                                  555
     20,100  Manpower, Inc.                                          710
     17,300  Viad Corporation                                        439
                                                            --------------
                                                                   2,623
                                                            --------------
             CHEMICALS  2.1%
     22,100  Ecolab, Inc.                                            863
     14,500  Millipore Corporation                                 1,039
                                                            --------------
                                                                   1,902
                                                            --------------
             COMMUNICATIONS & MEDIA  3.2%
      9,800  CBS Corporation<F1>                                     576
      2,600  General Motors Corporation - Class H                    250
      7,300  Infinity Broadcasting Corporation<F1>                   248
     15,700  Interpublic Group of Companies, Inc.                    644
     13,075  New York Times Company - Class A                        539
      7,900  Time Warner, Inc.                                       711
                                                            --------------
                                                                   2,968
                                                            --------------
             computers  1.1%
      5,100  Compaq Computer Corporation                             149
      6,800  Dell Computer Corporation<F1>                           341
      3,700  EMC Corporation<F1>                                     514
                                                            --------------
                                                                   1,004
                                                            --------------
             CONSUMER PRODUCTS  0.5%
      6,250  Avery Dennison Corporation                              410
          1  Energizer Holdings, Inc.<F1>                              0
                                                            --------------
                                                                     410
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------

             COSMETICS & SOAP  0.5%
      5,400  Avon Products, Inc.                                   $ 224
      5,800  Estee Lauder Companies - Class A                        256
                                                            --------------
                                                                     480
                                                            --------------
             DRUGS/MEDICAL SUPPLIES  5.5%
     12,300  American Home Products Corporation                      691
     12,100  Bristol Myers Squibb Company                            634
     10,100  Eli Lilly & Company                                     781
      1,100  Genentech, Inc.<F1>                                     129
      9,200  Johnson & Johnson                                       759
     10,300  Medtronic, Inc.                                         535
      4,000  Merck & Company, Inc.                                   278
     11,000  Warner-Lambert Company                                1,252
                                                            --------------
                                                                   5,059
                                                            --------------
             ELECTRICAL EQUIPMENT  0.8%
      4,900  General Electric Company                                771
                                                            --------------

             ELECTRONICS  0.6%
      8,575  Molex, Inc. - Class A                                   343
      5,200  Solectron Corporation<F1>                               243
                                                            --------------
                                                                     586
                                                            --------------
             ELECTRIC UTILITIES 0.4%
      2,100  Duke Power Company                                      121
      5,300  The Montana Power Company                               233
                                                            --------------
                                                                     354
                                                            --------------
             ENTERTAINMENT & LEISURE  0.2%
      4,600  The Walt Disney Company                                 199
                                                            --------------

             FINANCIAL SERVICES  4.6%
     12,200  Alliance Capital Management L.P.                        547
      3,800  American Express Company                                570
     10,100  H&R Block, Inc.                                         422
     16,200  Citigroup, Inc.                                         963
     11,600  Franklin Resources, Inc.                                374
      8,000  Marsh & McLennan Companies, Inc.                        789
      7,100  Morgan Stanley Dean Witter & Company                    545
                                                            --------------
                                                                   4,210
                                                            --------------
             FOOD, BEVERAGES & TOBACCO 1.6%
      8,200  Anheuser-Busch Companies, Inc.                          579
     14,900  PepsiCo, Inc.                                           547
      7,800  Sysco Corporation                                       293
                                                            --------------
                                                                   1,419
                                                            --------------
             HEALTH CARE SERVICES & SUPPLIES  0.3%
     10,400  Columbia / HCA Healthcare Corporation                   296
                                                            --------------

                     See notes to the financial statements.

BALANCED INCOME FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             INSURANCE  0.5%
      4,500  American International Group, Inc.                    $ 494
                                                            --------------

             METALS & MINERALS  0.2%
      2,800  Alcoa, Inc.                                             182
                                                            --------------

             MULTI-INDUSTRY  1.4%
      9,800  Pentair, Inc.                                           375
     19,400  Tyco International, Ltd.                                891
                                                            --------------
                                                                   1,266
                                                            --------------

             NATURAL GAS  1.1%
      5,800  El Paso Energy Corporation                              247
     11,200  Enron Corporation                                       781
                                                            --------------
                                                                   1,028
                                                            --------------

             NETWORKING PRODUCTS  0.7%
      9,400  Cisco Systems, Inc.<F1>                                 652
                                                            --------------

             OIL - DOMESTIC  1.0%
     10,200  Phillips Petroleum Company                              484
     20,000  USX Corporation - Marathon Group, Inc.                  466
                                                            --------------
                                                                     950
                                                            --------------

             OIL - INTERNATIONAL  0.6%
      7,088  Exxon Mobil Corporation                                 551
                                                            --------------

             OIL - SERVICES & EQUIPMENT  1.3%
      9,600  Nabors Industries, Inc.<F1>                             379
      9,350  Schlumberger Limited                                    716
      1,600  Transocean Sedco Forex, Inc.                             75
                                                            --------------
                                                                   1,170

                                                            --------------
             PAPER & FOREST PRODUCTS  0.6%
      7,100  Kimberly-Clark Corporation                              412
      5,100  The Mead Corporation                                    178
                                                            --------------
                                                                     590
                                                            --------------

             printing & publishing  1.3%
      9,550  Harcourt General, Inc.                                  357
      2,700  Houghton Mifflin Company                                112
     14,000  McGraw-Hill, Inc.                                       735
                                                            --------------
                                                                   1,204
                                                            --------------

             REAL ESTATE INVESTMENT TRUSTS (REITS) 0.3%
     13,075  AMB Property Corporation                                288
                                                            --------------

             RETAIL  2.0%
      4,300  Costco Wholesale Corporation<F1>                        232
     12,635  Gap, Inc.                                               464
      1,200  Kohl's Corporation<F1>                                   58
      5,500  Lowe's Companies, Inc.                                  272
      3,500  Target Corporation                                      233
     19,100  Walgreen Company                                        537
                                                            --------------
                                                                   1,796
                                                            --------------

   NUMBER                                                   MARKET VALUE
  OF SHARES                                                (IN THOUSANDS)
  ---------                                                --------------
             SEMICONDUCTORS  2.1%
      5,900  Intel Corporation                                     $ 748
      7,500  Texas Instruments, Inc.                               1,222
                                                            --------------
                                                                   1,970
                                                            --------------
             TELECOMMUNICATIONS  3.3%
     11,500  AT&T Corporation                                        537
      7,400  ALLTEL Corporation                                      493
     13,900  Bell Atlantic Corporation                               824
      9,900  Broadwing, Inc.<F1>                                     280
     14,500  Sprint Corporation                                      892
                                                            --------------
                                                                   3,026
                                                            --------------
             TELECOMMUNICATIONS EQUIPMENT  2.4%
      1,600  Corning, Inc.                                           316
      2,800  Ericsson AB ADR                                         248
      1,675  Motorola, Inc.                                          199
     11,200  Nokia Corp. - ADR                                       637
      7,300  Nortel Networks Corporation                             827
                                                            --------------
                                                                   2,227
                                                            --------------
             TRANSPORTATION  0.9%
      5,600  Expeditors International of Washington, Inc.            239
      8,400  United Parcel Service, Inc.                             559
                                                            --------------
                                                                     798
                                                            --------------
             Total Common Stocks (Cost $38,074)                   45,844
                                                            --------------


             PREFERRED STOCKS 1.8%
             CHEMICALS  0.3%
      5,000  Monsanto Corporation, 6.50%, 11/30/03
               (convertible into Pharmacia Corporation
               common stock)                                         226

             COMMUNICATIONS  0.5%
      1,600  Cox Communications, Inc., 7.75%, 11/15/29
               (convertible to Sprint PCS common stock)              163
      1,000  Global Crossing Inc., 6.75%, 4/15/12 (convertible
               to Global Crossing, Inc. common stock)                252

             FOOD, BEVERAGES & TOBACCO  0.3%
      6,300  Seagram Company Ltd., 7.50%, 6/21/02 (convertible
               to Seagram Company Ltd. common stock)                 321

             NATURAL GAS 0.7%
     27,300  Enron Corporation, 7.00%, 7/31/02
               (convertible to EOG Resources common stock)           642
                                                            --------------

             Total Preferred Stocks (Cost $1,507)                  1,604
                                                            --------------

                     See notes to the financial statements.

BALANCED INCOME FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------

             LONG-TERM INVESTMENTS 45.3%
             ASSET-BACKED SECURITIES 3.9%
             Auto Loan Receivables 0.9%
             Banc One Auto Grantor Trust,
       $ 57    Series 1997-A, Class A, 6.27%, 11/20/03              $ 57
             Chase Manhattan Auto Owner Trust,
        300    Series 1997-B, Class A5, 6.60%, 3/15/02               299
             Honda Auto Least Trust,
        500    Series 1999-A, Class A5, 6.65%, 7/15/05               495
                                                            --------------
                                                                     851
                                                            --------------
             CREDIT CARD RECEIVABLES 1.9%
             Chemical Master Credit Card Trust I,
        250    Series 1995-2, Class A, 6.23%, 6/15/03                249
             Citibank Credit Card Master Trust I,
             Principal Only:
        300    Series 1996-1, Class A, 0.00%, 2/07/01                284
        800    Series 1997-6, Class A, 0.00%, 8/15/06                580
             Discover Card Master Trust I,
        500    Series 1995-2, Class A, 6.55%, 8/15/00                500
             Sears Credit Account Master Trust,
        150    Series 1995-2, Class A, 8.10%, 6/15/04                151
                                                            --------------
                                                                   1,764
                                                            --------------
             HOME EQUITY LOAN RECEIVABLES 1.1%
             Contimortgage Home Equity Loan Trust,
        502    Series 1997-3, Class A9, 7.12%, 8/15/28               482
             GE Capital Mortgage Services, Inc.,
        200    Series 1996-HE1, Class A4, 7.30%, 2/25/25             198
             Green Tree Home Equity Loan Trust,
        300    Series 1997-B, Class A6, 7.12%, 4/15/27               297
                                                            --------------
                                                                     977

             CORPORATE BONDS  9.9%
             ABN Amro Bank Guarantee,
        250    7.25%, 5/31/05                                        245
             Air 2 US,
        100    10.127%, 10/01/20                                     101
             American West Airlines Pass-Thru Certificates,
        125    8.54%, 1/02/06 (Acquired 9/14/99, Cost $125)<F2>      123
             AT&T Capital Corp. Company Guarantee,
        200    6.25%, 5/15/01                                        198
             Associates Corporation of North America Senior Notes,
        150    7.50%, 4/15/02                                        150
             Bank One Corporation Notes,
        250    6.875%, 8/01/06                                       237
             BankAmerica Corporation Subordinated Notes,
        185    9.20%, 5/15/03                                        192
             BankBoston Corporation Subordinated Notes,
        200    6.625%, 2/01/04                                       192

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             CORPORATE BONDS  9.9% (CONT.)
             Bankers Trust Corporation Subordinated Notes,
      $ 200    7.50%, 11/15/15                                     $ 189
             Bank of New York Subordinated Notes,
        150    7.875%, 11/15/02                                      150
             Bank of Oklahoma Subordinated Notes,
        300    7.125%, 8/15/07                                       278
             Barclays North American Capital Corp. Debentures,
        300    9.75%, 5/15/21                                        319
             CE Generations LLC,
        400    7.416%, 12/15/18                                      362
             Citicorp Subordinated Notes,
        100    9.50%, 2/01/02                                        103
             Conectiv, Inc. Medium Term Notes,
        225    6.73%, 6/01/06                                        217
             Continental Airlines Inc. Pass-Thru Certificates,
        173    6.80%, 7/02/07                                        163
             Continental Cablevision, Inc. Debentures,
        100    9.50%, 8/01/13                                        107
             Donaldson,Lufkin & Jenrette Senior Notes,
        200    5.875%, 4/01/02                                       193
             Duty Free International, Inc. Notes,
        250    7.00%, 1/15/04                                        245
             Dynegy, Inc. Senior Notes,
        200    7.45%, 7/15/06                                        191
             Federal Express Corporation Notes,
        180    9.65%, 6/15/12                                        194
             FPL Group Capital, Inc. Guaranteed Notes,
        150    7.625%, 9/15/06                                       148
             Goldman Sachs Group Notes,
        400    6.25%, 2/01/03 (Acquired 6/30/99, Cost $393)<F2>      384
             Lehman Brothers, Inc. Senior Notes,
        150    8.75%, 5/15/02                                        152
             Lehman Brothers, Inc. Medium Term Notes,
        375    7.50%, 9/01/06                                        364
             Marlin Water Trust Senior Notes,
         97    7.09%, 12/15/01 (Acquired 12/9/98, Cost $97)<F2>       95
             Merrill Lynch & Co. Notes,
        225    8.30%, 11/01/02                                       230
             Midlantic Corporation Subordinated Notes,
        240    9.20%, 8/01/01                                        245
             Morgan Stanley Group Debentures,
        300    8.875%, 10/15/01                                      306
             National Westminster Bank Debentures,
        300    9.375%, 11/15/03                                      314
             Oneok, Inc. Notes,
        125    7.75%, 8/15/06                                        123
             Paine Webber Group, Inc. Subordinated Notes,
        200    7.75%, 9/01/02                                        199

                     See notes to the financial statements.

BALANCED INCOME FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             CORPORATE BONDS  9.9% (CONT.)
             Principal Financial Group Senior Notes,
      $ 400    8.20%, 8/15/09 (Acquired 8/18/99, Cost $399)<F2>    $ 399
             PSI Energy Debentures,
        150    7.85%, 10/15/07                                       145
             J.C. Penney Company, Inc. Debentures,
        150    8.25%, 8/15/22                                        122
             Salomon, Inc. Notes:
        409    7.50%, 2/01/03                                        407
        277    7.00%, 6/15/03                                        272
             Standard Federal Bancorp Medium Term Notes,
        250    7.75%, 7/17/06                                        245
             Washington Mutual, Inc. Notes,
        250    7.50%, 8/15/06                                        242
             Westdeutsche Landesbank Subordinated Notes:
        200    6.05%, 1/15/09                                        175
        400    6.75%, 6/15/05                                        382
                                                            --------------
                                                                   9,098
                                                            --------------
             International/Yankee (U.S. $ Denominated) 1.3%
             Ford Capital BV Debentures:
        200    9.375%, 5/15/01                                       204
        150    9.50%, 6/01/10                                        162
             Household Netherlands BV Company Guarantee,
        125    6.20%, 12/01/03                                       119
             Korea Development Bank Bonds,
        230    7.125%, 9/17/01                                       227
             Metronet Communications Corp. Senior Notes,
        300    9.95%, 6/15/08                                        236
             Norsk Hydro A/S Debentures,
         50    9.00%, 4/15/12                                         54
             Stagecoach Holdings PLC Notes,
        200    8.625%, 11/15/09                                      163
             Wharf Capital International Ltd. Notes,
         50    7.625%, 3/13/07                                        46
                                                            --------------
                                                                   1,211
                                                            --------------

             U.S. GOVERNMENT AGENCY-BACKED MORTGAGE ISSUES 0.2%
             Federal Home Loan Mortgage Corporation (FHLMC)
               Real Estate Mortgage Investment Conduit (REMIC),
         51    Series 1201, Class E, 7.40%, 12/15/21                  51
             Federal National Mortgage Association (FNMA)
               Real Estate Mortgage Investment Conduit (REMIC):
         39    Series 1989-2, Class D, 8.80%, 1/25/19                 40
         48    Series 1990-89, Class K, 6.50%, 7/25/20                46
         23    Series 1991-147, Class K, 7.00%, 1/25/21               23
             Government National Mortgage Association (GNMA)
               Real Estate Mortgage Investment Conduit (REMIC),
         67    Series 3, Class F, 6.50%, 6/17/20                      64
                                                            --------------
                                                                     224
                                                            --------------

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             U.S. TREASURY OBLIGATIONS 30.0%
             U.S. Treasury Bonds,
     $8,250    11.625%, 11/15/02                                 $ 9,186
             U.S. Treasury Notes,
      1,850    6.375%, 8/15/02                                     1,839
             U.S. Treasury Strips, Principal Only,
     22,280    0.00%, 11/15/04                                    16,542
                                                            --------------
                                                                  27,567
                                                            --------------
             Total Long-Term Investments (Cost $42,253)           41,692
                                                            --------------

    NUMBER
   OF SHARES
(IN THOUSANDS)
--------------

             SHORT-TERM INVESTMENTS  2.1%
             INVESTMENT COMPANIES 2.1%
          5  Financial Square Prime Obligation Fund                    5
      1,951  Short-Term Investments Co. Liquid Assets Portfolio    1,951
                                                            --------------
             Total Investment Companies (Cost $1,956)              1,956
                                                            --------------
             Total Short-Term Investments (Cost $1,956)            1,956
                                                            --------------

             Total Investments (Cost $83,790) 99.0%               91,096
                                                            --------------
             Other Assets, less Liabilities,  1.0%                   897
                                                            --------------
             TOTAL NET ASSETS 100.0%                            $ 91,993
                                                            ==============

             <F1>Non-income producing
             <F2>Unregistered security

                     See notes to the financial statements.

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             COMMON STOCKS  65.1%
             AEROSPACE & DEFENSE  0.5%
     19,700  General Dynamics Corporation                       $  1,152
      7,000  Orbital Sciences Corporation<F1>                         88
                                                            --------------
                                                                   1,240
                                                            --------------
             AIR TRANSPORTATION 0.3%
     30,800  Southwest Airlines                                      668
                                                            --------------

             BANKING 2.4%
      7,300  Bank United Corporation - Class A                       242
      3,900  CCB Financial Corporation                               154
      5,750  Charter One Financial, Inc.                             117
     14,100  Chase Manhattan Corporation                           1,016
      4,400  Commerce Bancorp, Inc.                                  175
      1,500  Cullen/Frost Bankers, Inc.                               37
     16,500  Fifth Third Bancorp                                   1,042
      2,300  First Tennessee National Corporation                     44
      3,700  Marshall & Ilsley Corporation                           172
      3,500  North Fork Bancorporation, Inc.                          57
      7,000  Sovereign Bancorp, Inc.                                  48
     24,400  State Street Corporation                              2,364
      2,200  TCF Financial Corporation                                51
      2,000  Zions Bancorporation                                     83
                                                            --------------
                                                                   5,602
                                                            --------------
             BATTERIES 0.1%
      5,100  Rayovac Corporation<F1>                                 106
                                                            --------------

             BUILDING & CONSTRUCTION 0.4%
      9,300  Astec Industries, Inc.<F1>                              234
      5,100  Granite Construction, Inc.                              121
      2,800  Martin Marietta Materials, Inc.                         148
        800  Southdown, Inc.                                          46
     10,700  Texas Industries, Inc.                                  349
      5,400  U.S. Aggregates, Inc.<F1>                                92
                                                            --------------
                                                                     990
                                                            --------------
             BUSINESS SERVICES  3.2%
      9,300  Affiliated Computer Services, Inc.<F1>                  308
     10,500  The BISYS Group, Inc.<F1>                               657
      4,900  Ceridian Corporation<F1>                                106
      1,300  CheckFree Holdings Corporation<F1>                       66
      3,850  Cintas Corporation                                      153
     12,900  Computer Sciences Corporation<F1>                     1,052
      3,500  Diebold, Inc.                                           101
     47,400  First Data Corporation                                2,308
      8,555  FIserv, Inc.<F1>                                        393
     12,900  F.Y.I. Inc.<F1>                                         346
      3,400  Manpower Inc.                                           120

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             BUSINESS SERVICES 3.2% (CONT.)
      3,500  NCO Group, Inc.<F1>                                  $  120
      6,300  Robert Half International Inc.                          385
     21,900  Sabre Group Holdings, Inc.<F1>                          765
     11,200  The Source Information Management Company<F1>           165
      6,600  Steiner Leisure Ltd.                                    133
      3,450  Symbol Technologies, Inc.                               192
      2,400  Viad Corp.                                               61
                                                            --------------
                                                                   7,431
                                                            --------------
             CHEMICALS  0.2%
     14,800  M.A. Hanna Company                                      170
      8,900  Minerals Technologies Inc.                              412
                                                            --------------
                                                                     582
                                                            --------------
             COMMUNICATIONS & MEDIA 2.6%
     47,200  Charter Communications, Inc.<F1>                        693
      2,300  Citadel Communications Corporation<F1>                   90
      1,200  Hispanic Broadcasting Corporation<F1>                   121
     27,300  Infinity Broadcasting<F1>                               926
     33,800  Interpublic Group of Companies, Inc.                  1,386
     16,900  Omnicom Group, Inc.                                   1,539
      1,200  Univision Communications, Inc.<F1>                      131
     27,000  The Walt Disney Company                               1,169
                                                            --------------
                                                                   6,055
                                                            --------------
             COMPUTERS 2.0%
     13,200  ASM Lithography Holding N.V.<F1>                        528
     14,600  EMC Corporation<F1>                                   2,028
     19,100  Sun Microsystems, Inc.<F1>                            1,756
      4,800  Zebra Technologies Corporation<F1>                      274
                                                            --------------
                                                                   4,586
                                                            --------------
             DATA PROCESSING 1.0%
     27,200  Acxiom Corporation<F1>                                  734
      3,200  ChoicePoint, Inc.<F1>                                   122
      1,300  CSG Systems International, Inc.<F1>                      60
      4,200  National Computer Systems, Inc.                         216
      1,900  Shared Medical Systems Corporation                       79
     29,700  SunGard Data Systems, Inc.                            1,026
                                                            --------------
                                                                   2,237
                                                            --------------
             DISTRIBUTION  0.3%
      5,700  CDW Computer Centers, Inc.<F1>                          593
      1,200  Fastenal Company                                         70
                                                            --------------
                                                                     663

                     See notes to the financial statements.

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             DRUGS 3.9%
      3,800  Alpharma, Inc. - Class A                              $ 147
      3,800  ALZA Corporation - Class A<F1>                          167
     18,000  Bristol-Myers Squibb Company                            944
     29,100  Eli Lilly & Company                                   2,250
      2,100  Forest Laboratories, Inc.<F1>                           177
      1,400  MedImmune, Inc.<F1>                                     224
     16,500  Merck & Co., Inc.                                     1,147
        900  Sepracor Inc.<F1>                                        83
      7,300  Shire Pharmaceuticals Group PLC - ADR<F1>               294
     24,400  Warner-Lambert Company                                2,777
     14,900  Watson Pharmaceuticals, Inc.<F1>                        670
                                                            --------------
                                                                   8,880
                                                            --------------

             ELECTRONIC COMPONENTS & SEMICONDUCTORS 9.5%
      1,000  Aeroflex Inc.<F1>                                        37
     14,200  Analog Devices,Inc.<F1>                               1,091
     19,600  Applied Materials, Inc.<F1>                           1,996
        500  Applied Micro Circuits Corporation<F1>                   64
      4,400  Atmel Corporation<F1>                                   215
      5,600  ATMI, Inc.<F1>                                          216
        500  AVX Corporation                                          49
      8,000  Benchmark Electronics, Inc.<F1>                         321
      4,200  Broadcom Corporation<F1>                                724
      2,200  Burr-Brown Corporation<F1>                              150
     12,600  Conexant Systems, Inc.<F1>                              754
      1,900  Credence Systems Corporation<F1>                        271
      3,400  CTS Corporation                                         214
      2,000  Exar Corporation<F1>                                    160
     15,900  Flextronics International Ltd.<F1>                    1,117
     16,100  Infineon Technologies ADR<F1>                         1,093
     11,000  Integrated Device Technology, Inc.<F1>                  529
     19,100  Intel Corporation                                     2,422
        500  Intersil Holding Corporation<F1>                         17
      3,200  Kulicke & Soffa Industries, Inc.<F1>                    251
      3,000  Lam Research Corporation<F1>                            138
      1,800  LSI Logic Corporation<F1>                               112
      6,700  Maxim Integrated Products, Inc.<F1>                     434
      2,000  Micrel, Inc.<F1>                                        173
     23,312  Molex, Inc. - Class A                                   932
      7,400  Novellus Systems, Inc.<F1>                              493
      5,600  PMC - Sierra, Inc.<F1>                                1,075
      3,500  Phototronics, Inc.<F1>                                  117
      3,200  Sanmina Corporation<F1>                                 192
      3,200  SCI Systems,Inc.<F1>                                    170
      2,000  Semtech Corporation<F1>                                 136
      5,300  STMicroelectronics N.V.                               1,005
      6,000  Teradyne,Inc.<F1>                                       660
     22,000  Texas Instruments. Inc.                               3,583
      2,200  TriQuint Semiconductor, Inc.<F1>                        226
      2,500  Veeco Instruments Inc.<F1>                              155
      3,800  Vitesse Semiconductor<F1>                               259
      2,100  Xilinx, Inc.<F1>                                        154
                                                            --------------
                                                                  21,705
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             ENTERTAINMENT & LEISURE 0.5%
      3,600  Anchor Gaming<F1>                                     $ 145
     38,100  Carnival Corporation                                    948
      8,400  Cinar Films Inc. - Class B<F1>                           59
                                                            --------------
                                                                   1,152
                                                            --------------
             FINANCIAL SERVICES 2.7%
     27,050  Concord EFS, Inc.<F1>                                   605
      6,900  E*Trade Group, Inc.<F1>                                 148
     14,600  Federal Home Loan Mortgage Corporation                  671
      7,900  Federal National Mortgage Association                   476
      4,200  Federated Investors, Inc.                               119
     24,900  Franklin Resources, Inc.                                803
     63,700  MBNA Corporation                                      1,692
     20,600  Morgan Stanley Dean Witter & Company                  1,581
                                                            --------------
                                                                   6,095
                                                            --------------
             FOOD & BEVERAGE  0.5%
      2,800  Canandaigua Brands, Inc.<F1>                            141
     16,500  PepsiCo, Inc.                                           605
      6,500  SUPERVALU, Inc.                                         134
     15,400  Universal Foods Corporation                             253
                                                            --------------
                                                                   1,133
                                                            --------------
             HEALTH CARE SERVICES & SUPPLIES 1.1%
     20,625  Cardinal Health, Inc.                                 1,136
     24,353  Health Management Associates, Inc. - Class A<F1>        388
     46,200  IMS Health Inc.                                         788
      9,700  Lincare Holdings, Inc.<F1>                              296
        600  Omnicare,Inc.                                             9
                                                            --------------
                                                                   2,617
                                                            --------------

             INSURANCE 3.0%
     19,400  AFLAC, Inc.                                             947
      1,900  Allmerica Financial Corporation                         103
      3,400  Ambac Financial Group, Inc.                             163
     19,755  American International Group                          2,167
      9,900  Aon Corporation                                         268
     13,200  Arthur J. Gallagher & Company                           492
      6,800  Enhance Financial Services Group Inc.                    69
      3,900  Financial Security Assurance Holdings Ltd.              288
      7,200  Hooper Holmes, Inc.                                     125
        600  Jefferson - Pilot Corporation                            40
     17,400  MetLife, Inc.<F1>                                       288
     26,100  MGIC Investment Corporation                           1,248
      1,900  Nationwide Financial Services,Inc.                       53
      1,350  The PMI Group, Inc.                                      65
      8,500  Protective Life Corporation                             202
      1,900  ReliaStar Financial Corporation                          82
      1,800  Torchmark Corporation                                    44
      3,000  XL Capital Ltd.                                         143
                                                            --------------
                                                                   6,787
                                                            --------------

                     See notes to the financial statements.

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             INTERNET PRODUCTS & SERVICES 0.2%
      4,400  Ariba, Inc.<F1>                                      $  326
      6,900  EDGAR Online, Inc.<F1>                                   45
        700  PurchasePro.com, Inc.<F1>                                21
      2,500  Verio Inc.<F1>                                           94
                                                            --------------
                                                                     486
                                                            --------------
             MEDICAL 1.0%
      2,300  Aclara Biosciences Inc.<F1>                              88
        500  C.R. Bard, Inc.                                          22
      2,000  Chiron Corporation<F1>                                   90
      3,700  Genentech, Inc.<F1>                                     433
     14,300  Johnson & Johnson                                     1,180
      1,400  Millennium Pharmaceuticals, Inc.<F1>                    111
      3,200  Mylan Laboratories Inc.                                  91
     25,500  QuadraMed Corporation<F1>                               100
      6,100  Texas Biotechnology Corporation<F1>                      75
                                                            --------------
                                                                   2,190
                                                            --------------
             MEDICAL INSTRUMENTS 1.5%
      5,000  Biomet, Inc.                                            178
      2,200  Coherent, Inc.<F1>                                      127
     10,475  DENTSPLY InternationalInc.                              304
      9,300  Edwards Lifesciences Corporation<F1>                    139
      9,300  Guidant Corporation                                     534
     25,000  Medtronic, Inc.<F1>                                   1,298
        500  MiniMed Inc.<F1>                                         61
      3,800  Patterson Dental Company<F1>                            183
     18,800  Renal Care Group, Inc.<F1>                              419
      1,900  Stryker Corporation                                     137
      7,400  Sybron International Corporation<F1>                    230
                                                            --------------
                                                                   3,610
                                                            --------------
             METALS & MINERALS 0.0%
      5,900  Prudential Steel Ltd.                                    60
                                                            --------------

             MULTI-INDUSTRY 1.3%
      7,500  GSI Lumonics Inc.<F1>                                   141
      6,200  Kaydon Corporation                                      145
      4,500  Mettler-Toledo International Inc.<F1>                   157
      6,000  Pentair, Inc.                                           230
     49,000  Tyco International, Ltd.                              2,251
                                                            --------------
                                                                   2,924
                                                            --------------
             NATURAL GAS 0.8%
     26,800  Enron Corporation                                     1,868
                                                            --------------

             NETWORKING PRODUCTS 2.4%
      3,700  Black Box Corporation<F1>                               285
     50,000  Cisco Systems, Inc.<F1>                               3,466
      1,800  Juniper Networks, Inc.<F1>                              383
     15,600  Network Appliance, Inc.<F1>                           1,153
      1,700  QLogic Corporation<F1>                                  171
      3,000  Xircom, Inc.<F1>                                        118
                                                            --------------
                                                                   5,576
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             OIL & GAS - DOMESTIC 1.7%
      6,900  Barrett Resources Corporation<F1>                    $  219
      1,900  Devon Energy Corporation                                 92
     61,000  EOG Resources, Inc.                                   1,517
      4,000  Newfield Exploration Company<F1>                        163
     13,500  Phillips Petroleum Company                              640
      2,900  St. Mary Land & Exploration Company                      98
     16,000  Texaco Inc.                                             792
      7,600  Valero Energy Corporation                               220
      6,300  Veritas DGC Inc.<F1>                                    151
                                                            --------------
                                                                   3,892
                                                            --------------
             OIL & GAS SERVICES 2.2%
      2,000  BJ Services Company<F1>                                 141
      3,400  Dynegy Inc.                                             222
      9,500  El Paso Energy Corporation                              404
      3,500  ENSCO International Incorporated                        116
      4,600  Global Marine Inc.<F1>                                  110
      2,600  Grant Prideco, Inc.<F1>                                  50
     20,200  Halliburton Company                                     893
      1,000  Hanover Compressor Company<F1>                           58
      4,600  Kinder Morgan,Inc.                                      139
      5,100  Nabors Industries, Inc.<F1>                             201
      4,100  National-Oilwell, Inc.<F1>                               98
      3,300  Noble Drilling Corporation<F1>                          132
     12,600  Ocean Energy Inc.<F1>                                   163
      5,600  Petroleum Geo-Services ASA-ADR<F1>                       90
      9,100  Precision Drilling Corporation<F1>                      291
      1,000  Santa Fe International Corporation                       34
     20,700  Schlumberger Limited<F1>                              1,585
      1,000  Smith International, Inc.<F1>                            76
      3,800  Talisman Energy Inc.<F1>                                114
      2,600  Weatherford International, Inc.<F1>                     106
                                                            --------------
                                                                   5,023
                                                            --------------
             PAPER & RELATED PRODUCTS 0.3%
      8,800  Champion International Corporation                      579
      1,800  Consolidated Papers, Inc.                                68
                                                            --------------
                                                                     647
                                                            --------------

             PRINTING & PUBLISHING 0.1%
      2,100  Scholastic Corporation<F1>                               98
                                                            --------------

             RENTAL EQUIPMENT 0.2%
     10,600  Avis Group Holdings, Inc.<F1>                           215
      6,000  Rent-A-Center, Inc.<F1>                                 122
                                                            --------------
                                                                     337
                                                            --------------

             RESTAURANTS 0.1%
      3,600  Brinker International, Inc.<F1>                         115
      2,900  Starbucks Corporation<F1>                                88
                                                            --------------
                                                                     203
                                                            --------------
                     See notes to the financial statements.

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             RETAIL 6.8%
      8,600  Ames Department Stores, Inc.<F1>                      $ 154
      4,000  BJ's Wholesale Club<F1>                                 142
     18,800  Circuit City Stores Inc.                              1,106
     20,800  Costco Companies, Inc.<F1>                            1,125
     31,965  Dollar General Corporation                              731
     34,100  Family Dollar Stores                                    650
     45,100  Goody's Family Clothing, Inc.<F1>                       293
     18,750  Home Depot, Inc.                                      1,051
     10,150  InterTAN, Inc.<F1>                                      140
     29,400  Kohl's Corporation<F1>                                1,411
      5,200  Linens 'n Things, Inc.<F1>                              161
     39,420  Lowe's Companies, Inc.                                1,951
     12,200  The Men's Wearhouse, Inc.<F1>                           262
      4,100  Ross Stores, Inc.                                        85
     43,600  Safeway, Inc.<F1>                                     1,924
     16,300  Target Corporation                                    1,085
      1,500  Tiffany & Company                                       109
     30,000  Wal-Mart Stores, Inc.                                 1,661
     42,700  Walgreen Company<F1>                                  1,201
      7,500  Whitehall Jewelers, Inc.<F1>                            129
      4,200  Williams-Sonoma, Inc.<F1>                               145
                                                            --------------
                                                                  15,516
                                                            --------------
             SOFTWARE 2.7%
      8,400  Aspen Technology, Inc.<F1>                              297
      7,100  Citrix Systems, Inc.<F1>                                434
        600  Electronic Arts, Inc.<F1>                                36
     11,200  General Magic, Inc.<F1>                                  62
      2,500  Intuit Inc.<F1>                                          90
      1,400  Mercury Interactive Corporation<F1>                     126
     37,900  Microsoft Corporation<F1>                             2,644
      1,200  NVIDIA Corporation<F1>                                  107
     14,400  Oracle Corporation<F1>                                1,151
      4,100  Rational Software Corporation<F1>                       349
      1,100  SAGA SYSTEMS, Inc.<F1>                                   20
      1,500  Symantec Corporation<F1>                                 94
      5,325  VERITAS Software Corporation<F1>                        571
      8,100  Verity, Inc.<F1>                                        263
                                                            --------------
                                                                   6,244
                                                            --------------
             TELECOMMUNICATIONS 2.0%
      5,900  AT&T Wireless Group<F1>                                 188
      8,500  ALLTEL Corporation                                      566
     26,100  Broadwing Inc.<F1>                                      759
      2,400  McLeodUSA, Incorporated<F1>                              60
     27,786  MCI WorldCom, Inc.<F1>                                1,263
      9,600  Nextel Communications, Inc.<F1>                       1,051
      4,600  Telesystem International Wireless Inc.<F1>              152
      5,100  Voicestream Wireless Corporation<F1>                    505
                                                            --------------
                                                                   4,544
                                                            --------------

      NUMBER                                                 MARKET VALUE
     OF SHARES                                              (IN THOUSANDS)
     ---------                                              --------------
             TELECOMMUNICATIONS EQUIPMENT 5.9%
      4,300  ADTRAN, Inc.<F1>                                      $ 291
      4,400  Alpha Industries, Inc.                                  229
      8,700  CIENA Corporation<F1>                                 1,076
      6,000  Comverse Technology, Inc.<F1>                           535
      2,600  Corning Incorporated                                    513
      1,500  Crown Castle International Corporation<F1>               58
      1,700  Ditech Communications Corporation<F1>                   146
      6,200  Ericsson AB                                             548
        700  Harmonic Inc.<F1>                                        52
      3,800  Harris Corporation                                      123
     14,600  JDS Uniphase Corporation<F1>                          1,514
      4,600  Motorola, Inc.                                          548
     34,400  Nokia Corp. - ADR                                     1,957
     25,400  Nortel Networks Corporation                           2,877
      1,400  Polycom, Inc.<F1>                                       111
      1,400  Powerwave Technologies, Inc.<F1>                        291
      9,200  QUALCOMM Incorporated<F1>                               998
     11,900  Scientific-Atlantic, Inc.                               774
      7,900  Siebel Systems, Inc.<F1>                                971
                                                            --------------
                                                                  13,612
                                                            --------------

             TELECOMMUNICATIONS SERVICES 0.5%
      2,200  Adelphia Business Solutions, Inc.<F1>                    77
      1,050  Allegiance Telecom, Inc.<F1>                             74
     12,600  Global Crossing Ltd.<F1>                                397
      4,900  MGC Communications, Inc.<F1>                            240
      1,600  Powertel, Inc.<F1>                                      108
      3,900  Viatel, Inc.<F1>                                        149
                                                            --------------
                                                                   1,045
                                                            --------------
             TEXTILES & APPAREL 0.1%
      2,900  Jones Apparel Group, Inc.<F1>                            86
                                                            --------------

             TRANSPORTATION 0.7%
      6,500  Circle International Group, Inc.                        173
      7,100  EGL, Inc.<F1>                                           163
      1,500  GATX Corporation                                         54
     32,800  Harley-Davidson, Inc.                                 1,306
                                                            --------------
                                                                   1,696
                                                            --------------

             UTILITIES 0.4%
      2,200  Calpine Corporation<F1>                                 201
      4,900  Constellation Energy Group                              162
      4,400  Edison International                                     84
      9,800  Kansas City Power & Light Company                       252
      1,900  Montana Power Company                                    84
      3,700  PECO Energy Company                                     154
      1,500  Wisconsin Energy Corporation                             32
                                                            --------------
                                                                     969
                                                            --------------
             Total Common Stocks (Cost $148,772)                 149,155
                                                            --------------

                     See notes to the financial statements.

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             LONG-TERM INVESTMENTS  33.6%
             ASSET-BACKED SECURITIES  2.9%
             CREDIT CARD RECEIVABLES  1.7%
             Chase Credit Card Master Trust,
     $  500    Series 1996-1, 5.55%, 1/15/01                      $  495
             Chemical Master Credit Card Trust,
      2,300    Series 1995-2, 6.23%, 6/15/03                       2,295
             Citibank Credit Card Master Trust, Principal Only,
        200    Series 1997-6, 0.00%, 8/15/06                         145
             Household Affinity Credit Card Master Trust I,
        292    Series 1993-2, Class A, 5.60%, 11/15/00               291
             Sears Credit Account Master Trust:
        450    Series 1994-1, Class A, 7.00%, 8/15/00                450
        263    Series 1995-2, Class A, 8.10%, 1/15/01                264
                                                            --------------
                                                                   3,940
                                                            --------------
             HOME EQUITY LOAN RECEIVABLES  1.2%
             Contimortgage Home Equity Loan Trust,
        700    Series 1997-5, Class A5, 6.63%, 12/15/20              675
             Merrill Lynch Mortgage Investors, Inc.,
      1,244    Series 1998-C1, Class A1, 6.31%, 11/15/26           1,192
             Saxon Asset Securities Trust,
        900    Series 1997-1, Class AF5, 7.325%, 1/25/12             887
                                                            --------------
                                                                   2,754
                                                            --------------

             CORPORATE BONDS 14.1%
             ABN AMRO Bank Guarantee,
      1,000    7.25%, 5/31/05                                        981
             Air 2 US,
        400    10.127%, 10/01/20                                     406
             America West Airlines Pass-Thru Certificates:
        376    8.54%, 1/02/06 (Acquired 9/14/99, Cost $376)<F2>      369
        653    7.93%, 1/02/19 (Acquired 9/14/99, Cost $653)<F2>      650
             Atlantic Richfield Co. Debentures,
        300    8.50%, 4/01/12                                        319
             BankAmerica Corporation Subordinated Notes,
        350    7.75%, 7/15/02                                        351
             BankBoston Corporation Subordinated Notes,
      1,225    6.625%, 2/01/04                                     1,176
             Bank One Corporation Notes,
        300    6.875%, 8/01/06                                       285
             Bankers Trust Corporation Subordinated Debentures,
      1,775    8.125%, 5/15/02                                     1,786
             Barclays American Corp. Debentures,
        250    9.75%, 5/15/21                                        266
             CE Generations LLC,
        600    7.416%, 12/15/18                                      543
             CIT Group, Inc. Senior Notes,
        950    5.57%, 12/08/03                                       883
             Commonwealth Edison Debentures,
        900    9.875%, 6/15/20                                       972


 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             CORPORATE BONDS 14.1% (CONT.)
             Compass Bancshares, Inc. Subordinated Notes,
     $  400    8.375%, 9/15/04                                    $  406
             Continental Bank Subordinated Notes,
        300    12.50%, 4/01/01                                       314
             Continental Cablevision, Inc. Debentures:
        350    8.875%, 9/15/05                                       366
        900    9.50%, 8/01/13                                        964
             Donaldson,Lufkin & Jenrette Senior Notes:
      1,000    6.00%, 12/01/01                                       976
        800    6.875%, 11/01/05                                      761
             Dresdner Bank New York Subordinated Debentures,
        800    7.25%, 9/15/15                                        730
             Duty Free International, Inc. Notes,
        975    7.00%, 1/15/04                                        955
             Dynegy, Inc. Senior Notes,
      1,000    7.45%, 7/15/06                                        956
             Federal Express Corporation Notes,
        500    9.65%, 6/15/12                                        539
             First Bank System Subordinated Notes,
        975    6.625%, 5/15/03                                       947
             General Motors Acceptance Corp. Medium Term Notes,
      1,000    6.70%, 4/30/01                                        995
             Georgia Pacific Corporation Debentures:
        300    9.50%, 12/01/11                                       318
        300    9.875%, 11/01/21                                      306
        100    9.50%, 5/15/22                                        100
             Goldman Sachs Group Notes,
      1,500    6.25%, 2/01/03 (Acquired 2/01/96; Cost $1,496)<F2>  1,441
             Keycorp Subordinated Notes,
        730    8.00%, 7/01/04                                        733
             Lehman Brothers Holdings, Inc. Notes:
        350    6.65%, 11/08/99                                       349
        200    8.75%, 5/15/02                                        203
        500    7.80%, 7/07/05                                        488
        500    8.50%, 8/01/15                                        499
             Marlin Water Trust Senior Notes,
        677    7.09%, 12/15/01 (Acquired 12/9/98, Cost $680)<F2>     665
             The May Department Stores Company Debentures,
        300    9.875%, 6/15/21                                       319
             Merrill Lynch & Co. Notes,
        925    6.875%, 11/15/18                                      823
             NCNB Corporation Subordinated Notes,
        750    10.20%, 7/15/15                                       893
             News America Holdings, Inc. Debentures,
        300    10.125%, 10/15/12                                     307
             PSI Energy, Inc. Debentures,
        600    7.85%, 10/15/07                                       579
             Paine Webber Group, Inc. Notes:
        500    7.875%, 2/15/03                                       497
        500    8.875%, 3/15/05                                       511

                     See notes to the financial statements.

BALANCED GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 Principal Amount                                            Market Value
  (in thousands)                                            (in thousands)
 ----------------                                           --------------
             CORPORATE BONDS 14.4% (CONT.)
             JC Penney Company, Inc. Debentures:
     $  625    9.75%, 6/15/21                                     $  549
        500    8.25%, 8/15/22                                        405
             Rochester Telephone Debentures,
        400    9.00%, 8/15/21                                        374
             Salomon, Inc. Senior Notes,
        575    6.75%, 2/15/03                                        562
             Salomon Smith Barney Holdings, Inc. Notes,
        700    6.875%, 6/15/05                                       673
             Stagecoach Holdings PLC Notes,
        300    8.625%, 11/15/09                                      245
             Tenneco, Inc. Debentures,
        425    7.45%, 12/15/25                                       392
             USF&G Corporation Senior Notes:
      1,000    8.375%, 6/15/01                                     1,009
        350    7.125%, 6/01/05                                       333
             U.S. West Communications Group Debentures,
        575    8.875%, 6/01/31                                       581
             Utilicorp United Inc. Senior Notes,
        350    7.00%, 7/15/04                                        338
                                                            --------------
                                                                  32,388
                                                            --------------

             INTERNATIONAL/YANKEE (U.S. $ DENOMINATED)  3.2%
             Banco Santander-Chile Notes,
        475    6.560%, 11/01/05                                      452
             Ford Capital BV Debentures,
        325    9.875%, 5/15/02                                       337
             Hydro-Quebec Corporation Debentures:
        350    11.75%, 2/01/12                                       456
        500    9.75%, 1/15/18                                        522
             Korea Development Bank Bonds,
        585    7.125%, 9/17/01                                       578
             Korea Electric Power Debentures:
        290    7.75%, 4/01/13                                        264
        200    6.75%, 8/01/27                                        186
             Midland Bank PLC Subordinated Notes,
        950    6.95%, 3/15/11                                        875
             National Bank of Hungary Debentures,
        250    8.875%, 11/01/13                                      258
             Norsk Hydro A/S Debentures,
        350    9.00%, 4/15/12                                        375
             Pohang Iron & Steel Notes,
        200    7.125%, 7/15/04                                       189
             Principal Financial Group (Australia) Senior Notes,
      1,400    8.20%, 8/15/09 (Acquired 8/18/99, Cost $1,396)<F2>  1,397
             Sweden (Kingdom of) Debentures,
        150    11.125%, 6/01/15                                      194
             WestDeutsche Landesbank NY Subordinated Notes,
        700    6.05%, 1/15/09                                        614
             Wharf Capital International Ltd. Notes:
        325    8.875%, 11/01/04                                      327
        225    7.625%, 3/13/07                                       209
                                                            --------------
                                                                   7,233
                                                            --------------

 Principal Amount                                            Market Value
  (in thousands)                                            (in thousands)
  --------------                                            --------------

             U.S. GOVERNMENT AGENCY-BACKED MORTGAGE ISSUES  1.9%
             Federal Home Loan Mortgage Corporation (FHLMC)
               Real Estate Mortgage Investment Conduit (REMIC):
     $  259    Series 85, Class C, 8.60%, 1/15/21                  $ 263
         27    Series 1169, Class D, 7.00%, 5/15/21                   27
        339    Series 1136, Class H, 6.00%, 9/15/21                  317
        237    Series 1201, Class E, 7.40%, 12/15/21                 236
             Federal Home Loan Mortgage
               Corporation Notes (FHLMC),
      2,950    6.625%, 9/15/09                                     2,810
             Federal National Mortgage Association (FNMA)
               Real Estate Mortgage Investment Conduit (REMIC):
        260    Series 1989-37, Class XX, 8.00%, 7/25/19              261
        230    Series 1990-30, Class E, 6.50%, 3/25/20               218
        235    Series 1990-105, Class J, 6.50%, 9/25/20              224
                                                            --------------
                                                                   4,356
                                                            --------------

             U.S. Treasury Obligations  11.5%
             U.S. Treasury Bonds:
        175    9.875%, 11/15/15                                      235
     15,885    9.25%, 2/15/16                                     20,456
             U.S. Treasury Notes,
      5,700    6.625%, 5/15/07                                     5,739
                                                            --------------
                                                                  26,430
                                                            --------------
             Total Long-Term Investments (Cost $77,483)           77,101
                                                            --------------

    Number
   of Shares
(in thousands)
--------------
             SHORT-TERM INVESTMENTS  2.0%
             INVESTMENT COMPANIES  2.0%
      4,531  Short-Term Investments Co. Liquid Assets Portfolio    4,531
                                                            --------------

             Total Short-Term Investments (Cost $4,531)            4,531
                                                            --------------

             Total Investments (Cost $182,505)  100.7%           230,787
                                                            --------------

             Liabilities, less Other Assets (0.7)%               (1,479)
                                                            --------------

             TOTAL NET ASSETS  100.0%                           $229,308
                                                            ==============

             <F1> Non-income producing
             <F2> Unregistered security

GROWTH AND INCOME FUND
SCHEDULE OF INVESTMENTS
April 30, 2000
(Unaudited)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             COMMON STOCKS 94.9%
             AUTO & TRUCK PARTS 0.3%
     96,200  Delphi Automotive Systems Corporation              $  1,840
                                                            --------------

             BANKING 7.0%
    274,300  Bank of New York                                     11,263
    144,500  Chase Manhattan Corporation                          10,413
    233,700  Mellon Bank Corporation                               7,508
    214,300  Northern Trust Corporation                           13,742
    131,200  Wells Fargo Company, Inc.                             5,387
                                                            --------------
                                                                  48,313
                                                            --------------
             BUILDING MATERIALS 1.1%
    181,900  Vulcan Materials Company                              7,969
                                                            --------------

             BUSINESS MACHINES & SOFTWARE 3.1%
     35,200  Hewlett-Packard Company                               4,752
     46,500  International Business Machines Corporation           5,191
    110,400  Microsoft Corporation<F1>                             7,700
     45,675  Sun Microsystems, Inc.<F1>                            4,199
                                                            --------------
                                                                  21,842
                                                            --------------
             BUSINESS SERVICES 5.3%
    169,000  Automatic Data Processing, Inc.                       9,094
     55,200  Electronic Data Systems Corporation                   3,795
    164,200  First Data Corporation                                7,994
    281,000  Manpower, Inc.                                        9,923
    242,600  Viad Corporation                                      6,156
                                                            --------------
                                                                  36,962
                                                            --------------
             CHEMICALS 3.8%
    309,600  Ecolab, Inc.                                         12,094
    203,600  Millipore Corporation                                14,596
                                                            --------------
                                                                  26,690
                                                            --------------
             COMMUNICATIONS & MEDIA 6.4%
    136,600  CBS Corporation<F1>                                   8,025
     64,400  The Walt Disney Company                               2,789
     37,200  General Motors Corporation - Class H                  3,583
    102,300  Infinity Broadcasting Corporation<F1>                 3,472
    219,400  Interpublic Group of Companies, Inc.                  8,995
    188,500  New York Times Company - Class A                      7,764
    111,100  Time Warner, Inc.                                     9,992
                                                            --------------
                                                                  44,620
                                                            --------------
             COMPUTERS 2.1%
     73,400  Compaq Computer Corporation                           2,147
     98,600  Dell Computer Corporation<F1>                         4,942
     51,600  EMC Corporation<F1>                                   7,169
                                                            --------------
                                                                  14,258
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             CONSUMER PRODUCTS 0.8%
     86,900  Avery Dennison Corporation                          $ 5,703
                                                            --------------

             COSMETICS & SOAP 1.0%
     77,200  Avon Products, Inc.                                   3,204
     83,700  Estee Lauder Companies, Inc.                          3,693
                                                            --------------
                                                                   6,897
                                                            --------------
             DRUGS & MEDICAL SUPPLY 9.9%
    171,800  American Home Products Corporation                    9,653
    169,400  Bristol-Myers Squibb Company                          8,883
    141,300  Eli Lilly & Company                                  10,924
    128,300  Johnson & Johnson                                    10,585
    143,800  Medtronic, Inc.                                       7,469
     55,100  Merck & Company, Inc.                                 3,829
    153,400  Warner-Lambert Company                               17,459
                                                            --------------
                                                                  68,802
                                                            --------------
             ELECTRIC 0.7%
     28,400  Duke Power Company                                    1,633
     76,600  Montana Power Company                                 3,372
                                                            --------------
                                                                   5,005
                                                            --------------
             ELECTRICAL EQUIPMENT  1.6%
     69,200  General Electric Company                             10,882
                                                            --------------

             ELECTRONICS & SCIENTIFIC EQUIPMENT 5.2%
     85,900  Intel Corporation                                    10,893
    120,500  Molex, Inc. - Class A                                 4,820
     71,700  Solectron Corporation<F1>                             3,356
    104,500  Texas Instruments, Inc.                              17,020
                                                            --------------
                                                                  36,089
                                                            --------------
             FINANCIAL SERVICES 9.8%
    338,100  Alliance Capital Management L.P.                     15,151
     52,900  American Express Company                              7,938
    144,200  H&R Block, Inc.                                       6,027
    227,300  Citigroup, Inc.                                      13,510
    201,800  Franklin Resources, Inc.                              6,508
    111,700  Marsh & McLennan Companies, Inc.                     11,009
     99,900  Morgan Stanley Dean Witter & Company                  7,667
                                                            --------------
                                                                  67,810
                                                            --------------
             FOOD, BEVERAGES & TOBACCO 2.9%
    115,000  Anheuser-Busch Companies, Inc.                        8,115
    209,000  PepsiCo, Inc.                                         7,668
    108,600  Sysco Corporation                                     4,086
                                                            --------------
                                                                  19,869
                                                            --------------

                     See notes to the financial statements.

GROWTH AND INCOME FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             HEALTHCARE SERVICES & SUPPLIES 0.9%
    145,300  Columbia/HCA Healthcare Corporation                 $ 4,132
     15,500  Genetech, Inc.<F1>                                    1,814
                                                            --------------
                                                                   5,946
                                                            --------------
             INSURANCE 1.0%
     63,100  American International Group, Inc.                    6,921
                                                            --------------

             METALS & MINERALS 0.4%
     39,100  ALCOA, Inc.                                           2,537
                                                            --------------

             MULTI-INDUSTRY 2.5%
    137,700  Pentair, Inc.                                         5,267
    271,400  Tyco International, Ltd.                             12,467
                                                            --------------
                                                                  17,734
                                                            --------------
             NATURAL GAS 2.1%
     78,175  El Paso Energy Corporation                            3,322
    157,200  Enron Corporation                                    10,955
                                                            --------------
                                                                  14,277
                                                            --------------
             OIL - DOMESTIC 1.9%
    143,200  Phillips Petroleum Company                            6,793
    279,300  USX Corporation - Marathon Group, Inc.                6,511
                                                            --------------
                                                                  13,304
                                                            --------------
             OIL - INTERNATIONAL 1.1%
     98,519  Exxon Mobil Corporation                               7,654
                                                            --------------

             OIL - SERVICES 2.4%
    137,700  Nabors Industries<F1>                                 5,431
    133,900  Schlumberger Ltd.                                    10,252
     23,100  Transocean Sedco Forex, Inc.                          1,086
                                                            --------------
                                                                  16,769
                                                            --------------
             PAPER & FOREST PRODUCTS 1.2%
        100  Consolidated Papers, Inc.                                 4
     99,600  Kimberly-Clark Corporation                            5,783
     70,800  Mead Corporation                                      2,465
                                                            --------------
                                                                   8,252
                                                            --------------
             PRINTING & PUBLISHING 2.5%
    137,800  Harcourt General, Inc.                                5,147
     39,200  Houghton Mifflin Company                              1,632
    195,300  McGraw-Hill, Inc.                                    10,253
                                                            --------------
                                                                  17,032
                                                            --------------
             REAL ESTATE INVESTMENT TRUSTS (REITS) 0.6%
    183,400  AMB Property Corporation                              4,046
                                                            --------------

    NUMBER                                                   MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             RETAIL 3.6%
     60,200  Costco Wholesale Corporation<F1>                    $ 3,255
    177,400  Gap, Inc.                                             6,519
     16,800  Kohl's Corporation<F1>                                  806
     76,700  Lowe's Companies, Inc.                                3,797
     49,200  Target Corporation                                    3,275
    267,000  Walgreen Company                                      7,509
                                                            --------------
                                                                  25,161
                                                            --------------
             TELECOMMUNICATIONS 6.2%
    160,600  AT&T Corporation                                      7,498
    104,500  ALLTEL Corporation                                    6,962
    200,600  Bell Atlantic Corporation                            11,886
    138,000  Broadwing, Inc.<F1>                                   3,907
    209,200  Sprint Corporation                                   12,866
                                                            --------------
                                                                  43,119
                                                            --------------
             TELECOMMUNICATIONS EQUIPMENT 5.9%
    135,600  Cisco Systems, Inc.<F1>                               9,401
     23,200  Corning Incorporated                                  4,582
     39,000  Ericsson AB - ADR                                     3,449
     23,500  Motorola, Inc.                                        2,798
    156,400  Nokia Corporation                                     8,895
    102,700  Nortel Networks Corporation                          11,631
                                                            --------------
                                                                  40,756
                                                            --------------
             TRANSPORTATION 1.6%
     78,400  Expeditors International of Washington, Inc.          3,352
    117,950  United Parcel Service, Inc.                           7,844
                                                            --------------
                                                                  11,196
                                                            --------------
             Total Common Stock (Cost $486,433)                  658,256
                                                            --------------

                     See notes to the financial statements.

GROWTH AND INCOME FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             PREFERRED STOCKS 3.3%
             COMMUNICATIONS 0.8%
     23,100  Cox Communications Inc.,
               7.75%, 11/15/29 (convertible to
               Sprint PCS Inc. common stock)                     $ 2,346
     13,400  Global Crossing Inc.,
               6.75%, 4/15/12 (convertible to
               Global Crossing Inc. common stock)                  3,378

             DRUGS 0.5%
     71,800  Monsanto Corporation,
               6.50%, 11/30/03 (convertible to
               Pharmacia Corporation common stock)                 3,249

             FOOD, BEVERAGES & TOBACCO 0.7%
     88,100  Seagram Company Ltd.,
               7.00%, 7/31/02 (convertible to
               Seagram Company Ltd. common stock)                  4,482

             NATURAL GAS 1.3%
    383,300  Enron Corporation,
               7.00%, 7/31/02 (convertible to EOG
               Resources common stock)                             9,007
                                                            --------------

             Total Preferred Stock (Cost $21,470)               $ 22,462
                                                            --------------
     NUMBER
   OF SHARES                                                 MARKET VALUE
 (IN THOUSANDS)                                             (IN THOUSANDS)
 --------------                                             --------------
             SHORT-TERM INVESTMENTS 2.0%
             INVESTMENT COMPANIES 2.0%
          1  Financial Square Prime Obligation Fund                  $ 1
     14,334  Short-Term Investments Co. Liquid Assets Portfolio   14,334
                                                            --------------
                                                                  14,335
                                                            --------------
             Total Investment Companies (Cost $14,335)            14,335
                                                            --------------

             Total Investments (Cost $522,238) 100.2%            695,053
                                                            --------------

             Liabilities less, Other Assets (0.2)%                (1,601)
                                                            --------------

             TOTAL NET ASSETS 100.0%                            $693,452
                                                            ==============

             <F1> Non-income producing

                     See notes to the financial statements.

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             COMMON STOCKS  95.0%
             AEROSPACE & AIRCRAFT  0.9%
     60,326  Boeing Company                                     $  2,394
     12,100  General Dynamics Corporation                            708
     24,468  Lockheed Martin Corporation                             609
      3,800  Northrop Grumman Corporation                            269
     20,800  Raytheon Company                                        462
     11,800  Rockwell International Corporation                      465
      1,737  Teledyne Technologies, Inc.<F1>                          30
      9,300  Textron, Inc.                                           576
     29,900  United Technologies Corporation                       1,859
                                                            --------------
                                                                   7,372
                                                            --------------
             AIR TRANSPORTATION  0.3%
     10,700  AMR Corporation<F1>                                     364
      8,400  Delta Air Lines, Inc.                                   443
     17,700  FDX Corporation<F1>                                     667
     29,925  Southwest Airlines Company                              649
      4,700  US Airways Group, Inc.<F1>                              131
                                                            --------------
                                                                   2,254
                                                            --------------

             APPLIANCES  0.1%
      2,200  Armstrong World Industries, Inc.                         43
      5,300  Black & Decker Corporation                              223
      5,300  Maytag Corporation                                      183
      3,900  Snap-On Tools, Inc.                                     103
      4,600  Whirlpool Corporation                                   300
                                                            --------------
                                                                     852
                                                            --------------
             AUTOS & TRUCKS  1.3%
      8,300  Autozone, Inc.<F1>                                      190
     10,038  Dana Corporation                                        305
     33,638  Delphi Automotive Systems                               643
      4,500  Eaton Corporation                                       378
     75,000  Ford Motor Company                                    4,102
     40,200  General Motors Corporation                            3,764
     11,237  Genuine Parts Company                                   295
      5,600  ITT Industries, Inc.                                    177
      3,900  Navistar International Corporation                      137
      4,240  PACCAR, Inc.                                            202
      7,200  TRW, Inc.                                               421
                                                            --------------
                                                                  10,614
                                                            --------------
             BANKING  6.0%
     24,400  AMSouth Bancorp                                         355
     73,194  Banc One Corporation                                  2,232
     47,200  Bank of New York Company, Inc.                        1,938
    110,207  BankAmerica Corporation                               5,400
     20,700  BB&T Corporation                                        551
     54,220  Chase Manhattan Corporation                           3,907
    217,602  Citigroup, Inc.                                      12,934
      9,100  Comerica, Inc.                                          386


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
 -----------                                                --------------
             BANKING  6.0%  (CONT.)
     18,650  Fifth Third Bancorp                                $  1,177
     61,728  First Union Corporation                               1,968
     59,737  Firstar Corporation                                   1,486
     56,305  Fleet Financial Group, Inc.                           1,995
     15,590  Huntington Bancshares Incorporated                      285
     11,000  J.P. Morgan & Co., Inc.                               1,412
     32,300  Mellon Bank Corporation                               1,038
     13,700  Northern Trust Corporation                              879
      7,000  Old Kent Financial Corporation                          211
     18,800  PNC Bank Corporation                                    820
     13,300  Regions Financial Corporation                           272
     10,000  SouthTrust Corporation                                  239
     10,000  State Street Corporation                                969
     10,200  Summit Bancorp.                                         259
     19,900  Sun Trust Banks, Inc.                                 1,010
     16,100  Synovus Financial Corp.                                 299
     45,055  US Bancorp                                              915
      8,500  Union Planters Corp.                                    241
     12,100  Wachovia Corporation                                    759
     36,837  Washington Mutual, Inc.                                 942
    102,330  Wells Fargo & Company                                 4,202
                                                            --------------
                                                                  49,081
                                                            --------------

             Bio-Technology  0.4%
     63,400  Amgen, Inc.<F1>                                       3,550
                                                            --------------

             BUILDING & HOUSING  0.1%
      3,700  Centex Corporation                                       89
      4,600  Fluor Corporation                                       154
      3,000  Kaufman and Broad Home Corporation                       58
     27,100  Masco Corporation                                       608
      2,700  Pulte Corporation                                        58
      6,100  The Stanley Works                                       180
                                                            --------------
                                                                   1,147
                                                            --------------
             BUILDING MATERIALS  0.1%
      4,800  Johnson Controls, Inc.                                  304
      2,900  Owens-Corning Corporation                                53
      5,900  Vulcan Materials Company                                258
                                                            --------------
                                                                     615
                                                            --------------
             BUSINESS MACHINES & SOFTWARE  5.5%
     10,000  Apple Computer, Inc.<F1>                              1,241
    105,309  COMPAQ Computer Corporation                           3,080
     48,825  Honeywell, Inc.                                       2,734
    113,800  International Business Machines Corporation          12,703
    180,236  Oracle Systems Corporation<F1>                       14,408
     16,600  Pitney-Bowes, Inc.                                      679
    100,700  Sun Microsystems, Inc.<F1>                            9,258
     41,000  Xerox Corporation                                     1,084
                                                            --------------
                                                                  45,187
                                                            --------------

                     See notes to the financial statements.

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             BUSINESS SERVICES  5.1%
      3,300  Autodesk, Inc.                                        $ 127
     38,300  Automatic Data Processing, Inc.                       2,061
     15,100  BMC Software<F1>                                        707
      5,700  H & R Block, Inc.                                       238
      8,800  Ceridian Corporation<F1>                                191
    433,800  Cisco Systems, Inc.<F1>                              30,075
     33,187  Computer Associates International, Inc.               1,852
     10,400  Computer Sciences Corporation<F1>                       848
      4,700  Deluxe Corporation                                      118
      9,721  Dun & Bradstreet Corporation                            293
     30,500  Electronic Data Systems                               2,097
      9,000  Equifax Inc.                                            220
     26,800  First Data Corporation                                1,305
      2,600  National Service Industries                              56
     14,600  Paychex, Inc.<F1>                                       768
      7,200  Quintiles Transnational Corporation<F1>                 103
     15,100  Service Corporation International                        77
     19,400  Unisys Corporation<F1>                                  450
      4,200  Young & Rubicam Inc.                                    234
                                                            --------------
                                                                  41,820
                                                            --------------

             CHEMICALS  1.1%
     13,700  Air Products and Chemicals, Inc.                        426
     13,600  Dow Chemical Company                                  1,537
     65,199  Dupont (E.I.) De Nemours & Company                    3,093
      4,637  Eastman Chemical Company                                243
      7,900  Ecolab, Inc.                                            309
      4,500  W.R. Grace & Co.<F1>                                     59
      3,100  Great Lakes Chemical Corporation                         84
      6,000  Hercules, Inc.                                           93
      2,600  Millipore Corporation                                   186
     10,300  PPG Industries, Inc.                                    560
      9,400  Praxair, Inc.                                           418
     12,644  Rohm & Haas Company                                     450
     10,100  Sherwin-Williams Company                                251
      6,300  Sigma-Aldrich Corporation                               185
      8,350  Union Carbide Corporation                               493
     26,800  The Williams Companies, Inc.                          1,000
                                                            --------------
                                                                   9,387
                                                            --------------

             COMMUNICATIONS & MEDIA  2.7%
      4,350  Andrew Corporation<F1>                                  128
     47,600  CBS Corporation<F1>                                   2,797
     20,600  Clear Channel Communications, Inc.<F1>                1,483
     59,700  Comcast Corporation - Class A                         2,392
      5,100  Dow Jones & Company, Inc.                               331
     17,300  Gannett Company, Inc.                                 1,105
      4,300  Harcourt General, Inc.                                  161
     17,500  Interpublic Group of Companies, Inc.                    718
      5,000  Knight-Ridder, Inc.                                     245
     38,253  Mediaone Group, Inc.<F1>                              2,893


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             COMMUNICATIONS & MEDIA 2.7% (CONT.)
     10,800  New York Times Company - Class A                      $ 445
     10,600  Omnicom Group, Inc.                                     965
     82,800  Time Warner, Inc.                                     7,447
      4,323  Times Mirror Company - Class A                          422
     14,000  Tribune Company                                         544
                                                            --------------
                                                                  22,076
                                                            --------------
             COMPUTERS 2.8%
    164,100  Dell Computer Corporation<F1>                         8,226
     65,600  EMC Corporation<F1>                                   9,114
     18,600  Gateway 2000, Inc.<F1>                                1,028
      6,000  NCR Corporation<F1>                                     232
     18,600  Network Appliance, Inc.<F1>                           1,375
     13,900  Seagate Technology, Inc.<F1>                            706
     11,200  Silicon Graphics, Inc.<F1>                               81
     22,400  Veritas Software Corporation<F1>                      2,403
                                                            --------------
                                                                  23,165
                                                            --------------
             CONSUMER DURABLES  0.1%
     19,950  Eastman Kodak Company                                 1,116
      2,128  Polaroid Corporation                                     43
                                                            --------------
                                                                   1,159
                                                            --------------

             CONSUMER PRODUCTS  0.2%
      7,200  Avery Dennison Corporation                              473
      6,467  Energizer Holdings, Inc.<F1>                            110
      2,100  Jostens, Inc.                                            52
     18,800  Nabisco Group Holdings                                  242
     17,500  Newell Rubbermaid, Inc.                                 441
      3,200  Tupperware Corporation                                   60
        608  Water Pik Technologies, Inc.<F1>                          4
                                                            --------------
                                                                   1,382
                                                            --------------

             CONTAINERS  0.1%
      1,900  Ball Corporation                                         60
      2,800  Bemis Company, Inc.                                     103
      6,900  Crown Cork & Seal Company, Inc.                         112
      8,900  Owens-Illinois, Inc.<F1>                                120
      9,624  Pactiv Corporation<F1>                                   79
      4,904  Sealed Air Corporation<F1>                              273
                                                            --------------
                                                                     747
                                                            --------------

             COSMETICS & SOAP  1.3%
      3,500  Alberto-Culver Company                                   83
     16,200  Avon Products, Inc.                                     672
     14,000  Clorox Company                                          514
     36,200  Colgate-Palmolive Company                             2,068
     68,688  Gillette Company                                      2,541
      6,600  International Flavors & Fragrances, Inc.                227
     82,300  Procter & Gamble Company                              4,907
                                                            --------------
                                                                  11,012
                                                            --------------

                     See notes to the financial statements.

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
April 30, 2000
(Unaudited)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             DISTRIBUTION  0.0%
      9,358  Ikon Office Solutions, Inc.                            $ 55
                                                            --------------

             DIVERSIFIED  0.3%
      8,100  Danaher Corporation                                     463
     35,410  Unilever N.V.                                         1,613
                                                            --------------
                                                                   2,076
                                                            --------------
             DRUGS  7.9%
     96,000  Abbott Laboratories                                   3,690
      8,000  Allergan, Inc.                                          471
      6,000  Alza Corporation<F1>                                    264
     84,300  American Home Products Corporation                    4,737
      3,100  Bard (C.R.), Inc.                                       135
     18,100  Baxter International, Inc.                            1,179
     14,400  Becton, Dickinson & Company                             369
      9,300  Biogen, Inc.<F1>                                        547
    128,340  Bristol-Myers Squibb Company                          6,730
     16,850  Cardinal Health, Inc.                                   928
     68,100  Eli Lilly & Company                                   5,265
      9,500  Humana, Inc.<F1>                                         73
     89,500  Johnson & Johnson                                     7,384
     74,700  Medtronic, Inc.                                       3,880
    150,700  Merck & Company, Inc.                                10,474
    249,900  Pfizer, Inc.                                         10,527
     76,412  Pharmacia & Upjohn, Inc.                              3,816
      5,400  St. Jude Medical, Inc.<F1>                              168
     91,800  Schering-Plough                                       3,701
     18,800  Tenet Healthcare Corporation<F1>                        479
      5,800  Watson Pharmaceuticals, Inc.<F1>                        261
                                                            --------------
                                                                  65,078
                                                            --------------
             ELECTRIC  0.7%
     12,900  AES Corp.                                             1,160
      7,700  Ameren Corporation                                      282
      9,632  CINenergy Corporation                                   258
      6,900  CMS Energy Corporation                                  131
     13,700  Consolidated Edison Company of New York, Inc.           482
      8,950  Constellation Energy Group                              296
     22,528  Duke Power Company                                    1,295
     20,700  Edison International                                    395
      6,700  Florida Progress Corporation                            328
      7,600  General Public Utilities Corporation                    213
      5,300  Pinnacle West Capital Corporation                       186
     16,600  Texas Utilities Company                                 559
                                                            --------------
                                                                   5,585
                                                            --------------
             ELECTRICAL EQUIPMENT  4.5%
     27,000  Emerson Electric Company                              1,482
    211,900  General Electric Company                             33,321
      5,600  Grainger (W.W.), Inc.                                   243
     41,600  Solectron Corporation<F1>                             1,947
                                                            --------------
                                                                  36,993
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             ELECTRONICS  6.6%
     23,200  Analog Devices<F1>                                 $  1,782
     63,300  Hewlett-Packard Company                               8,545
    215,600  Intel Corporation                                    27,341
      8,100  Lexmark International Group, Inc.<F1>                   956
     12,250  Molex Incorporated                                      673
     45,752  Motorola, Inc.                                        5,447
     10,000  National Semiconductor Corporation<F1>                  607
      3,450  Tektronix, Inc.                                         200
     51,500  Texas Instruments, Inc.                               8,388
      3,400  Thomas & Betts Corporation                              105
                                                            --------------
                                                                  54,044
                                                            --------------
             ENERGY  1.1%
     10,900  American Electric Power Company                         399
      9,000  Carolina Power & Light Company                          329
     12,700  Central & South West Corporation                        275
     12,650  Coastal Corporation                                     635
     18,422  Dominion Resources, Inc.                                829
      8,900  DTE Energy Company                                      290
     14,300  El Paso Energy Corporation                              608
     14,900  Entergy Corporation                                     379
     14,100  FirstEnergy Corp.                                       359
     11,700  FPL Group, Inc.                                         529
      6,800  New Century Energies, Inc.                              222
     11,600  Niagara Mohawk Power Corporation<F1>                    161
      3,300  NICOR, Inc.                                             112
      9,000  Northern States Power Company                           196
     23,800  Pacific Gas & Electric Company                          617
     13,100  Peco Energy Company                                     546
     13,100  Public Service Enterprises Group, Inc.                  470
     17,672  Reliant Energy, Inc.                                    471
     14,017  Sempra Energy                                           260
     43,200  Southern Company                                      1,077
     13,200  Unicom Corporation                                      525
                                                            --------------
                                                                   9,289
                                                            --------------
             ENERGY - RAW MATERIALS  0.3%
     19,990  Baker Hughes, Inc.                                      636
     27,300  Halliburton Company                                   1,206
     20,700  Occidental Petroleum Corporation                        444
                                                            --------------
                                                                   2,286
                                                            --------------
             ENTERTAINMENT & LEISURE  0.9%
      7,700  Brunswick Corporation                                   148
     38,000  Carnival Corporation                                    945
     12,187  Hasbro, Inc.                                            194
     24,387  Mattel, Inc.                                            299
     84,100  McDonald's Corporation                                3,206
     11,800  Mirage Resorts, Incorporated<F1>                        240
     42,770  Viacom, Inc. - Class B<F1>                            2,326
      8,050  Wendy's International, Inc.                             180
                                                            --------------
                                                                   7,538
                                                            --------------

                     See notes to the financial statements.

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             ENVIRONMENTAL SERVICES  0.0%
     22,100  Laidlaw, Inc. - Class B                                $ 19
                                                            --------------

             FINANCE  1.1%
     28,000  American Express Company                              4,202
      7,717  Bear Stearns Companies, Inc.                            331
     29,706  Household International, Inc.                         1,240
      7,200  Lehman Brothers Holdings, Inc.                          591
     22,800  Merrill Lynch & Company, Inc.                         2,324
     38,200  National City Corporation                               649
                                                            --------------
                                                                   9,337

             FINANCIAL SERVICES  2.1%
     45,090  Associates First Capital Corporation - Class A        1,000
     12,200  Capital One Financial Corp.                             534
     18,815  Conseco, Inc.                                           102
      6,600  Countrywide Credit Industries, Inc.                     182
     63,500  Federal National Mortgage Association                 3,830
     15,000  Franklin Resources, Inc.                                484
      6,500  Kansas City Southern Industries                         467
      6,000  MBIA, Inc.                                              297
     49,662  MBNA Corporation                                      1,319
     70,732  Morgan Stanley Group, Inc.                            5,429
      8,700  Paine Webber                                            382
      9,700  SLM Holding Corporation                                 304
     50,600  The Charles Schwab Corporation                        2,252
      7,300  T. Rowe Price Associates, Inc.                          278
                                                            --------------
                                                                  16,860
                                                            --------------
             FOOD, BEVERAGES & TOBACCO  3.0%
     36,758  Archer-Daniels-Midland Company                          365
     16,800  Bestfoods                                               844
     27,000  Campbell Soup Company                                   702
    159,600  Coca-Cola Company                                     7,511
     26,300  Coca-Cola Enterprises                                   561
     30,250  ConAgra, Inc.                                           571
      9,800  Dardeen Restaurants, Inc.                               181
     10,000  Fortune Brands, Inc.                                    250
     18,000  General Mills, Inc.                                     655
      2,400  Great Atlantic & Pacific Tea Company, Inc.               44
     22,300  Heinz (H.J.) Company                                    758
      8,300  Hershey Foods Corporation                               377
     25,100  Kellogg Company                                         613
     23,900  Lowe's Companies, Inc                                 1,183
     91,500  PepsiCo, Inc.                                         3,357
    149,400  Philip Morris Companies, Inc.                         3,268
      8,000  Quaker Oats Company                                     522
     19,400  Ralston-Ralston Purina Group                            343

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             FOOD, BEVERAGES & TOBACCO  3.0% (CONT.)
     56,000  Sara Lee Corporation                                  $ 840
     20,600  Sysco Corporation                                       775
      9,120  Tricon Global Restaurants, Inc.<F1>                     311
     10,900  UST, Inc.                                               163
      6,800  Wrigley (Wm) Jr. Company                                492
                                                            --------------
                                                                  24,686
                                                            --------------

             GOLD & PRECIOUS METALS  0.1%
     23,200  Barrick Gold Corporation                                390
      9,600  Freeport McMoRan Copper & Gold, Inc.                     92
     15,500  Homestake Mining Company                                 93
     19,361  Placer Dome, Inc.                                       157
                                                            --------------
                                                                     732
                                                            --------------

             HEALTH CARE SERVICES & SUPPLIES  1.2%
      3,400  Bausch & Lomb, Inc.                                     205
     24,500  Boston Scientific Corporation<F1>                       649
     33,828  Columbia/HCA Healthcare Corporation                     962
      3,620  Edwards Lifesciences Corporation<F1>                     54
     25,700  HEALTHSOUTH Corporation<F1>                             207
     18,842  IMS Health, Inc.                                        321
      6,300  Manor Care, Inc.<F1>                                     75
     16,494  McKesson HBOC, Inc.                                     278
      1,700  Shared Medical Systems Corporation                       70
     10,900  United Healthcare Corporation                           727
     53,600  Warner-Lambert Company                                6,100
      4,300  Wellpoint Health Networks<F1>                           317
                                                            --------------
                                                                   9,965
                                                            --------------

             HOME FURNISHINGS  0.0%
     11,700  Leggett & Platt, Inc.                                   250
                                                            --------------

             HOSPITAL SUPPLIES & SERVICES  0.0%
      6,500  Biomet, Inc.                                            232
                                                            --------------

             HOUSEHOLD PRODUCTS  0.1%
     12,300  Federated Department Stores<F1>                         418
                                                            --------------

             INSURANCE  2.8%
      9,394  Aetna Life and Casualty Company                         544
     15,900  AFLAC Corporation                                       776
     49,946  Allstate Corporation                                  1,180
     15,500  American General Corporation                            868
    100,202  American International Group, Inc.                   10,991
     15,000  Aon Corporation                                         406
     11,000  Chubb Corporation                                       700
     12,600  CIGNA Corporation                                     1,005
     10,200  Cincinnati Financial Corporation                        411
     13,700  The Hartford Financial Services Group, Inc.             715
      6,225  Jefferson-Pilot Corporation                             414
     26,704  KeyCorp                                                 494

                     See notes to the financial statements.

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             INSURANCE  2.8% (CONT.)
     11,800  Lincoln National Corporation                          $ 411
     16,260  Marsh & McLennan Companies, Inc.                      1,603
      6,400  MGIC Investment Corporation                             306
      4,300  Progressive Corporation                                 281
      8,800  Providian Corporation                                   775
      8,100  SAFECO Corporation                                      179
     14,332  St. Paul Companies, Inc.                                511
      7,900  Torchmark Corporation                                   198
     14,259  UNUM Provident Corporation                              242
                                                            --------------
                                                                  23,010

             INTERNET SERVICES  1.6%
    144,000  America Online, Inc.<F1>                              8,613
     34,300  Yahoo! Inc.<F1>                                       4,468
                                                            --------------
                                                                  13,081

             LIQUOR  0.5%
     29,500  Anheuser-Busch Companies, Inc.                        2,082
      4,200  Brown-Foreman Corporation - Class B                     229
      2,300  Adolph Coors Company                                    117
     26,500  Seagram Company Ltd.                                  1,431
                                                            --------------
                                                                   3,859
                                                            --------------
             MACHINERY - INDUSTRIAL  0.0%
      9,500  Thermo Electron Corporation<F1>                         184
                                                            --------------

             MEDICAL INSTRUMENTS 0.2%
     18,700  Guidant Corporation                                   1,073
     12,800  PE Corp-PE Biosystems Group                             768
      2,900  PerkinElmer, Inc.                                       159
                                                            --------------
                                                                   2,000
                                                            --------------
             METALS & MINERALS  0.1%
      6,080  Allegheny Teledyne, Inc.                                147
      1,132  Arch Coal, Inc.                                           6
      5,200  Nucor Corporation                                       224
     18,366  USX Corporation-Marathon Group, Inc.                    428
      4,793  USX Corporation-US Steel Group, Inc.                    120
      5,600  Worthington Industries, Inc.                             69
                                                            --------------
                                                                     994
                                                            --------------
             MISCELLANEOUS 1.0%
     49,200  Applied Materials, Inc.<F1>                           5,009
      4,100  Mallinckrodt Group, Inc.                                110
      9,400  PP&L Resources, Inc.                                    224
     21,000  3 Com Corporation<F1>                                   828
     24,900  3M Corporation                                        2,154
                                                            --------------
                                                                   8,325
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             MOTORCYCLE  0.1%
     18,800  Harley Davidson, Inc.                                 $ 749
                                                            --------------

             MULTI-INDUSTRY  1.2%
     46,141  Cendant Corporation<F1>                                 712
     17,900  Corning, Inc.                                         3,535
      6,500  Loews Corporation                                       358
      1,924  Tenneco, Inc.                                            17
    108,896  Tyco International, Ltd.                              5,002
                                                            --------------
                                                                   9,624
                                                            --------------
             NATURAL GAS  0.4%
     46,300  Enron Corporation                                     3,227
                                                            --------------

             NETWORKING  0.0%
      6,500  Adaptec, Inc.<F1>                                       175
                                                            --------------

             NON-FERROUS METALS  0.4%
     13,250  Alcan Aluminum Ltd.                                     434
     22,900  Alcoa, Inc.                                           1,486
      8,800  Englehard Corporation                                   154
     11,400  Inco, Ltd.                                              178
      9,436  Newmont Mining Corporation                              221
      5,100  Phelps Dodge Corporation                                236
      3,500  Reynolds Metals Company                                 233
                                                            --------------
                                                                   2,942
                                                            --------------
             OFFICE EQUIPMENT  0.1%
     21,500  Novell, Inc.<F1>                                        422
                                                            --------------

             OIL - DOMESTIC  0.5%
      5,600  Amerada Hess Corporation                                356
      7,300  Anadarko Petroleum Corporation                          317
      4,600  Ashland, Inc.                                           157
     13,592  Burlington Resources, Inc.                              534
     19,850  Columbia Gas System, Inc.                             1,246
      5,208  Kerr-McGee Corporation                                  270
     14,900  Phillips Petroleum Company                              707
      5,200  Rowan Companies, Inc.<F1>                               145
      5,700  Sun Company, Inc.                                       173
     14,200  Unocal Corporation                                      459
                                                            --------------
                                                                   4,364
                                                            --------------
             OIL - INTERNATIONAL  4.2%
      7,400  Apache Corporation                                      358
     32,636  BP Amoco PLC                                          1,664
     42,500  Chevron Corporation                                   3,618
     38,400  Conoco, Inc.                                            955
    222,927  Exxon Mobil Corporation                              17,319
    138,000  Royal Dutch Petroleum Company                         7,918
     34,500  Texaco, Inc.                                          1,708
     19,663  Transocean Sedco Forex Inc.                             924
                                                            --------------
                                                                  34,464
                                                            --------------

                     See notes to the financial statements.

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             OIL & GAS SERVICES  0.4%
      1,700  Eastern Enterprises                                   $ 103
      3,700  McDermott International, Inc.                            30
      2,200  Peoples Energy Corporation                               68
     33,900  Schlumberger, Ltd.                                    2,595
      9,000  Tosco Corporation                                       289
     15,338  Union Pacific Resources Group                           294
                                                            --------------
                                                                   3,379
                                                            --------------
             PAPER & FOREST PRODUCTS  0.7%
      3,400  Boise Cascade Corporation                               111
      5,500  Champion International Corporation                      361
     13,400  Fort James Corporation                                  321
     10,200  Georgia-Pacific Corporation                             375
     25,415  International Paper Company                             934
     34,012  Kimberly-Clark Corporation                            1,975
      6,372  Louisiana Pacific Corporation                            85
      6,200  Mead Corporation                                        216
      1,800  Potlatch Corporation                                     71
      3,250  Temple-Inland, Inc.                                     163
      6,825  Westvaco Corporation                                    211
     14,650  Weyerhaeuser Company                                    783
      6,600  Willamette Industries                                   252
                                                            --------------
                                                                   5,858
                                                            --------------

             PRINTING & PUBLISHING  0.1%
     11,500  McGraw-Hill, Inc.                                       604
      3,200  Meredith Corporation                                     89
      7,300  R.R. Donnelley & Sons Company                           155
                                                            --------------
                                                                     848
                                                            --------------

             PRODUCTION  0.6%
      1,400  Briggs & Stratton Corporation                            54
     22,000  Caterpillar, Inc.                                       868
      5,600  Cooper Industries, Inc.                                 192
      4,100  Crane Co.                                               110
     14,000  Deere & Company                                         565
     13,600  Dover Corporation                                       691
      1,900  FMC Corporation<F1>                                     111
     18,800  Illinois Tool Works, Inc.                             1,204
     10,300  Ingersoll-Rand Company                                  483
      6,366  Pall Corporation                                        142
      6,525  Parker-Hannifin Corporation                             303
      4,900  Timken Company                                           91
                                                            --------------
                                                                   4,814
                                                            --------------

             RAILROADS  0.2%
     27,943  Burlington Northern Santa Fe                            674
     12,720  CSX Corporation                                         266
     22,200  Norfolk Southern Corporation                            391
     15,300  Union Pacific Corporation                               645
                                                            --------------
                                                                   1,976
                                                            --------------


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             RETAIL  5.3%
     26,043  Albertson's, Inc.                                   $   848
      4,400  American Greetings Corporation                           80
      7,400  Bed Bath & Beyond, Inc.<F1>                             271
     12,700  Best Buy<F1>                                          1,025
     12,000  Circuit City Stores, Inc.                               706
      6,000  Consolidated Stores Corporation<F1>                      75
     27,242  Costco Companies, Inc.<F1>                            1,473
      6,600  Dillard Department Stores, Inc. - Class A                92
     16,581  Dollar General Corporation                              379
     53,275  Gap, Inc.                                             1,958
    148,200  Home Depot, Inc.                                      8,308
     28,500  Kmart Corporation<F1>                                   231
     19,400  Kohl's Department Stores<F1>                            931
     51,200  Kroger Corporation<F1>                                  950
     13,311  The Limited, Inc.                                       601
      2,500  Longs Drug Stores Corporation                            58
     20,514  The May Department Stores Company<F1>                   564
      8,400  Nordstrom, Inc.                                         234
     23,400  Office Depot<F1>                                        247
     15,700  JC Penney Company, Inc.                                 217
      3,300  Pep Boys-Manny, Moe & Jack                               21
     15,400  Rite Aid Corporation                                     77
     30,800  Safeway, Inc.<F1>                                     1,359
     23,600  Sears Roebuck and Company                               864
     28,750  Staples, Inc.<F1>                                       548
      7,000  Supervalu, Inc.                                         145
     11,400  Tandy Corporation                                       650
     27,400  Target Corporation                                    1,824
     19,000  TJX Companies, Inc.                                     365
     17,025  Toys `R' Us, Inc.<F1>                                   260
     62,000  Walgreen Company                                      1,744
    287,200  Wal-Mart Stores, Inc.                                15,904
      8,800  Winn-Dixie Stores, Inc.                                 146
                                                            --------------
                                                                  43,155
                                                            --------------
             SAVINGS & LOAN  0.3%
     43,100  Federal Home Loan Mortgage Corporation                1,980
     10,200  Golden West Financial Corporation                       348
                                                            --------------
                                                                   2,328
                                                            --------------

             SEMICONDUCTORS  1.0%
      7,500  Advanced Micro Devices, Inc.<F1>                        658
     12,200  Conexant Systems, Inc.<F1>                              730
     10,400  KLA-Tencor Corporation<F1>                              779
     18,600  LSI Logic Corp.<F1>                                   1,163
     16,900  Micron Technology Incorporated                        2,353
     10,100  Teradyne, Inc.<F1>                                    1,111
     20,000  Xilinx, Inc.<F1>                                      1,465
                                                            --------------
                                                                   8,259
                                                            --------------
                     See notes to the financial statements.

EQUITY INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             SOFTWARE  3.1%
      7,200  Adobe Systems Incorporated                            $ 871
     10,800  Citrix Systems, Inc.<F1>                                659
     22,800  Compuware Corporation<F1>                               286
    328,900  Microsoft Corporation<F1>                            22,941
     16,200  Parametric Technology Company<F1>                       132
     16,800  Peoplesoft, Inc.<F1>                                    234
                                                            --------------
                                                                  25,123
                                                            --------------
             STEEL  0.0%
      8,200  Bethlehem Steel Corporatio<F1>                          44
                                                            --------------

             TELECOMMUNICATIONS  8.8%
     18,600  ADC Telecommunications, Inc.<F1>                      1,130
     19,600  Alltell Corporation                                   1,306
    206,342  AT&T Corporation                                      9,634
    100,508  Bell Atlantic Corporation                             5,955
    121,600  BellSouth Corp.                                       5,920
     10,300  Cabletron Systems<F1>                                   236
      8,300  CenturyTel, Inc.                                        203
     47,420  Global Crossing Ltd.<F1>                              1,494
     62,700  GTE Corporation                                       4,248
    201,779  Lucent Technologies, Inc.                            12,548
    183,170  MCI Worldcom, Inc.                                    8,323
     22,700  Nextel Communications, Inc.<F1>                       2,484
    220,007  SBC Communications, Inc.                              9,639
      9,000  Scientific-Atlanta, Inc.                                585
     54,400  Sprint Corporation                                    3,346
     54,500  Sprint PCS Group                                      2,998
     31,145  US West, Inc.                                         2,217
                                                            --------------
                                                                  72,266
                                                            --------------
             TELECOMMUNICATIONS EQUIPMENT 2.1%
     10,400  Comverse Technology, Inc.<F1>                           928
     91,160  Nortel Networks Corporation                          10,324
     45,500  Qualcomm, Inc.<F1>                                    4,934
     25,100  Tellabs, Inc.<F1>                                     1,376
                                                            --------------
                                                                  17,562
                                                            --------------

             TEXTILES & APPAREL  0.3%
     24,200  CVS Corporation                                       1,053
      3,600  Liz Claiborne, Inc.                                     167
     17,400  Nike, Inc. - Class B                                    756
      1,100  Springs Industries, Inc.                                 45
      7,454  VF Corporation                                          210
                                                            --------------
                                                                   2,231
                                                            --------------

             TIRE & RUBBER  0.1%
      4,800  Cooper Tire & Rubber Company                             65
      6,800  Goodrich (B.F.) Company                                 217
      9,262  Goodyear Tire & Rubber Company                          256
                                                            --------------
                                                                     538
                                                            --------------


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             TRANSPORTATION EQUIPMENT  0.0%
      2,500  Cummins Engine Company, Inc.                           $ 89
                                                            --------------

             TRAVEL & RECREATION  0.9%
    132,800  The Walt Disney Company                               5,752
      7,150  Harrahs Entertainment, Inc.<F1>                         147
     23,000  Hilton Hotels Corporation                               195
     14,900  Marriott International, Inc. - Class A                  477
     15,532  Sabre Holding Corporation<F1>                           543
                                                            --------------
                                                                   7,114
                                                            --------------

             TRUCKING  0.0%
      3,550  Ryder System, Inc.                                       79
                                                            --------------

             WASTE MANAGEMENT 0.0%
     11,800  Allied Waste Industries, Inc.<F1>                        72
     37,740  Waste Management, Inc.                                  599
                                                            --------------
                                                                     671
                                                            --------------
             Total Common Stock (Cost $392,136)                  780,617
                                                            --------------


  PRINCIPAL
   AMOUNT
(IN THOUSANDS)
--------------

             SHORT-TERM INVESTMENTS  5.2%
             U.S. Treasuries  0.4%
    $ 3,600  U.S. Treasury Bill, 0.00%, 5/25/00                    3,587
                                                            --------------

             Total U.S. Treasuries (Cost $3,587)                   3,587
                                                            --------------


             Variable Rate Demand Notes  4.8%
     16,453  American Family Financial Services, Inc.             16,453
     22,703  Warner-Lambert Company                               22,703
                                                            --------------

             Total Variable Rate Demand Notes (Cost $39,157)      39,156
                                                            --------------

             Total Short-Term Investments (Cost $42,743)          42,743
                                                            --------------

             Total Investments (Cost $434,879) 100.2%            823,360
                                                            --------------

             Liabilities, less Other Assets  (0.2)%              (1,713)
                                                            --------------

             TOTAL NET ASSETS 100.0%                            $821,647
                                                            ==============

             <F1> Non-income producing

                     See notes to the financial statements.

GROWTH FUND
SCHEDULE OF INVESTMENTS
April 30, 2000
(Unaudited)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             COMMON STOCKS 98.1%
             AEROSPACE & AIRCRAFT 0.6%
     38,500  General Dynamics Corporation                       $  2,252
                                                            --------------

             AIR TRANSPORTATION 0.6%
    100,700  Southwest Airlines                                    2,184
                                                            --------------

             BANKING 3.8%
     45,600  Chase Manhattan Corporation                           3,286
     54,000  Fifth Third Bancorp                                   3,409
     79,300  State Street Corporation                              7,682
                                                            --------------
                                                                  14,377
                                                            --------------
             BEVERAGES 0.6%
     56,000  PepsiCo, Inc.                                         2,055
                                                            --------------

             BUSINESS SERVICES 4.4%
     41,900  Computer Sciences Corporation<F1>                     3,418
    154,900  First Data Corporation                                7,542
     71,400  Sabre Group Holdings, Inc.<F1>                        2,495
     85,800  SunGard Data Systems, Inc.<F1>                        2,965
                                                            --------------
                                                                  16,420
                                                            --------------
             COMMUNICATIONS & MEDIA 4.9%
    125,500  Charter Communications,Inc.<F1>                       1,843
     89,200  Infinity Broadcasting                                 3,027
    110,300  Interpublic Group of Companies, Inc.                  4,522
     57,400  Omnicom Group, Inc.                                   5,227
     88,200  Walt Disney Company                                   3,820
                                                            --------------
                                                                  18,439
                                                            --------------
             COMPUTERS 4.2%
     41,700  ASM Lithography Holding N.V.<F1>                      1,668
     47,600  EMC Corporation<F1>                                   6,613
     61,400  Sun Microsystems, Inc.                                5,645
     16,800  VERITAS Software Corporation<F1>                      1,802
                                                            --------------
                                                                  15,728
                                                            --------------
             DRUGS 8.3%
     61,000  Bristol-Myers Squibb Company                          3,199
     95,000  Eli Lilly & Company                                   7,345
     12,100  Genentech, Inc.<F1>                                   1,416
     46,500  Johnson & Johnson                                     3,836
     53,700  Merck & Co., Inc.                                     3,732
     83,100  Warner-Lambert Company                                9,458
     50,900  Watson Pharmaceuticals, Inc.<F1>                      2,287
                                                            --------------
                                                                  31,273
                                                            --------------


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             ELECTRONIC COMPONENTS & SEMICONDUCTORS 13.8%
     36,400  Analog Devices, Inc.<F1>                           $  2,796
     62,700  Applied Materials, Inc.<F1>                           6,384
     14,000  Broadcom Corporation<F1>                              2,413
     35,300  Conexant Systems, Inc.<F1>                            2,114
     33,800  Flextronics International Ltd.<F1>                    2,374
     52,700  Infineon Technologies AG<F1>                          3,577
     65,100  Intel Corporation                                     8,255
     76,237  Molex, Inc. - Class A                                 3,049
     17,900  PMC - Sierra, Inc.<F1>                                3,435
     17,800  STMicroelectronics N.V.                               3,376
     20,400  Teradyne, Inc.<F1>                                    2,244
     72,200  Texas Instruments Incorporated                       11,760
                                                            --------------
                                                                  51,777
                                                            --------------
             FINANCIAL SERVICES 4.6%
     47,700  Federal Home Loan Mortgage Corporation                2,191
     25,000  Federal National Mortgage Association                 1,508
     81,400  Franklin Resources, Inc.                              2,625
    207,825  MBNA Corporation                                      5,520
     71,700  Morgan Stanley Dean Witter & Company                  5,503
                                                            --------------
                                                                  17,347
                                                            --------------
             HEALTH CARE SERVICES & SUPPLIES 1.7%
     67,150  Cardinal Health, Inc.                                 3,697
    157,700  IMS Health Incorporated                               2,691
                                                            --------------
                                                                   6,388
                                                            --------------
             INSURANCE 4.0%
     63,250  AFLAC, Inc.                                           3,087
     64,282  American International Group                          7,051
     32,300  Aon Corporation                                         874
     85,200  MGIC Investment Corporation                           4,074
                                                            --------------
                                                                  15,086
                                                            --------------
             INTERNET PRODUCTS & SERVICES 0.3%
     15,400  Ariba, Inc.<F1>                                       1,143
                                                            --------------

             MEDICAL INSTRUMENTS 1.7%
     31,600  Guidant Corporation                                   1,813
     84,800  Medtronic, Inc.                                       4,404
                                                            --------------
                                                                   6,217
                                                            --------------
             MULTI-INDUSTRY 2.1%
    167,300  Tyco International, Ltd.                              7,685
                                                            --------------

             NETWORKING PRODUCTS 4.6%
    168,700  Cisco Systems, Inc.<F1>                              11,696
      6,300  Juniper Networks, Inc.<F1>                            1,340
     54,400  Network Appliance, Inc.<F1>                           4,022
                                                            --------------
                                                                  17,058
                                                            --------------

                     See notes to the financial statements.

GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             OIL & GAS - DOMESTIC 2.3%
    158,500  EOG Resources,Inc.                                 $  3,943
     45,300  Phillips Petroleum Company                            2,149
     54,100  Texaco,Inc.                                           2,678
                                                            --------------
                                                                   8,770
                                                            --------------
             OIL & GAS SERVICES 3.8%
     87,300  Enron Corporation<F1>                                 6,084
     65,900  Halliburton Company                                   2,912
     70,400  Schlumberger Limited                                  5,390
                                                            --------------
                                                                  14,386
                                                            --------------
             PAPER & FOREST PRODUCTS  0.5%
     30,200  Champion International Corporation                    1,986
                                                            --------------

             RETAIL 11.5%
     63,200  Circuit City Stores, Inc.                             3,717
     68,000  Costco Companies, Inc.<F1>                            3,676
     88,200  Dollar General Corporation                            2,018
     61,300  Home Depot, Inc.                                      3,437
     96,200  Kohl's Corporation<F1>                                4,618
    128,500  Lowe's Companies, Inc.                                6,361
    142,200  Safeway, Inc.<F1>                                     6,275
     53,100  Target Corporation                                    3,534
    134,400  Walgreen Company                                      3,780
    101,200  Wal-Mart Stores, Inc.                                 5,604
                                                            --------------
                                                                  43,020
                                                            --------------
             SOFTWARE 3.6%
     20,300  Citrix Systems, Inc.<F1>                              1,240
    123,800  Microsoft Corporation<F1>                             8,635
     47,100  Oracle Corporation<F1>                                3,765
                                                            --------------
                                                                  13,640
                                                            --------------
             TELECOMMUNICATIONS 5.5%
     27,800  ALLTEL Corporation                                    1,852
     20,200  AT&T Wireless Group<F1>                                 643
     69,100  Broadwing,Inc.<F1>                                    2,024
     44,300  Global Crossing Ltd.<F1>                              1,395
     93,472  MCI WorldCom, Inc.<F1>                                4,247
     31,300  Nextel Communications, Inc.<F1>                       3,425
     16,600  VoiceStream Wireless Corporation<F1>                  1,643
                                                            --------------
                                                                  15,229

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             TELECOMMUNICATIONS EQUIPMENT 8.7%
     27,400  CIENA Corporation<F1>                               $ 3,387
     20,600  Comverse Technology, Inc.<F1>                         1,837
      9,100  Corning Incorporated                                  1,797
     21,400  Ericsson AB                                           1,893
     51,100  JDS Uniphase Corporation<F1>                          5,298
     14,600  Motorola, Inc.                                        1,738
    112,200  Nokia Corporation - ADR                               6,381
     83,000  Nortel Networks Corporation                           9,400
     40,400  Scientific-Atlanta, Inc.                              2,629
     30,200  Qualcomm, Inc.<F1>                                    3,275
                                                            --------------
                                                                  37,635
                                                            --------------
             TRANSPORTATION 1.2%
    110,400  Harley-Davidson, Inc.                                 4,395
                                                            --------------

             TRAVEL & RECREATION 0.8%
    125,800  Carnival Corporation - Class A                        3,129
                                                            --------------

             Total Common Stock (Cost $237,195)                  367,619
                                                            --------------


    Number
   of Shares
(in thousands)
--------------

             SHORT-TERM INVESTMENTS 3.4%
             INVESTMENT COMPANIES 3.4%
         67  Financial Square Prime Obligation Fund                   67
     12,806  Short-Term Investments Co. Liquid Assets Portfolio   12,806
                                                            --------------

             Total Investment Companies (Cost $12,873)            12,873
                                                            --------------

             Total Short-Term Investments (Cost $12,873)          12,873
                                                            --------------

             Total Investments (Cost $250,068) 101.5%            380,492
                                                            --------------

             Liabilities, less Other Assets (1.5)%               (5,751)
                                                            --------------

             TOTAL NET ASSETS 100.0%                            $374,741
                                                            ==============

             <F1> Non-income producing

                     See notes to the financial statements.

MIDCAP INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             COMMON STOCKS 91.5%
             AEROSPACE & AIRCRAFT 0.5%
      3,800  Cordant Technologies, Inc.                            $ 215
      4,700  Litton Industries, Inc.<F1>                             204
      1,000  Sequa Corporation                                        49
                                                            --------------
                                                                     468
                                                            --------------
             AUTOS & TRUCKS 0.6%
      2,300  Arvin Industries, Inc.                                   50
      2,600  Borg-Warner Automotive, Inc.                            109
      7,600  Federal-Mogul Corporation                               103
      6,900  Lear Corporation<F1>                                    206
      6,400  Meritor Automotive, Inc.                                 96
      2,800  Superior Industries International,Inc.                   90
                                                            --------------
                                                                     654
                                                            --------------
             BANKING 4.0%
      6,600  Associated Banc-Corp                                    169
      4,100  CCB Financial Corporation                               162
      4,900  City National Corporation                               180
     11,700  Compass Bancshares, Inc.                                216
     20,200  First Security Corporation                              285
     13,400  First Tennessee National Corporation                    255
      5,100  First Virginia Banks, Inc.                              186
      9,300  FirstMerit Corporation                                  152
     16,500  Hibernia Corporation                                    175
      5,000  Keystone Financial, Inc.                                 75
     10,900  Marshall & Ilsley Corporation                           506
      7,100  Mercantile Bankshares Corporation                       202
     11,100  National Commerce Bancorporation                        182
     18,100  North Fork Bancorporation, Inc.                         293
      8,200  Pacific Century Financial Corporation                   169
      5,000  Provident Financial Group                               147
      8,500  TCF Financial Corporation                               199
      3,900  Westamerica Bancorporation                               98
      3,400  Wilmington Trust Corporation                            157
      8,800  Zions Bancorporation                                    365
                                                            --------------
                                                                   4,173
                                                            --------------
             BIOTECHNOLOGY  1.0%
     18,700  Chiron Corporation<F1>                                  846
      2,900  Incyte Pharmaceuticals, Inc.<F1>                        223
                                                            --------------
                                                                   1,069
                                                            --------------
             BUILDING & CONSTRUCTION  0.2%
     14,400  Clayton Homes, Inc.                                     137
      2,800  Granite Construction, Inc.                               66
                                                            --------------
                                                                     203
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             BUILDING MATERIALS  0.9%
      7,300  American Standard Companies, Inc.<F1>                 $ 299
      4,800  Martin Marietta Materials, Inc.                         254
      3,700  Southdown, Inc.                                         215
      5,000  USG Corporation                                         209
                                                            --------------
                                                                     977
                                                            --------------
             BUSINESS SERVICES  4.6%
      6,000  ACNielson Corporation<F1>                               138
      4,500  Avnet, Inc.                                             354
     17,200  Cintas Corporation                                      681
     15,800  Comdisco, Inc.                                          491
     21,200  Concord EFS, Inc.<F1>                                   474
     15,800  Convergys Corporation<F1>                               695
      9,100  Gartner Group, Inc.<F1>                                  98
      7,100  Harte-Hanks,Inc.                                        176
      2,700  Jacobs Engineering Group, Inc.<F1>                       85
      7,400  Keane, Inc.<F1>                                         214
      3,700  Kelly Services, Inc. - Class A                           87
      7,800  Manpower, Inc.                                          275
      9,900  Modis Professional Services, Inc.<F1>                    75
      4,600  Navigant Consulting, Inc.<F1>                            46
      2,300  NCO Group, Inc.<F1>                                      79
      9,300  Robert Half International, Inc.                         568
      9,800  Viad Corporation                                        249
                                                            --------------
                                                                   4,785
                                                            --------------
             CHEMICALS  2.2%
      6,300  Airgas, Inc.<F1>                                         37
      4,500  Albemarle Corporation                                    94
     12,300  CK Witco Corporation                                    144
      6,900  Cabot Corporation                                       186
      4,300  Cytec Industries, Inc.<F1>                              130
      7,800  Ethyl Corporation                                        24
      3,200  Ferro Corporation                                        73
      1,200  H.B. Fuller Company                                      46
      3,200  Georgia Gulf Corporation                                 77
      5,700  The Lubrizol Corporation                                146
     12,100  Lyondell Chemical Company                               222
      5,700  M.A. Hanna Company                                       66
      2,200  Minerals Technologies, Inc.                             102
      4,400  Olin Corporation                                         78
      3,800  A. Schulman, Inc.                                        49
     11,300  Solutia, Inc.                                           154
      6,400  Waters Corporation<F1>                                  606
      3,800  Wellman, Inc.                                            81
                                                            --------------
                                                                   2,315
                                                            --------------

                     See notes to the financial statements.

MIDCAP INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             COMMUNICATIONS & MEDIA  2.6%
     12,100  A.H. Belo Corporation                                 $ 202
      3,699  Chris-Craft Industries, Inc.<F1>                        227
      5,600  Hispanic Broadcasting Corporation<F1>                   566
      2,800  Media General, Inc.                                     138
     10,500  Univision Communications, Inc.<F1>                    1,147
     11,400  Westwood One, Inc.<F1>                                  403
                                                            --------------
                                                                   2,683
                                                            --------------
             COMPUTERS  0.3%
     16,600  Quantum Corporation<F1>                                 195
     10,300  Storage Technology Corporation<F1>                      134
                                                            --------------
                                                                     329
                                                            --------------
             COMPUTER SERVICES  2.2%
      5,000  Affiliated Computer Services, Inc.<F1>                  166
     25,000  Cadence Design Systems, Inc.<F1>                        420
      5,600  Cambridge Technology Partners, Inc.<F1>                  62
      5,700  CheckFree Holdings Corporation<F1>                      290
      6,500  DST Systems, Inc.<F1>                                   482
     13,200  SunGard Data Systems, Inc.<F1>                          456
      4,300  Sykes Enterprises, Inc.<F1>                              86
      7,100  Synopsys, Inc.<F1>                                      298
                                                            --------------
                                                                   2,260
                                                            --------------
             CONSUMER PRODUCTS  0.7%
      4,900  Blyth Industries, Inc.                                  145
      4,600  Carter-Wallace, Inc.                                    102
     10,800  The Dial Corporation                                    150
     10,400  Energizer Holdings, Inc.<F1>                            177
      8,000  Pennzoil-Quaker State Company                            88
     10,100  RPM, Inc.                                               102
                                                            --------------
                                                                     764
                                                            --------------
             COSMETICS & SOAP  0.1%
      4,000  Church & Dwight Companies, Inc.                          72
                                                            --------------

             DATA PROCESSING  1.5%
      9,000  Acxiom Corporation<F1>                                  243
      5,400  CSG Systems International, Inc.<F1>                     249
     12,700  Fiserv, Inc.<F1>                                        583
     27,700  Informix Corporation<F1>                                305
      7,800  The Reynolds & Reynolds Company - Class A               185
                                                            --------------
                                                                   1,565
                                                            --------------
             DISTRIBUTION  0.9%
      9,900  Arrow Electronics, Inc.                                 434
      3,900  Fastenal Company                                        228
      5,400  Tech Data Corporation<F1>                               226
                                                            --------------
                                                                     888
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             DRUGS  4.4%
     13,800  Bergen Brunswig Corporation                            $ 69
      8,600  Forest Laboratories, Inc.<F1>                           723
      4,500  Gilead Sciences, Inc.<F1>                               244
      8,000  ICN Pharmaceuticals, Inc.                               202
     16,350  IVAX Corporation                                        448
      6,900  MedImmune, Inc.<F1>                                   1,104
      9,200  Millennium Pharmaceuticals, Inc.<F1>                    730
     13,300  Myland Laboratories, Inc.                               377
      6,600  Perrigo Company<F1>                                      38
      6,800  Sepracor, Inc.<F1>                                      626
                                                            --------------
                                                                   4,561
                                                            --------------
             ELECTRIC  6.5%
     11,300  Allegheny Energy, Inc.                                  343
      8,100  Alliant Energy Corporation                              243
      1,900  Black Hills Corporation                                  44
      6,500  Calpine Corporation<F1>                                 595
      2,400  Cleco Corporation                                        83
      3,000  CMP Group, Inc.                                          87
      9,600  Conectiv, Inc.                                          170
     14,800  DPL, Inc.                                               344
      7,700  DQE, Inc.                                               295
     12,800  Energy East Corporation                                 267
      3,000  Hawaiian Electric Industries, Inc.                      111
      3,900  IDACORP, Inc.                                           144
      8,900  IPALCO Enterprises, Inc.                                182
      6,400  Kansas City Power & Light Company                       164
     13,400  LG&E Energy Corporation                                 312
      7,500  Minnesota Power, Inc.                                   138
     11,300  The Montana Power Company                               498
     12,900  NiSource, Inc.                                          239
     14,700  Northeast Utilities                                     316
      6,200  NSTAR                                                   273
      8,000  OGE Energy Corporation                                  159
     12,300  Potomac Electric Power Company                          288
      3,700  Public Service Company of New Mexico                     67
      8,800  Puget Sound Energy, Inc.                                209
     10,669  SCANA Corporation                                       276
      7,300  Sierra Pacific Resources                                110
     13,300  TECO Energy, Inc.                                       291
      9,600  Utilicorp United Inc.                                   185
      5,700  Vectren Corporation                                     115
     12,100  Wisconsin Energy Corporation                            259
                                                            --------------
                                                                   6,807
                                                            --------------

                     See notes to the financial statements.

MIDCAP INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             ELECTRONICS  5.1%
     19,900  American Power Conversion Corporation<F1>             $ 703
      3,700  AMETEK, Inc.                                             76
      7,100  Diebold, Inc.                                           205
      6,700  Hubbell, Inc.                                           175
      3,200  L-3 Communications Holdings, Inc.<F1>                   170
      1,900  MagneTek, Inc.<F1>                                       16
      7,900  Microchip Technology Inc.<F1>                           490
     14,900  SCI Systems, Inc.<F1>                                   793
     13,100  Sanmina Corporation<F1>                                 787
      4,300  Sawtek, Inc.<F1>                                        206
      7,900  Sensormatic Electronics Corporation<F1>                 132
     13,800  Symbol Technologies, Inc.                               769
      4,600  UCAR International, Inc.<F1>                             61
      8,800  Vishay Intertechnology, Inc.<F1>                        738
                                                            --------------
                                                                   5,321
                                                            --------------
             ENTERTAINMENT & LEISURE  1.3%
      7,800  Callaway Golf Company                                   130
      4,400  GTECH Holdings Corporation<F1>                           91
      7,500  International Game Technology<F1>                       183
      5,500  International Speedway Corporation                      237
      9,400  Mandalay Resort Group<F1>                               177
     31,400  Park Place Entertainment Corporation<F1>                402
      8,000  Premier Parks, Inc.                                     173
                                                            --------------
                                                                   1,393
                                                            --------------

             FINANCIAL SERVICES  1.6%
      9,200  A.G. Edwards, Inc.                                      346
     29,800  E*TRADE Group, Inc.<F1>                                 641
      5,900  The FINOVA Group, Inc.                                   76
      3,200  Investment Technology Group, Inc.                       120
      6,000  Legg Mason, Inc.                                        227
      7,600  NOVA Corporation<F1>                                    240
                                                            --------------
                                                                   1,650
                                                            --------------
             FOOD, BEVERAGES & TOBACCO  2.4%
      3,500  Dean Foods Company                                       86
      5,800  Dole Food Company, Inc.                                 102
      2,600  Dreyer's Grand Ice Cream, Inc.                           62
     10,300  Flowers Industries, Inc.                                157
      4,300  Hannaford Brothers Company                              311
     14,700  Hormel Foods Corporation                                224
     11,000  IBP, Inc.                                               182
      1,200  International Multifoods Corporation                     15
      7,000  Interstate Bakeries Corporation                          89
      2,800  Lance, Inc.                                              30
      7,300  McCormick & Company, Inc.                               228
     11,300  R.J. Reynolds Tobacco Holding, Inc.                     234
      3,900  Ruddick Corporation                                      45
      2,600  The J.M. Smucker Company                                 42
      3,200  Suiza Foods Corporation<F1>                             125

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             FOOD, BEVERAGES & TOBACCO  2.4% (CONT.)
     23,300  Tyson Foods, Inc. - Class A                           $ 243
      2,800  Universal Corporation                                    53
      4,700  Universal Foods Corporation                              77
      2,800  Vlasic Foods International, Inc.<F1>                      5
     14,500  Whitman Corporation                                     166
                                                            --------------
                                                                   2,476
                                                            --------------
             HEALTH CARE SERVICES & SUPPLIES  2.0%
      5,400  Apria Healthcare Group, Inc.<F1>                         75
      9,600  Beverly Enterprises, Inc.<F1>                            32
      5,200  Covance Inc.<F1>                                         48
      4,000  Express Scripts, Inc.<F1>                               143
      5,000  First Health Group Corporation<F1>                      152
     11,400  Foundation Health Systems, Inc.<F1>                     115
      8,600  Genzyme Corporation<F1>                                 420
     24,800  Health Management Associates, Inc. - Class A<F1>        395
      6,300  Hillenbrand Industries, Inc.                            190
      5,600  Lincare Holdings, Inc.<F1>                              171
      9,400  Omnicare, Inc.                                          143
      6,300  Quorum Health Group, Inc.<F1>                            67
      7,600  Total Renal Care Holdings, Inc.<F1>                      22
      4,000  Trigon Healthcare, Inc.<F1>                             144
                                                            --------------
                                                                   2,117
                                                            --------------
             HOME FURNISHINGS  0.2%
      5,000  Furniture Brands International, Inc.<F1>                 93
      6,300  Mohawk Industries, Inc.<F1>                             156
                                                            --------------
                                                                     249
                                                            --------------
             INSURANCE  2.7%
      5,600  Allmerica Financial Corporation                         303
      7,200  Ambac Financial Group, Inc.                             346
      6,000  American Financial Group, Inc.                          153
      4,800  Everest Re Group, Ltd.                                  140
      2,800  HSB Group, Inc.                                          81
      3,700  Horace Mann Educators Corporation                        54
      6,200  Ohio Casualty Corporation                               103
     13,000  Old Republic International Corporation                  185
      8,400  Oxford Health Plans, Inc.<F1>                           160
      4,500  PacifiCare Health Systems, Inc.<F1>                     231
      4,600  The PMI Group, Inc.                                     223
      6,600  Protective Life Corporation                             157
      9,200  ReliaStar Financial Corporation                         396
      7,300  Unitrin, Inc.                                           246
                                                            --------------
                                                                   2,778
                                                            --------------
             MACHINERY - AGRICULTURE & AUTOMOBILES  0.1%
      6,550  AGCO Corporation                                         78
                                                            --------------

                     See notes to the financial statements.

MIDCAP INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             MACHINERY - INDUSTRIAL  0.7%
      2,836  Albany International Corporation                       $ 43
      3,300  Flowserve Corporation                                    47
      3,400  Imation Corporation<F1>                                  95
      2,900  Kennametal, Inc.                                         83
      1,500  Nordson Corporation                                      67
      3,200  SPX Corporation                                         352
      2,600  Stewart & Stevenson Services, Inc.                       31
                                                            --------------
                                                                     718
                                                            --------------
             MANUFACTURING  1.2%
      3,100  Carlisle Companies Inc.                                 128
      5,100  Federal Signal Corporation                              104
      4,100  Harsco Corporation                                      122
      3,200  Kaydon Corporation                                       75
      4,100  Lancaster Colony Corporation                            108
      4,100  Mark IV Industries, Inc.                                 87
      2,600  Modine Manufacturing Company                             57
        500  NCH Corporation                                          22
      4,900  Pentair, Inc.                                           187
      2,600  Precision Castparts Corporation                         109
      2,000  Tecumseh Products Company - Class A                      93
      3,900  Teleflex, Inc.                                          135
      3,700  Trinity Industries, Inc.                                 82
                                                            --------------
                                                                   1,309
                                                            --------------
             MEDICAL INSTRUMENTS  2.0%
      2,500  Acuson Corporation<F1>                                   31
      3,000  Beckman Coulter,Inc.                                    194
      5,500  DENTSPLY International, Inc.                            160
      6,000  Edwards Lifesciences Corporation<F1>                     90
      3,200  MiniMed, Inc.<F1>                                       393
      5,900  PSS World Medical, Inc.<F1>                              51
      6,000  STERIS Corporation<F1>                                   54
     10,000  Stryker Corporation                                     719
     10,700  Sybron International Corporation<F1>                    333
      6,600  VISX, Inc.<F1>                                          104
                                                            --------------
                                                                   2,129
                                                            --------------
             METALS & MINERALS  0.2%
     11,400  AK Steel Holding Corporation                            126
      2,000  Carpenter Technology Corporation                         40
      1,000  Cleveland-Cliffs, Inc.                                   25
        500  MAXXAM, Inc.<F1>                                         14
      1,600  Oregon Steel Mills, Inc.                                  5
      2,300  Ryerson Tull, Inc.                                       28
                                                            --------------
                                                                     238
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             MISCELLANEOUS  0.8%
      4,700  Donaldson Company, Inc.                               $ 109
     11,700  IMC Global, Inc.                                        181
      2,800  Rollins, Inc.                                            40
      6,100  Sotheby's Holdings, Inc.                                101
      9,700  Stewart Enterprises, Inc.                                47
      5,300  Titan Corporation<F1>                                   228
      4,100  York International Corporation                           99
                                                            --------------
                                                                     805
                                                            --------------
             MULTI-INDUSTRY  0.3%
      4,000  Alexander & Baldwin,Inc.                                 84
      2,400  The Dexter Corporation                                  132
      4,400  Ogden Corporation                                        43
      4,600  Pittston Brink's Group                                   75
                                                            --------------
                                                                     334
                                                            --------------
             OFFICE EQUIPMENT & SUPPLIES  0.4%
      8,100  Herman Miller, Inc.                                     222
      6,200  HON INDUSTRIES, Inc.                                    155
      2,600  The Standard Register Company                            34
      3,800  Wallace Computer Services, Inc.                          42
                                                            --------------
                                                                     453
                                                            --------------
             OIL - DOMESTIC  0.2%
      5,100  Helmerich & Payne, Inc.                                 160
                                                            --------------

             OIL - INTERNATIONAL  2.4%
      8,900  Devon Energy Corporation                                429
      4,600  Murphy Oil Corporation                                  271
     14,300  Nabors Industries, Inc.<F1>                             564
      5,900  Noble Affiliates, Inc.                                  213
     13,500  Noble Drilling Corporation<F1>                          539
     17,200  Ocean Energy Inc.<F1>                                   223
      9,600  Pioneer Natural Resources Company                        99
     18,900  Santa Fe Snyder Corporation<F1>                         174
                                                            --------------
                                                                   2,512
                                                            --------------
             OIL & GAS SERVICES  5.8%
      5,300  AGL Resources, Inc.                                      93
      7,800  BJ Services Company<F1>                                 548
     14,400  Dynegy, Inc.                                            942
     14,100  ENSCO International, Inc.                               468
     17,900  Global Marine, Inc.<F1>                                 430
     22,250  Grant Prideco, Inc.<F1>                                 428
      3,000  Hanover Compressor Company<F1>                          175
     13,800  KeySpan Corporation                                     405
     11,600  Kinder Morgan, Inc.                                     352
      8,900  MCN Energy Group, Inc.                                  222

                     See notes to the financial statements.

MIDCAP INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             OIL & GAS SERVICES  5.8% (CONT.)
      4,000  National Fuel Gas Company                            $  190
      8,400  Questar Corporation                                     158
      5,000  Smith International, Inc.<F1>                           380
      5,800  Tidewater, Inc.                                         173
      9,000  Ultramar Diamond Shamrock Corporation                   223
      5,800  Valero Energy Corporation                               168
      6,700  Varco International, Inc.                                84
      4,700  Washington Gas Light Company                            120
     11,100  Weatherford International, Inc.<F1>                     451
                                                            --------------
                                                                   6,010
                                                            --------------
             PAPER & FOREST PRODUCTS  1.4%
      5,400  Bowater, Inc.                                           297
      1,900  Chesapeake Corporation                                   59
      9,400  Consolidated Papers, Inc.                               356
      8,500  Georgia-Pacific Corporation                             197
      5,400  Longview Fibre Company                                   69
      2,800  Rayonier, Inc.                                          131
      3,800  P.H. Glatfelter Company                                  41
     10,500  Sonoco Products Company                                 219
      4,600  Wausau-Mosinee Paper Corporation                         56
                                                            --------------
                                                                   1,425
                                                            --------------
             PRINTING & PUBLISHING  1.3%
      2,400  Banta Corporation                                        47
      3,200  Houghton Mifflin Company                                133
      4,500  Lee Enterprises, Inc.                                   102
     11,000  Reader's Digest Association, Inc.                       352
      1,600  Scholastic Corporation<F1>                               75
      5,800  Valassis Communications, Inc.<F1>                       198
        900  The Washington Post Company - Class B                   439
                                                            --------------
                                                                   1,346
                                                            --------------
             RESTAURANTS  1.2%
      3,500  Bob Evans Farms, Inc.                                    46
      6,700  Brinker International, Inc.<F1>                         214
      3,200  Buffets, Inc.<F1>                                        31
      5,300  CBRL Group, Inc.                                         74
      3,100  Lone Star Steakhouse & Saloon, Inc.                      37
      7,700  Outback Steakhouse, Inc.<F1>                            252
      3,100  Papa John's International, Inc.<F1>                      85
     18,900  Starbucks Corporation<F1>                               571
                                                            --------------
                                                                   1,310
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             RETAIL  3.4%
      9,900  Abercrombie & Fitch Company<F1>                      $  109
      4,800  American Eagle Outfitters, Inc.<F1>                      82
      7,600  BJ's Wholesale Club, Inc.<F1>                           269
      7,100  Barnes & Noble, Inc.<F1>                                131
      7,900  Borders Group, Inc.<F1>                                 125
      4,400  CDW Computer Centers, Inc.<F1>                          458
      4,900  Claire's Stores, Inc.                                    90
      6,400  Dollar Tree Stores, Inc.<F1>                            370
     17,800  Family Dollar Stores, Inc.                              339
      4,800  Helig-Meyers Company                                     15
      3,100  Lands' End, Inc.<F1>                                    131
      5,000  Neiman Marcus Group, Inc.                               129
     11,700  OfficeMax, Inc.<F1>                                      66
      2,900  Payless ShoeSource, Inc.<F1>                            160
      9,200  Ross Stores, Inc.                                       191
     14,800  Saks, Inc.<F1>                                          169
      7,400  Tiffany & Company                                       538
      5,800  Williams-Sonoma, Inc.<F1>                               201
                                                            --------------
                                                                   3,573
                                                            --------------
             SAVINGS & LOAN  1.2%
      5,600  Astoria Financial Corporation                           154
     21,800  Charter One Financial, Inc.                             443
     11,400  Dime Bancorp, Inc.                                      214
     11,100  GreenPoint Financial Corporation                        207
     22,500  Sovereign Bancorp, Inc.                                 155
      4,200  Webster Financial Corporation                            90
                                                            --------------
                                                                   1,263
                                                            --------------
             SCHOOLS  0.4%
      7,800  Apollo Group, Inc.<F1>                                  226
      7,200  DeVry, Inc.<F1>                                         171
      5,300  Sylvan Learning Systems, Inc.<F1>                        80
                                                            --------------
                                                                     477
                                                            --------------
             SEMICONDUCTORS  9.3%
     10,500  Altera Corporation<F1>                                1,074
     22,600  Atmel Corporation<F1>                                 1,106
      6,800  Cirrus Logic, Inc.<F1>                                  111
     11,200  Cypress Semiconductor Corporation<F1>                   582
      9,700  Integrated Device Technology, Inc.<F1>                  466
     17,800  Jabil Circuit, Inc.<F1>                                 729
     28,550  Maxim Integrated Products,Inc.<F1>                    1,850
      4,200  Micrel, Inc.<F1>                                        363
     12,000  Novellus Systems, Inc.<F1>                              800
      7,500  Qlogic Corporation<F1>                                  752
      4,000  TranSwitch Corporation<F1>                              352
      3,900  TriQuint Semiconductor, Inc.<F1>                        401
     16,200  Vitesse Semiconductor Corporation<F1>                 1,103
                                                            --------------
                                                                   9,689
                                                            --------------

                   See the notes to the financial statements.

MIDCAP INDEX FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             SHIPBUILDING  0.1%
      3,400  Newport News Shipbuilding, Inc.                       $ 113
                                                            --------------

             SOFTWARE  6.0%
      6,600  Electronic Arts, Inc.<F1>                               399
     20,100  Intuit, Inc.<F1>                                        722
      8,800  Legato Systems, Inc.<F1>                                114
      5,000  Macromedia, Inc.<F1>                                    435
      6,600  Mentor Graphics Corporation<F1>                          87
     14,300  Network Associates, Inc.<F1>                            364
      3,200  NVIDIA Corporation<F1>                                  285
      3,000  Policy Management Systems Corporation<F1>                40
      9,200  Rational Software Corporation<F1>                       783
     19,900  Siebel Systems, Inc.<F1>                              2,445
      3,300  Structural Dynamics Research Corporation<F1>             44
      8,400  Sybase,Inc.<F1>                                         170
      6,100  Symantec Corporation<F1>                                381
      3,400  Transaction Systems Architects, Inc.<F1>                 55
                                                            --------------
                                                                   6,324
                                                            --------------
             TELECOMMUNICATIONS  1.3%
     22,200  Broadwing, Inc.<F1>                                     629
      5,500  COMSAT Corporation                                      134
      6,400  Telephone and Data Systems, Inc.                        653
                                                            --------------
                                                                   1,416
                                                            --------------
             TELECOMMUNICATIONS EQUIPMENT  1.4%
      4,000  ADTRAN, Inc.<F1>                                        270
      3,900  ANTEC Corporation<F1>                                   210
      7,100  Harris Corporation                                      229
      3,400  Polycom, Inc.<F1>                                       269
      2,100  Powerwave Technologies, Inc.<F1>                        437
                                                            --------------
                                                                   1,415
                                                            --------------
             TEXTILES & APPAREL  0.6%
      4,200  Burlington Industries, Inc.<F1>                          18
     12,600  Jones Apparel Group, Inc.<F1>                           374
      5,300  Unifi, Inc.<F1>                                          54
      5,000  Warnaco Group, Inc.                                      53
      5,500  Westpoint Stevens, Inc.                                 103
                                                            --------------
                                                                     602
                                                            --------------
             TIRE & RUBBER  0.1%
      2,000  Bandag, Inc.                                             48
                                                            --------------


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             TRANSPORTATION  1.0%
      5,000  Airborne Freight Corporation                         $  107
      2,700  Alaska Air Group, Inc.<F1>                               78
      2,300  Arnold Industries, Inc.                                  27
      4,200  C.H. Robinson Worldwide, Inc.                           210
      4,900  CNF Transportation, Inc.                                137
      5,000  GATX Corporation                                        179
      3,300  J.B. Hunt Transport Services, Inc.<F1>                   54
      3,100  Overseas Shipholding Group, Inc.                         81
      6,600  Swift Transportation Company, Inc.<F1>                  132
      4,600  Wisconsin Central Transportation Corporation<F1>         67
                                                            --------------
                                                                   1,072
                                                            --------------
             UTILITIES  0.2%
     10,000  American Water Works, Inc.                              227
                                                            --------------

             Total Common Stock (Cost $87,664)                    95,603
                                                            --------------


   PRINCIPAL
    AMOUNT
(IN THOUSANDS)
--------------

             SHORT-TERM INVESTMENTS  0.6%
             U.S. TREASURIES  0.6%
     $  600  U.S. Treasury Bill, 5.67%, 7/06/00                      594
                                                            --------------

             Total U.S. Treasuries (Cost $594)                       594
                                                            --------------

             VARIABLE RATE DEMAND NOTES  7.8%
      3,282  Sara Lee Corporation                                  3,282
      2,321  Warner-Lambert Company                                2,321
      2,607  American Family Financial Services, Inc.              2,607
                                                            --------------

             Total Variable Rate Demand Notes (Cost $8,210)        8,210
                                                            --------------

             Total Short-Term Investments (Cost $8,804)            8,804
                                                            --------------

             Total Investments (Cost $96,468) 99.9%              104,407
                                                            --------------

             Other Assets, less Liabilities  0.1%                     94
                                                            --------------

             TOTAL NET ASSETS 100.0%                            $104,501
                                                            ==============

             <F1> Non-income producing

                     See notes to the financial statements.

SPECIAL GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             COMMON STOCKS 95.0%
             AEROSPACE & AIRCRAFT 2.3%
    167,700  General Dynamics Corporation                       $  9,810
    149,400  Orbital Sciences Corporation<F1>                      1,886
                                                            --------------
                                                                  11,696
                                                            --------------

             BANKING 2.2%
    125,300  Charter One Financial, Inc.                           2,545
     32,300  First Tennessee National Corporation                    614
     75,465  Marshall & Ilsley Corporation                         3,504
     76,100  North Fork Bancorporation, Inc.                       1,232
     47,400  TCF Financial Corporation                             1,108
     42,800  Zions Bancorporation                                  1,776
                                                            --------------
                                                                  10,779
                                                            --------------
             BIOTECHNOLOGY  0.9%
     41,300  Chiron Corporation<F1>                                1,869
     33,800  Millennium Pharmaceuticals, Inc.<F1>                  2,683
                                                            --------------
                                                                   4,552
                                                            --------------
             BUILDING MATERIALS & CONSTRUCTION 0.8%
     56,525  Martin Marietta Materials, Inc.                       2,996
     21,280  Southdown, Inc.                                       1,237
                                                            --------------
                                                                   4,233
                                                            --------------
             BUSINESS SERVICES 4.7%
     27,700  Checkfree Holdings Corporation<F1>                    1,408
     85,150  Cintas Group<F1>                                      3,366
     76,600  Diebold, Inc.                                         2,212
     72,400  Manpower, Inc.                                        2,557
    132,700  Robert Half International, Inc.                       8,111
     76,350  Symbol Technologies, Inc.                             4,256
     53,200  Viad Corp.                                            1,350
                                                            --------------
                                                                  23,260
                                                            --------------
             CHEMICALS  0.3%
     31,900  Minerals Technologies, Inc.                           1,475
                                                            --------------

             COMMUNICATIONS & MEDIA 1.7%
    182,500  Charter Communications, Inc.<F1>                      2,680
     26,800  Hispanic Broadcasting Corporation<F1>                 2,708
     27,200  Univision Communications, Inc.<F1>                    2,972
                                                            --------------
                                                                   8,360
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             DATA PROCESSING 3.0%
    154,800  Acxiom Corporation<F1>                             $  4,179
    101,800  Ceridian Corporation                                  2,208
     67,100  ChoicePoint, Inc.<F1>                                 2,550
     30,000  CSG Systems International, Inc.<F1>                   1,384
     40,200  Shared Medical Systems Corporation                    1,666
     89,900  Sungard Data Systems, Inc.<F1>                        3,107
                                                            --------------
                                                                  15,094
                                                            --------------
             DISTRIBUTION 0.9%
     28,800  CDW Computer Centers, Inc.<F1>                        2,995
     25,200  Fastenal Company                                      1,473
                                                            --------------
                                                                   4,468
                                                            --------------
             DRUGS 3.7%
     77,500  Alza Corporation - Class A<F1>                        3,415
     15,400  C.R. Bard, Inc.                                         671
     39,000  Forest Laboratories, Inc.<F1>                         3,278
     30,100  MedImmune, Inc.<F1>                                   4,814
     68,700  Mylan Laboratories, Inc.                              1,949
     20,400  Sepracor, Inc.<F1>                                    1,877
     59,700  Shire Pharmaceuticals Group PLC - ADR<F1>             2,403
                                                            --------------
                                                                  18,407
                                                            --------------
             ELECTRONICS 14.1%
     18,700  Aeroflex, Inc.<F1>                                      697
     64,900  Analog Devices, Inc.<F1>                              4,985
     11,300  Applied Micro Circuits Corporation<F1>                1,456
     95,000  Atmel Corporation<F1>                                 4,649
     15,250  AVX Corporation                                       1,486
     35,900  Conexant Systems, Inc.<F1>                            2,150
     42,100  Exar Corporation<F1>                                  3,375
     84,000  Flextronics International Ltd.<F1>                    5,901
     68,350  Integrated Device Technology, Inc.<F1>                3,285
     37,800  LSI Logic Corporation<F1>                             2,362
    142,750  Maxim Integrated Products<F1>                         9,252
     18,500  Micrel, Inc.<F1>                                      1,600
     68,800  Novellus Systems, Inc.<F1>                            4,588
     25,700  NVIDIA Corporation<F1>                                2,290
     60,800  Sanmina Corporation<F1>                               3,652
     68,800  SCI Systems, Inc.<F1>                                3,664
     38,100  Semtech Corporation<F1>                               2,598
     28,100  TriQuint Semiconductor, Inc.<F1>                      2,889
     84,700  Vitesse Semiconductor Corporation<F1>                 5,765
     43,900  Xilinx, Inc.<F1>                                      3,216
                                                            --------------
                                                                  69,860
                                                            --------------

                     See notes to the financial statements.

SPECIAL GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                   MARKET VALUE
  OF SHARES                                                (IN THOUSANDS)
  ---------                                                 --------------
             FINANCIAL SERVICES 5.3%
     34,025  The BISYS Group, Inc.<F1>                          $  2,129
    565,032  Concord EFS, Inc.<F1>                                12,643
    150,000  E*Trade Group, Inc.<F1>                               3,225
    183,922  Fiserv, Inc.<F1>                                      8,449
                                                            --------------
                                                                  26,446
                                                            --------------
             FOOD - DISTRIBUTION 0.6%
    140,900  SUPERVALU, Inc.                                       2,915
                                                            --------------

             HEALTH CARE SERVICES & SUPPLIES 4.2%
    515,759  Health Management Associates, Inc. - Class A<F1>      8,220
    209,960  Lincare Holdings, Inc.<F1>                            6,404
     12,300  Omnicare, Inc.                                          187
    264,200  Renal Care Group, Inc.<F1>                            5,895
                                                            --------------
                                                                  20,706
                                                            --------------
             INTERNET PRODUCTS & SERVICES  0.5%
     10,000  PurchasePro.com, Inc.<F1>                               300
     53,900  Verio, Inc.<F1>                                       2,025
                                                            --------------
                                                                   2,325
                                                            --------------
             INSURANCE 4.7%
     41,000  Allmerica Financial Corporation                       2,219
     73,675  Ambac Financial Group, Inc.                           3,536
     13,100  Jefferson - Pilot Corporation                           878
    361,900  MetLife, Inc.<F1>                                     5,994
     40,825  Nationwide Financial Services, Inc.                   1,142
     29,250  The PMI Group, Inc.                                   1,417
    104,955  Protective Life Corporation                           2,499
     38,700  ReliaStar Financial Corporation                       1,667
     38,300  Torchmark Corporation                                   932
     65,800  XL Capital Ltd. - Class A                             3,134
                                                            --------------
                                                                  23,418
                                                            --------------
             MEDICAL INSTRUMENTS 3.7%
    110,100  Biomet, Inc.                                          3,929
     45,300  Coherent, Inc.<F1>                                    2,619
     73,400  DENTSPLY International, Inc.                          2,133
     14,800  MiniMed, Inc.<F1>                                     1,819
     40,600  Stryker Corporation                                   2,918
    154,400  Sybron International Corporation<F1>                  4,806
                                                            --------------
                                                                  18,224

             METALS & MINERALS  0.3%
    127,900  Prudential Steel Ltd.                                 1,303
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             MULTI-INDUSTRY 0.6%
    183,600  Universal Foods Corporation                        $  3,018
                                                            --------------

             NETWORKING PRODUCTS 1.5%
     13,200  CIENA Corporation<F1>                                 1,632
     35,100  QLogic Corporation<F1>                                3,521
     60,775  Xircom, Inc.<F1>                                      2,395
                                                            --------------
                                                                   7,548
                                                            --------------
             OIL & GAS - DOMESTIC 2.0%
     43,100  Devon Energy Corporation                              2,077
    308,500  EOG Resources, Inc.                                   7,674
                                                            --------------
                                                                   9,751
                                                            --------------
             OIL & GAS SERVICES 8.9%
     42,300  BJ Services Company<F1>                               2,972
     72,975  Dynegy, Inc. - Class A                                4,775
     76,000  ENSCO International, Inc.                             2,522
    100,200  Global Marine, Inc.<F1>                               2,405
     58,700  Grant Prideco, Inc.<F1>                               1,130
     19,800  Hanover Compressor Company<F1>                        1,153
    100,200  Kinder Morgan, Inc.                                   3,037
    110,100  Nabors Industries, Inc.<F1>                           4,342
     72,300  Noble Drilling Corporation<F1>                        2,887
    276,400  Ocean Energy, Inc.<F1>                                3,576
    120,100  Petroleum Geo-Services ASA - ADR<F1>                  1,938
    194,800  Precision Drilling Corporation<F1>                    6,234
     25,300  Santa Fe International Corporation                      870
     21,600  Smith International, Inc.<F1>                         1,642
     81,700  Talisman Energy, Inc.<F1>                             2,442
     58,700  Weatherford International, Inc.<F1>                   2,385
                                                            --------------
                                                                  44,310
                                                            --------------
             OIL REFINING 0.9%
    153,100  Valero Energy Corporation                             4,440
                                                            --------------

             PAPER & RELATED PRODUCTS 0.3%
     38,700  Consolidated Papers, Inc.                             1,466
                                                            --------------

             PRINTING & PUBLISHING 0.4%
     49,350  Scholastic Corporation<F1>                            2,304
                                                            --------------

             MULTI-INDUSTRY 1.0%
    131,050  Pentair, Inc.                                         5,013
                                                            --------------

             RESTAURANTS 0.4%
     62,000  Starbucks Corporation<F1>                             1,874
                                                            --------------


                     See notes to the financial statements.

SPECIAL GROWTH FUND
SCHEDULE OF INVESTMENTS
April 30, 2000
(Unaudited)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             RETAIL 6.1%
     86,730  BJ's Wholesale Club, Inc.<F1>                      $  3,073
    103,063  Dollar General Corporation                            2,358
    716,395  Family Dollar Stores<F1>                             13,656
    109,100  Linens `n Things, Inc.<F1>                            3,368
     89,290  Ross Stores, Inc.                                     1,853
     32,200  Tiffany & Company                                     2,341
    107,000  Williams-Sonoma, Inc.<F1>                             3,705
                                                            --------------
                                                                  30,354
                                                            --------------

             SEMICONDUCTORS 1.6%
     13,500  Credence Systems Corporation<F1>                      1,927
     58,500  Lam Research Corporation<F1>                          2,684
     54,000  Veeco Instruments, Inc.<F1>                           3,355
                                                            --------------
                                                                   7,966
                                                            --------------
             SOFTWARE 5.4%
     24,000  Citrix Systems, Inc.<F1>                              1,465
     13,800  Electronic Arts, Inc.<F1>                               835
     54,400  Intuit, Inc.<F1>                                      1,955
     89,100  Rational Software Corporation<F1>                     7,585
     27,000  Saga Systems, Inc.<F1>                                  503
    100,400  Siebel Systems, Inc.<F1>                             12,337
     31,900  Symantec Corporation<F1>                              1,992
                                                            --------------
                                                                  26,672
                                                            --------------
             TELECOMMUNICATIONS 2.8%
     48,700  Adelphia Business Solutions, Inc.<F1>                 1,705
     22,800  Allegiance Telecom, Inc.<F1>                          1,613
    123,400  Broadwig, Inc.<F1>                                    3,494
     54,900  McLeodUSA, Incorporated<F1>                           1,373
     34,900  Powertel, Inc.<F1>                                    2,347
     96,600  Telesystem International Wireless, Inc.<F1>           3,188
                                                            --------------
                                                                  13,720
                                                            --------------
             TELECOMMUNICATIONS EQUIPMENT 3.3%
     32,000  Crown Castle International Corporation<F1>            1,228
     38,900  Ditech Communications Corporation<F1>                 3,330
     14,400  Harmonic, Inc.<F1>                                    1,063
     79,300  Harris Corporation                                    2,562
     29,800  Polycom, Inc.<F1>                                     2,358
     27,300  Powerwave Technologies, Inc.<F1>                      5,680
                                                            --------------
                                                                  16,221
                                                            --------------
             TEXTILES & APPAREL 0.4%
     64,000  Jones Apparel Group, Inc.<F1>                         1,900
                                                            --------------

             TRANSPORTATION 0.2%
     30,300  GATX Corporation                                      1,083
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             UTILITIES 5.3%
     48,100  Calpine Corporation<F1>                             $ 4,401
    105,700  Constellation Energy Group                            3,495
     93,200  Edison International                                  1,777
    196,050  El Paso Energy Corporation                            8,332
    108,900  Kansas City Power & Light Company                     2,797
     39,200  Montana Power Company                                 1,727
     80,100  PECO Energy Company                                   3,339
     31,400  Wisconsin Energy Corporation                            671
                                                            --------------
                                                                  26,539
                                                            --------------
             Total Common Stock (Cost $384,526)                  471,700
                                                            --------------

    NUMBER
  OF SHARES
(IN THOUSANDS)
--------------

             SHORT-TERM INVESTMENTS 6.0%
             INVESTMENT COMPANIES 6.0%
      7,465  Financial Square Prime Obligation Fund                7,465
     22,484  Short-Term Investments Co.
             Liquid Assets Portfolio                              22,484
                                                            --------------

             Total Investment Companies (Cost $29,949)            29,949
                                                            --------------

             Total Short-Term Investments (Cost $29,949)          29,949
                                                            --------------

             Total Investments (Cost $414,475) 101.0%            501,649
                                                            --------------

             Liabilities, less Other Assets (1.0)%                (5,282)
                                                            --------------

             TOTAL NET ASSETS 100.0%                            $496,366
                                                            ==============

             <F1> Non-income producing

                     See notes to the financial statements.

EMERGING GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             COMMON STOCKS 94.1%
             AUTO - RENTALS 1.3%
    123,100  Avis Rent A Car, Inc.<F1>                          $  2,493
                                                            --------------

             BANKING 3.7%
     79,400  Bank United Corporation Class A                       2,635
     42,000  CCB Financial Corporation                             1,661
     45,800  Commerce Bancorp, Inc.                                1,818
     15,700  Cullen/Frost Bankers, Inc.                              388
    112,700  Sovereign Bancorp, Inc.                                 775
                                                            --------------
                                                                   7,277
                                                            --------------
             BATTERIES 0.8%
     74,400  Rayovac Corporation<F1>                               1,553
                                                            --------------

             BIOTECHNOLOGY 1.0%
     26,900  Aclara Biosciences, Inc.<F1>                          1,026
     74,000  Texas Biotechnology Corporation<F1>                     906
                                                            --------------
                                                                   1,932
                                                            --------------
             BUILDING & CONSTRUCTION 4.6%
    113,800  Astec Industries, Inc.<F1>                            2,858
     54,800  Granite Construction, Inc.<F1>                        1,301
    121,400  Texas Industries, Inc.                                3,961
     58,400  U.S. Aggregates, Inc.<F1>                               993
                                                            --------------
                                                                   9,113
                                                            --------------
             BUSINESS MACHINES & SOFTWARE 1.7%
    100,330  Affiliated Computer Services, Inc.<F1>                3,323
                                                            --------------

             BUSINESS SERVICES 4.8%
    139,935  F.Y.I. Incorporated<F1>                               3,752
     37,400  NCO Group, Inc.<F1>                                   1,286
    175,800  The Source Information Management Company<F1>         2,593
     84,935  Steiner Leisure Ltd<F1>                               1,709
                                                            --------------
                                                                   9,340
                                                            --------------
             CHEMICALS 2.9%
    188,600  M.A. Hanna Company                                    2,169
     75,500  Minerals Technologies, Inc.                           3,492
                                                            --------------
                                                                   5,661
                                                            --------------
             COMMUNICATIONS & MEDIA 0.5%
     24,400  Citadel Communications Corporation<F1>                  953
                                                            --------------

             COMPUTERS 1.6%
     54,800  Zebra Technologies Corporation<F1>                    3,123
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             DATA PROCESSING 8.5%
    230,491  Acxiom Corporation<F1>                              $ 6,223
    112,015  The BISYS Group, Inc.<F1>                             7,008
     65,100  National Computer Systems, Inc.                       3,349
                                                            --------------
                                                                  16,580
                                                            --------------
             DRUGS 1.9%
     43,600  Alpharma, Inc. Class A                                1,684
     48,700  Shire Pharmaceuticals Group PLC - ADR<F1>             1,960
                                                            --------------
                                                                   3,644
                                                            --------------
             ELECTRICAL COMPONENTS AND SEMICONDUCTORS 14.2%
     60,900  ATMI, Inc.<F1>                                        2,345
     86,700  Benchmark Electronics, Inc.<F1>                       3,484
     26,200  Burr-Brown Corporation<F1>                            1,786
     14,100  Credence Systems Corporation<F1>                      2,013
     46,600  CTS Corporation                                       2,939
     90,900  Integrated Device Technology, Inc.<F1>                4,369
      5,700  Intersil Holding Corporation<F1>                        192
     36,600  Kulicke and Soffa Industries, Inc.<F1>                2,866
     13,100  Micrel,Inc.<F1>                                       1,133
     47,900  Novellus Systems, Inc.<F1>                            3,194
     54,900  Photronics, Inc.<F1>                                  1,829
     16,800  TriQuint Semiconductor, Inc.<F1>                      1,727
                                                            --------------
                                                                  27,877
                                                            --------------
             ENTERTAINMENT & LEISURE 1.5%
     48,200  Anchor Gaming<F1>                                     1,940
    138,430  Cinar Corporation<F1>                                   969
                                                            --------------
                                                                   2,909
                                                            --------------
             FINANCIAL SERVICES 0.7%
     45,800  Federated Investors, Inc.                             1,294
                                                            --------------

             FOOD & BEVERAGE 0.6%
     74,000  Universal Foods Corporation                           1,216
                                                            --------------

             INSURANCE 6.1%
    111,000  Enhance Financial Services Group, Inc.                1,124
     42,545  Financial Security Assurance Holdings Ltd.            3,140
    142,060  Arthur J. Gallagher & Co.                             5,292
     82,400  Hooper Holmes, Inc.                                   1,432
     40,000  Protective Life Corporation                             952
                                                            --------------
                                                                  11,940
                                                            --------------

             INTERNET PRODUCTS & SERVICES 0.4%
    131,600  Edgar Online, Inc.<F1>                                  861
                                                            --------------


                     See notes to the financial statements.

EMERGING GROWTH FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             LIQUOR 0.9%
     33,900  Canandaigua Brands, Inc.<F1>                       $  1,708
                                                            --------------

             MEDICAL INSTRUMENTS 4.0%
     74,800  DENTSPLY International, Inc.<F1>                      2,174
    129,200  Edwards Lifesciences Corporation<F1>                  1,929
     44,300  Patterson Dental Company<F1>                          2,132
     73,800  Renal Care Group, Inc.<F1>                            1,647
                                                            --------------
                                                                   7,882
                                                            --------------
             MULTI-INDUSTRY 2.9%
     88,400  GSI Lumonics, Inc.<F1>                                1,663
     96,600  Kaydon Corporation                                    2,258
     53,700  Mettler-Toledo International, Inc.<F1>                1,867
                                                            --------------
                                                                   5,788
                                                            --------------
             OIL & GAS - DOMESTIC 3.6%
     80,100  Barrett Resources Corporation<F1>                     2,543
     43,200  Newfield Exploration Company<F1>                      1,755
     31,200  St. Mary Land & Exploration Company                   1,053
     72,400  Veritas DGC, Inc.<F1>                                 1,738
                                                            --------------
                                                                   7,089
                                                            --------------
             OIL & GAS SERVICES 0.6%
     48,700  National-Oilwell, Inc.<F1>                            1,166
                                                            --------------

             RESTAURANTS 0.7%
     42,000  Brinker International, Inc.<F1>                       1,339
                                                            --------------

             RETAIL 9.8%
    124,100  Ames Department Stores<F1>                            2,226
     49,220  CDW Computer Centers, Inc.<F1>                        5,119
    394,427  Goody's Family Clothing, Inc.<F1>                     2,564
    109,750  InterTAN, Inc.<F1>                                    1,516
    131,840  The Men's Wearhouse, Inc.<F1>                         2,826
    128,440  Pier 1 Imports<F1>                                    1,461
     97,200  Rent-A-Center, Inc.<F1>                               1,980
     87,200  Whitehall Jewellers, Inc.<F1>                         1,499
                                                            --------------
                                                                  19,191
                                                            --------------
             SOFTWARE 5.0%
     93,200  Aspen Technology, Inc.<F1>                            3,297
    138,500  General Magic, Inc.<F1>                                 762
     16,600  Mercury Interactive Corporation<F1>                   1,494
    311,800  QuadraMed Corporation<F1>                             1,218
     95,300  Verity, Inc.<F1>                                      3,091
                                                            --------------
                                                                   9,862
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                            --------------
             TELECOMMUNICATIONS EQUIPMENT 5.0%
     61,600  ADTRAN, Inc.<F1>                                    $ 4,162
     47,400  Alpha Industries, Inc.<F1>                            2,465
     39,800  Black Box Corporation<F1>                             3,062
                                                            --------------
                                                                   9,689
                                                            --------------
             TELECOMMUNICATIONS SERVICES 2.2%
     56,700  MGC Communications, Inc.<F1>                          2,778
     42,100  Viatel, Inc.<F1>                                      1,610
                                                            --------------
                                                                   4,388
                                                            --------------
             TRANSPORTATION 1.9%
     74,900  Circle International Group, Inc.                      1,989
     77,000  EGL, Inc.<F1>                                         1,766
                                                            --------------
                                                                   3,755
                                                            --------------
             UTILITY 0.7%
     53,900  Kansas City Power & Light Company                     1,385
                                                            --------------

             Total Common Stock (Cost $149,538)                 $184,331
                                                            --------------

    NUMBER
  OF SHARES
(IN THOUSANDS)
--------------

             SHORT-TERM INVESTMENTS 8.3%
             INVESTMENT COMPANIES 5.3%
      1,240  Financial Square Prime Obligation Fund                1,240
      9,086  Short-Term Investments Co.
             Liquid Assets Portfolio                               9,086
                                                            --------------

             Total Investment Companies (Cost $10,326)            10,326
                                                            --------------


   PRINCIPAL
    AMOUNT
(IN THOUSANDS)
--------------

             VARIABLE RATE DEMAND NOTES 3.0%
    $ 6,000  Sara Lee Corporation                                  6,000
                                                            --------------

             Total Variable Rate Demand Notes (Cost $6,000)        6,000
                                                            --------------

             Total Short-Term Investments (Cost $16,326)          16,326
                                                            --------------

             Total Investments (Cost $165,864) 102.4%            200,657
                                                            --------------

             Liabilities, less Other Assets (2.4)%                (4,784)
                                                            --------------

             TOTAL NET ASSETS 100.0%                            $195,873
                                                            ==============

             <F1> Non-income producing

                     See notes to the financial statements.

MICROCAP FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             Common Stocks 97.3%
             ADVERTISING 0.3%
    165,700  Interep National Radio Sales, Inc.<F1>                $ 953
                                                            --------------

             AEROSPACE & AIRCRAFT 0.5%
    168,600  Kaman Corporation                                     1,791
                                                            --------------

             BANKING 2.1%
    132,500  BankUnited Financial Corporation<F1>                    812
     98,500  Columbia Banking System, Inc.<F1>                     1,213
     91,800  Greater Bay Bancorp<F1>                               3,903
     82,200  Sterling Bancshares, Inc.                               904
                                                            --------------
                                                                   6,832

             BATTERIES 0.7%
    101,800  Rayovac Corporation                                   2,125
                                                            --------------

             BIOTECHNOLOGY 1.2%
     29,500  Corixa Corporation<F1>                                  907
    151,500  Diacrin, Inc.<F1>                                     1,098
     16,500  Diversa Corporation<F1>                                 446
     16,700  Gene Logic, Inc.<F1>                                    449
     31,900  Trimeris, Inc.<F1>                                    1,098
                                                            --------------
                                                                   3,998

             BROADCASTING - RADIO & TELEVISION 0.8%
    123,250  Saga Communications, Inc.<F1>                         2,496
                                                            --------------

             BUSINESS SERVICES 2.4%
    257,600  Hall Kinton & Associates, Inc.<F1>                    6,327
     84,500  The Management Network Group, Inc.<F1>                1,500
                                                            --------------
                                                                   7,827

             COMMUNICATIONS & MEDIA  0.7%
    186,000  Classic Communications, Inc. - Class A<F1>            2,255
                                                            --------------

             COMPUTER SOFTWARE & SERVICES 11.1%
    139,800  ActionPoint, Inc.<F1>                                 1,267
    192,500  AremisSoft Corporation<F1>                            5,462
    247,200  Daisytek International Corporation<F1>                3,028
    120,100  Datalink Corporation<F1>                              1,997
    207,589  Genroco, Inc.<F1><F2>                                 1,679
    199,200  Level 8 Systems, Inc.<F1>                             5,030
     61,200  Media 100, Inc.<F1>                                   1,480
     32,100  Nuance Communications, Inc.<F1>                         969
    101,400  PC-Tel, Inc.<F1>                                      3,397
    220,200  ProSoft Training.Com<F1>                              3,688
      2,785  Tridium, Inc.<F1><F2>                                 1,524
    305,000  Ultimate Software Group, Inc.<F1>                     2,707
    574,500  Zamba Corporation<F1>                                 3,734
                                                            --------------
                                                                  35,962
                                                            --------------

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             CONSTRUCTION EQUIPMENT 1.0%
    122,400  Astec Industries, Inc.<F1>                         $  3,075
                                                            --------------

             DISTRIBUTION 0.8%
    157,650  Pomeroy Computer Resources,Inc.<F1>                   2,601
                                                            --------------

             DRUGS 0.3%
     19,800  D&K Healthcare Resources, Inc.<F1>                      173
    187,400  Serologicals Corporation<F1>                            679
                                                            --------------
                                                                     852
                                                            --------------
             ELECTRONICS 15.9%
     46,000  II-VI, Inc.<F1>                                       1,863
    306,900  Aeroflex, Inc.<F1>                                   11,432
     77,200  Alpha Industries, Inc.<F1>                            4,014
    123,300  Applied Science & Technology, Inc.<F1>                3,352
     93,300  ATS Automation Tooling Systems, Inc.<F1>              1,653
    134,300  Catalyst Semiconductor, Inc.<F1>                      1,024
     33,000  Integrated Silicon Solution,Inc.<F1>                  1,009
     75,000  inTest Corporation<F1>                                1,678
    104,100  LTX Corporation<F1>                                   4,763
     66,000  Mattson Technology, Inc.<F1>                          3,242
      6,100  Metalink, Ltd.<F1>                                      174
    182,610  Micro Component Technology, Inc.<F1>                  1,472
     47,600  Nanometrics, Inc.<F1>                                 1,827
     56,100  Power Integrations, Inc.<F1>                          1,276
    212,100  Stamford International, Inc.<F1><F2>                  3,235
    169,200  Telecom Semiconductor, Inc.<F1>                       4,156
     60,566  Three Five Systems, Inc.<F1>                          5,269
                                                            --------------
                                                                  51,439
                                                            --------------
             ENTERTAINMENT & LEISURE 2.9%
    187,700  Championship Auto Racing Teams, Inc.<F1>              3,801
    106,500  JAKKS Pacific, Inc.<F1>                               1,957
     29,000  Meade Instruments Corporation<F1>                     2,121
     97,600  THQ, Inc.<F1>                                         1,513
                                                            --------------
                                                                   9,392
                                                            --------------
             FINANCIAL SERVICES 0.1%
     23,900  MicroFinancial,Inc.                                     239
                                                            --------------

             FOOD, BEVERAGES & TOBACCO  0.5%
     61,600  Performance Food Group Company<F1>                    1,625
                                                            --------------

             HEALTH CARE SERVICES & SUPPLIES 1.6%
     26,300  LifePoint Hospitals, Inc.<F1>                           450
    314,200  Osteotech, Inc.<F1>                                   2,239
    505,700  Quadramed Corporation<F1>                             1,975
     24,900  Triad Hospitals, Inc.<F1>                               428
                                                            --------------
                                                                   5,092
                                                            --------------

             INSURANCE 0.7%
    109,300  Fidelity National Financial, Inc.                     1,612
     36,800  Triad Guaranty, Inc.<F1>                                773
                                                            --------------
                                                                   2,385
                                                            --------------


                     See notes to the financial statements.

MICROCAP FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             INTERNET PRODUCTS & SERVICES 3.9%
    109,300  Braun Consulting, Inc.<F1>                         $  2,733
    108,600  eMerge Interactive, Inc.<F1>                          2,029
     41,100  Internet Commerce Corporation - Class A<F1>             922
    114,702  Internet Commerce Corporation -
              Non Registered<F1><F2>                               2,074
    243,500  Luminant Worldwide Corporation<F1>                    2,115
    114,000  Navidec, Inc.<F1>                                       962
     92,600  PalmWorks, Inc.<F1>                                     417
          2  PSINet, Inc.<F1>                                          0
     71,400  Tanning Technology Corporation<F1>                    1,312
                                                            --------------
                                                                  12,564
                                                            --------------
             MANUFACTURING - INDUSTRIAL 2.0%
     97,900  Century Aluminum Company                              1,371
     86,700  CIRCOR International, Inc.                              992
     24,500  CoorsTek, Inc.<F1>                                    1,108
    123,200  DT Industries, Inc.<F1>                               1,525
    230,900  Griffon Corporation<F1>                               1,559
                                                            --------------
                                                                   6,555
                                                            --------------
             MEDICAL INSTRUMENTS 1.8%
    154,800  Candela Corporation<F1>                               2,080
    303,100  Packard BioScience Company<F1>                        3,618
                                                            --------------
                                                                   5,698
                                                            --------------
             OIL & GAS - DOMESTIC 6.6%
    331,900  Cabot Oil & Gas Corporation                           6,161
    225,700  Chieftain International, Inc.<F1>                     4,288
    229,900  HS Resources, Inc.<F1>                                5,561
    126,100  Louis Dreyfus Natural Gas Corp.<F1>                   3,531
     78,100  Nuevo Energy Company<F1>                              1,367
    272,800  Range Resources Corporation                             409
                                                            --------------
                                                                  21,317
                                                            --------------
             OIL & GAS SERVICES 9.8%
    245,900  CE Franklin Ltd.                                      1,445
     55,800  Cal Dive International, Inc.<F1>                      2,776
    312,400  Horizon Offshore, Inc.<F1>                            2,655
    160,500  Key Energy Services, Inc.<F1>                         1,565
     86,400  Maverick Tube Corporation<F1>                         2,462
     81,700  Midcoast Energy Resources, Inc.                       1,297
    370,600  Oceaneering International, Inc.<F1>                   6,393
    335,900  Superior Energy Services, Inc.<F1>                    3,107
    516,200  Unit Corporation<F1>                                  5,775
    126,200  UTI Energy Corporation<F1>                            4,385
                                                            --------------
                                                                  31,860
                                                            --------------
             PRIVATE CORRECTION FACILITIES 0.8%
    307,100  Cornell Corrections, Inc.<F1>                         2,764
                                                            --------------

             RESTAURANTS 0.7%
    145,800  Buca, Inc.<F1>                                        2,196
                                                            --------------


   NUMBER                                                    MARKET VALUE
  OF SHARES                                                 (IN THOUSANDS)
  ---------                                                 --------------
             RETAIL 6.1%
    123,100  Charlotte Russe Holding, Inc.<F1>                   $ 1,354
    232,400  Chico's Fas, Inc.<F1>                                 4,169
    185,200  Cost Plus, Inc.<F1>                                   5,660
    408,100  Goody's Family Clothing, Inc.<F1>                     2,653
     62,200  PETCO Animal Supplies, Inc.<F1>                         719
    177,300  Ultimate Electronics, Inc.<F1>                        5,253
                                                            --------------
                                                                  19,808
                                                            --------------
             SCHOOLS 2.5%
    139,400  Career Education Corporation<F1>                      5,271
    132,500  Corinthian Colleges, Inc.<F1>                         2,849
                                                            --------------
                                                                   8,120
                                                            --------------
             TELECOMMUNICATIONS 6.8%
    123,400  Adelphia Business Solutions, Inc.<F1>                 4,319
     10,800  Aether Systems, Inc.<F1>                              1,798
    207,100  Alaska Communications Systems Holdings, Inc.<F1>      2,485
    126,900  California Amplifier, Inc.<F1>                        3,426
    283,600  Metro One Telecommunications, Inc.<F1>                3,403
    146,700  MDSI Mobile Data Solutions, Inc.<F1>                  5,135
      4,100  NorthEast Optic Network, Inc.<F1>                       230
     53,600  US LEC Corp.<F1>                                      1,400
                                                            --------------
                                                                  22,196
                                                            --------------
             TELECOMMUNICATIONS EQUIPMENT 9.8%
      6,100  BreezeCom, Ltd.<F1>                                     168
    271,100  Data Critical Corporation<F1>                         3,152
    383,600  FiberCore, Inc.<F1>                                   1,978
    206,800  General Magic, Inc.<F1>                               1,137
     62,000  Natural MicroSystems Corporation<F1>                  4,038
    151,300  Paradyne Networks, Inc.<F1>                           4,265
    287,300  REMEC, Inc.<F1>                                      10,899
    122,800  ViaSat, Inc.<F1>                                      5,749
    108,200  Wireless Telecom Group, Inc.<F1>                        352
                                                            --------------
                                                                  31,738
                                                            --------------
             TEXTILES & APPAREL 1.1%
    171,700  Steven Madden, Ltd.<F1>                               3,724
                                                            --------------

             TRANSPORTATION 1.8%
    133,400  Circle International Group, Inc.                      3,543
    119,000  Knightsbridge Tankers, Ltd.                           2,216
                                                            --------------
                                                                   5,759
                                                            --------------
             Total Common Stock (Cost $277,597)                  315,238
                                                            --------------

                     See notes to the financial statements.

MICROCAP FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 NUMBER OF SHARES                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------

             SHORT-TERM INVESTMENTS 2.9%
             Investment Companies 1.3%
        186  Financial Square Prime Obligation Fund                $ 186
      4,039  Short-Term Investments Co.
             Liquid Assets Portfolio    4,039
                                                            --------------

             Total Investment Companies (Cost $4,225)              4,225
                                                            --------------

  PRINCIPAL
   AMOUNT
(IN THOUSANDS)
--------------

             VARIABLE RATE DEMAND NOTES 1.6%
     $5,000    Sara Lee Corporation                                5,000
                                                            --------------

             Total Variable Rate Demand Notes (Cost $5,000)        5,000
                                                            --------------

             Total Short-Term Investments (Cost $9,225)            9,225
                                                            --------------

             Total Investments (Cost $286,822) 100.2%            324,463
                                                            --------------

             Liabilities, less Other Assets (0.2)%                  (621)
                                                            --------------

             TOTAL NET ASSETS 100.0%                            $323,842
                                                            ==============

             <F1> Non-income producing
             <F2> Fair valued security

                     See notes to the financial statements.

CORE INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                                                                                 MARKET
  OF SHARES                                                   INDUSTRY                                                    VALUE
  ---------                                                   --------                                                  ----------
             COMMON AND PREFERRED STOCKS 92.6%
             AUSTRALIA 3.9%
     52,600  Australian Gas Light Company Ltd.                Gas Utility                                               $  273,159
     31,000  Commonwealth Bank of Australia                   Banks                                                        471,747
    201,000  Foster's Brewing Group Ltd.                      Brewery                                                      507,367
     48,200  Westpac Banking Corporation                      Banks                                                        307,402
                                                                                                                        ----------
                                                                                                                         1,559,675

             AUSTRIA 1.0%
      9,000  Bank Austria AG                                  Banks                                                        400,255
                                                                                                                        ----------

             BELGIUM 1.9%
        900  Electrabel SA                                    Electric Utility                                             218,090
     21,500  Fortis (B)                                       Financial Services                                           544,113
                                                                                                                        ----------
                                                                                                                           762,203
                                                                                                                        ----------
             CANADA 0.6%
      1,000  Magna Entertainment Corporation - Class A<F1>    Entertainment & Leisure                                        4,125
      5,000  Magna International, Inc. - Class A              Automobiles                                                  233,750
                                                                                                                        ----------
                                                                                                                           237,875

             DENMARK 1.9%
     67,331  Nortic Baltic Holding AB<F1>                     Financial Services                                           419,714
      4,500  Tele Danmark AS                                  Telecommunications                                           330,013
                                                                                                                        ----------
                                                                                                                           749,727
                                                                                                                        ----------
             FINLAND 2.3%
     15,600  Nokia Oyj                                        Telecommunications                                           897,075
                                                                                                                        ----------

             FRANCE 11.2%
      3,100  Alcatel                                          Telecommunications                                           720,405
      5,000  Aventis SA                                       Drugs                                                        275,677
      3,000  Compagnie de Saint-Gobain                        Building & Construction                                      410,371
      1,800  Groupe Danone                                    Food &Beverages                                              394,514
      6,800  Lafarge SA                                       Building & Construction                                      564,549
      4,700  Lagardere S.C.A.                                 Multi-Industry                                               319,101
      6,700  SCOR Assistance                                  Insurance                                                    292,350
      8,303  Schneider Electric SA                            Machinery                                                    544,806
      4,522  Total Final Elf                                  Oil & Gas Exploration                                        687,799
      3,900  Valeo SA                                         Automobile Parts                                             216,805
                                                                                                                        ----------
                                                                                                                         4,426,377
                                                                                                                        ----------
             GERMANY 7.6%
      6,826  Aventis SA                                       Drugs                                                        377,598
     15,500  Bayer AG                                         Chemicals                                                    643,420
     13,200  Continental AG                                   Rubber - Tires                                               240,590
      3,100  DaimlerChrysler AG                               Automobiles                                                  180,807
      3,500  Schering AG                                      Drugs                                                        495,990
      5,600  Siemens AG                                       Multi-Industry                                               828,288
      4,900  Veba AG                                          Multi-Industry                                               242,700
                                                                                                                        ----------
                                                                                                                         3,009,393
                                                                                                                        ==========

                     See notes to the financial statements.

CORE INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                                                                                 MARKET
  OF SHARES                                                   INDUSTRY                                                    VALUE
  ---------                                                   --------                                                  ----------
             GREAT BRITAIN 17.0%
     83,000  Allied Domecq PLC                                Beverages                                                 $  408,830
     21,800  Associated British Foods PLC                     Food Products                                                129,640
     87,000  BAE Systems                                      Aerospace                                                    536,432
     14,000  BOC Group PLC                                    Chemicals                                                    231,580
     57,000  Bass PLC                                         Beverages                                                    669,906
     33,000  British Telecommunications                       Telecommunications                                           594,413
     52,100  Cadbury Schweppes PLC                            Food Products                                                357,933
    253,000  Corus Group PLC                                  Manufacturing                                                340,501
     35,200  Gallaher Group PLC                               Tobacco                                                      174,898
    100,000  Invensys PLC                                     Manufacturing                                                481,221
     36,200  Johnson Matthey PLC                              Electronics                                                  467,088
     30,000  Rio Tinto PLC                                    Mining                                                       467,136
     66,000  Royal & Sun Alliance Insurance Group PLC         Insurance                                                    370,282
     45,000  ScottishPower PLC                                Electric Utility                                             362,148
     34,000  SmithKline Beecham PLC                           Drugs                                                        467,433
    158,800  Tomkins PLC                                      Manufacturing                                                490,192
     23,173  Trinity Mirror PLC                               Publishing                                                   180,775
                                                                                                                        ----------
                                                                                                                         6,730,408
                                                                                                                        ----------
             IRELAND 0.7%
     28,000  Allied Irish Banks PLC                           Banks                                                        280,051
                                                                                                                        ----------

             ITALY 2.4%
    156,420  Benetton Group SPA                               Textiles & Apparel                                           288,664
    137,000  ENI SPA                                          Oil & Gas Exploration                                        682,940
                                                                                                                        ----------
                                                                                                                           971,604
                                                                                                                        ----------
             JAPAN 18.7%
     16,000  Canon, Inc.                                      Photo Equipment                                              731,345
     40,000  Chugai Pharmaceutical Company, Ltd.              Drugs                                                        769,836
     17,000  Dai Nippon Printing Company, Ltd.                Printing                                                     288,328
         30  East Japan Railway Company                       Transporation                                                177,655
      6,000  Eisai Company, Ltd.                              Drugs                                                        174,879
      6,600  FamilyMart Company, Ltd.                         Retail                                                       241,832
     62,000  Fuji Heavy Industries, Ltd.                      Automobiles                                                  473,283
     15,000  Fuji Photo Film Company, Ltd.                    Photo Equipment                                              600,972
     12,000  Jusco Company, Ltd.                              Retail                                                       222,068
     16,000  Kao Corporation                                  Household Products                                           487,070
    106,000  Kubota Corporation                               Machinery                                                    345,242
      3,300  Nintendo Company, Ltd.                           Entertainment & Leisure                                      549,619
         37  NTT Corporation                                  Telecommunications                                           458,756
      1,200  Rohm Company, Ltd.                               Electronics                                                  401,943
     24,000  Shiseido Company, Ltd.                           Household Products                                           303,345
      1,700  Sony Corporation<F1>                             Electronics                                                  196,623
      1,700  Sony Corporation                                 Electronics                                                  195,207
     13,000  Toyota Motor Corporation                         Automobiles                                                  645,941
     20,000  Wacoal Corporation                               Textiles & Apparel                                           168,772
                                                                                                                        ----------
                                                                                                                         7,432,716
                                                                                                                        ----------

                     See notes to the financial statements.

CORE INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                                                                                 MARKET
  OF SHARES                                                   INDUSTRY                                                    VALUE
  ---------                                                   --------                                                  ----------
             NETHERLANDS 7.6%
     28,600  ABN AMRO Holding NV                              Banks                                                     $  590,349
     11,500  Akzo Nobel NV                                    Chemicals                                                    471,927
     12,500  Hagemeyer NV                                     Consumer Products                                            246,349
     25,000  Koninklijke Ahold NV                             Retail - Food                                                584,389
      5,200  KPN NV                                           Telecommunications                                           525,308
      6,100  Royal Dutch Petroleum Company                    Oil & Gas Exploration                                        352,447
     11,200  TNT Post Group NV                                Transportation                                               244,965
                                                                                                                        ----------
                                                                                                                         3,015,734
                                                                                                                        ----------
             NEW ZEALAND 1.4%
    129,100  Telecom Corporation                              Telecommunications                                           546,103
                                                                                                                        ----------

             NORWAY 0.8%
     67,700  Christiania Bank Og Kreditkasse                  Banks                                                        313,265
                                                                                                                        ----------

             SINGAPORE 0.5%
     20,000  Singapore Airlines LTD                           Transportation                                               207,321
                                                                                                                        ----------

             SPAIN 6.9%
     16,600  Banco Popular Espanol SA                         Banks                                                        449,303
     30,800  Endesa SA                                        Electric Utility                                             669,724
     30,100  Grupo Dragados SA                                Building & Construction                                      230,420
     31,000  Repsol - YPF SA                                  Oil & Gas Exploration                                        635,651
     33,900  Telefonica SA                                    Telecommunications                                           756,285
                                                                                                                        ----------
                                                                                                                         2,741,383
                                                                                                                        ----------
             SWEDEN 3.3%
      6,600  AstraZeneca Group PLC                            Drugs                                                        276,075
     23,300  Electrolux AB                                    Appliances                                                   394,276
     17,800  SKF AB - Class B                                 Manufacturing                                                381,727
     10,600  Volvo AB                                         Automobiles                                                  257,511
                                                                                                                        ----------
                                                                                                                         1,309,589
                                                                                                                        ----------
             SWITZERAND 2.9%
        300  Nestle SA                                        Food Products                                                530,078
      1,800  Swisscom AG                                      Telecommunications                                           636,094
                                                                                                                        ----------
                                                                                                                         1,166,172
                                                                                                                        ----------
             Total Common and Preferred Stocks (Cost $37,110,560)                                                       36,756,926
                                                                                                                        ----------

                     See notes to the financial statements.

CORE INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


  PRINCIPAL                                                                                                               MARKET
   AMOUNT                                                                                                                 VALUE
  ---------                                                                                                            -----------
             SHORT-TERM INVESTMENTS 3.7%
             VARIABLE RATE DEMAND NOTES 3.7%
 $1,471,975  Chase U.S.                                                                                                $ 1,471,975
                                                                                                                       -----------

             Total Short-Term Investments (Cost $1,471,975)                                                              1,471,975
                                                                                                                       -----------

             Total Investments (Cost $38,582,535) 96.3%                                                                 38,228,901
                                                                                                                       -----------

             Other Assets, less Liabilities 3.7%                                                                         1,458,981
                                                                                                                       -----------

             TOTAL NET ASSETS 100%                                                                                     $39,687,882
                                                                                                                       ===========

             <F1> Non-income producing

                     See notes to the financial statements.

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                                                                          MARKET
  OF SHARES                                            INDUSTRY                                                    VALUE
  ---------                                            --------                                                  ----------
             COMMON AND PREFERRED STOCKS 89.8%

             AUSTRALIA 3.3%
    150,000  Orica Limited                             Specialty Chemicals                                       $  592,543
     48,864  National Australia Bank Ltd.              Banks                                                        668,893
    420,000  North Limited                             Mining                                                       721,729
                                                                                                                 ----------
                                                                                                                  1,983,165
                                                                                                                 ----------
             AUSTRIA 2.2%
      9,787  Bank Austria AG<F1>                       Banks                                                        435,255
      9,200  Boehler-Uddeholm AG                       Steel                                                        359,347
      9,500  VA Technologie AG                         Engineering                                                  566,901
                                                                                                                 ----------
                                                                                                                  1,361,503
                                                                                                                 ----------
             BERMUDA 1.0%
     13,000  XL Capital Ltd. - Class A                 Insurance                                                    619,125
                                                                                                                 ----------

             BRAZIL 1.8%
      8,500  Companhia Vale do Rio Doce ADR            Diversified Minerals                                         210,563
     25,000  Embratel Participacoes SA                 Telecommunications                                           562,500
     12,000  Unibanco - Sponsored GDR                  Banks                                                        299,250
                                                                                                                 ----------
                                                                                                                  1,072,313
                                                                                                                 ----------
             CROATIA 0.7%
     35,000  Pliva d.d. 144A GDR<F2>                   Pharmaceuticals                                              434,259
                                                                                                                 ----------

             CZECH REPUBLIC 2.4%
    186,500  A/S Ceske Energeticke Zavody AS<F1>       Electric Power Company                                       546,289
    122,200  Komercni Banka A.S. ADR                   Banks                                                        928,720
                                                                                                                 ----------
                                                                                                                  1,475,009
                                                                                                                 ----------
             DENMARK 1.1%
      3,300  A/S Codan                                 Insurance                                                    237,976
     64,346  Nortic Baltic Holding AB<F1>              Financial Services                                           401,104
                                                                                                                 ----------
                                                                                                                    639,080
                                                                                                                 ----------
             FINLAND 0.6%
          1  Instrumentarium Corporation               Medical Products                                                  26
     27,000  Metso Oyj                                 Capital Goods                                                356,785
                                                                                                                 ----------
                                                                                                                    356,811
                                                                                                                 ----------
             FRANCE 4.5%
     26,000  Alstom                                    Capital Goods                                                649,467
     14,300  Aventis SA                                Pharmaceuticals                                              788,435
      2,600  Compagnie de Saint Gobain                 Building & Construction Materials                            355,655
     12,000  Scor Assistance                           Insurance                                                    523,613
     32,000  Usinor SA                                 Steel                                                        421,398
                                                                                                                 ----------
                                                                                                                  2,738,568
                                                                                                                 ----------

                     See notes to the financial statements.

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

   NUMBER                                                                                                                   MARKET
  OF SHARES                                                     INDUSTRY                                                    VALUE
  ---------                                                     --------                                                  ----------
             GERMANY 2.9%
     16,300  BASF AG                                            Chemicals                                                 $  706,338
     11,000  Jenoptik AG                                        Engineering                                                  316,778
     39,000  Viag AG                                            Multi-Industry                                               753,486
                                                                                                                          ----------
                                                                                                                           1,776,602
                                                                                                                          ----------
             GREAT BRITAIN 9.8%
     80,845  British Airways PLC                                Airlines                                                     420,989
     44,650  British Telecommunications PLC                     Telecommunications                                           804,259
    195,000  Corus Group PLC                                    Steel                                                        262,441
    130,000  Eircom PLC                                         Telecommunications                                           459,081
     72,000  Enterprise Oil PLC<F1>                             Oil & Gas Exploration                                        532,676
     65,000  Nycomed Amersham PLC                               Pharmaceuticals                                              499,452
    233,823  Rolls-Royce PLC<F1>                                Aerospace & Aircraft                                         869,975
    107,394  Royal & Sun Alliance Insurance Group PLC           Insurance                                                    602,516
     21,900  Royal Bank of Scotland Group PLC                   Banks                                                        341,523
     53,024  Scottish and Southern Energy PLC                   Electricity - Integrated                                     449,335
    203,000  Tesco PLC                                          Retail - Food                                                695,728
                                                                                                                          ----------
                                                                                                                           5,937,975
                                                                                                                          ----------
             GREECE 0.7%
     20,000  Hellenic Telecommunications Organization SA        Telecommunications                                           449,916
                                                                                                                          ----------

             HUNGARY 0.8%
     14,000  Matav RT-Sponsored ADR                             Telecommunications                                           487,375
                                                                                                                          ----------

             HONG KONG 4.6%
    360,000  Hongkong Land Holdings Limited                     Real Estate Development                                      547,200
     54,390  HSBC Holdings PLC                                  Banks                                                        608,372
     35,000  Hutchison Whampoa Limited                          Multi-Industry                                               510,001
    142,000  Peregrine Investments Holdings Limited             Financial Services                                                 0
    176,000  SmarTone Telecommunications Limited                Telecommunications                                           551,892
    782,500  Swire Pacific Ltd.                                 Multi-Industry                                               582,666
                                                                                                                          ----------
                                                                                                                           2,800,131
                                                                                                                          ----------
             INDONESIA 0.6%
    255,000  PT Indonesian Satellite                            Telecommunications                                           337,050
                                                                                                                          ----------

             IRELAND 1.0%
     14,500  Elan Corporation PLC                               Pharmaceuticals                                              621,688
                                                                                                                          ----------

                     See notes to the financial statements.

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                                                                                MARKET
  OF SHARES                                                     INDUSTRY                                                 VALUE
  ---------                                                     --------                                               ----------
             JAPAN 22.5%
    130,000  Asahi Chemical Industry, Ltd.                      Chemicals                                              $  748,185
    104,000  The Dai-Ichi Kangyo Bank, Ltd.                     Banks                                                     862,217
     53,000  Daiichi Pharmaceutical Co., Ltd.                   Pharmaceuticals                                           911,164
     39,800  Daito Trust Construction Co.                       Construction & Housing                                    626,047
     75,000  Daiwa Securities Company Limited                   Financial Services                                      1,145,039
     23,000  Fujitsu Limited                                    Computer Services & Electronics                           651,215
     83,000  Hitachi Ltd.                                       Electronics                                               990,702
    145,000  Joyo Bank, Ltd.                                    Banks                                                     517,882
    300,000  Marubeni Corporation                               Multi-Industry                                            868,842
     40,000  Marui Co., Ltd.                                    Retail                                                    751,331
    22,000   NEC Corporation                                    Electronics                                               598,474
    125,600  Nichido Fire & Marine Insurance                    Insurance                                                 569,457
     19,000  Nihon Unisys, Ltd.                                 Software Services                                         441,268
    204,000  Nippon Fire & Marine Insurance                     Insurance                                                 556,836
    145,000  Nishimatsu Construction Co., Ltd.                  Building & Construction                                   462,873
         25  NTT Mobile Communication Network, Inc              Telecommunications                                        835,069
     28,000  Sankyo Company, Ltd.                               Pharmaceuticals                                           616,609
    145,000  The Sumitomo Trust & Banking Co., Ltd.             Banks                                                   1,059,913
    120,000  The Tokyo Trust & Banking Co., Ltd.                Banks                                                     438,585
                                                                                                                       ----------
                                                                                                                       13,651,708
                                                                                                                       ----------
             MALAYSIA 2.1%
    150,000  Malayan Banking Bhd                                Banks                                                     623,684
    490,000  Technology Resources Industries Bhd                Telecommunications                                        626,684
                                                                                                                       ----------
                                                                                                                        1,250,368
                                                                                                                       ----------
             MEXICO 0.9%
      9,500  Telefonos de Mexico SA                             Telecommunications                                        558,719
                                                                                                                       ----------

             NETHERLANDS 2.8%
     10,200  DSM NV                                             Chemicals                                                 335,848
     66,500  EVC International NV                               Chemicals                                                 787,843
      5,500  Koninklijke KPN NV                                 Telecommunications                                        555,614
                                                                                                                       ----------
                                                                                                                        1,679,305
                                                                                                                       ----------
             NEW ZEALAND 2.3%
    361,000  Air New Zealand Limited - Class B                  Air Transportation                                        440,565
    434,000  Carter Holt Harvey Limited                         Paper & Forest Products                                   367,171
    252,000  Fletcher Challenge Energy                          Oil & Gas Exploration                                     582,000
                                                                                                                       ----------
                                                                                                                        1,389,736
                                                                                                                       ----------
             NORWAY 1.6%
     34,000  Bergesen d.y. ASA "B"                              Transportation/Shipping                                   543,422
    20,000   Odfjell ASA "A"                                    Transportation/Shipping                                   290,600
      7,500  Petroleum Geo Services ASA                         Oil & Gas Exploration                                     117,358
                                                                                                                       ----------
                                                                                                                          951,380
                                                                                                                       ----------

                     See notes to the financial statements.

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                                                                   MARKET
  OF SHARES                                                          INDUSTRY                                VALUE
  ---------                                                          --------                              ----------
             PHILIPPINES 1.2%
     46,000  Metropolitan Bank & Trust Company                       Banks                               $    256,267
     25,500  Philippine Long Distance Telephone Company              Telecommunications                       457,067
                                                                                                           ----------
                                                                                                              713,334
                                                                                                           ----------
             PORTUGAL 0.8%
     44,500  Portugal Telecom SA                                     Telecommunications                       497,599
                                                                                                           ----------

             RUSSIA 1.5%
      4,700  Lukoil Holding ADR                                      Oil & Gas - International                283,316
     33,000  Rostelecom ADR                                          Telecommunications                       641,438
                                                                                                           ----------
                                                                                                              924,754
                                                                                                           ----------
             SINGAPORE 3.0%
    98,000   Asia Pulp & Paper Company Ltd. ADR<F1>                  Paper Products                           618,625
  112,000    City Developments Limited                               Real Estate                              508,346
     95,040  United Overseas Bank Ltd.                               Banks                                    662,358
                                                                                                           ----------
                                                                                                            1,789,329
                                                                                                           ----------
             SLOVAK REPUBLIC 0.2%
   50,000    Slovakofarma 144A GDR<F2>                               Health & Beauty Aids                     115,000
                                                                                                           ----------

             SOUTH AFRICA 1.7%
     13,616  AngloGold Limited                                       Mining                                   518,169
    140,000  Standard Bank Investment Corporation Limited            Banks                                    516,262
                                                                                                           ----------
                                                                                                            1,034,431
                                                                                                           ----------
             SPAIN 2.4%
     13,500  Catalana Occidente                                      Insurance                                185,528
     46,000  Iberdrola SA                                            Electric Utility                         591,506
     30,000  Repsol SA                                               Oil & Gas - International                717,671
                                                                                                           ----------
                                                                                                            1,494,705
                                                                                                           ----------
             SWEDEN 4.6%
      7,956  ABB Ltd.<F1>                                            Engineering                              888,641
     28,490  AssiDoman AB                                            Paper & Forest Products                  470,962
     19,612  AstraZeneca Group PLC                                   Pharmaceuticals                          820,361
     26,000  Atlas Copco AB - Class B                                Capital Goods                            595,514
                                                                                                           ----------
                                                                                                            2,775,478
                                                                                                           ----------
             SWITZERLAND 3.0%
        525  Novartis AG                                             Pharmaceuticals                          735,091
      1,250  Schweizerische Lebensversicherungs-und Rentenansta      Insurance                                663,325
      1,750  UBS AG                                                  Banks                                    429,744
                                                                                                           ----------
                                                                                                            1,828,160
                                                                                                           ----------
             THAILAND 1.2%
    710,000  Thai Farmers Bank Public Company Limited                Banks                                    745,700
                                                                                                           ----------

             Total Common and Preferred Stocks (Cost $51,815,004)                                          54,490,276
                                                                                                           ----------

                     See notes to the financial statements.

INTERNATIONAL EQUITY FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)


   NUMBER                                                                                                          MARKET
  OF SHARES                                                            INDUSTRY                                    VALUE
  ---------                                                            --------                                  ----------
             SHORT-TERM INVESTMENTS 8.6%
             INVESTMENT COMPANIES 3.0%
     11,000  Genesis Chile Fund                                        Investment Companies                      $ 313,500
     76,000  Korea Fund, Inc.                                          Investment Companies                        945,250
     31,000  ROC Taiwan Fund                                           Investment Companies                        298,375
         38  Thailand International Fund                               Investment Companies                        269,800
                                                                                                                ----------
             Total Investment Companies (Cost $1,826,925)                                                        1,826,925
                                                                                                                ----------

  PRINCIPAL
   AMOUNT
 ----------
             Variable Rate Demand Notes 5.6%
 $3,386,934  Chase U.S.                                                                                          3,386,934
                                                                                                                ----------

             Total Variable Rate Demand Notes (Cost $3,386,934)                                                  3,386,934
                                                                                                                ----------

             Total Short-Term Investments (Cost $5,213,859)                                                      5,213,859
                                                                                                                ----------

             Total Investments (Cost $57,028,863) 98.4%                                                         59,704,135
                                                                                                                ----------

             Other Assets, less Liabilities 1.6%                                                                   951,466
                                                                                                                ----------

             TOTAL NET ASSETS 100%                                                                             $60,655,601
                                                                                                                ==========

             <F1> Non-income producing
             <F2> Restricted security

                     See notes to the financial statements.

                      This page intentionally left blank.

                           Short-Term Bond Market Fund

Q: WHAT WERE THE CONDITIONS IN THE BOND MARKET DURING THE REPORTING PERIOD?

A: In a word, turbulent. Rates climbed (particularly on the short end of the yield curve), the Treasury yield curve has inverted, spreads between corporate bonds and treasury bonds have widened, and major news stories surfaced frequently to cause disruption and volatility in the bond market. The U.S. economy has continued to show signs of strength, causing concern over inflation which has begun to show up in various forms (such as oil prices and employment costs).

   These concerns have pushed up yields on the short end of the curve while increases on the intermediate- and long-term parts of the curve have been more modest. This inversion of the yield curve was caused by the perception that current inflationary pressures are short-term, not long-term and are cyclical, not secular.

   Also, a major contributor to the inversion of the yield curve was the buy back program employed by the Treasury to reduce its long term debt. Legislative proposals to eliminate the implied backing of certain agency issues by the federal government have caused spreads on agency debt to widen dramatically. High profile downgrades of certain corporate bonds such as JC Penney's have also added to the market's volatility.

Q: HOW DID YOU MANAGE THE PORTFOLIO IN THAT ENVIRONMENT?

A: We maintained the duration of the portfolio neutral to our benchmark (the
   Lehman Brothers 1-3 Year Government & Corporate Bond Index) to mitigate the relative interest rate risk. Given where short-term rates stand currently (6.50% Fed Funds rate after the May 16, 2000 increase of 0.50%) versus more benign expectations six months ago, we avoided a potential negative impact had the portfolio's duration been extended. We selectively added securities to enhance the portfolio's yield.

Q: HOW DID YOU MANAGE THE PORTFOLIO'S CREDIT QUALITY?

A: As is typical for Firstar Short-Term Bond Market Fund, we kept the overall credit quality high (average quality of the portfolio was AA during the period). Given our economic and market expectations, we actually upgraded quality, reducing our Baa exposure by approximately one half its level six months ago and reallocating to A rated securities.

Q: HOW DID THE PORTFOLIO PERFORM DURING THE REPORTING PERIOD COMPARED TO ITS
   BENCHMARK?

A: Net of operating expenses, the Firstar Short-Term Bond Market Fund's return for the period was 2.0% (Institutional shares), outperforming its benchmark, the Lehman Brothers 1-3 Year Government & Corporate Bond Index, which earned 1.8%.

Q: WHAT IS YOUR OUTLOOK FOR THE CORPORATE BOND MARKET AND THE PORTFOLIO GOING
   FORWARD?

A: We expect short-term rates to continue to rise until there are signs of moderating growth and resulting inflationary pressures, as well as a less speculatively driven stock market. Given the 1.75% in rate increases thus far and the possibility of an additional 0.25% to 1.00% in future increases, corporate bonds are more attractive than six months ago, but careful selection is important.

PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
Richard Burling, CFA, Senior Vice President and Director of Credit Research with Firstar Investment Research & Management Company, LLC (FIRMCO) and Bradley Peters, CFA, CPA, Senior Vice President with FIRMCO, have co-managed the Fund since February 14, 2000. Mr. Burling has 17 years of investment experience managing both private and institutional accounts. He has a BA from Northwestern University and received his MBA from the University of Wisconsin. Mr. Peters has been with Firstar since 1993 and has 18 years of financial planning and investment management experience. He received a BBA from the University of Wisconsin.

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                   Short-Term Bond Market Fund - Institutional

                             12/29/89        10,000
                             10/90           10,464
                             10/91           11,865
                             10/92           12,966
                             10/93           13,833
                             10/94           14,035
                             10/95           15,290
                             10/96           16,177
                             10/97           17,223
                             10/98           18,402
                             10/99           19,031
                             4/00            19,415

This chart assumes an initial investment of $10,000 made on 12/29/89 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

--------------------------------------------------------------------------------------------------------------------------------
                                                        FISCAL
                                                     YEAR-TO-DATE     1 YEAR         5 YEARS       10YEARS    SINCE   INCEPTION
--------------------------------------------------------------------------------------------------------------------------------
FIRSTAR SHORT-TERM BOND MARKET FUND - INSTITUTIONAL       2.0           3.6            5.9           6.8        6.6   (12/29/89)
FIRSTAR SHORT-TERM BOND MARKET FUND - A - NO LOAD         1.9           3.4            5.6           6.7        6.5   (12/29/89)
FIRSTAR SHORT-TERM BOND MARKET FUND - A - LOAD<F1>       (2.2)         (0.8)           4.8           6.3        6.1   (12/29/89)
FIRSTAR SHORT-TERM BOND MARKET FUND - B - NO LOAD         1.5           2.5            --            --         3.2   (3/1/99)
FIRSTAR SHORT-TERM BOND MARKET FUND - B - LOAD<F2>       (3.5)         (2.4)           --            --        (0.2)  (3/1/99)
LEHMAN BROTHERS 1-3 YEAR GOV'T./CORP. BOND INDEX<F3>      1.8           3.6            6.0           6.7        6.6   (12/29/89)
--------------------------------------------------------------------------------------------------------------------------------

  A = Series A (retail class)

  B = Series B (retail class)

<F1> Reflects maximum sales charge of 4.00%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The Lehman Brothers 1-3 Year Gov't./Corp. Bond Index is an unmanaged market value weighted index measuring both principal price changes of, and income provided by, the underlying universe of securities that comprise the index. Securities included in the index must meet the following criteria: fixed as opposed to variable rate; not less than one year to maturity; not more than three years remaining to maturity; and minimum outstanding par value of $100 million. An investment cannot be made directly in an index.

The Lehman Brothers 1-3 Year Government/Corporate Bond Index, the Lehman Brothers Intermediate Government/Corporate Bond Index and the Lehman Brothers Government/Corporate Bond Index are trademarks of Lehman Brothers. The Fund, its Adviser and the Co-Administrators are not affiliated in any way with Lehman Brothers. Inclusion of a security in a bond index in no way implies an opinion by Lehman Brothers as to its attractiveness or appropriateness as an investment. Lehman Brothers' publication of the bond index is not made in connection with any sale or offer for sale of securities or any solicitation of orders for the purchase of securities.

Effective at the close of business January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 4.00% maximum sales load and are subject to an annual 0.25% service organization fee. The performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

SECTOR DISTRIBUTION
4/30/00
--------------------------------------------------------------------------------
U.S. TREASURY            23%
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY    0%
--------------------------------------------------------------------------------
MORTGAGE-BACKED<F1>       7%
--------------------------------------------------------------------------------
FINANCE, BANKING,
BROKERAGE                23%
--------------------------------------------------------------------------------
INDUSTRIAL                3%
--------------------------------------------------------------------------------
UTILITY                   4%
--------------------------------------------------------------------------------
INTERNATIONAL/YANKEE      3%
--------------------------------------------------------------------------------
ASSET-BACKED             33%
--------------------------------------------------------------------------------
CASH AND OTHER            4%
--------------------------------------------------------------------------------
TAXABLE MUNICIPAL         0%
--------------------------------------------------------------------------------
TOTAL                   100%
--------------------------------------------------------------------------------

PORTFOLIO COMPOSITION 4/30/00
--------------------------------------------------------------------------------
AVERAGE MATURITY   2.0 YEARS
--------------------------------------------------------------------------------
AVERAGE DURATION   1.9 YEARS
--------------------------------------------------------------------------------
<F1> incl. U.S. Govt. Agency-Backed


QUALITY DISTRIBUTION 4/30/00
--------------------------------------------------------------------------------
U.S. TREASURY            23%
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY    1%
--------------------------------------------------------------------------------
Aaa                      39%
--------------------------------------------------------------------------------
Aa                        3%
--------------------------------------------------------------------------------
A                        25%
--------------------------------------------------------------------------------
Baa                       9%
--------------------------------------------------------------------------------
Ba                        0%
--------------------------------------------------------------------------------
TOTAL                   100%
--------------------------------------------------------------------------------

SEC 30-DAY YIELD
--------------------------------------------------------------------------------
INSTITUTIONAL          6.41%
--------------------------------------------------------------------------------
A - NO LOAD            6.16%
--------------------------------------------------------------------------------
A - LOAD               5.91%
--------------------------------------------------------------------------------
B - NO LOAD            5.40%
--------------------------------------------------------------------------------


TOTAL FUND NET ASSETS 4/30/00
--------------------------------------------------------------------------------
$178,510,129
--------------------------------------------------------------------------------

                          INTERMEDIATE BOND MARKET FUND

Q: WHAT WERE THE CONDITIONS IN THE BOND MARKET DURING THE REPORTING PERIOD?

A: The Federal Reserve tightened credit three times during the past six months.
   The Federal Funds rate started the period at 5.25% and ended the period at 6.00%, for a total increase of 0.75% (the Fed increased the Fed Funds rate by an additional 0.50% on May 16, 2000). Interest rates as measured by the U.S. Treasury benchmarks responded in kind; the two-year Treasury went from a yield of 5.82% to 6.72% - an increase of 0.90%.

   The entire yield curve from three-month Treasury Bills out to the ten-year Treasury Notes responded to the Fed's tightening with increasing yields (and falling prices). The 30-year Treasury, however, reacted somewhat differently. Its yield fell from 6.18% to 5.99%. This is attributable primarily to the Treasury debt buy back program that is occurring in the fifteen- to twenty-year maturity range.

   Corporate debt liquidity was severely impacted during the period, with the spread to Treasuries widening dramatically in some cases. This was due to the flight to quality that took place among some investors who sold stock positions. The Treasury Department's buy back program also caused some supply disruptions, creating a perceived shortage of Treasury debt.

Q: HOW DID YOU MANAGE THE PORTFOLIO IN THAT ENVIRONMENT?

A: Our structured fixed-income investment style dictates that we remain duration neutral to the portfolio's benchmark, the Lehman Brothers Intermediate Government & Corporate Bond Index.

   We attempted to maintain our exposure to non-Treasury sectors of the bond market as spreads on corporate securities and even agency securities widened. Of particular note is our new 4% weighting in government agency securities. Many of these quasi-government securities are now trading at levels that would have been reserved for weak single-A rated corporate securities six months ago.

Q: HOW DID YOU MANAGE THE PORTFOLIO'S CREDIT QUALITY?

A: The overall credit quality of the portfolio has remained fairly constant at AA, while the various sectors contributing to the quality have changed slightly.

Q: HOW DID THE PORTFOLIO PERFORM DURING THE REPORTING PERIOD COMPARED TO ITS
   BENCHMARK?

A: Net of operating expenses, Firstar Intermediate Bond Market Fund's return for the period was 1.3% (Institutional shares), outperforming its benchmark, the Lehman Brothers Intermediate Government & Corporate Bond Index, which earned 1.1%.

Q: WHAT IS YOUR OUTLOOK FOR THE CORPORATE BOND MARKET AND THE PORTFOLIO GOING
   FORWARD?

A: We believe the Fed will be done tightening by the end of summer which would allow for a potential rally in bond prices during the second half of the calendar year. We believe corporate securities spreads have probably reached their peaks which may allow for their performance relative to Treasuries to improve for the remainder of the year.

PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
David Bethke, CFA, Senior Vice President with Firstar Investment Research
& Management Company, LLC (FIRMCO) and Steven Jones, Vice President with FIRMCO, have co-managed the Fund since February 14, 2000. Mr. Bethke joined Firstar in 1987 and has 19 years of investment management experience. He received a BA from Upper Iowa University and holds an MBA from the University of Iowa. Mr. Jones has been with Firstar since 1990 and has 19 years of investment management experience. He received a BSBA from the University of Missouri and holds an MBA from Washington University.

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                 Intermediate Bond Market Fund - Institutional

                         1/5/93            10,000
                         10/93             10,858
                         10/94             10,670
                         10/95             11,978
                         10/96             12,669
                         10/97             13,602
                         10/98             14,665
                         10/99             14,946
                         4/00              15,140

This chart assumes an initial investment of $10,000 made on 1/5/93 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000


                                                                          FISCAL
                                                        YEAR-TO-DATE     1 YEAR        3 YEARS      5YEARS    SINCE INCEPTION
------------------------------------------------------------------------------------------------------------------------------
FIRSTAR INTERMEDIATE BOND MARKET FUND - INSTITUTIONAL        1.3           1.9           5.5          6.2       5.8   (1/5/93)
FIRSTAR INTERMEDIATE BOND MARKET FUND - A - NO LOAD          1.2           1.6           5.3          5.9       5.6   (1/5/93)
FIRSTAR INTERMEDIATE BOND MARKET FUND - A - LOAD<F1>        (2.9)         (2.4)          3.8          5.1       5.1   (1/5/93)
FIRSTAR INTERMEDIATE BOND MARKET FUND - B - NO LOAD          0.9           0.9           --           --        1.7   (3/1/99)
FIRSTAR INTERMEDIATE BOND MARKET FUND - B - LOAD<F2>        (4.0)         (3.9)          --           --       (1.6)  (3/1/99)
LEHMAN BROTHERS INTERMEDIATE GOV'T./CORP. BOND INDEX<F3>     1.1           1.6           5.6          6.2       5.9   (1/5/93)
------------------------------------------------------------------------------------------------------------------------------

A = Series A (retail class) B = Series B (retail class)

<F1> Reflects maximum sales charge of 4.00%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The Lehman Brothers Intermediate Gov't./Corp. Bond Index is an unmanaged market value weighted index measuring both principal price changes of, and income provided by, the underlying universe of securities that comprise the index. Securities included in the index must meet the following critieria: fixed as opposed to variable rate; remaining maturity of one to ten years; minimum outstanding par value of $100 million; and rated investment grade or higher by Moody's, Standard & Poor's, or Fitch, in that order. An investment cannot be made directly in an index.

     The Lehman Brothers 1-3 Year Government/Corporate Bond Index, the Lehman Brothers Intermediate Government/Corporate Bond Index and the Lehman Brothers Government/Corporate Bond Index are trademarks of Lehman Brothers. The Fund, its Adviser and the Co-Administrators are not affiliated in any way with Lehman Brothers. Inclusion of a security in a bond index in no way implies an opinion by Lehman Brothers as to its attractiveness or appropriateness as an investment. Lehman Brothers' publication of the bond index is not made in connection with any sale or offer for sale of securities or any solicitation of orders for the purchase of securities.

Effective at the close of business January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 4.00% maximum sales load and are subject to an annual 0.25% service organization fee. The performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

SECTOR DISTRIBUTION
4/30/00
--------------------------------------------------------------------------------
U.S. TREASURY            29%
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY    0%
--------------------------------------------------------------------------------
MORTGAGE-BACKED<F1>       5%
--------------------------------------------------------------------------------
FINANCE, BANKING,
BROKERAGE                25%
--------------------------------------------------------------------------------
INDUSTRIAL               10%
--------------------------------------------------------------------------------
UTILITY                   1%
--------------------------------------------------------------------------------
INTERNATIONAL/YANKEE      9%
--------------------------------------------------------------------------------
ASSET-BACKED             12%
--------------------------------------------------------------------------------
CASH AND OTHER            9%
--------------------------------------------------------------------------------
TOTAL                   100%
--------------------------------------------------------------------------------


PORTFOLIO COMPOSITION
4/30/00
--------------------------------------------------------------------------------
AVERAGE MATURITY   4.9 YEARS
--------------------------------------------------------------------------------
AVERAGE DURATION   3.4 YEARS
--------------------------------------------------------------------------------
<F1> incl. U.S. Gov't. Agency-Backed


QUALITY DISTRIBUTION
4/30/00
--------------------------------------------------------------------------------
U.S. TREASURY            30%
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY    1%
--------------------------------------------------------------------------------
Aaa                      22%
--------------------------------------------------------------------------------
Aa                        9%
--------------------------------------------------------------------------------
A                        22%
--------------------------------------------------------------------------------
Baa                      16%
--------------------------------------------------------------------------------
Ba                        0%
--------------------------------------------------------------------------------
TOTAL                   100%
--------------------------------------------------------------------------------


SEC 30-DAY YIELD
--------------------------------------------------------------------------------
INSTITUTIONAL          6.75%
--------------------------------------------------------------------------------
A - NO LOAD            6.49%
--------------------------------------------------------------------------------
A - LOAD               6.23%
--------------------------------------------------------------------------------
B - NO LOAD            5.72%
--------------------------------------------------------------------------------


TOTAL FUND NET ASSETS
4/30/00
--------------------------------------------------------------------------------
$398,047,516
--------------------------------------------------------------------------------

                        TAX-EXEMPT INTERMEDIATE BOND FUND

Q: WHAT WERE THE CONDITIONS IN THE MUNICIPAL BOND MARKET DURING THE REPORTING
   PERIOD?

A: The market was unusually thin in that there were relatively few new issues traded. Retail demand focused on the shorter end of the yield curve which caused wide spreads between bid and asked prices on the longer end of the yield curve. Liquidity on longer maturity securities became costly, and insurance companies and mutual funds were net sellers of municipal securities.

Q: HOW DID YOU MANAGE THE PORTFOLIO IN THAT ENVIRONMENT?

A: Firstar Tax-Exempt Intermediate Bond Fund seeks to provide current income that is substantially exempt from federal income tax and emphasizes total return with relatively low volatility of principal. The Fund invests principally in investment-grade intermediate-term municipal obligations issued by state and local governments which are exempt from federal income tax. As of April 30, 2000, the maturity mix of the portfolio gives it an overall average maturity of 4.74 years and an average duration of 4.04 years. During the reporting period, the Fund's assets were primarily concentrated in prerefunded securities (67% as of April 30, 2000). These securities are municipal bonds that hold U.S. Treasury issues in an escrow account, assuring the timely payment of interest and principal for the prerefunded municipal bond.

Q: HOW DID YOU MANAGE CREDIT QUALITY DURING THE PERIOD?

A: As a result of the heavy weighting in prerefunded bonds, the Fund's average credit quality remained high during the period. As of April 30, 2000, the portfolio's average credit quality was AAA, with 90% of the assets in AAA securities and the remaining 10% in AA securities.

Q: HOW DID THE PORTFOLIO PERFORM DURING THE PERIOD COMPARED TO ITS BENCHMARK?

A: Net of operating expenses, Firstar Tax-Exempt Intermediate Bond Fund's return for the period was 1.3% (Institutional shares), while its benchmark, the Lehman Brothers 5 Year General Obligation Index returned 1.2%.

Q: WHAT IS YOUR OUTLOOK FOR THE MUNICIPAL BOND MARKET AND THE PORTFOLIO GOING
   FORWARD?

A: If the market continues to price in additional increases in the Federal Funds rate, longer-term municipal bonds would be considered relatively more attractive. Given continued tightenings by the Fed, we would target the first investment-grade maturity to reach a 6.00% yield while maintaining an intermediate average maturity for the portfolio as a whole. High credit quality will also continue to be an important factor in selecting new investments for the Fund.

PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
Peter Merzian has managed the Fund since February 14, 2000. Peter has been with Firstar since 1993 and has 12 years of investment management experience.

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

               Tax-Exempt Intermediate Bond Fund - Institutional

                          2/8/93              10,000
                          10/93               10,536
                          10/94               10,459
                          10/95               11,440
                          10/96               11,900
                          10/97               12,609
                          10/98               13,351
                          10/99               13,403
                          4/00                13,572

This chart assumes an initial investment of $10,000 made on 2/8/93 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

---------------------------------------------------------------------------------------------------------------------------------
                                                           FISCAL
                                                        YEAR-TO-DATE     1 YEAR        3 YEARS      5 YEARS    SINCE    INCEPTION
---------------------------------------------------------------------------------------------------------------------------------
FIRSTAR TAX-EXEMPT INTERMEDIATE BOND FUND - INSTITUTIONAL    1.3           0.1          4.0           4.5       4.3      (2/8/93)
FIRSTAR TAX-EXEMPT INTERMEDIATE BOND FUND - A - NO LOAD      1.1          (0.2)         3.7           4.2       4.1      (2/8/93)
FIRSTAR TAX-EXEMPT INTERMEDIATE BOND FUND - A - LOAD<F1>    (2.9)         (4.2)         2.4           3.4       3.5      (2/8/93)
FIRSTAR TAX-EXEMPT INTERMEDIATE BOND FUND - B - NO LOAD      0.8          (0.8)         --            --       (0.7)     (3/1/99)
FIRSTAR TAX-EXEMPT INTERMEDIATE BOND FUND - B - LOAD<F2>    (4.2)         (5.5)         --            --       (3.9)     (3/1/99)
LEHMAN BROTHERS 5 YEAR GENERAL OBLIGATION BOND INDEX<F3>     1.2           0.4          4.5           5.1       4.9      (2/8/93)
---------------------------------------------------------------------------------------------------------------------------------

  A = Series A (retail class)
  B = Series B (retail class)

<F1> Reflects maximum sales charge of 4.00%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The Lehman Brothers 5 Year General Obligation Bond Index, an unmanaged index, is a total return performance benchmark for the investment-grade tax-exempt bond market. To be included in this index, a municipal bond must be a state or local General Obligation bond; have a minimum credit rating of at least Baa; have been issued as part of an offering of at least $50 million; have a maturity amount outstanding of at least $3 million; have been issued within the last five years; and have a maturity of 4 to 6 years. An investment cannot be made directly in an index.

The Lehman Brothers 1-3 Year Government/Corporate Bond Index, the Lehman Brothers Intermediate Government/Corporate Bond Index and the Lehman Brothers Government/Corporate Bond Index are trademarks of Lehman Brothers. The Fund, its Adviser and the Co-Administrators are not affiliated in any way with Lehman Brothers. Inclusion of a security in a bond index in no way implies an opinion by Lehman Brothers as to its attractiveness or appropriateness as an investment. Lehman Brothers' publication of the bond index is not made in connection with any sale or offer for sale of securities or any solicitation of orders for the purchase of securities.

Effective at the close of business January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 4.00% maximum sales load and are subject to an annual 0.25% service organization fee. The performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

SECTOR DISTRIBUTION
4/30/00

--------------------------------------------------------------------------------
GENERAL OBLIGATIONS       8%
--------------------------------------------------------------------------------
ESCROWED/PREREFUNDED     67%
--------------------------------------------------------------------------------
INSURED                  15%
--------------------------------------------------------------------------------
REVENUE                   2%
--------------------------------------------------------------------------------
CASH AND OTHER            8%
--------------------------------------------------------------------------------
TOTAL                   100%
--------------------------------------------------------------------------------

QUALITY DISTRIBUTION
4/30/00
--------------------------------------------------------------------------------
Aaa                      90%
--------------------------------------------------------------------------------
Aa                       10%
--------------------------------------------------------------------------------
TOTAL                   100%
--------------------------------------------------------------------------------


PORTFOLIO COMPOSITION
4/30/00
--------------------------------------------------------------------------------
AVERAGE MATURITY   4.7 YEARS
--------------------------------------------------------------------------------
AVERAGE DURATION   4.0 YEARS
--------------------------------------------------------------------------------

SEC 30-DAY YIELD
--------------------------------------------------------------------------------
INSTITUTIONAL          4.59%
--------------------------------------------------------------------------------
A - NO LOAD            4.33%
--------------------------------------------------------------------------------
A - LOAD               4.16%
--------------------------------------------------------------------------------
B - NO LOAD            3.58%
--------------------------------------------------------------------------------


TOTAL FUND NET ASSETS
4/30/00
--------------------------------------------------------------------------------
$83,601,396
--------------------------------------------------------------------------------

                              BOND IMMDEX(TM) FUND

Q: WHAT WERE THE CONDITIONS IN THE BOND MARKET DURING THE REPORTING PERIOD?

A: Yields generally rose in the short end of the yield curve all the way out to maturities of 10 years. The long-end of the curve enjoyed a modest rally as investors bought longer maturity bonds for capital gains and the Treasury announced a bond buy back program which specifically affected 15-year and longer maturities. Most other areas of the bond market had rather poor results including long corporates which experienced widening spreads even while long treasuries had positive returns.

Q: HOW DID YOU MANAGE THE PORTFOLIO IN THAT ENVIRONMENT?

A: Our structured approach to fixed-income management dictates that we maintain the portfolio's duration equal to that of our benchmark, the Lehman Brothers Government & Corporate Bond Index during all market conditions.

   As the yield advantage going from long treasuries to other segments became increasingly more compelling, we re-positioned the portfolio along the curve to get more weight into the highest yielding areas. We took profits in long-term treasuries and very short-term securities and bought into the 5- to 7-year treasury and agency bonds which had lagged the market. In this way, we have overweighted the peak yield sectors while keeping a market weighting in long-term securities.

Q: HOW DID YOU MANAGE THE PORTFOLIO'S CREDIT QUALITY?

A: The nature of the trades discussed above improved the overall credit quality as money flowed into treasuries and agencies. The overall credit quality was not a positive contributor to the return of the portfolio since spreads between the corporate bonds we held and treasuries mostly widened. Our corporate bond holdings were also hurt by higher short-term rates and tightening monetary policy during the period.

Q: HOW DID THE PORTFOLIO PERFORM DURING THE PERIOD COMPARED TO ITS BENCHMARK?

A: Net of operating expenses, Firstar Bond IMMDEX(TM) Fund's return for the period was 2.0% (Institutional shares), outperforming its benchmark, the Lehman Brothers Government & Corporate Bond Index which earned 1.5%.

Q: WHAT IS YOUR OUTLOOK FOR THE CORPORATE BOND MARKET AND THE PORTFOLIO GOING
   FORWARD?

A: We are hopeful that the recent re-valuation of corporate bonds will move back to more narrow spreads. The Federal Reserve is still seen as active in slowing the economy and this will not be good for the market in the short run. However, if the market begins to perceive that the Fed's work is finished, spreads will likely tighten and we believe the yield curve will right itself to our advantage.

PORTFOLIO MANAGER PROFILE
--------------------------------------------------------------------------------
George Schupp, CFA, Senior Vice President and Director of Fixed Income with Firstar Investment Research &Management Company, LLC (FIRMCO) and David Bethke, CFA, Senior Vice President with FIRMCO, have co-managed the Fund since February 14, 2000. Mr. Schupp has been with Firstar since 1983 and has 24 years of investment management experience. He received his BA from the University of Missouri - St. Louis and holds an MBA from Southern Illinois University. Mr. Bethke joined Firstar in 1987 and has 19 years of investment management experience. He received a BA from Upper Iowa University and holds an MBA from the University of Iowa.

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                     Bond IMMDEX(TM) Fund - Institutional

                              12/29/89     10,000
                              10/90        10,421
                              10/91        12,105
                              10/92        13,376
                              10/93        15,154
                              10/94        14,565
                              10/95        16,934
                              10/96        17,840
                              10/97        19,428
                              10/98        21,256
                              10/99        21,298
                              4/00         21,714

This chart assumes an initial investment of $10,000 made on 12/29/89 (inception). Performance reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced. Performance is shown for Institutional shares, which have lower expenses than Series A or Series B shares. If those fees and expenses were reflected in the chart above, total return would have been reduced. Returns shown include the reinvestment of all dividends and other distributions. Past performance is not predictive of future performance. Investment return and principal value will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost.

                        AVERAGE ANNUAL RATE OF RETURN (%)
                        FOR PERIODS ENDED APRIL 30, 2000

--------------------------------------------------------------------------------------------------------------------------------
                                                 FISCAL
                                              YEAR-TO-DATE          1 YEAR         5 YEARS        10 YEARS    SINCE   INCEPTION
--------------------------------------------------------------------------------------------------------------------------------
FIRSTAR BOND IMMDEX(TM) FUND - INSTITUTIONAL       2.0                1.6            6.9            8.3         7.8   (12/29/89)
FIRSTAR BOND IMMDEX(TM) FUND - A - NO LOAD         1.8                1.3            6.6            8.2         7.7   (12/29/89)
FIRSTAR BOND IMMDEX(TM) FUND - A - LOAD<F1>       (2.3)              (2.8)           5.8            7.7         7.2   (12/29/89)
FIRSTAR BOND IMMDEX(TM) FUND - B - NO LOAD         1.4                0.5            --             --          1.3   (3/1/99)
FIRSTAR BOND IMMDEX(TM) FUND - B - LOAD<F2>       (3.5)              (4.2)           --             --         (2.0)  (3/1/99)
LEHMAN BROTHERS GOV'T/CORP. BOND INDEX<F3>         1.5                1.0            6.7            8.1         7.6   (12/29/89)
--------------------------------------------------------------------------------------------------------------------------------

  A = Series A (retail class)
  B = Series B (retail class)

<F1> Reflects maximum sales charge of 4.00%.

<F2> Reflects maximum deferred sales charge of 5.00%.

<F3> The Lehman Brothers Gov't/Corp. Bond is an unmanaged market value weighted index measuring both principal price changes of, and income provided by, the underlying universe of securities that comprise the index. Securities included in the index must meet the following criteria: fixed as opposed to variable rate; not less than one year to maturity; minimum outstanding par value of $100 million; and rated investment grade or higher by Moody's, Standard & Poor's, or Fitch, in that order. An investment cannot be made directly in an index.

The Lehman Brothers 1-3 Year Government/Corporate Bond Index, the Lehman Brothers Intermediate Government/Corporate Bond Index and the Lehman Brothers Government/Corporate Bond Index are trademarks of Lehman Brothers. The Fund, its Adviser and the Co-Administrators are not affiliated in any way with Lehman Brothers. Inclusion of a security in a bond index in no way implies an opinion by Lehman Brothers as to its attractiveness or appropriateness as an investment. Lehman Brothers' publication of the bond index is not made in connection with any sale or offer for sale of securities or any solicitation of orders for the purchase of securities.

Effective at the close of business January 9, 1995, Firstar Funds began to offer Series A shares. Effective at the close of business on February 28, 1999, Firstar Funds began to offer Series B shares. Series A shares have a 4.00% maximum sales load and are subject to an annual 0.25% service organization fee. The performance for the Series A shares has been restated to reflect the impact of the current sales charge. Series A performance prior to January 10, 1995, does not reflect the service organization fees. If service organization fees had been reflected, performance would be reduced. Series B shares have a 5.00% maximum deferred sales charge and are subject to an annual 0.25% service organization fee and an annual 0.75% 12b-1 fee. Performance for all share classes reflects fee waivers in effect. In the absence of fee waivers, total return would be reduced.

SECTOR DISTRIBUTION
4/30/00
--------------------------------------------------------------------------------
U.S. TREASURY            27%
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY    1%
--------------------------------------------------------------------------------
MORTGAGE-BACKED<F1>       5%
--------------------------------------------------------------------------------
FINANCE, BANKING,
BROKERAGE                25%
--------------------------------------------------------------------------------
INDUSTRIAL               16%
--------------------------------------------------------------------------------
UTILITY                   5%
--------------------------------------------------------------------------------
INTERNATIONAL/YANKEE     14%
--------------------------------------------------------------------------------
ASSET-BACKED              3%
--------------------------------------------------------------------------------
CASH                      4%
--------------------------------------------------------------------------------
TOTAL                   100%
--------------------------------------------------------------------------------


PORTFOLIO DISTRIBUTION
4/30/00
--------------------------------------------------------------------------------
AVERAGE MATURITY   9.7 YEARS
--------------------------------------------------------------------------------
AVERAGE DURATION   5.4 YEARS
--------------------------------------------------------------------------------
<F1> incl. U.S. Gov't. Agency-Backed


QUALITY DISTRIBUTION
4/30/00
--------------------------------------------------------------------------------
U.S. TREASURY            28%
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY    4%
--------------------------------------------------------------------------------
Aaa                       8%
--------------------------------------------------------------------------------
Aa                        8%
--------------------------------------------------------------------------------
A                        24%
--------------------------------------------------------------------------------
Baa                      28%
--------------------------------------------------------------------------------
Ba                        0%
--------------------------------------------------------------------------------
TOTAL                   100%
--------------------------------------------------------------------------------


SEC 30-DAY YIELD
--------------------------------------------------------------------------------
INSTITUTIONAL          7.12%
--------------------------------------------------------------------------------
A - NO LOAD            6.86%
--------------------------------------------------------------------------------
A - LOAD               6.58%
--------------------------------------------------------------------------------
B - NO LOAD            6.10%
--------------------------------------------------------------------------------


TOTAL FUND NET ASSETS
4/30/00
--------------------------------------------------------------------------------
$512,800,822

STATEMENT OF ASSETS AND LIABILITIES
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
APRIL 30, 2000
(UNAUDITED)

                                                                       SHORT-TERM      INTERMEDIATE     TAX-EXEMPT         BOND
                                                                       BOND MARKET     BOND MARKET     INTERMEDIATE      IMMDEX(TM)
                                                                           FUND            FUND         BOND FUND          FUND
                                                                       ------------    ------------    ------------    ------------
ASSETS:
   Investments, at value (cost $177,663, $393,337
      $84,137 and $498,895 respectively) ...........................   $    174,567    $    384,122    $     82,178    $    496,039
   Cash ............................................................              1              58              83            --
   Interest receivable .............................................          2,310           5,455           1,455          11,053
   Capital shares sold .............................................          2,050           8,860              10             443
   Receivable for securities sold ..................................           --              --              --             6,542
   Other assets ....................................................             28              28              30             128
                                                                       ------------    ------------    ------------    ------------
      Total Assets .................................................        178,956         398,523          83,756         514,205
                                                                       ------------    ------------    ------------    ------------
LIABILITIES:
   Payable for securities purchased ................................           --              --              --              --
   Capital shares redeemed .........................................            222             111              39             891
   Payable to affiliates ...........................................            173             324              98             406
   Accrued expenses and other liabilities ..........................             51              40              18             107
                                                                       ------------    ------------    ------------    ------------
      Total Liabilities ............................................            446             475             155           1,404
                                                                       ------------    ------------    ------------    ------------
NET ASSETS .........................................................   $    178,510    $    398,048    $     83,601    $    512,801
                                                                       ============    ============    ============    ============
NET ASSETS CONSIST OF:
   Capital stock ...................................................   $    184,781    $    406,948    $     85,695    $    514,564
   Undistributed net investment income .............................            135             336              46             458
   Undistributed accumulated net realized gains (losses) ...........         (3,310)            (21)           (181)            635
   Unrealized net appreciation (depreciation) on investments .......         (3,096)         (9,215)         (1,959)         (2,856)
                                                                       ------------    ------------    ------------    ------------
      Total Net Assets .............................................   $    178,510    $    398,048    $     83,601    $    512,801
                                                                       ============    ============    ============    ============
SERIES A:
   Net assets ......................................................   $     54,738    $     29,683    $     14,798    $     83,806
   Shares authorized ($.0001 par value) ............................        500,000         500,000         500,000         500,000
   Shares issued and outstanding ...................................          5,458           2,992           1,481           3,104
   Net asset value and redemption price per share<F1> ..............   $      10.03    $       9.92    $       9.99    $      27.00
                                                                       ============    ============    ============    ============
   Maximum offering price per share <F1> ...........................   $      10.45    $      10.33    $      10.41    $      28.13
                                                                       ============    ============    ============    ============
SERIES B:
   Net assets ......................................................   $        644    $        267    $         75    $      2,182
   Shares authorized ($.0001 par value) ............................        500,000         500,000         500,000         500,000
   Shares issued and outstanding ...................................             64              27               8              81
   Net asset value, redemption price and offering
      price per share <F1> ..........................................  $      10.03    $       9.92    $       9.99    $      26.99
                                                                       ============    ============    ============    ============
SERIES INSTITUTIONAL:
   Net assets ......................................................   $    123,128    $    368,098    $     68,728    $    426,813
   Shares authorized ($.0001 par value) ............................        500,000         500,000         500,000         500,000
   Shares issued and outstanding ...................................         12,275          37,103           6,879          15,800
   Net asset value, redemption price and offering
      price per share <F1> .........................................  $      10.03    $       9.92    $       9.99    $      27.01
                                                                       ============    ============    ============    ============
   <F1> Amounts may not recalculate due to rounding


                     See notes to the financial statements.

STATEMENT OF CHANGES IN NET ASSETS
(Amounts in thousands)

                                                                       SHORT-TERM                           INTERMEDIATE
                                                                       BOND MARKET                          BOND MARKET
                                                                           FUND                                 FUND
                                                           ---------------    ---------------    ---------------    ---------------
                                                             SIX MONTHS            YEAR            SIX MONTHS            YEAR
                                                                ENDED              ENDED              ENDED              ENDED
                                                            APR. 30, 2000      OCT. 31, 1999      APR. 30, 2000      OCT. 31, 1999
                                                           ---------------    ---------------    ---------------    ---------------
                                                             (UNAUDITED)                           (UNAUDITED)
OPERATIONS:
   Net investment income ...............................   $         5,362    $        11,031    $        11,438    $        18,045
   Net realized gain (loss) on investments .............              (294)              (684)               160               (230)
   Net change in unrealized appreciation
      (depreciation) on investments ....................            (1,437)            (3,714)            (6,526)           (11,981)
                                                           ---------------    ---------------    ---------------    ---------------
   Net increase in net assets
      resulting from operations ........................             3,631              6,633              5,072              5,834
                                                           ---------------    ---------------    ---------------    ---------------
CAPITAL SHARE TRANSACTIONS:
   Shares sold .........................................            16,579             53,639            137,016             71,398
   Shares issued to owners in
      reinvestment of dividends ........................             3,958              8,699              5,923             10,859
   Shares redeemed .....................................           (36,929)           (57,459)           (56,673)           (72,617)
                                                           ---------------    ---------------    ---------------    ---------------
   Net increase (decrease) in net assets resulting
      from capital share transactions ..................           (16,392)             4,879             86,266              9,640
                                                           ---------------    ---------------    ---------------    ---------------
Distributions to Series A shareholders:
   From net investment income<F1> ......................            (1,652)            (3,882)              (934)            (1,821)
   From net realized gains .............................              --                 --                 --                  (30)
                                                           ---------------    ---------------    ---------------    ---------------
                                                                    (1,652)            (3,882)              (934)            (1,851)
                                                           ---------------    ---------------    ---------------    ---------------
Distributions to Series B shareholders:
   From net investment income<F1> ......................               (14)               (12)                (6)                (5)
   From net realized gains .............................              --                 --                 --                 --
                                                           ---------------    ---------------    ---------------    ---------------
                                                                       (14)               (12)                (6)                (5)
                                                           ---------------    ---------------    ---------------    ---------------

Distributions to Series institutional shareholders:
   From net investment income<F1> ......................            (3,681)            (7,103)           (10,382)           (16,154)
   From net realized gains .............................              --                 --                 --                 (271)
                                                           ---------------    ---------------    ---------------    ---------------
                                                                    (3,681)            (7,103)           (10,382)           (16,425)

                                                           ---------------    ---------------    ---------------    ---------------
TOTAL INCREASE (Decrease)IN NET ASSETS .................           (18,108)               515             80,016             (2,807)

NET ASSETS:
   Beginning of period .................................           196,618            196,103            318,032            320,839
                                                           ---------------    ---------------    ---------------    ---------------
   End of period (including undistributed net
      investment income of $135, $120, $336, $220,
      $46, $33, $458, and $377, respectively) ..........   $       178,510    $       196,618    $       398,048    $       318,032
                                                           ===============    ===============    ===============    ===============

                                                                      TAX-EXEMPT                               BOND
                                                                   INTERMEDIATE BOND                        IMMDEX(TM)
                                                                         FUND                                  FUND
                                                          ---------------    ---------------    ---------------    ---------------
                                                             SIX MONTHS          YEAR             SIX MONTHS           YEAR
                                                               ENDED             ENDED              ENDED              ENDED
                                                           APR. 30, 2000      OCT. 31, 1999      APR. 30, 2000      OCT. 31, 1999
                                                          ---------------    ---------------    ---------------    ---------------
                                                            (UNAUDITED)                           (UNAUDITED)
OPERATIONS:
   Net investment income ...............................  $         1,860    $         3,948    $        16,921    $        31,584
   Net realized gain (loss) on investments .............             (181)               293                901                (54)
   Net change in unrealized appreciation
      (depreciation) on investments ....................             (595)            (3,854)            (7,876)           (30,858)
                                                          ---------------    ---------------    ---------------    ---------------
   Net increase in net assets
      resulting from operations ........................            1,084                387              9,946                672
                                                          ---------------    ---------------    ---------------    ---------------
CAPITAL SHARE TRANSACTIONS:
   Shares sold .........................................           22,822             30,647             87,213            191,150
   Shares issued to owners in
      reinvestment of dividends ........................              816              1,857             12,587             24,755
   Shares redeemed .....................................          (24,107)           (42,638)           (99,506)          (232,395)
                                                          ---------------    ---------------    ---------------    ---------------
   Net increase (decrease) in net assets resulting
      from capital share transactions ..................             (469)           (10,134)               294            (16,490)
                                                          ---------------    ---------------    ---------------    ---------------
Distributions to Series A shareholders:
   From net investment income<F1> ......................             (357)            (1,181)            (2,783)            (5,786)
   From net realized gains .............................              (66)               (29)              --                 --
                                                          ---------------    ---------------    ---------------    ---------------
                                                                     (423)            (1,210)            (2,783)            (5,786)
                                                          ---------------    ---------------    ---------------    ---------------
Distributions to Series B shareholders:
   From net investment income<F1> ......................               (1)                (1)               (55)               (44)
   From net realized gains .............................             --                 --                 --                 --
                                                          ---------------    ---------------    ---------------    ---------------
                                                                       (1)                (1)               (55)               (44)
                                                          ---------------    ---------------    ---------------    ---------------

Distributions to Series institutional shareholders:
   From net investment income<F1> ......................           (1,489)            (2,759)           (14,002)           (25,677)
   From net realized gains .............................             (225)               (52)              --                 --
                                                          ---------------    ---------------    ---------------    ---------------
                                                                   (1,714)            (2,811)           (14,002)           (25,677)

                                                          ---------------    ---------------    ---------------    ---------------
TOTAL INCREASE (Decrease)IN NET ASSETS .................           (1,523)           (13,769)            (6,600)           (47,325)

NET ASSETS:
   Beginning of period .................................           85,124             98,893            519,401            566,726
                                                          ---------------    ---------------    ---------------    ---------------
   End of period (including undistributed net
      investment income of $135, $120, $336, $220,
      $46, $33, $458, and $377, respectively) ..........  $        83,601    $        85,124    $       512,801    $       519,401
                                                          ===============    ===============    ===============    ===============

<F1> For the Tax-Exempt Intermediate Bond Fund, substantially all distributions from net investment income are exempt from federal income tax.

STATEMENT OF OPERATIONS
(AMOUNTS IN THOUSANDS)
SIX MONTHS ENDED APRIL 30, 2000
(UNAUDITED)

                                                                       SHORT-TERM      INTERMEDIATE     TAX-EXEMPT         BOND
                                                                       BOND MARKET     BOND MARKET     INTERMEDIATE     IMMDEX(TM)
                                                                           FUND            FUND         BOND FUND          FUND
                                                                       ------------    ------------    ------------    ------------
INVESTMENT INCOME:
   Interest income .................................................   $      5,977    $     12,515    $      2,169    $     18,304

EXPENSES:
   Investment advisory fees ........................................            566             908             214             781
   Administration fees .............................................            101             194              46             278
   Transfer agent fees and expenses ................................             24              26              21              36
   Fund accounting fees ............................................             46              56              31              66
   Service organization fees - Series A ............................             75              40              22             112
   Service organization fees - Series B ............................              1               1            --                 2
   12b-1 fees - Series B ...........................................              2               1            --                 7
   Custody fees ....................................................             15              24              10              33
   Federal and state registration fees .............................             14              18              17              15
   Professional fees ...............................................             20              22              20              23
   Reports to shareholders .........................................             14               5               6              20
   Directors' fees and expenses ....................................              4               4               4               5
   Other ...........................................................              3               4               1               5
                                                                       ------------    ------------    ------------    ------------
   Total expenses before waiver ....................................            885           1,303             392           1,383
      Less: Waiver of expenses .....................................           (270)           (226)            (83)           --
                                                                       ------------    ------------    ------------    ------------
      Net expenses .................................................            615           1,077             309           1,383
                                                                       ------------    ------------    ------------    ------------
NET INVESTMENT INCOME ..............................................          5,362          11,438           1,860          16,921
                                                                       ------------    ------------    ------------    ------------
REALIZED AND UNREALIZED Gain (LOSS):
   Net realized gain (loss) on investment transactions .............           (294)            160            (181)            901
   Net change in unrealized depreciation
   on investments ..................................................         (1,437)         (6,526)           (595)         (7,876)
                                                                       ------------    ------------    ------------    ------------
      Net (loss) on investments ....................................         (1,730)         (6,366)           (776)         (6,975)
                                                                       ------------    ------------    ------------    ------------
NET INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS .......................................   $      3,631    $      5,072    $      1,084    $      9,946
                                                                       ============    ============    ============    ============

                     See notes to the financial statements.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

FINANCIAL HIGHLIGHTS
INSTITUTIONAL
BOND FUNDS
PER SHARE DATA

                                                                  INCOME FROM INVESTMENT OPERATIONS
                                                             -------------------------------------------

                                                  NET                     NET REALIZED AND
                                              ASSET VALUE,       NET      UNREALIZED GAINS   TOTAL FROM
                                                BEGINNING     INVESTMENT   OR (LOSSES) ON    INVESTMENT
                                                OF PERIOD      INCOME(1)     SECURITIES      OPERATIONS
                                              ------------   ------------   ------------    ------------
  SHORT-TERM BOND MARKET
Year Ended October 31, 1995<F6>............   $      10.03   $       0.63   $       0.24    $       0.87
Year Ended October 31, 1996 ...............          10.28          0.617          (0.03)           0.58
Year Ended October 31, 1997 ...............          10.25           0.62           0.02            0.64
Year Ended October 31, 1998 ...............          10.27           0.61           0.07            0.68
Year Ended October 31, 1999 ...............          10.34           0.56          (0.22)           0.34
Six Months Ended April 30, 2000 (unaudited)          10.12           0.29          (0.09)           0.20
  INTERMEDIATE BOND MARKET
Year Ended October 31, 1995<F6>............           9.67           0.62           0.53            1.15
Year Ended October 31, 1996 ...............          10.21           0.59<F7>      (0.02)           0.57
Year Ended October 31, 1997 ...............          10.19           0.60           0.12            0.72
Year Ended October 31, 1998 ...............          10.31           0.59           0.19            0.78
Year Ended October 31, 1999 ...............          10.50           0.59          (0.39)           0.20
Six Months Ended April 30, 2000 (unaudited)          10.10           0.31          (0.18)           0.13
  TAX-EXEMPT INTERMEDIATE BOND
Year Ended October 31, 1995<F6>............           9.78           0.44           0.46            0.90
Year Ended October 31, 1996 ...............          10.24           0.43<F7>      (0.03)           0.40
Year Ended October 31, 1997 ...............          10.21           0.44           0.15            0.59
Year Ended October 31, 1998 ...............          10.36           0.44           0.16            0.60
Year Ended October 31, 1999 ...............          10.52           0.44          (0.40)           0.04
Six Months Ended April 30, 2000 (unaudited)          10.12           0.22          (0.09)           0.13
  BOND IMMDEX(TM)
Year Ended October 31, 1995<F6>............          25.67           1.74           2.29            4.03
Year Ended October 31, 1996 ...............          27.82           1.70<F7>      (0.27)           1.43
Year Ended October 31, 1997 ...............          27.55           1.75           0.61            2.36
Year Ended October 31, 1998 ...............          28.16           1.72           0.85            2.57
Year Ended October 31, 1999 ...............          29.02           1.70          (1.65)           0.05
Six Months Ended April 30, 2000 (unaudited)          27.37           0.89          (0.37)           0.52

                                                         LESS DISTRIBUTIONS
                                             --------------------------------------------

                                              DIVIDENDS      DISTRIBUTIONS
                                               FROM NET         FROM                           NET ASSET
                                              INVESTMENT       CAPITAL           TOTAL        VALUE, END        TOTAL
                                               INCOME           GAINS        DISTRIBUTIONS    OF PERIOD        RETURN
                                             ------------    ------------    ------------    ------------   ------------
  SHORT-TERM BOND MARKET
Year Ended October 31, 1995<F6>............  $      (0.62)   $       --      $      (0.62)   $      10.28           8.95%
Year Ended October 31, 1996 ...............         (0.61)           --             (0.61)          10.25           5.80%
Year Ended October 31, 1997 ...............         (0.62)           --             (0.62)          10.27           6.47%
Year Ended October 31, 1998 ...............         (0.61)           --             (0.61)          10.34           6.84%
Year Ended October 31, 1999 ...............         (0.56)           --             (0.56)          10.12           3.42%
Six Months Ended April 30, 2000 (unaudited)         (0.29)           --             (0.29)          10.03           2.02%<F9>
  INTERMEDIATE BOND MARKET
Year Ended October 31, 1995<F6>............         (0.61)           --             (0.61)          10.21          12.25%
Year Ended October 31, 1996 ...............         (0.59)           --             (0.59)          10.19           5.77%
Year Ended October 31, 1997 ...............         (0.60)           --             (0.60)          10.31           7.36%
Year Ended October 31, 1998 ...............         (0.59)           --             (0.59)          10.50           7.83%
Year Ended October 31, 1999 ...............         (0.59)          (0.01)          (0.60)          10.10           1.91%
Six Months Ended April 30, 2000 (unaudited)         (0.31)           --             (0.31)           9.92           1.30%<F9>
  TAX-EXEMPT INTERMEDIATE BOND
Year Ended October 31, 1995<F6>............         (0.44)           --             (0.44)          10.24           9.38%
Year Ended October 31, 1996 ...............         (0.43)           --             (0.43)          10.21           4.02%
Year Ended October 31, 1997 ...............         (0.44)           --             (0.44)          10.36           5.96%
Year Ended October 31, 1998 ...............         (0.44)           --             (0.44)          10.52           5.88%
Year Ended October 31, 1999 ...............         (0.43)          (0.01)          (0.44)          10.12           0.39%
Six Months Ended April 30, 2000 (unaudited)         (0.22)          (0.04)          (0.26)           9.99           1.26%<F9>
  BOND IMMDEX(TM)
Year Ended October 31, 1995<F6>............         (1.84)          (0.04)          (1.88)          27.82          16.26%
Year Ended October 31, 1996 ...............         (1.70)           --             (1.70)          27.55           5.35%
Year Ended October 31, 1997 ...............         (1.75)           --             (1.75)          28.16           8.90%
Year Ended October 31, 1998 ...............         (1.71)           --             (1.71)          29.02           9.41%
Year Ended October 31, 1999 ...............         (1.70)           --             (1.70)          27.37           0.20%
Six Months Ended April 30, 2000 (unaudited)         (0.88)           --             (0.88)          27.01           1.95%<F9>

                                                                 SUPPLEMENTAL DATA AND RATIOS
                                             -----------------------------------------------------------------
                                                                               RATIO OF NET
                                              NET ASSETS,   RATIO OF NET        INVESTMENT
                                                END OF        EXPENSES            INCOME           PORTFOLIO
                                                PERIOD       TO AVERAGE         TO AVERAGE          TURNOVER
                                                (000S)       NET ASSETS         NET ASSETS           RATE(8)
                                             ------------   ------------       ------------       ------------
  SHORT-TERM BOND MARKET
Year Ended October 31, 1995<F6>............  $     94,959           0.50%<F2>          6.23%<F2>        100.58%
Year Ended October 31, 1996 ...............       147,466           0.50%<F2>          5.92%<F2>         59.62%
Year Ended October 31, 1997 ...............       136,084           0.50%<F2>          6.04%<F2>         77.12%
Year Ended October 31, 1998 ...............       120,693           0.50%<F2>          5.92%<F2>         78.20%
Year Ended October 31, 1999 ...............       130,611           0.56%<F2>          5.52%<F2>         52.28%
Six Months Ended April 30, 2000 (unaudited)       123,128           0.57%<F2>          5.78%<F2>         33.23%<F9>
  INTERMEDIATE BOND MARKET
Year Ended October 31, 1995<F6>..............     128,941           0.50%<F3>          6.26%<F3>         66.69%
Year Ended October 31, 1996 ...............       173,468           0.50%<F3>          5.84%<F3>         59.29%
Year Ended October 31, 1997 ...............       254,521           0.50%<F3>          5.96%<F3>         40.61%
Year Ended October 31, 1998 ...............       291,289           0.50%<F3>          5.75%<F3>         27.29%
Year Ended October 31, 1999 ...............       284,047           0.56%<F3>          5.71%<F3>         64.07%
Six Months Ended April 30, 2000 (unaudited)       368,098           0.57%<F3>          6.31%<F3>         46.03%<F9>
  TAX-EXEMPT INTERMEDIATE BOND
Year Ended October 31, 1995<F6>............        27,595           0.51%<F4>          4.45%<F4>         44.13%
Year Ended October 31, 1996 ...............        36,652           0.50%<F4>          4.24%<F4>         30.46%
Year Ended October 31, 1997 ...............        52,208           0.50%<F4>          4.36%<F4>         11.22%
Year Ended October 31, 1998 ...............        66,427           0.50%<F4>          4.25%<F4>         14.38%
Year Ended October 31, 1999 ...............        65,034           0.64%<F4>          4.16%<F4>         21.77%
Six Months Ended April 30, 2000 (unaudited)        68,728           0.67%<F4>          4.39%<F4>         10.68%<F9>
  BOND IMMDEX(TM)
Year Ended October 31, 1995<F6>............       290,274           0.44%<F5>          6.51%<F5>          41.67%
Year Ended October 31, 1996 ...............       370,556           0.43%<F5>          6.23%<F5>          33.38%
Year Ended October 31, 1997 ...............       408,018           0.42%<F5>          6.33%<F5>          35.12%
Year Ended October 31, 1998 ...............       471,425           0.42%<F5>          6.02%<F5>          20.07%
Year Ended October 31, 1999 ...............       421,897           0.47%<F5>          6.05%<F5>          57.04%
Six Months Ended April 30, 2000 (unaudited)       426,813           0.48%<F5>          6.55%<F5>          33.11%<F9>

<F1> For the Tax-Exempt Intermediate Bond Fund, substantially all investment income is exempt from federal income tax.

<F2> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.86%, 0.84%, 0.86%, 0.86%,
     0.87%, 0.91%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 5.48%,
     5.24%, 5.56%, 5.68%, 5.55%, 5.82%, respectively.

<F3> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.69%, 0.70%, 0.71%, 0.73%,
     0.74%, 0.79%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 6.19%,
     5.57%, 5.54%, 5.73%, 5.60%, 5.97%, respectively.

<F4> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.86%, 0.82%, 0.81%, 0.88%,
     0.97%, 1.00%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 4.20%,
     3.98%, 3.94%, 3.98%, 3.77%, 3.96%, respectively.

<F5> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.48%, 0.48%, 0.49%, 0.49%,
     0.50%, 0.51%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 6.55%,
     6.04%, 5.95%, 6.26%, 6.16%, 6.44%, respectively.

<F6> On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995, Institutional shareholders exchanged their Series A shares for the Funds' Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994, through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business on January 9, 1995, and the results thereof combined with the results of operations and distributions for each applicable class for the period January 10, 1995, through October 31, 1995.

<F7> Net investment income per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.

<F8> Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

<F9> Not annualized.

                     See notes to the financial statements.

FINANCIAL HIGHLIGHTS
RETAIL A SHARE
BOND FUNDS

PER SHARE DATA

                                                                   INCOME FROM INVESTMENT OPERATIONS
                                                             ----------------------------------------------

                                                  NET                        NET REALIZED AND
                                              ASSET VALUE,       NET         UNREALIZED GAINS   TOTAL FROM
                                               BEGINNING      INVESTMENT      OR (LOSSES) ON    INVESTMENT
                                               OF PERIOD       INCOME(1)        SECURITIES      OPERATIONS
                                              ------------   ------------      ------------    ------------
  SHORT-TERM BOND MARKET
Year Ended October 31, 1995<F7>............   $      10.03   $       0.61      $       0.24    $       0.85
Year Ended October 31, 1996 ...............          10.28           0.58<F8>         (0.03)           0.55
Year Ended October 31, 1997 ...............          10.25           0.60              0.02            0.62
Year Ended October 31, 1998 ...............          10.27           0.58              0.07            0.65
Year Ended October 31, 1999 ...............          10.34           0.54             (0.22)           0.32
Six Months Ended April 30, 2000 (unaudited)          10.12           0.28             (0.09)           0.19
  INTERMEDIATE BOND MARKET
Year Ended October 31, 1995<F7>............           9.67           0.60              0.53            1.13
Year Ended October 31, 1996 ...............          10.21           0.56<F8>         (0.02)           0.54
Year Ended October 31, 1997 ...............          10.19           0.58              0.12            0.70
Year Ended October 31, 1998 ...............          10.31           0.57              0.19            0.76
Year Ended October 31, 1999 ...............          10.50           0.56             (0.39)           0.17
Six Months Ended April 30, 2000 (unaudited)          10.10           0.30             (0.18)           0.12
  TAX-EXEMPT INTERMEDIATE BOND
Year Ended October 31, 1995<F7>............           9.78           0.42              0.45            0.87
Year Ended October 31, 1996 ...............          10.23           0.40<F8>         (0.01)           0.39
Year Ended October 31, 1997 ...............          10.21           0.42              0.14            0.56
Year Ended October 31, 1998 ...............          10.35           0.41              0.17            0.58
Year Ended October 31, 1999 ...............          10.52           0.42             (0.40)           0.02
Six Months Ended April 30, 2000 (unaudited)          10.12           0.21             (0.09)           0.12
  BOND IMMDEX(TM)
Year Ended October 31, 1995<F7>............          25.67           1.68              2.30            3.98
Year Ended October 31, 1996 ...............          27.82           1.61<F8>         (0.26)           1.35
Year Ended October 31, 1997 ...............          27.54           1.66              0.64            2.30
Year Ended October 31, 1998 ...............          28.16           1.64              0.85            2.49
Year Ended October 31, 1999 ...............          29.01           1.64             (1.66)          (0.02)
Six Months Ended April 30, 2000 (unaudited)          27.36           0.86             (0.37)           0.49


<F1> For the Tax-Exempt Intermediate Bond Fund, substantially all investment income is exempt from federal income tax.

<F2> The total return calculation does not reflect the maximum sales charge of
     4.00%.

<F3> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.11%, 1.09%, 1.11%, 1.11%, 1.12%,
     1.10%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended
     October 31, 1999, 1998, 1997, 1996, 1995 would have been 5.24%, 4.99%,
     5.31%, 5.43%, 5.30%, 5.63%, respectively.

<F4> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.94%, 0.95%, 0.96%, 0.98%, 0.99%,
     0.98%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended
     October 31, 1999, 1998, 1997, 1996 and 1995 would have been 5.94%, 5.33%,
     5.29%, 5.48%, 5.35%, 5.78%, respectively.

<F5> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 1.11%, 1.07%, 1.06%, 1.13%, 1.22%,
     1.20%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended
     October 31, 1999, 1998, 1997, 1996, 1995 would have been 3.95%, 3.73%,
     3.69%, 3.73%, 3.52%, 3.76%, respectively.


                     See notes to the financial statements.

                                                          LESS DISTRIBUTIONS
                                             --------------------------------------------

                                               DIVIDENDS     DISTRIBUTIONS
                                               FROM NET         FROM                           NET ASSET
                                              INVESTMENT       CAPITAL           TOTAL        VALUE, END       TOTAL
                                                INCOME          GAINS        DISTRIBUTIONS     OF PERIOD      RETURN<F2>
                                             ------------    ------------    ------------    ------------   ------------
  SHORT-TERM BOND MARKET
Year Ended October 31, 1995<F7>............  $      (0.60)   $       --      $      (0.60)   $      10.28           8.74%
Year Ended October 31, 1996 ...............         (0.58)           --             (0.58)          10.25           5.54%
Year Ended October 31, 1997 ...............         (0.60)           --             (0.60)          10.27           6.21%
Year Ended October 31, 1998 ...............         (0.58)           --             (0.58)          10.34           6.58%
Year Ended October 31, 1999 ...............         (0.54)           --             (0.54)          10.12           3.16%
Six Months Ended April 30, 2000 (unaudited)         (0.28)           --             (0.28)          10.03           1.89%<F10>
  INTERMEDIATE BOND MARKET
Year Ended October 31, 1995<F7>............         (0.59)           --             (0.59)          10.21          12.04%
Year Ended October 31, 1996 ...............         (0.56)           --             (0.56)          10.19           5.51%
Year Ended October 31, 1997 ...............         (0.58)           --             (0.58)          10.31           7.09%
Year Ended October 31, 1998 ...............         (0.57)           --             (0.57)          10.50           7.57%
Year Ended October 31, 1999 ...............         (0.56)          (0.01)          (0.57)          10.10           1.66%
Six Months Ended April 30, 2000 (unaudited)         (0.30)           --             (0.30)           9.92           1.17%<F10>
  TAX-EXEMPT INTERMEDIATE BOND
Year Ended October 31, 1995<F7>............         (0.42)           --             (0.42)          10.23           9.07%
Year Ended October 31, 1996 ...............         (0.41)           --             (0.41)          10.21           3.87%
Year Ended October 31, 1997 ...............         (0.42)           --             (0.42)          10.35           5.60%
Year Ended October 31, 1998 ...............         (0.41)           --             (0.41)          10.52           5.73%
Year Ended October 31, 1999 ...............         (0.41)          (0.01)          (0.42)          10.12           0.14%
Six Months Ended April 30, 2000 (unaudited)         (0.21)          (0.04)          (0.25)           9.99           1.14%<F10>
  BOND IMMDEX(TM)
Year Ended October 31, 1995<F7>............         (1.79)          (0.04)          (1.83)          27.82          16.05%
Year Ended October 31, 1996 ...............         (1.63)           --             (1.63)          27.54           5.06%
Year Ended October 31, 1997 ...............         (1.68)           --             (1.68)          28.16           8.68%
Year Ended October 31, 1998 ...............         (1.64)           --             (1.64)          29.01           9.11%
Year Ended October 31, 1999 ...............         (1.63)           --             (1.63)          27.36          (0.05)%
Six Months Ended April 30, 2000 (unaudited)         (0.85)           --             (0.85)          27.00           1.82%<F10>


                                                                SUPPLEMENTAL DATA AND RATIOS
                                             -----------------------------------------------------------------
                                                                               RATIO OF NET
                                              NET ASSETS,   RATIO OF NET        INVESTMENT
                                                END OF        EXPENSES           INCOME            PORTFOLIO
                                                PERIOD       TO AVERAGE         TO AVERAGE         TURNOVER
                                                (000S)       NET ASSETS         NET ASSETS          RATE(9)
                                             ------------   ------------       ------------       ------------
  SHORT-TERM BOND MARKET
Year Ended October 31, 1995<F7>............  $     47,730           0.69%<F3>          6.04%<F3>        100.58%
Year Ended October 31, 1996 ...............        58,843           0.75%<F3>          5.67%<F3>         59.62%
Year Ended October 31, 1997 ...............        65,567           0.75%<F3>          5.79%<F3>         77.12%
Year Ended October 31, 1998 ...............        75,410           0.75%<F3>          5.67%<F3>         78.20%
Year Ended October 31, 1999 ...............        65,490           0.81%<F3>          5.27%<F3>         52.28%
Six Months Ended April 30, 2000 (unaudited)        54,738           0.82%<F3>          5.53%<F3>         33.23%<F10>
  INTERMEDIATE BOND MARKET
Year Ended October 31, 1995<F7>............        11,576           0.69%<F4>          6.07%<F4>         66.69%
Year Ended October 31, 1996 ...............        17,392           0.75%<F4>          5.59%<F4>         59.29%
Year Ended October 31, 1997 ...............        20,691           0.75%<F4>          5.71%<F4>         40.61%
Year Ended October 31, 1998 ...............        29,550           0.75%<F4>          5.50%<F4>         27.29%
Year Ended October 31, 1999 ...............        33,779           0.81%<F4>          5.47%<F4>         64.07%
Six Months Ended April 30, 2000 (unaudited)        29,683           0.82%<F4>          6.06%<F4>         46.03%<F10>
  TAX-EXEMPT INTERMEDIATE BOND
Year Ended October 31, 1995<F7>............         7,711           0.71%<F5>          4.25%<F5>         44.13%
Year Ended October 31, 1996 ...............        10,690           0.75%<F5>          3.99%<F5>         30.46%
Year Ended October 31, 1997 ...............        19,199           0.75%<F5>          4.11%<F5>         11.22%
Year Ended October 31, 1998 ...............        32,466           0.75%<F5>          4.00%<F5>         14.38%
Year Ended October 31, 1999 ...............        20,016           0.89%<F5>          3.91%<F5>         21.77%
Six Months Ended April 30, 2000 (unaudited)        14,798           0.92%<F5>          4.14%<F5>         10.68%<F10>
  BOND IMMDEX(TM)
Year Ended October 31, 1995<F7>............        21,875           0.64%<F6>          6.31%<F6>         41.67%
Year Ended October 31, 1996 ...............        42,671           0.68%<F6>          5.98%<F6>         33.38%
Year Ended October 31, 1997 ...............        64,144           0.67%<F6>          6.08%<F6>         35.12%
Year Ended October 31, 1998 ...............        95,301           0.67%<F6>          5.77%<F6>         20.07%
Year Ended October 31, 1999 ...............        95,635           0.72%<F6>          5.80%<F6>         57.04%
Six Months Ended April 30, 2000 (unaudited)        83,806           0.73%<F6>          6.30%<F6>         33.11%<F10>


<F6> Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.73%, 0.74%, 0.74%, 0.74%, 0.75%,
     0.71%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended
     October 31, 1999, 1998, 1997, 1996, 1995 would have been 6.30%, 5.78%,
     5.70%, 6.01%, 5.91%, 6.24%, respectively.

<F7> On January 9, 1995, all previously existing series of shares of each Fund were reclassified as Series A shares. Effective January 9, 1995,
     Institutional shareholders exchanged their Series A shares for the Funds'
     Institutional series shares. For the year ended October 31, 1995, the Financial Highlights ratios of net expenses to average net assets, ratios of net investment income to average net assets, total return and the per share income from investment operations and distributions are presented on a basis whereby the Funds' net investment income, net expenses, net realized and unrealized gains (losses) and distributions for the period November 1, 1994 through January 9, 1995, were allocated to each class of shares based upon the relative net assets of each class of shares as of the close of business operations and distributions for each applicable class for the period
     January 10, 1995 through October 31, 1995.

<F8> Net investment income per share is calculated using ending balances prior to consideration of adjustments for permanent book and tax differences.

<F9> Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

<F10> Not annualized.


FINANCIAL HIGHLIGHTS
RETAIL B SHARE
BOND FUNDS

PER SHARE DATA

                                                                  INCOME FROM INVESTMENT OPERATIONS
                                                             -------------------------------------------

                                                  NET                     NET REALIZED AND
                                              ASSET VALUE,       NET      UNREALIZED GAINS   TOTAL FROM
                                                BEGINNING     INVESTMENT   OR (LOSSES) ON    INVESTMENT
                                                OF PERIOD      INCOME<F2>    SECURITIES      OPERATIONS
                                              ------------   ------------   ------------    ------------
  SHORT-TERM BOND MARKET

March 1, 1999(1) through October 31, 1999     $      10.23   $     0.31<F10> $     (0.09)   $       0.22

Six Months Ended April 30, 2000 (unaudited)          10.12           0.22          (0.07)           0.15

  INTERMEDIATE BOND MARKET

March 1, 1999(1) through October 31, 1999            10.31         0.31<F10>        (0.21)           0.10

Six Months Ended April 30, 2000 (unaudited)          10.09         0.27<F10>        (0.18)           0.09

  TAX-EXEMPT INTERMEDIATE BOND

March 1, 1999(1) through October 31, 1999            10.51         0.22<F10>        (0.38)          (0.16)

Six Months Ended April 30, 2000 (unaudited)          10.12         0.17<F10>        (0.09)           0.09

  BOND IMMDEX(TM)

March 1, 1999<F1> through October 31, 1999           28.34         0.92<F10>        (0.91)           0.01

Six Months Ended April 30, 2000 (unaudited)          27.36           0.76           (0.36)           0.40


<F1> Commencement of operations.

<F2> For the Tax-Exempt Intermediate Bond Fund, substantially all investment income is exempt from federal income tax.

<F3> The total return calculation does not reflect the maximum deferred sales charge of 5.00%.

<F4> Without fees waived, ratio of net expenses to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 1.86%,
     1.85%, respectively; and ratio of net investment income for the periods ended April 30, 2000 and October 31, 1999 would have been 4.50%, 4.30%, respectively.

<F5> Without fees waived, ratio of net expenses to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 1.69%,
     1.71%, respectively; and ratio of net investment income for the periods ended April 30, 2000 and October 31, 1999 would have been 5.20%, 4.73%, respectively.

<F6> Without fees waived, ratio of net expenses to average net assets for the periods ended April 30, 2000 and October 31, 1999 would have been 1.86%,
     1.85%, respectively; and ratio of net investment income for the periods ended April 30, 2000 and October 31, 1999 would have been 3.20%, 3.07%, respectively.

<F7> Not annualized.

<F8> Annualized.

<F9> Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

<F10> Net investment income per share represents net investment income dividend by the average shares outstanding throughout the period.


                     See note to the financial statements.

                                                          LESS DISTRIBUTIONS
                                             --------------------------------------------

                                               DIVIDENDS     DISTRIBUTIONS
                                               FROM NET         FROM                           NET ASSET
                                              INVESTMENT       CAPITAL           TOTAL        VALUE, END       TOTAL
                                                INCOME          GAINS        DISTRIBUTIONS    OF PERIOD       RETURN<F3>
                                             ------------    ------------    ------------    ------------   ------------
  SHORT-TERM BOND MARKET

March 1, 1999<F1> through October 31, 1999   $      (0.33)   $       --      $      (0.33)   $      10.12           2.18%<F7>

Six Months Ended April 30, 2000 (unaudited)         (0.24)           --             (0.24)          10.03           1.48%<F7>

  INTERMEDIATE BOND MARKET

March 1, 1999<F1> through October 31, 1999          (0.32)           --             (0.32)          10.09           1.02%<F7>

Six Months Ended April 30, 2000 (unaudited)         (0.26)           --             (0.26)           9.92           0.92%<F7>

  TAX-EXEMPT INTERMEDIATE BOND

March 1, 1999<F1> through October 31, 1999          (0.23)           --             (0.23)          10.12          (1.55)%<F7>

Six Months Ended April 30, 2000 (unaudited)         (0.18)          (0.04)          (0.22)           9.99           0.77%<F7>

  BOND IMMDEX(TM)

March 1, 1999<F1> through October 31, 1999          (0.99)           --             (0.99)          27.36           0.04%<F7>

Six Months Ended April 30, 2000 (unaudited)         (0.77)           --             (0.77)          26.99           1.43%<F7>

                                                               SUPPLEMENTAL DATA AND RATIOS
                                            ---------------------------------------------------------------------
                                                                                RATIO OF NET
                                            NET ASSETS,   RATIO OF NET           INVESTMENT
                                               END OF        EXPENSES             INCOME              PORTFOLIO
                                               PERIOD       TO AVERAGE           TO AVERAGE            TURNOVER
                                               (000S)       NET ASSETS           NET ASSETS            RATE<F7><F9>
                                            ------------   ------------         ------------         ------------
  SHORT-TERM BOND MARKET

March 1, 1999<F1> through October 31, 1999  $        517           1.57%<F4><F8>      4.58%<F4><F8>       52.28%

Six Months Ended April 30, 2000 (unaudited)          644           1.57%<F4><F8>      4.79%<F4><F8>       33.23%

  INTERMEDIATE BOND MARKET

March 1, 1999<F1> through October 31, 1999           206           1.57%<F5><F8>      4.87%<F5><F8>       64.07%

Six Months Ended April 30, 2000 (unaudited)          267           1.57%<F5><F8>      5.32%<F5><F8>       46.03%

  TAX-EXEMPT INTERMEDIATE BOND

March 1, 1999<F1> through October 31, 1999            74           1.67%<F6><F8>      3.25%<F6><F8>       21.77%

Six Months Ended April 30, 2000 (unaudited)           75           1.67%<F6><F8>      3.39%<F6><F8>       10.68%

  BOND IMMDEX(TM)

March 1, 1999<F1> through October 31, 1999         1,869           1.49%<F8>          5.06%<F8>           57.04%

Six Months Ended April 30, 2000 (unaudited)        2,182           1.48%<F8>          5.55%<F8>           33.11%


                     See notes to the financial statements.

SHORT-TERM BOND MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             LONG-TERM INVESTMENTS  96.1%
             ASSET-BACKED SECURITIES  33.0%
             AUTO LOAN RECEIVABLES  1.9%
             Honda Auto Lease Trust,
     $3,500    Series 1999-A, Class A5, 6.65%, 7/15/05          $  3,463
                                                            --------------

             CREDIT CARD RECEIVABLES  12.6%
             AT&T Universal Card Master Trust,
        520    5.95%, 10/17/02                                       518
             Banc One Credit Card Master Trust,
      2,000    Series 1995-B, Class A, 6.30%, 9/15/00              1,997
             Chemical Master Credit Card Trust I,
      3,060    Series 1995-2, Class A, 6.23%, 6/15/03              3,053
             Citibank Credit Card Master Trust I, Principal Only:
      5,220    Series 1996-1, Class A, 0.00%, 2/07/01              4,946
      1,500    Series 1997-6, Class A, 0.00%, 8/15/06              1,088
             Discover Card Master Trust I,
      2,200    Series 1993-3, Class A, 6.2%, 5/16/06               2,115
             Household Affinity Credit Card Master Trust I,
        962    Series 1993-2, Class A, 5.60%, 11/15/00               960
             NationsBank Credit Card Master Trust:
      3,995    Series 1995-1, Class A, 6.45%, 8/15/00              3,994
        102    Series 1995-1, Class A, 6.45%, 4/15/03                102
             Sears Credit Account Master Trust:
        422    Series 1995-2, Class A, 8.10%, 1/15/01                424
      1,917    Series 1996-1, Class A, 6.20%, 3/15/02              1,901
             Spiegel Credit Card Master Trust:
        333    Series 1994-B, Class A, 8.15%, 6/15/04                334
        969    Series 1995-A, Class A, 7.50%, 9/15/04                971
                                                            --------------
                                                                  22,403
                                                            --------------

             HOME EQUITY LOAN RECEIVABLES  18.5%
             Advanta Home Equity Loan Trust:
        647    Series 1992-3, Class A1, 6.05%, 9/25/08               622
      1,216    Series 1993-2, Class A2, 6.15%, 10/25/09            1,174
        893    Series 1993-3, Class A1, 4.90%, 1/25/10               879
      1,153    Series 1993-4, Class A1, 5.50%, 3/25/10             1,103
             AFC Home Equity Loan Trust:
      1,415    Series 1993-1, Class 1A, 5.90%, 5/20/08             1,384
      1,140    Series 1993-4, Class 1A, 5.80%, 2/26/24             1,092
      1,092    Series 1994-1, Class 1A, 6.40%, 5/25/25             1,066
             Amresco Residential Securities Mortgage Loan,
      1,179    Series 1998-2, Class A2, 6.245%, 4/25/22            1,170
             BankAmerica Manufactured Housing Contract,
      3,500    Series 1997-2, Class A6, 6.47%, 4/10/15             3,419
             Contimortgage Home Equity Loan Trust,
      1,000    Series 1997-4, Class A4, 6.30%, 7/15/02               992
             Corestates Home Equity Trust,
      1,582    Series 1996-1, Class A3, 7.00%, 12/15/09            1,580

PRINCIPAL AMOUNT                                             MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
----------------                                            --------------
             HOME EQUITY LOAN RECEIVABLES  18.5% (CONT.)
             EQCC Home Equity Loan Trust:
     $1,558    Series 1993-3, Class A, 5.15%, 9/15/08            $ 1,493
      1,100    Series 1993-4, Class A, 5.725%, 12/15/08            1,070
      1,779    Series 1996-2, Class A2, 7.125%, 12/15/10           1,779
             Equivantage Home Equity:
      1,865    Series 1996-1, Class A, 6.55%, 10/25/25             1,821
      4,048    Series 1996-4, Class A, 6.75%, 1/25/28              3,892
             GE Home Equity Loan Asset-Backed Certificates:
      1,782    Series 1991-1, Class B, 8.70%, 9/15/11              1,777
      2,000    Series 1996-HE1, Class A4, 7.30%, 2/25/25           1,975
             IMC Home Equity Loan Trust,
        371    Series 1997-3, Class A4, 6.84%, 10/20/13              369
             The Money Store Home Equity Trust:
        697    Series 1993-B, Class A2, 6.975%, 7/15/08              686
        417    Series 1995-C, Class A3, 6.55%, 9/15/21               415
      1,478    Series 1993-B, Class A3, 6.10%, 5/15/22             1,448
             UCFC Home Equity Loan:
        476    Series 1993-B2, Class A2, 6.20%, 7/25/14              458
        838    Series 1996-C1, Class A4, 7.475%, 3/15/20             836
        528    Series 1995-A2, Class A7, 8.30%, 2/10/26              530
                                                            --------------
                                                                  33,030
                                                            --------------
             CORPORATE BONDS  29.9%
             ABN AMRO Bank Guarantee,
      1,750    6.625%, 10/31/01                                    1,728
             AT&T Capital Corp. Company Guarantee:
      2,000    6.875%, 1/16/01                                     1,996
      3,295    6.25%, 5/15/01                                      3,260
             America West Airlines Pass-Thru Certificates,
      1,467    8.54%, 1/02/06 (Acquired 9/14/99, Cost $1,467)<F1>  1,442
             Associated P&C Holdings Senior Notes,
      2,000    6.75%, 7/15/03 (Acquired 9/03/99, Cost $1,925)<F1>  1,909
             AVCO Financial Services Medium Term Notes,
      1,100    5.75%, 1/23/06                                      1,086
             Bankers Trust Subordinated Debentures,
      1,310    8.125%, 5/15/02                                     1,318
             Bankers Trust Subordinated Notes,
      1,500    8.125%, 4/01/02                                     1,509
             Bear Stearns Company Senior Notes,
        800    9.375%, 6/01/01                                       814
             Beneficial Corp. Notes,
        800    8.20%, 3/15/02                                        809
             Compass Bancshares, Inc.,
      2,000    8.375%, 9/15/04                                     2,030
             Dillard Investment Debentures,
      2,000    9.25%, 2/01/01                                      2,026
             Donaldson, Lufkin & Jenrette Senior Notes,
      4,000    6.00%, 12/01/01                                     3,903
             Dynegy, Inc. Senior Notes,
      2,000    6.875%, 7/15/02                                     1,948

                     See notes to the financial statements.

SHORT-TERM BOND MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             CORPORATE BONDS  29.9% (cont.)
             First Chicago Corporation Subordinated Notes,
    $ 2,491    11.25%, 2/20/01                                  $  2,566
             First Interstate Bancorp Subordinated Notes,
      2,000    10.875%, 4/15/01                                    2,063
             Fleet Boston Corporation Subordinated Notes,
        950    6.875%, 3/01/03                                       927
             Goldman Sachs Group Notes,
      2,000    6.25%, 2/01/03 (Acquired 6/30/99, Cost $1,961)<F1>  1,921
             Household Finance Corporation Senior Notes,
      1,000    6.125%, 7/15/12                                       969
             Lehman Brothers Holdings, Inc. Notes,
      2,000    8.75%, 5/15/02                                      2,030
             Marlin Water Trust Senior Notes,
      1,500    7.09%, 12/15/01 (Acquired 12/08/98; Cost $1,492)<F1>1,474
             The Money Store Company Guarantee,
      1,740    8.05%, 4/15/02                                      1,748
             The Money Store Subordinated Notes,
      1,350    7.30%, 12/01/02                                     1,333
             Osprey Trust Secured Notes,
      1,750    8.31%, 1/15/03 (Acquired 9/16/99, Cost $1,750)      1,742
             Paine Webber Group Inc. Notes,
      1,025    6.45%, 12/01/03                                       972
             JC Penney Company, Inc. Notes,
      2,000    7.25%, 4/01/02                                      1,857
             Transamerica Financial Corp. Senior Notes,
      1,900    6.125%, 11/01/01                                    1,858
             USF&G Corporation Senior Notes,
      1,455    8.375%, 6/15/01                                     1,468
             Worldcom, Inc. Senior Notes,
      4,472    8.875%, 1/15/06                                     4,635
                                                            --------------
                                                                  53,341
                                                            --------------
             MORTGAGE-BACKED SECURITIES  4.0%
             Collateralized Mortgage Obligation Trust,
        741    Series 15, Class E, 5.00%, 3/20/18                    732
             Green Tree Financial Corp. Pass-Thru Certificates:
        720    Series 1994-A, Class A, 7.05%, 3/15/14                699
        919    Series 1992-2, Class A4, 8.15%, 1/15/18               922
        434    Series 1993-3, Class A5, 5.75%, 10/15/18              431
      1,000    Series 1995-5, Class A5, 6.90%, 9/15/26               990
      1,227    Series 1995-9, Class A4, 6.45%, 1/15/27             1,226
        300    Series 1996-1, Class A3, 6.20%, 3/15/27               297
             Prudential Securities Financial Asset Funding Corp.,
        217    Series 1993-4, Class A3, 6.83%, 9/25/09               216
             Prudential Securities Secured Financing Corp.:
        572    Series 1998-C1, Class A1, 6.105%, 11/15/02            565
      1,205    Series 1994-5, Class A1, 5.66%, 5/25/24             1,137
                                                            --------------
                                                                   7,215
                                                            --------------

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             INTERNATIONAL/YANKEE (U.S. $ DENOMINATED)  3.1%
             Ford Capital BV Debentures,
     $1,450    9.875%, 5/15/02                                   $ 1,504
             Korea Development Bank Bonds:
      2,000    6.25%, 5/01/00                                      2,000
      2,000    7.125%, 9/17/01                                     1,977
                                                            --------------
                                                                   5,481
                                                            --------------
             OTHER  0.3%
             Florida Housing Finance Agency:
        130    Antigua Club-A-2, 8.625%, 8/01/01                     130
        215    Brittany Apartments-C-2, 8.625%, 8/01/02              216
        220    Maitland Club-B-2, 8.625%, 8/01/01                    221
                                                            --------------
                                                                     567
                                                            --------------

             U.S. GOVERNMENT AGENCY-BACKED
               MORTGAGE ISSUES 2.5%
             Federal Home Loan Mortgage Corporation (FHLMC)
               Participation Certificates:
          1    7.00%, 12/01/01                                         0
         76    7.75%, 7/01/09                                         75
             Federal Home Loan Mortgage Corporation (FHLMC)
               Real Estate Mortgage Investment Conduit (REMIC):
        508    Series 1022, Class J, 6.00%, 12/15/20                 477
          3    Series 1169, Class D, 7.00%, 5/15/21                    3
             Federal National Mortgage Association (FNMA)
               Real Estate Mortgage Investment Conduit (REMIC):
        473    Series 1991-63, Class G, 6.95%, 5/25/06               470
      3,600    Series 1996-W4, Class A4, 6.743%, 12/25/11          3,507
                                                            --------------
                                                                   4,532
                                                            --------------

             U.S. TREASURY OBLIGATIONS  23.3%
             U.S. Treasury Bonds,
     11,550    10.75%, 2/15/03                                    12,727
             U.S. Treasury Notes:
     10,150    6.625%, 3/31/02                                    10,131
     18,800    6.375%, 8/15/02                                    18,688
                                                            --------------
                                                                  41,546
                                                            --------------

             Total Long-Term Investments (Cost $174,674)         171,578
                                                            --------------

                     See notes to the financial statements.

SHORT-TERM BOND MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 NUMBER OF SHARES                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             SHORT-TERM INVESTMENTS  1.7%
             INVESTMENT COMPANIES  1.7%
         10  Financial Square Prime Obligation Fund                $  10
      2,979  Short-Term Investments Co. Liquid Assets Portfolio    2,979
                                                            --------------

             Total Short-Term Investments (Cost $2,989)            2,989
                                                            --------------

             Total Investments (Cost $177,663)  97.8%            174,567
                                                            --------------

             Other Assets, less Liabilities  2.2%                  3,943
                                                            --------------

             TOTAL NET ASSETS  100.0%                           $178,510
                                                            ==============
          <F1>Unregistered security

                     See notes to the financial statements.

INTERMEDIATE BOND MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             LONG-TERM INVESTMENTS  91.2%
             ASSET-BACKED SECURITIES  11.7%
             AUTO LOAN RECEIVABLES  0.8%
             Honda Auto Lease Trust,
    $ 3,000    Series 1999-A, Class A5, 6.65%, 7/15/05           $ 2,969
                                                            --------------

             CREDIT CARD RECEIVABLES  4.4%
             American Express Master Trust,
      2,000    Series 1994-2, Class A, 7.60%, 8/15/02              2,008
             Chemical Master Credit Card Trust,
        633    Series 1995-3, Class A, 6.23%, 8/15/02                619
             Citibank Credit Card Master Trust, Principal Only:
     11,900    Series 1996-1, Class A, 0.00%, 2/07/01             11,276
      1,875    Series 1997-6, Class A, 0.00%, 8/15/06              1,360
             Household Affinity Credit Card Master Trust I,
      1,925    Series 1993-2, Class A, 5.60%, 11/15/00             1,920
             Spiegel Credit Card Master Trust,
        158    Series 1994-B, Class A, 8.15%, 6/15/04                158
                                                            --------------
                                                                  17,341

             HOME EQUITY LOAN RECEIVABLES 6.5%
             Advanta Home Equity Loan Trust:
        559    Series 1993-1, Class A1, 5.95%, 3/25/09               536
        786    Series 1993-1, Class A2, 5.95%, 5/25/09               757
             AFC Home Equity Loan Trust:
      1,658    Series 1993-4, Class 1A, 5.80%, 2/26/24             1,588
      2,246    Series 1996-4, Class 1A7, 6.86%, 3/25/27            2,171
             Contimortgage Home Equity Loan Trust:
      5,000    Series 1997-4, Class A4, 6.30%, 7/15/12             4,961
      2,950    Series 1997-5, Class A5, 6.63%, 12/15/20            2,845
      1,000    Series 1997-2, Class A9, 7.09%, 4/15/28               976
      3,075    Series 1997-3, Class A9, 7.12%, 8/15/28             2,949
             Corestates Home Equity Trust,
        725    Series 1996-1, Class A3, 7.00%, 12/15/09              724
             Delta Funding Home Equity Loan Trust,
      2,000    Series 1997-4, Class A5F, 6.67%, 1/25/28            1,911
             EQCC Home Equity Loan Trust:
        277    Series 1994-4, Class A3, 8.68%, 10/15/08              278
        726    Series 1993-4, Class A, 5.725%, 12/15/08              706
        955    Series 1994-1, Class A, 5.80%, 3/15/09                927
      2,000    Series 1996-1, Class A4, 6.56%, 3/15/23             1,919
      2,000    Series 1997-1, Class A7, 7.12%, 5/15/28             1,974
             UCFC Home Equity Loan,
        889    Series 1995-C2, Class A6, 6.825%, 10/10/26            871
                                                            --------------
                                                                  26,093
                                                            --------------
             CORPORATE BONDS 36.6%
             ABN AMRO Bank Guarantee,
      1,600    7.25%, 5/31/05                                      1,569
             Aetna Services, Inc. Company Guarantee,
      3,000    6.75%, 8/15/01                                      2,964
             Aetna Services, Inc. Debentures,
      1,375    6.75%, 9/15/13                                      1,155

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             CORPORATE BONDS 36.6% (CONT.)
             Air 2 US,
    $ 1,000    10.127%, 10/01/20                                 $ 1,015
             American West Airlines, Pass-Thru Certificates,
      2,087    8.54%, 1/02/06 (Acquired 9/14/99, Cost $2,087)<F1>  2,051
             Amsouth Bancorp Subordinated Notes,
      1,500    7.75%, 5/15/04                                      1,484
             Associated P&C Holdings Senior Notes,
      1,500    6.75%, 7/15/03 (Acquired 9/03/99, Cost $1,431)<F1>  1,432
             AT&T Capital Corporation Company Guarantee:
      2,000    6.25%, 5/15/01                                      1,979
      1,075    6.75%, 2/04/02                                      1,061
             BankAmerica Corporation Subordinated Notes,
      2,000    10.00%, 2/01/03                                     2,112
             BankBoston Notes,
      1,450    6.375%, 4/15/08                                     1,330
             Bankers Trust - NY Subordinated Debentures,
      6,000    8.125%, 5/15/02                                     6,037
             Bank of Oklahoma Subordinated Notes,
      1,300    7.125%, 8/15/07                                     1,204
             Bear Stearns Company Senior Notes:
      2,000    9.375%, 6/01/01                                     2,035
        150    6.25%, 7/15/05                                        139
             Caterpillar, Inc. Sinking Fund Debentures,
      2,112    9.75%, 6/01/19                                      2,206
             Chase Manhattan Corp. Subordinated Notes,
      2,300    9.375%, 7/01/01                                     2,351
             Conectiv, Inc. Medium Term Notes,
      3,000    6.73%, 6/01/06                                      2,899
             Continental Airlines Inc. Pass-Thru Certificates,
      1,470    6.80%, 7/02/07                                      1,388
             Continental Bank N.A. Subordinated Notes,
      2,875    12.50%, 4/01/01                                     3,005
             Continental Cablevision, Inc. Debentures,
      4,525    9.50%, 8/01/13                                      4,848
             Dillard Investment Debentures,
      1,895    9.25%, 2/01/01                                      1,919
             Donaldson, Lufkin & Jenrette, Inc. Senior Notes,
      3,000    5.875%, 4/01/02                                     2,902
             Dynegy, Inc. Senior Notes,
      2,100    6.875%, 7/15/02                                     2,045
             Federal Express Corporation Notes,
      1,500    9.65%, 6/15/12                                      1,618
             Federal Express Sinking Fund Pass-Thru Certificates,
        793    7.89%, 9/23/08                                        770
             First Interstate Bancorp Subordinated Notes:
      2,350    10.875%, 4/15/01                                    2,424
        500    9.90%, 11/15/01                                       516
             First National Bank Omaha Subordinated Notes,
      1,600    7.32%, 12/01/10                                     1,476
             First USA Bank Senior Notes,
      1,000    5.85%, 2/22/01                                        989


                     See notes to the financial statements.

INTERMEDIATE BOND MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             CORPORATE BONDS 36.6% (CONT.)
             Ford Motor Credit Co. Notes:
     $2,575    8.20%, 2/15/02                                     $2,601
      1,000    9.03%, 12/30/09                                     1,036
             FPL Group Capital, Inc. Guaranteed Notes,
      1,500    7.625%, 9/15/06                                     1,479
             General Motors Acceptance Corp. Notes,
      1,000    9.625%, 12/15/01                                    1,032
             Georgia Pacific Corp. Debentures:
      1,150    9.50%, 12/01/11                                     1,219
        775    9.50%, 5/15/22                                        779
             Goldman Sachs Group Notes,
      5,000    6.25%, 2/01/03 (Acquired 2/01/96, Cost $4,988)<F1>  4,802
             Homeside, Inc. Senior Notes,
      1,000    11.25%, 5/15/03                                     1,089
             Lehman Brothers Holdings, Inc. Notes:
      1,500    6.65%, 11/08/00                                     1,496
      1,212    8.875%, 3/01/02                                     1,232
        800    8.75%, 5/15/02                                        812
      2,700    7.50%, 9/01/06                                      2,618
             Lehman Brothers, Inc. Debentures:
      1,000    6.125%, 2/01/01                                       989
      2,450    11.625%, 5/15/05                                    2,774
             Marlin Water Trust Senior Notes,
      2,492    7.09%, 12/15/01 (Acquired 12/08/98,
               Cost $2,492)<F1>                                    2,448
             The May Department Stores Debentures,
      2,000    9.875%, 6/15/21                                     2,127
             Merrill Lynch & Company Notes,
      7,000    5.75%, 11/04/02                                     6,703
             National Westminster Bank Debentures,
      1,700    9.375%, 11/15/03                                    1,779
             National Westminster Bank Subordinated Notes,
        700    9.45%, 5/01/01                                        714
             NCNB Corp. Subordinated Notes,
      2,380    10.20%, 7/15/15                                     2,834
             Newcourt Credit Group Notes:
      1,785    7.125%, 12/17/03 (Acquired 9/14/99, Cost $1,772)<F1>1,745
      1,800    6.875%, 2/16/05 (Acquired 3/16/99, Cost $1,032)<F1> 1,722
             News America Holdings Debentures,
        750    10.125%, 10/15/12                                     768
             Northwest Airlines Pass-Thru Certificates:
        831    8.13%, 2/01/14                                        774
        834    7.248%, 7/02/14                                       752
             Oneok, Inc. Notes,
      1,100    7.75%, 8/15/06                                      1,081
             Osprey Trust Secured Notes,
      2,300    8.31%, 1/15/03 (Acquired 9/16/99, Cost $2,300)<F1>  2,290
             Paine Webber Group, Inc. Notes:
      3,000    7.115%, 1/27/04                                     2,908
        500    8.875%, 3/15/05                                       511
             Principal Financial Group Senior Notes,
      4,500    8.20%, 8/15/09 (Acquired 8/18/99, Cost $4,486)<F1>  4,490

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             CORPORATE BONDS 36.6% (CONT.)
             PSI Energy, Inc. Debentures,
     $1,600    7.85%, 10/15/07                                  $  1,544
             JC Penney Company, Inc. Debentures:
      1,950    9.75%, 6/15/21                                      1,714
        875    8.25%, 8/15/22                                        710
             Rochester Telephone Corporation Debentures,
      1,100    9.00%, 8/15/21                                        936
             Salomon, Inc. Senior Notes,
      1,100    6.75%, 2/15/03                                      1,074
             Sears Roebuck Acceptance Corporation Notes,
      1,300    6.25%, 5/01/09                                      1,143
             Security Capital Group, Inc. Medium Term Notes,
      1,700    7.75%, 11/15/03                                     1,630
             Security Pacific Corp. Subordinated Notes,
      1,158    11.00%, 3/01/01                                     1,193
             Standard Federal Bancorp Medium Term Notes,
      2,155    7.75%, 7/17/06                                      2,109
             Toll Road Investors Debentures,
      4,800    0.00%, 2/15/04 (Acquired 4/23/99, Cost $3,591)<F1>  3,570
             Transamerica Finance Corporation Senior Notes,
      3,225    6.125%, 11/01/01                                    3,154
             United Airlines Pass-Thru Certificates,
      3,055    7.27%, 1/30/13                                      2,858
             United HealthCare Corporation Notes,
      5,000    6.60%, 12/01/03 (Acquired 11/19/98, Cost $4,989)<F1>4,778
             Westdeutsche Landesbank Subordinated Notes,
      3,000    6.75%, 6/15/05                                      2,862
                                                            --------------
                                                                 145,802
                                                            --------------
             MORTGAGE-BACKED SECURITIES  4.7%
             Advanta Mortgage Loan Trust,
      1,054    Series 1997-1, Class A5, 7.35%, 5/25/27             1,034
             AmResco Residential Securities Mortgage Loan,
      3,000    6.96%, 3/25/27                                      2,912
             Green Tree Financial Corporation Pass-Thru Certificates:
      1,072    Series 1994-4, Class A4, 7.95%, 7/15/19             1,077
      5,927    Series 1997-E, Class HEA6, 6.62%, 1/15/29           5,774
             MDC Asset Investors Trust,
               Real Estate Mortgage Investment Conduit (REMIC),
        452    Series VIII, Class 8, 7.75%, 9/25/17                  457
             Merrill Lynch Mortgage Investors,
      1,658    Series 1998-C1, Class A1, 6.31%, 11/15/26           1,589
             Prudential Securities Financial Asset Funding Corp.,
      1,292    Series 1993-8, Class A, 5.775%, 11/15/14            1,249
             Prudential Securities Secured Financing Corp.:
        949    Series 1993-1, Class A, 6.44%, 2/16/21                927
      1,473    Series 1994-5, Class A1, 5.66%, 5/25/25             1,390
             Residential Asset Securities Corporation,
      1,000    Series 1998-KS1, Class AI9, 6.445%, 3/25/28           934

                     See notes to the financial statements.

INTERMEDIATE BOND MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             MORTGAGE-BACKED SECURITIES  4.7% (CONT.)
             Salomon Brothers Mortgage Securities VI,
    $   800    Series 1986-1, Class A, 6.00%, 12/25/11            $  770
             Westam Mortgage Financial Corporation,
        557    Series 11, Class A, 6.36%, 8/26/20                    533
                                                            --------------
                                                                  18,646
                                                            --------------
             INTERNATIONAL/YANKEE (U.S. $ DENOMINATED)  8.6%
             AT&T Canada, Inc. Senior Notes:
      2,000    9.95%, 6/15/08                                      1,574
      2,000    10.625%, 11/01/08                                   2,218
             Banco Santander-Chile Notes,
      3,450    6.50%, 11/01/05                                     3,286
             British Sky Broadcasting Subordinated Debentures,
      1,130    6.875%, 2/23/09                                       988
             Corp Andina De Fomento Notes,
        750    7.75%, 3/01/04                                        737
             Dresdner Bank Subordinated Debentures,
        650    7.25%, 9/15/15                                        593
             Ford Capital BV Debentures:
        175    9.875%, 5/15/02                                       182
        600    9.50%, 6/01/10                                        649
             Hydro-Quebec Corporation Debentures,
      2,250    11.75%, 2/01/12                                     2,931
             Korea Development Bank Bonds:
      1,300    6.25%, 5/01/00                                      1,300
      1,075    7.125%, 9/17/01                                     1,063
             Korea Electric Power Debentures:
      3,000    8.00%, 7/01/02                                      2,959
        820    7.75%, 4/01/13                                        746
        750    6.75%, 8/01/27                                        698
             Midland Bank PLC Subordinated Notes,
      4,225    6.95%, 3/15/11                                      3,891
             National Bank of Hungary Debentures,
      1,350    8.875%, 11/01/13                                    1,393
             Norsk Hydro A/S Debentures,
      1,350    9.00%, 4/15/12                                      1,445
             Pohang Iron & Steel Notes,
        875    7.125%, 7/15/04                                       827
             Sumitomo Bank International Notes,
      1,600    9.55%, 7/15/00                                      1,598
             Sanwa Bank Ltd. Subordinated Notes,
      2,000    8.35%, 7/15/09                                      1,976
             Union Camp Corp. Debentures,
        659    10.00%, 5/01/19                                       682
             Wharf Capital International Ltd. Notes:
        800    8.875%, 11/01/04                                      804
      1,725    7.625%, 3/13/07                                     1,602
                                                          --------------
                                                                  34,142

 PRINCIPAL AMOUNT                                          MARKET VALUE
  (IN THOUSANDS)                                          (IN THOUSANDS)
 ----------------                                         ---------------
             U.S. GOVERNMENT AGENCY-BACKED
               MORTGAGE ISSUES  0.6%
             Federal Home Loan Mortgage Corporation (FHLMC)
               Real Estate Mortgage Investment Conduit (REMIC):
     $  299    Series 1551, Class E, 6.50%, 9/15/07               $  297
        364    Series 1167, Class E, 7.50%, 11/15/21                 359
      1,099    Series 1286, Class A, 6.00%, 5/15/22                1,034
             Federal National Mortgage Association (FNMA)
               Real Estate Mortgage Investment Conduit (REMIC):
        522    Series 1992-103, Class L, 7.50%, 11/25/02             523
        223    Series 1990-89, Class K, 6.50%, 7/25/20               213
                                                            --------------
                                                                   2,426
                                                            --------------
             U.S. TREASURY OBLIGATIONS  29.0%
             U.S. Treasury Bonds:
     10,000    13.75%, 8/15/04                                    12,600
     23,600    10.75%, 8/15/05                                    27,929
             U.S. Treasury Strips, Principal Only:
     60,900    0.00%, 11/15/04                                    45,216
     42,000    0.00%, 8/15/05                                     29,696
                                                            --------------
                                                                 115,441
                                                            --------------
             Total Long-Term Investments (Cost $372,075)         362,860
                                                            --------------


   NUMBER
  OF SHARES
(IN THOUSANDS)
--------------
             SHORT-TERM INVESTMENTS 5.3%
             INVESTMENT COMPANIES  5.3%
      6,205  Financial Square Prime Obligation Fund                6,205
     15,057  Short-Term Investments Co. Liquid Assets Portfolio   15,057
                                                            --------------
             Total Short-Term Investments (Cost $21,262)          21,262
                                                            --------------
             Total Investments (Cost $393,337)  96.5%            384,122
                                                            --------------
             Other Assets, less Liabilities  3.5%                 13,926
                                                            --------------
             TOTAL NET ASSETS  100.0%                          $ 398,048
                                                            ==============

          <F1>Unregistered security

TAX-EXEMPT INTERMEDIATE BOND FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             GENERAL OBLIGATION  7.7%
             Elgin, Illinois,
    $ 2,990    7.25%, 1/01/04                                    $ 3,204
             Lake County, Illinois, School District 112,
      1,415    9.00%, 12/01/05                                     1,674
             Washington State,
      1,500    6.30%, 9/01/02                                      1,542
                                                            --------------

             Total General Obligation (Cost $6,548)                6,420
                                                            --------------

             REVENUE BONDS  1.7%
             Utilities  1.7%
             Scottsdale, Arizona Water and Sewer,
      1,290    7.00%, 7/01/06                                      1,423
                                                            --------------

             Total Revenue Bonds (Cost $1,484)                     1,423
                                                            --------------

             PREREFUNDED AND ESCROWED
               TO MATURITY  67.0%
             Alaska State Housing Finance Corporation,
      1,465    6.375%, 12/01/12, Prerefunded 12/01/02              1,536
             Anniston, Alabama Regional Medical Center Board Project,
      1,400    8.00%, 7/01/11, Escrowed to Maturity                1,679
             Arizona State Municipal Funding Program,
      1,500    8.75%, 8/01/07, Escrowed to Maturity                1,826
             Arizona Health Facilities Hospital Revenue,
      1,870    7.25%, 11/01/14, Prerefunded 11/01/03               2,023
             Cherokee County, Oklahoma,
      1,340    0.00%, 11/01/11, Escrowed to Maturity                 710
             Cleveland, Ohio Parking Facilities Revenue,
      1,125    8.10%, 9/15/22, Prerefunded 9/15/02                 1,223
             Delaware State Economic Development Authority,
               First Mortgage; Gilpin Hall Project
      2,800    7.625%, 7/01/25, Prerefunded 7/01/05                3,162
             Delaware State Health Facilities Authority Revenue,
      1,265    7.00%, 10/01/15, Prerefunded to Various Dates       1,357
             Detroit, Michigan Water Supply System,
      1,000    6.25%, 7/01/12, Prerefunded 7/01/02                 1,041
             Emporia, Kansas Sewer System,
      1,165    6.25%, 11/15/07, Escrowed to Maturity               1,266
             Farmington, New Mexico Power Revenue Bonds,
      2,645    9.875%, 1/01/13, Prerefunded 7/01/05                3,157
             Fruita, Colorado, Escrowed to Maturity,
        490    9.25%, 4/01/03                                        537
             Fulco, Georgia Hospital Authority Anticipation Certificates,
      1,090    6.25%, 9/01/13, Prerefunded 9/01/02                 1,140
             Granite, Illinois Single Family Mortgage Revenue,
        965    7.75%, 10/01/11, Escrowed to Maturity               1,098
             Hazleton, Pennsylvania, Health Services Authority,
      1,000    8.38%, 7/01/12, Prerefunded 1/01/03                 1,098
             Hodgkins, Illinois,
      1,200    9.50%, 12/01/09, Prerefunded 12/01/01               1,318

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             PREREFUNDED AND ESCROWED
               TO MATURITY  67.0% (cont.)
             Houston, Texas Airport Systems Revenue,
     $  950    8.20%, 7/01/05, Escrowed to Maturity            $   1,042
             Illinois Health Facilities Authority Revenue,
               Memorial Hospital,
      1,000    7.25%, 5/01/22, Prerefunded 5/01/02                 1,063
             Illinois Health Facilities Authority Revenue,
               Evangelical - A
      1,320    6.75%, 4/15/12, Escrowed to Maturity                1,443
             Kentucky State Turnpike Authority Revenue,
      1,400    7.20%, 7/01/09, Escrowed to Maturity                1,522
             Louisiana Public Facilities Authority Hospital Revenue,
      1,915    7.25%, 10/01/22, Prerefunded 10/01/02               2,048
             Louisville, Kentucky Water & Sewer Revenue,
      1,250    6.00%, 11/15/07, Escrowed to Maturity               1,318
             Loveland, Colorado, Water Utility Improvements,
      1,365    8.875%, 11/01/05, Escrowed to Maturity              1,561
             Metropolitan Government Nashville & Davidson County,
               Tennessee Water & Sewer,
      5,000    0.00%, 12/01/13, Prerefunded 12/01/02               1,396
             Minneapolis, Minnesota Hospital and Rehabilitation,
               St. Mary's Hospital,
      1,255    10.00%, 6/01/13, Escrowed to Maturity               1,634
             New Jersey State Turnpike Authority Revenue,
        820    6.75%, 1/01/09, Escrowed to Maturity                  885
             Peninsula Ports Authority Virginia Health Care Facilities -
               Mary Immaculate Project,
      2,000    7.00%, 8/01/17, Prerefunded to 8/01/04 & 8/01/06    2,091
             Philadelphia Hospitals Authority Revenue,
      1,150    9.875%, 7/01/10, Prerefunded 7/01/05                1,394
             Phoenix, Arizona Street & Highway Users, Partially
               Prerefunded 7/01/02, Remainder Escrowed to Maturity:
      1,000    6.50%, 7/01/09                                      1,049
      4,700    6.25%, 7/01/11                                      4,834
             Regional Transportation Authority, Illinois Series B,
      1,000    6.00%, 6/01/07, Prerefunded 6/01/04                 1,053
             San Marcos, California Certificates of Participation,
      1,085    0.00%, 2/15/06, Escrowed to Maturity                  808
             St. Paul, Minnesota, Port Authority Hotel,
      2,335    8.05%, 8/01/21, Prerefunded 8/01/08                 2,757
             Tulsa County, Oklahoma Home Finance Authority Single
               Family Mortgage Revenue,
      1,710    6.90%, 8/01/10, Escrowed to Maturity                1,908
             University of Illinois,
      1,005    6.10%, 10/01/03, Escrowed to Maturity               1,042
             Wausau, Wisconsin School District,
      1,000    6.50%, 4/01/10, Prerefunded 4/01/02                 1,029
                                                            --------------
             Total Prerefunded and Escrowed to Maturity
                (Cost $57,552)                                    56,048
                                                            --------------

                     See notes to the financial statements.

TAX-EXEMPT INTERMEDIATE BOND FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             INSURED BONDS  15.5%
             EDUCATION  2.6%
             Cook County, Illinois Niles Twp. School District,
    $ 1,560    0.00%, 12/01/07                                   $ 1,038
             Cook County, Illinois Cicero School District,
      1,000    8.50%, 12/01/04                                     1,136
                                                            --------------
                                                                   2,174
                                                            --------------
             ELECTRIC  2.6%
             Springfield, Illinois Electric Revenue:
      1,000    6.00%, 3/01/04                                      1,033
      1,050    6.00%, 3/01/06                                      1,097
                                                            --------------
                                                                   2,130
                                                            --------------
             GENERAL OBLIGATION  7.8%
             Amarillo, Texas Independent School District,
      1,035    7.00%, 2/01/06                                      1,131
             Bolingbrook, Illinois, Principal Only,
      1,080    0.00%, 1/01/05                                        845
             Chicago, Illinois,
        675    11.60%, 1/01/01                                       706
             Maricopa County, Arizona Elementary School District,
               No. 068, Alhambra,
      2,500    5.625%, 7/01/13, Partially Prerefunded              2,547
             Will County, Illinois Community School District #365,
      1,685    0.00%, 11/01/05                                     1,253
                                                            --------------
                                                                   6,482
                                                            --------------
             PUBLIC FACILITIES & IMPROVEMENTS  2.5%
             Illinois State Certificates of Participation,
      1,000    6.00%, 7/01/06                                      1,045
             Texas State Turnpike Authority, Dallas,
      1,000    6.50%, 1/01/08                                      1,079
                                                            --------------
                                                                   2,124
                                                            --------------
             Total Insured Municipal Bonds (Cost $13,176)         12,910
                                                            --------------

 NUMBER OF SHARES                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             INVESTMENT COMPANIES  6.4%
      1,584  Financial Square Tax-Exempt                        $  1,584
      3,793  Tax Free Investment Trust                             3,793
                                                            --------------

             Total Investment Companies (Cost $5,377)              5,377
                                                            --------------

             Total Investments (Cost $84,137) 98.3%               82,178
                                                            --------------

             Other Assets, less Liabilities 1.7%                   1,423
                                                            --------------

             TOTAL NET ASSETS  100.0%                            $83,601
                                                            ==============

                     See notes to the financial statements.

BOND IMMDEX(TM) FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             LONG-TERM INVESTMENTS  96.0%
             ASSET-BACKED SECURITIES  3.3%
             CREDIT CARD RECEIVABLES  2.2%
             Chemical Master Credit Card Trust,
    $ 1,520    Series 1995-3, Class A, 6.23%, 4/15/05           $  1,486
             Citibank Credit Card Master Trust I, Principal Only:
      3,465    Series 1996-1, Class A, 0.00%, 2/07/01              3,283
      5,000    Series 1997-6, Class A, 0.00%, 8/15/06              3,628
             Household Affinity Credit Card Master Trust I,
      2,188    Series 1993-2, Class A, 5.60%, 11/15/00             2,181
             Sears Credit Account Master Trust,
        638    Series 1995-2, Class A, 8.10%, 1/15/01                641
                                                            --------------
                                                                  11,219
                                                            --------------
             HOME EQUITY LOAN RECEIVABLES  1.1%
             Contimortgage Home Equity Loan Trust:
      1,050    Series 1998-1, Class A6, 6.58%, 12/15/18            1,012
      3,000    Series 1997-3, Class A8, 7.58%, 8/15/28             2,913
             Delta Funding Home Equity Loan Trust,
      2,000    Series 1997-3, Class A6F, 6.86%, 10/25/28           1,938
                                                            --------------
                                                                   5,863
                                                            --------------
             CORPORATE BONDS  45.0%
             Aetna Services, Inc. Debentures,
      1,800    6.75%, 9/15/13                                      1,512
             Air 2 US Bonds:
      1,000    10.127%, 10/01/20 (Acquired, Cost $1,034)<F1>       1,015
      5,000    8.63%, 11/01/20 (Acquired 10/31/99, Cost $5,000)<F1>4,925
             Alabama Power Company First Mortgage Bond,
      1,000    9.00%, 12/01/24                                     1,027
             American Airline Equipment Pass-Thru Certificates,
      1,500    10.21%, 1/01/10                                     1,652
             America West Airlines Pass-Thru Certificates:
      2,755    8.54%, 1/02/06 (Acquired 9/14/99, Cost $2,775)<F1>  2,707
      2,931    7.93%, 1/02/19 (Acquired 9/14/99, Cost $2,931)<F1>  2,917
             Associated P&C Holdings Senior Notes,
      4,895    6.75%, 7/15/03 (Acquired 11/5/98, Cost $4,793)<F1>  4,672
             BankAmerica Corporation Subordinated Notes,
      3,539    10.00%, 2/01/03                                     3,737
             BankBoston Notes,
      2,500    6.375%, 4/15/08                                     2,293
             Barclays North American Capital Corp. Debentures,
        925    9.75%, 5/15/21                                        983
             Conectiv, Inc. Medium Term Notes,
      3,000    6.73%, 6/01/06                                      2,899
             Continental Airlines, Inc. Pass-Thru Certificates,
      2,594    6.80%, 7/02/07                                      2,449
             Continental Bank Subordinated Notes,
      1,963    12.50%, 4/01/01                                     2,052
             Continental Cablevision, Inc. Debentures,
      8,200    9.50%, 8/01/13                                      8,785

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             CORPORATE BONDS  45.0% (CONT.)
             CSX Corporation Medium Term Notes,
    $ 3,000    5.85%, 12/01/03                                   $ 2,790
             Duty Free International, Inc. Notes,
      6,450    7.00%, 1/15/04                                      6,316
             Dynegy Inc. Senior Notes,
      2,600    7.45%, 7/15/06                                      2,485
             Federal Express Corporation Notes,
      4,400    9.65%, 6/15/12                                      4,745
             First National Bank Chicago Debentures,
      1,350    8.08%, 1/05/18                                      1,375
             First National Bank Omaha Subordinated Notes,
      3,100    7.32%, 12/01/10                                     2,859
             First Union Corporation Subordinated Notes,
      3,000    8.125%, 6/24/02                                     3,024
             First USA Bank Notes,
      1,125    5.85%, 2/22/01                                      1,113
             Ford Motor Company Debentures:
      2,934    9.215%, 9/15/21                                     3,267
      1,000    8.875%, 11/15/22                                    1,044
             Geico Corporation Debentures,
      2,000    9.15%, 9/15/21                                      2,103
             General Motors Acceptance Corp. Notes,
      2,694    9.625%, 12/15/01                                    2,780
             Georgia Pacific Corp. Debentures:
      1,511    9.50%, 12/01/11                                     1,602
      4,605    9.875%, 11/01/21                                    4,699
        975    9.50%, 5/15/22                                        980
             Goldman Sachs Group Notes,
     10,000    6.25%, 2/01/03 (Acquired 2/01/96; Cost $9,974)<F1>  9,604
             GTE North, Inc. Debentures,
      1,100    9.60%, 1/01/21                                      1,145
             Harris Bankcorp Subordinated Notes,
      1,065    9.375%, 6/01/01                                     1,085
             Lehman Brothers Holdings, Inc. Notes:
      3,825    6.65%, 11/08/00                                     3,815
      5,000    7.50%, 9/01/06                                      4,848
             Lehman Brothers Holdings, Inc. Senior Notes,
      1,500    8.75%, 5/15/02                                      1,523
             Lehman Brothers, Inc. Debentures:
      2,365    9.875%, 10/15/00                                    2,397
      2,620    11.625%, 5/15/05                                    2,966
             Marlin Water Trust Senior Notes,
      6,053    7.09%, 12/15/01 (Acquired 12/8/98, Cost $6,039)<F1> 5,947
             The May Department Stores Company Debentures,
      1,725    9.875%, 6/15/21                                     1,834
             Merrill Lynch & Co. Medium Term Notes,
      5,000    5.88%, 1/15/04                                      4,695
             National Westminster Bancorp, Inc. Debentures,
      1,000    9.375%, 11/15/03                                    1,047

                     See notes to the financial statements.

BOND IMMDEX(TM) FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             CORPORATE BONDS  45.0% (CONT.)
             NCNB Corp. Subordinated Notes,
    $ 5,155    10.20%, 7/15/15                                   $ 6,138
             Newcourt Credit Group Notes,
      6,490    6.875%, 2/16/05 (Acquired 3/16/99, Cost $6,587)<F1> 6,210
             News America Holdings Debentures,
      2,200    10.125%, 10/15/12                                   2,252
             Northwest Airlines Corp. Pass-Thru Certificates,
      7,025    7.248%, 7/02/14                                     6,336
             Old Dominion Electric Co-op First Mortgage,
      6,850    8.76%, 12/01/22                                     7,080
             Osprey Trust Secured Notes,
      3,750    8.31%, 1/15/03 (Acquired 9/16/99, Cost $3,750)<F1>  3,734
             Paine Webber Group, Inc. Notes:
      2,500    6.45%, 12/01/03                                     2,370
      2,450    6.73%, 1/20/04                                      2,345
      1,540    8.875%, 3/15/05                                     1,574
             Parker Hannifin Debentures,
        400    9.75%, 2/15/21                                        420
             Principal Financial Group Senior Notes,
      7,000    8.20%, 8/15/09 (Acquired 8/18/99, Cost $6,979)<F1>  6,984
             PSIEnergy, Inc. Debentures,
      3,100    7.85%, 10/15/07                                     2,992
             JC Penney Company, Inc. Debentures:
      4,000    9.75%, 6/15/21                                      3,516
      1,000    8.25%, 8/15/22                                        811
             Salomon, Inc. Notes,
      3,450    7.00%, 6/15/03                                      3,383
             Salomon, Inc. Senior Notes,
      2,100    6.75%, 2/15/03                                      2,051
             Security Capital Group, Inc. Medium Term Notes,
      2,850    7.75%, 11/15/03                                     2,733
             Sprint Capital Corporation Company Guarantee,
      5,250    5.70%, 11/15/03                                     4,951
             Sun Co., Inc. Debentures,
      2,802    9.375%, 6/01/16                                     2,883
             Tenneco, Inc. Debentures,
      3,150    7.95%, 12/15/25                                     2,904
             Time Warner, Inc. Debentures,
      2,200    9.125%, 1/15/13                                     2,357
             Toll Road Investors Debentures:
      5,800    0.00%, 2/15/04 (Acquired 4/23/99, Cost $4,339)<F1>  4,314
      1,000    0.00%, 2/15/05 (Acquired 5/21/99, Cost $705)<F1>      687
             Transamerica Finance Corporation Senior Notes,
      5,675    6.125%, 11/01/01                                    5,550
             Union Camp Corp. Debentures,
        111    10.00%, 5/01/19                                       115
             United HealthCare Corporation Notes,
     10,000    6.60%, 12/01/03 (Acquired 11/19/98, Cost $9,977)<F1>9,556
             U.S. West Communications Debentures,
      1,000    8.875%, 6/01/31                                     1,010

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             CORPORATE BONDS  45.0% (CONT.)
             Utilicorp United Inc. Senior Notes,
    $ 3,000    7.625%, 11/15/09                                  $ 2,850
             Western National Corporation Senior Notes,
      2,456    7.125%, 2/15/04                                     2,388
             Williams Companies, Inc. Notes,
      2,675    7.625%, 7/15/19                                     2,491
             Wisconsin Public Service First Mortgage,
      2,000    8.80%, 9/01/21                                      2,053
                                                            --------------
                                                                 230,751
                                                            --------------
             Mortgage-Backed Securities 1.2%
             Amresco Residential Securities Mortgage Loan,
      4,925    Series 1997-3, Class A9, 6.96%, 3/25/27             4,780
             Merrill Lynch Mortgage Investors Inc.,
      1,132    Series 1998, Class 1, 6.31%, 11/15/26               1,085
             Prudential Securities Secured Financing Corp.,
        281    Series 1993-1, Class A, 6.44%, 2/16/21                274
                                                            --------------
                                                                   6,139
                                                            --------------
             INTERNATIONAL/YANKEE (U.S. $ DENOMINATED)  14.4%
             AT&T Canada, Inc. Senior Notes,
      1,000    10.625%, 11/01/08                                   1,109
             Banco Santander-Chile Notes,
      4,925    6.50%, 11/01/05                                     4,691
             British Sky Broadcasting Company Guarantee,
      5,000    6.875%, 2/23/09                                     4,370
             Dresdner Bank Subordinated Debentures,
      3,500    7.25%, 9/15/15                                      3,196
             Ford Capital BV Debentures,
        560    9.875%, 5/15/02                                       581
             Ford Capital BV Notes:
      4,025    9.375%, 5/15/01                                     4,103
      1,400    9.50%, 6/01/10                                      1,514
             Household Netherlands BV Company Guarantee,
     10,000    6.20%, 12/01/03                                     9,547
             Hydro-Quebec Corporation Debentures:
      3,500    11.75%, 2/01/12                                     4,559
        750    9.75%, 1/15/18                                        783
             Korea Development Bank Bonds:
      2,300    7.125%, 9/17/01                                     2,273
      3,600    7.90%, 2/01/02                                      3,583
             Korea Electric Power Debentures:
      2,020    7.75%, 4/01/13                                      1,838
      1,400    6.75%, 8/01/27                                      1,303
             Midland Bank PLC Subordinated Notes,
      5,000    6.95%, 3/15/11                                      4,605
             National Bank of Hungary Debentures,
      2,490    8.875%, 11/01/13                                    2,570
             Newfoundland (Province of) Canada,
      1,975    10.00%, 12/01/20                                    2,387


                     See notes to the financial statements.

BOND IMMDEX(TM) FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             INTERNATIONAL/YANKEE
               (U.S. $ DENOMINATED)  14.4% (CONT.)
             Norsk Hydro A/S Debentures,
     $2,900    9.00%, 4/15/12                                    $ 3,104
             Pohang Iron & Steel Notes,
      1,575    7.125%, 7/15/04                                     1,488
             Sanwa Bank Ltd. Subordinated Notes,
      5,000    8.35%, 7/15/09                                      4,939
             Stagecoach Holdings PLC Notes,
      2,500    8.625%, 11/15/09                                    2,038
             Sumitomo Bank International Guaranteed Notes,
      3,000    8.50%, 6/15/09                                      2,991
             Sweden (Kingdom of) Debentures,
      1,100    11.125%, 6/01/15                                    1,424
             Wharf Capital International Ltd. Notes:
      2,700    8.875%, 11/01/04                                    2,715
      2,675    7.625%, 3/13/07                                     2,484
                                                            --------------
                                                                  74,195
                                                            --------------
             U.S. GOVERNMENT AGENCY-BACKED
               MORTGAGE ISSUES  5.1%
             Federal Home Loan Bank (FHLB),
      1,500    6.365%, 11/05/07                                    1,417
             Federal Home Loan Mortgage Corporation (FHLMC),
         59    Participation Certificates, 7.50%, 4/01/07             58
             Federal Home Loan Mortgage Corporation (FHLMC)
               Real Estate Mortgage Investment Conduit (REMIC):
        290    Series 6, Class C, 9.05%, 6/15/19                     298
        515    Series 1022, Class J, 6.00%, 12/15/20                 483
         12    Series 1169, Class D, 7.00%, 5/15/21                   12
      1,448    Series 162, Class F, 7.00%, 5/15/21                 1,403
      1,207    Series 1118, Class Z, 8.25%, 7/15/21                1,219
      1,035    Series 188, Class H, 7.00%, 9/15/21                 1,003
        645    Series 1201, Class E, 7.40%, 12/15/21                 642
      1,177    Series 1790-A, Class A, 7.00%, 4/15/22              1,155
             Federal National Mortgage Association (FNMA),
      2,090    6.21%, 11/07/07                                     1,956
             Federal National Mortgage Association (FNMA),
               Participation Certificates:
        238    Series 317, 7.50%, 8/01/07                            236
         75    Series 1464, 7.75%, 6/01/08                            75
             Federal National Mortgage Association (FNMA)
               Real Estate Mortgage Investment Conduit (REMIC):
          0    Series 1992-29, Class K, 77.917%, 11/25/00              0
         13    Series 1992-145, Class N, 10.06%, 1/25/06             235
        588    Series 1988-24, Class G, 7.00%, 10/25/18              570
        583    Series 1989-44, Class H, 9.00%, 7/25/19               599
        136    Series 1989-90, Class E, 8.70%, 12/25/19              139
        606    Series 1990-30, Class E, 6.50%, 3/25/20               576
        565    Series 1990-61, Class H, 7.00%, 6/25/20               549

 PRINCIPAL AMOUNT                                            MARKET VALUE
  (IN THOUSANDS)                                            (IN THOUSANDS)
 ----------------                                           --------------
             U.S. GOVERNMENT AGENCY-BACKED
               MORTGAGE ISSUES  5.1% (CONT.)
             Federal National Mortgage Association (FNMA) Real Estate Mortgage
               Investment Conduit (REMIC) (cont.):

     $  335    Series 1990-72, Class B, 9.00%, 7/25/20          $    344
        445    Series 1990-102, Class J, 6.50%, 8/25/20              425
      2,139    Series 1990-105, Class J, 6.50%, 9/25/20            2,038
        371    Series 1990-106, Class J, 8.50%, 9/25/20              377
      1,888    Series 1991-56, Class M, 6.75%, 6/25/21             1,823
      2,840    Series 1991-134, Class Z, 7.00%, 10/25/21           2,745
        804    Series 1992-120, Class C, 6.50%, 7/25/22              771
             FDIC REMIC Trust,
      5,341    Series 1996-C1, Class 1A, 6.75%, 5/25/26            5,214
                                                            --------------
                                                                  26,362
                                                            --------------
             U.S. TREASURY OBLIGATIONS  26.8%
             U.S. Treasury Bonds:
     16,050    9.875%, 11/15/15                                   21,587
     71,180    9.25%, 2/15/16                                     91,666
             U.S. Treasury Notes,
     24,325    6.625%, 5/15/07                                    24,297
                                                            --------------
                                                                 137,550
                                                            --------------
             Total Long-Term Investments (Cost $494,935)         492,079
                                                            --------------

    NUMBER
   OF SHARES
(IN THOUSANDS)
--------------

             SHORT-TERM INVESTMENTS  0.8%
             INVESTMENT COMPANIES  0.8%
      3,960  Short-Term Investments Co. Liquid Assets Portfolio    3,960
                                                            --------------

             Total Short-Term Investments (Cost $3,960)            3,960
                                                            --------------

             Total Investments (Cost $498,895) 96.8%             496,039
                                                            --------------

             Other Assets, less Liabilities 3.2%                  16,762
                                                            --------------

             TOTAL NET ASSETS  100.0%                           $512,801
                                                            ==============

           <F1>Unregistered security

                     See notes to the financial statements.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                                                                       June 2000

DEAR SHAREHOLDER:

INVESTMENT REVIEW

Money market funds generated strong returns over the past six months as commercial paper interest rates rose from approximately 5.80% in October of 1999 to 6.20% in April of 2000. Additionally, the Federal Reserve raised the Federal Funds rate by .25% on February 2, 2000 and again on March 21, 2000. The Firstar money market funds were managed with slightly shorter maturities versus their respective benchmarks over the last six months.

Firstar money market funds are managed with quality and safety of principal as our primary goals. All securities purchased by the Funds must meet our own internal high standards for representing minimal credit risk as well as the strict guidelines set by the Securities and Exchange Commission ("SEC"). Our credit research team closely monitors all investments to ensure quality standards are met.

                         MONEY MARKET FUNDS 7-DAY YIELD

PERIOD ENDED APRIL 30, 2000

                               INSTITUTIONAL                TAX-EXEMPT              U.S. GOVERNMENT            U.S. TREASURY
      MONEY MARKET              MONEY MARKET               MONEY MARKET               MONEY MARKET              MONEY MARKET
          FUND<F1>                  FUND<F1>                  FUND<F1>                    FUND<F1>                  FUND<F1>
------------------------  ------------------------   ------------------------   ------------------------   ------------------------
 CURRENT       EFFECTIVE   CURRENT      EFFECTIVE      CURRENT     EFFECTIVE     CURRENT      EFFECTIVE      CURRENT     EFFECTIVE
----------    ----------  ----------    ----------   ----------    ----------   ----------    ----------   ----------    ----------
      5.41%         5.56%       5.76%         5.93%        3.78%         3.85%        5.33%         5.47%        5.05%         5.18%


<F1>After fee waivers. Had fees not been waived, current and effective yields would have been 5.18% and 5.33% for the Money Market Fund, 5.52% and 5.69% for the
Institutional Money Market Fund and 5.13% and 5.27% for the U.S. Government
Money Market Fund. Reflects past performance; yields will vary. An investment in any one of the Firstar Money Market Funds is neither insured nor guaranteed by the U.S. Government. Although the money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds.

Current yield refers to income earned by a fund's investments over a 7-day period. It is then annualized and stated as a percentage of the investment.
Effective yield is the same as current yield except that it assumes the income earned by an investment in a fund will be reinvested.


                  FIRSTAR MONEY MARKET FUNDS YIELD COMPARISONS<F1>



                                                                                                             FIRSTAR
                                                                              FIRSTAR          IBC'S        TAX-EXEMPT
                               IBC'S           FIRSTAR          IBC'S           TAX-           MONEY          MONEY
              FIRSTAR        MONEY FUND     INSTITUTIONAL   INSTITUTIONAL      EXEMPT           FUND        MARKET TAX
               MONEY        AVERAGE (TM)/       MONEY       AVERAGE (TM)/      MONEY        AVERAGE (TM)/   EQUIVALENT
               MARKET        ALL TAXABLE       MARKET        ALL TAXABLE       MARKET       ALL TAX-FREE      YIELD<F2>
            ------------    ------------    ------------    ------------    ------------    ------------    ------------
2000
April ...           5.41%           5.46%           5.71%           5.62%           3.28%           3.37%           5.13%
March ...           5.25%           5.32%           5.63%           5.48%           3.09%           3.11%           4.83%
February            5.19%           5.22%           5.59%           5.37%           2.83%           2.93%           4.42%
January .           5.10%           5.11%           5.47%           5.24%           3.10%           2.86%           4.84%

1999
December            5.19%           5.06%           5.50%           5.20%           3.09%           3.23%           4.83%
November            4.92%           4.92%           5.31%           5.06%           2.82%           3.02%           4.41%
October .           4.79%           4.77%           5.12%           4.91%           2.67%           2.81%           4.17%
September           4.60%           4.69%           4.95%           4.85%           2.67%           2.80%           4.17%
August ..           4.42%           4.55%           4.79%           4.70%           2.47%           2.59%           3.86%
July ....           4.30%           4.45%           4.69%           4.61%           2.43%           2.50%           3.80%
June ....           4.22%           4.32%           4.58%           4.47%           2.57%           2.69%           4.02%
May .....           4.18%           4.29%           4.54%           4.46%           2.70%           2.83%           4.22%
                 IBC'S
                 MONEY
                  FUND                                                          IBC'S
              AVERAGE (TM/)     FIRSTAR          IBC'S          FIRSTAR         MONEY
              ALL TAX-FREE        U.S.           MONEY            U.S.           FUND
                  TAX            GOV'T           FUND          TREASURY       AVERGAE (TM)/
               EQUIVALENT        MONEY        AVERAGE (TM)/      MONEY            U.S.
                 YIELD<F2>       MARKET          GOV'T           MARKET        TREASURY
              ------------    ------------    ------------    ------------    ------------
2000
April ...             5.31%           5.25%           5.28%           5.01%           5.13%
March ...             4.86%           5.10%           5.14%           4.92%           5.00%
February              4.55%           4.89%           5.01%           4.70%           4.79%
January .             4.41%           4.69%           4.76%           4.58%           4.64%

1999
December              4.88%           4.75%           4.76%           4.38%           4.57%
November              4.70%           4.56%           4.67%           4.27%           4.39%
October .             4.38%           4.50%           4.52%           4.11%           4.25%
September             4.30%           4.50%           4.49%           4.15%           4.25%
August ..             4.05%           4.39%           4.35%           4.01%           4.12%
July ....             3.91%           4.28%           4.25%           3.96%           4.04%
June ....             4.20%           4.08%           4.13%           3.85%           3.98%
May .....             4.42%           4.09%           4.12%           3.81%           3.93%

<F1>After fee waivers. Had fees not been waived, performance would be reduced.
    Reflects past performance; yield will vary. An investment in any one of the Firstar Money Market Funds is neither insured nor guaranteed by the U.S. Government nor is there any assurance the Funds will be able to maintain a stable net asset value of $1.00 per share.

<F2>Assumes a 36% tax bracket.

                          LOOKING AHEAD - THE FORECAST

Looking ahead, we expect further increases in short-term interest rates as the Federal Reserve continues to fight inflationary concerns in the economy. We anticipate maintaining average maturities in the Firstar money market funds that are consistent with their respective benchmarks. As always, our goal is to maintain the high credit quality of the Funds while closely monitoring corporate credit quality.

We continue to pride ourselves on meeting three important objectives for our money market shareowners: PRESERVATION OF PRINCIPAL, LIQUIDITY AND COMPETITIVE INVESTMENT INCOME. We believe these principles, combined with a disciplined approach to quality, continue to be appropriate for our money market investors.

Your continued support in the Firstar money market funds is greatly appreciated.

Carl J. Smith
Margaret Radske
Anne Lamphere
Portfolio Managers
Firstar Investment Research & Management Company, LLC (FIRMCO)

STATEMENT OF ASSETS AND LIABILITIES
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
APRIL 30, 2000
(UNAUDITED)

                                                                                                       U.S.              U.S.
                                                                 INSTITUTIONAL     TAX-EXEMPT      GOVERNMENT          TREASURY
                                                    MONEY           MONEY             MONEY           MONEY              MONEY
                                                 MARKET FUND      MARKET FUND      MARKET FUND     MARKET FUND        MARKET FUND
                                               ---------------  ---------------  ---------------  ---------------   ---------------
ASSETS:
     Investments, at amortized cost .........  $       178,128  $     2,194,610  $       155,896  $        61,934   $       116,666
     Receivable for securities matured ......             --               --              2,000             --                --
     Interest receivable ....................              188            1,428            1,601               18               605
     Capital shares sold ....................           16,151             --               --               --                --
     Other ..................................               22               27               10                7                12
                                               ---------------  ---------------  ---------------  ---------------   ---------------
        Total Assets ........................          194,489        2,196,065          159,507           61,959           117,283
                                               ---------------  ---------------  ---------------  ---------------   ---------------
LIABILITIES:
     Capital shares redeemed ................           11,556             --               --                389              --
     Dividends payable ......................              695            9,482              401              256               466
     Payable to affiliates ..................              182            1,152              154              101               117
     Accrued expenses and other liabilities .               59               32               14               27                13
                                               ---------------  ---------------  ---------------  ---------------   ---------------
        Total Liabilities ...................           12,492           10,666              569              773               596
                                               ---------------  ---------------  ---------------  ---------------   ---------------
NET ASSETS ..................................  $       181,997  $     2,185,399  $       158,938  $        61,186   $       116,687
                                               ===============  ===============  ===============  ===============   ===============
CAPITAL STOCK, $.0001 par value
     Authorized .............................        5,000,000        5,000,000        5,000,000        5,000,000         5,000,000
     Issued and outstanding .................          181,997        2,185,399          158,938           61,186           116,687

NET ASSET VALUE,
     REDEMPTION PRICE AND
     OFFERING PRICE PER SHARE ...............  $          1.00  $          1.00  $          1.00  $          1.00   $          1.00
                                               ===============  ===============  ===============  ===============   ===============

                     See notes to the financial statements.

STATEMENT OF OPERATIONS
(AMOUNTS IN THOUSANDS)
SIX MONTHS ENDED APRIL 30, 2000
(UNAUDITED)

                                                                                                     U.S.              U.S.
                                                              INSTITUTIONAL       TAX-EXEMPT      GOVERNMENT         TREASURY
                                               MONEY             MONEY              MONEY           MONEY              MONEY
                                            MARKET FUND        MARKET FUND        MARKET FUND     MARKET FUND       MARKET FUND
                                          ---------------    ---------------    -----------------------------    ---------------
INVESTMENT INCOME:
     Interest income .................... $         6,274    $        64,397    $         2,947 $         3,359    $         2,920
                                          ---------------    ---------------    -----------------------------    ---------------
EXPENSES:
     Investment advisory fees ...........             531              5,336                395             306                269
     Administration fees ................             113              1,160                 84              65                 58
     Service organization fees ..........              50               --                 --              --                 --
     Custody fees .......................              18                156                 14              19                  9
     Transfer agent fees and expenses ...             141                 61                 18              19                 16
     Fund accounting fees ...............              25                 30                 18              23                 16
     Professional fees ..................              22                 20                 21              20                 18
     Reports to shareholders ............              91                  7                  5              11                  5
     Federal and state registration fees.              16                 29                 10              10                  9
     Directors' fees and expenses .......               4                  5                  4               4                  4
     Other ..............................               4                 18                  2               4                  1
                                          ---------------    ---------------    -----------------------------    ---------------
     Total expenses before waiver .......           1,015              6,822                571             481                405
        Less: Waiver of expenses ........            (219)            (2,587)              --               (42)                (3)
                                          ---------------    ---------------    -----------------------------    ---------------
        Net Expenses ....................             796              4,235                571             439                402
                                          ---------------    ---------------    -----------------------------    ---------------

NET INVESTMENT INCOME ................... $         5,478    $        60,162    $         2,376 $         2,920    $         2,518
                                          ===============    ===============    =============== ===============    ===============

                     See notes to the financial statements.

STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)

                                                                           INSTITUTIONAL                      TAX-EXEMPT
                                        MONEY MARKET FUND                MONEY MARKET FUND                 MONEY MARKET FUND
                                 ------------------------------    ------------------------------    ------------------------------
                                   SIX MONTHS          YEAR         SIX MONTHS           YEAR          SIX MONTHS          YEAR
                                     ENDED            ENDED            ENDED            ENDED            ENDED            ENDED
                                 APR. 30, 2000    OCT. 31, 1999    APR. 30, 2000    OCT. 31, 1999    APR. 30, 2000    OCT. 31, 1999
                                 -------------    -------------    -------------    -------------    -------------    -------------
                                   (UNAUDITED)                      (UNAUDITED)                       (UNAUDITED)
OPERATIONS:
   Net investment income ....... $       5,478    $      12,640    $      60,162    $     104,359    $       2,376    $       3,476
                                 -------------    -------------    -------------    -------------    -------------    -------------
   Net increase in net assets
      resulting from
      operations ...............         5,478           12,640           60,162          104,359            2,376            3,476
                                 -------------    -------------    -------------    -------------    -------------    -------------
CAPITAL SHARE
   TRANSACTIONS:
   Shares sold .................       738,570        1,076,363        2,151,499        7,441,516          145,628          257,973
   Shares issued to
      owners in reinvestment
      of dividends .............         5,528           12,321            2,521            4,367              612            1,319
   Shares redeemed .............      (845,582)      (1,094,291)      (2,324,872)      (6,713,602)        (140,491)        (228,554)
                                 -------------    -------------    -------------    -------------    -------------    -------------
   Net increase (decrease) .....      (101,484)          (5,607)        (170,852)         732,281            5,749           30,738
                                 -------------    -------------    -------------    -------------    -------------    -------------
DIVIDENDS PAID FROM:
   Net investment income .......        (5,478)         (12,640)         (60,162)        (104,359)          (2,376)          (3,476)
                                 -------------    -------------    -------------    -------------    -------------    -------------
TOTAL INCREASE (DECREASE)
   IN NET ASSETS ...............      (101,484)          (5,607)        (170,852)         732,281            5,749           30,738

NET ASSETS:
   Beginning of period .........       283,481          289,088        2,356,251        1,623,970          153,189          122,451
                                 -------------    -------------    -------------    -------------    -------------    -------------
   End of period ............... $     181,997    $     283,481    $   2,185,399    $   2,356,251    $     158,938    $     153,189
                                 -------------    -------------    -------------    -------------    -------------    -------------

                     See notes to the financial statements.

STATEMENT OF CHANGES IN NET ASSETS
(AMOUNTS IN THOUSANDS)

                                                                    U.S. GOVERNMENT                        U.S. TREASURY
                                                                   MONEY MARKET FUND                     MONEY MARKET FUND
                                                           ----------------------------------    ----------------------------------
                                                             SIX MONTHS            YEAR             SIX MONTHS           YEAR
                                                                ENDED              ENDED              ENDED              ENDED
                                                            APR. 30, 2000      OCT. 31, 1999      APR. 30, 2000      OCT. 31, 1999
                                                           ---------------    ---------------    ---------------    ---------------
                                                             (UNAUDITED)                           (UNAUDITED)
OPERATIONS:
   Net investment income ...............................   $         2,920    $        10,770    $         2,518    $         4,214
                                                           ---------------    ---------------    ---------------    ---------------
   Net increase in net assets
      resulting from
      operations .......................................             2,920             10,770              2,518              4,214
                                                           ---------------    ---------------    ---------------    ---------------
CAPITAL SHARE
   TRANSACTIONS:
   Shares sold .........................................           197,467            891,590            148,379            345,253
   Shares issued to
      owners in reinvestment
      of dividends .....................................               693              1,870                231                422
   Shares redeemed .....................................          (345,989)          (917,621)          (127,462)          (342,008)
                                                           ---------------    ---------------    ---------------    ---------------
   Net increase (decrease) .............................          (147,829)           (24,161)            21,148              3,667
                                                           ---------------    ---------------    ---------------    ---------------
DIVIDENDS PAID FROM:
   Net investment income ...............................            (2,920)           (10,770)            (2,518)            (4,214)
                                                           ---------------    ---------------    ---------------    ---------------
TOTAL INCREASE (DECREASE)
   IN NET ASSETS .......................................          (147,829)           (24,161)            21,148              3,667

NET ASSETS:
   Beginning of period .................................           209,015            233,176             95,539             91,872
                                                           ---------------    ---------------    ---------------    ---------------
   End of period .......................................   $        61,186    $       209,015    $       116,687    $        95,539
                                                           ---------------    ---------------    ---------------    ---------------

                     See notes to the financial statements.

Financial Highlights



                                                        NET ASSET            NET             DIVIDENDS FROM         NET
                                                     VALUE, BEGINNING    INVESTMENT          NET INVESTMENT     ASSET VALUE,
PER SHARE DATA                                          OF PERIOD          INCOME               INCOME          END OF PERIOD
                                                     ---------------   ---------------      ---------------    ---------------
  MONEY MARKET FUND
Year Ended October 31, 1995 ......................   $          1.00   $          0.05      $         (0.05)   $          1.00
Year Ended October 31, 1996 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1997 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1998 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1999 ......................              1.00              0.04                (0.04)              1.00
Six Months Ended April 30, 2000 (unaudited) ......              1.00              0.03                (0.03)              1.00
  INSTITUTIONAL MONEY MARKET FUND
Year Ended October 31, 1995 ......................              1.00              0.06                (0.06)              1.00
Year Ended October 31, 1996 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1997 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1998 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1999 ......................              1.00              0.05                (0.05)              1.00
Six Months Ended April 30, 2000 (unaudited) ......              1.00              0.03                (0.03)              1.00
  TAX-EXEMPT MONEY MARKET FUND
Year Ended October 31, 1995 ......................              1.00              0.03<F6>            (0.03)              1.00
Year Ended October 31, 1996 ......................              1.00              0.03<F6>            (0.03)              1.00
Year Ended October 31, 1997 ......................              1.00              0.03<F6>            (0.03)              1.00
Year Ended October 31, 1998 ......................              1.00              0.03<F6>            (0.03)              1.00
Year Ended October 31, 1999 ......................              1.00              0.03<F6>            (0.03)              1.00
Six Months Ended April 30, 2000 (unaudited) ......              1.00              0.02<F6>            (0.02)              1.00
  U.S. GOVERNMENT MONEY MARKET FUND
Year Ended October 31, 1995 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1996 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1997 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1998 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1999 ......................              1.00              0.04                (0.04)              1.00
Six Months Ended April 30, 2000 (unaudited) ......              1.00              0.02                (0.02)              1.00
  U.S. TREASURY MONEY MARKET FUND
Year Ended October 31, 1995 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1996 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1997 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1998 ......................              1.00              0.05                (0.05)              1.00
Year Ended October 31, 1999 ......................              1.00              0.04                (0.04)              1.00
Six Months Ended April 30, 2000 (unaudited) ......              1.00              0.02                (0.02)              1.00


<F1>Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.96%, 0.85%, 0.86%, 0.84%, 0.81%,
    0.90%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 4.94%, 4.31%,
    4.79%, 4.73%, 4.73%, 5.06%, respectively.

<F2>Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.63%, 0.62%, 0.64%, 0.66%, 0.64%,
    0.69%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 5.30%, 4.52%,
    5.01%, 4.92%, 4.90%, 5.29%, respectively.

<F3>Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.72%, 0.73%, 0.75%, 0.75%, 0.78%,
    0.84%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 3.01%, 2.49%,
    2.87%, 2.91%, 2.91%, 3.12%, respectively.

                     See notes to the financial statements.

                                                               SUPPLEMENTAL DATA AND RATIOS
                                                  -------------------------------------------------------
                                                                     RATIO OF NET           RATIO OF NET
                                                  NET ASSETS, END  EXPENSES TO AVERAGE  INVESTMENT INCOME TO         TOTAL
PER SHARE DATA                                    OF PERIOD (000S)    NET ASSETS         AVERAGE NET ASSETS         RETURN
                                                  ---------------   ---------------       ---------------       ---------------
  MONEY MARKET FUND
Year Ended October 31, 1995 ..................... $       172,261              0.60%<F1>             5.36%<F1>             5.51%
Year Ended October 31, 1996 .....................         224,036              0.60%<F1>             4.94%<F1>             5.06%
Year Ended October 31, 1997 .....................         261,017              0.60%<F1>             4.98%<F1>             5.12%
Year Ended October 31, 1998 .....................         289,088              0.60%<F1>             5.05%<F1>             5.16%
Year Ended October 31, 1999 .....................         283,481              0.72%<F1>             4.44%<F1>             4.52%
Six Months Ended April 30, 2000 (unaudited) .....         181,997              0.75%<F1>             5.15%<F1>         2.61%<F7>
  INSTITUTIONAL MONEY MARKET FUND
Year Ended October 31, 1995 .....................         716,566              0.35%<F2>             5.63%<F2>             5.77%
Year Ended October 31, 1996 .....................         750,051              0.35%<F2>             5.19%<F2>             5.32%
Year Ended October 31, 1997 .....................       1,201,341              0.35%<F2>             5.23%<F2>             5.38%
Year Ended October 31, 1998 .....................       1,623,970              0.35%<F2>             5.30%<F2>             5.41%
Year Ended October 31, 1999 .....................       2,356,251              0.38%<F2>             4.76%<F2>             4.85%
Six Months Ended April 30, 2000 (unaudited) .....       2,185,399              0.39%<F2>             5.54%<F2>         2.79%<F7>
  TAX-EXEMPT MONEY MARKET FUND
Year Ended October 31, 1995 .....................          84,084              0.60%<F3>             3.36%<F3>             3.42%
Year Ended October 31, 1996 .....................          79,328              0.60%<F3>             3.09%<F3>             3.13%
Year Ended October 31, 1997 .....................         108,639              0.60%<F3>             3.06%<F3>             3.12%
Year Ended October 31, 1998 .....................         122,451              0.60%<F3>             3.02%<F3>             3.04%
Year Ended October 31, 1999 .....................         153,189              0.71%<F3>             2.51%<F3>             2.53%
Six Months Ended April 30, 2000 (unaudited) .....         158,938              0.72%<F3>             3.01%<F3>         1.50%<F7>
  U.S. GOVERNMENT MONEY MARKET FUND
Year Ended October 31, 1995 .....................         163,068              0.60%<F4>             5.24%<F4>             5.37%
Year Ended October 31, 1996 .....................         198,334              0.60%<F4>             4.84%<F4>             4.96%
Year Ended October 31, 1997 .....................         198,592              0.60%<F4>             4.83%<F4>             4.99%
Year Ended October 31, 1998 .....................         233,176              0.60%<F4>             4.90%<F4>             4.97%
Year Ended October 31, 1999 .....................         209,015              0.68%<F4>             4.30%<F4>             4.37%
Six Months Ended April 30, 2000 (unaudited) .....          61,186              0.72%<F4>             4.77%<F4>         2.46%<F7>
  U.S. TREASURY MONEY MARKET FUND
Year Ended October 31, 1995 .....................          64,655              0.60%<F5>             5.04%<F5>             5.16%
Year Ended October 31, 1996 .....................          53,430              0.60%<F5>             4.70%<F5>             4.80%
Year Ended October 31, 1997 .....................          78,478              0.60%<F5>             4.67%<F5>             4.80%
Year Ended October 31, 1998 .....................          91,872              0.60%<F5>             4.62%<F5>             4.71%
Year Ended October 31, 1999 .....................          95,539              0.71%<F5>             3.94%<F5>             4.01%
Six Months Ended April 30, 2000 (unaudited) .....         116,687              0.75%<F5>             4.67%<F5>         2.34%<F7>

<F4>Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.79%, 0.69%, 0.71%, 0.70%, 0.71%,
    0.75%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 4.70%, 4.29%,
    4.79%, 4.73%, 4.73%, 5.09%, respectively.

<F5>Without fees waived, ratios of net expenses to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 0.75%, 0.74%, 0.77%, 0.78%, 0.80%,
    0.83%, respectively; and ratios of net investment income to average net assets for the period ended April 30, 2000 and for the fiscal years ended October 31, 1999, 1998, 1997, 1996, 1995 would have been 4.67%, 3.91%,
    4.45%, 4.49%, 4.50%, 4.81%, respectively.

<F6>For the Tax-Exempt Money Market Fund, substantially all investment income is exempt from federal income tax.

<F7>Not annualized.

                     See notes to the financial statements.

MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------
             COMMERCIAL PAPER 85.0%
             Asset Backed Security 13.1%
             Ciesco L.P.,
     $4,000     6.00%, 6/19/00                                   $ 3,967
             Corporate Asset Funding Co., Inc.:
      4,000     5.92%, 5/04/00                                     3,998
      4,000     6.13%, 7/17/00                                     3,948
             CXC, Inc.,
      4,000     6.07%, 5/12/00                                     3,993
             Edison Asset Securitization, L.L.C.:
      4,000     5.84%, 5/03/00                                     3,999
      4,000     6.11%, 6/28/00                                     3,961
                                                           --------------
                                                                  23,866
                                                           --------------
             Autos & Trucks 4.4%
             Ford Motor Credit Company,
      4,000     6.04%, 5/31/00                                     3,980
             General Motors Acceptance Corporation,
      4,000     6.16%, 7/10/00                                     3,952
                                                           --------------
                                                                   7,932
                                                           --------------
             Banking - Foreign 9.0%
             Deutsche Bank Finance, Inc.:
      4,000     6.08%, 6/07/00                                     3,975
      4,000     6.08%, 6/30/00                                     3,960
             Dresdner US Finance, Inc.,
      4,000     6.11%, 6/27/00                                     3,961
             UBS Finance (Delaware), Inc.,
      4,500     5.84%, 5/10/00                                     4,493
                                                           --------------
                                                                  16,389
                                                           --------------
             Communications 4.4%
             British Telecommunications PLC:
      4,000     5.90%, 5/08/00                                     3,995
      4,000     6.08%, 7/05/00                                     3,956
                                                           --------------
                                                                   7,951
                                                           --------------
             Finance - Miscellaneous 10.9%
             Bell Atlantic Financial Services, Inc.,
      4,000     6.04%, 5/01/00                                     4,000
             CIT Group Holdings, Inc.,
      4,000     5.94%, 6/01/00                                     3,980
             National Rural Utilities CFC:
      4,000     6.12%, 7/20/00                                     3,946
      4,000     6.20%, 10/13/00                                    3,886
             Sheffield Receivables Corp.,
      4,000     6.06%, 5/26/00                                     3,983
                                                           --------------
                                                                  19,795
                                                           --------------

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------
             Finance - Services 15.3%
             Goldman Sachs Group, L.P.:
     $4,000     6.06%, 5/11/00                                   $ 3,993
      4,000     5.93%, 5/22/00                                     3,986
             Household Finance Corporation:
      4,000     6.06%, 6/14/00                                     3,970
      4,000     6.07%, 6/22/00                                     3,965
             Merrill Lynch and Co., Inc.:
      4,000     5.88%, 5/01/00                                     4,000
      4,000     6.14%, 7/28/00                                     3,940
             Morgan Stanley, Dean Witter, Discover & Co.,
      4,000     5.93%, 5/25/00                                     3,984
                                                           --------------
                                                                  27,838
                                                           --------------
             Insurance 8.7%
             American Family Financial Services, Inc.:
      4,000     5.85%, 5/18/00                                     3,989
      4,000     6.06%, 9/18/00                                     3,906
             Prudential Funding Corporation:
      4,000     5.86%, 5/19/00                                     3,988
      4,000     6.21%, 8/28/00                                     3,918
                                                           --------------
                                                                  15,801
                                                           --------------

             Machinery - Agriculture and Construction 3.3%
             John Deere Capital Corporation,
      6,000     6.25%, 6/12/00                                     6,003
                                                           --------------

             Miscellaneous 6.5%
             Bestfoods, Inc.,
      4,000     5.95%, 6/06/00                                     3,976
             Invensys PLC,
      4,000     6.05%, 5/17/00                                     3,989
             SBC Corporation,
      4,000     6.14%, 8/09/00                                     3,931
                                                           --------------
                                                                  11,896
                                                           --------------
             Printing & Publishing 2.7%
             McGraw Hill,
      5,000     6.07%, 6/20/00                                     4,958
                                                           --------------

             Sovereign 6.7%
             Hydro-Quebec Corporation,
      4,000     5.90%, 5/24/00                                     3,985
             Quebec (Province of) Canada,
      4,371     6.18%, 9/01/00                                     4,279
             Venantius Corporation,
      4,000     6.16%, 7/19/00                                     3,946
                                                           --------------
                                                                  12,210
                                                           --------------
             Total Commercial Paper                              154,639
                                                           --------------

                     See notes to the financial statements.

MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------

             FUNDING AGREEMENTS 3.8%
             Travelers Insurance Corporation,
     $7,000     6.31%, 6/30/00<F1>                               $ 7,000
                                                           --------------

             Total Funding Agreements                             7,000
                                                           --------------

             VARIABLE RATE DEMAND NOTES 4.4%
      8,000  Sara Lee Corporation                                  8,000

             Total Variable Rate Demand Notes                      8,000
                                                           --------------

    NUMBER
   OF SHARES
(IN THOUSANDS)
--------------

             INVESTMENT COMPANIES 4.7%
      2,786  Financial Square Prime Obligation Fund                2,786
      5,703  Short-Term Investments Co. -
               Liquid Assets Portfolio                             5,703
                                                           --------------

             Total Investment Companies                            8,489
                                                           --------------

             Total Investments 97.9%                             178,128
                                                           --------------

             Other Assets, less Liabilities 2.1%                   3,869
                                                           --------------

             NET ASSETS 100.0%                                  $181,997
                                                           ==============

          <F1>Illiquid security

                     See notes to the financial statements.

INSTITUTIONAL MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------

             COMMERCIAL PAPER 90.5%
             Asset Backed 20.1%
             Ciesco L.P.:
    $50,000    6.00%, 6/19/00                                  $  49,592
     45,000    6.25%, 7/14/00                                     44,422
             Corporate Asset Funding Co., Inc.:
     50,000    5.92%, 5/04/00                                     49,975
     46,000    6.13%, 7/17/00                                     45,397
             CXC, Inc.:
      5,000    6.09%, 6/23/00                                      4,955
     50,000    6.07%, 8/28/00                                     48,997
     50,000    6.18%, 9/14/00                                     48,833
             Edison Asset Securitization, L.L.C.:
     50,000    5.84%, 5/03/00                                     49,984
     50,000    6.10%, 6/12/00                                     49,644
             Riverwoods Funding,
     48,000    5.90%, 5/19/00                                     47,858
                                                           --------------
                                                                 439,657
                                                           --------------

             Auto & Trucks  11.1%
             Daimler Chrysler Holding Company:
     50,000    5.90%, 5/23/00                                     49,820
     50,000    5.94%, 6/02/00                                     49,736
             Ford Credit Europe PLC,
     45,000    6.06%, 6/22/00                                     44,606
             General Motors Acceptance Corporation:
     50,000    5.91%, 5/15/00                                     49,885
     50,000    6.15%, 7/11/00                                     49,394
                                                           --------------
                                                                 243,441
                                                           --------------
             Banking - Foreign  10.5%
             Deutsche Bank Financial, Inc.:
     40,000    6.05%, 6/13/00                                     39,711
     50,000    6.08%, 6/30/00                                     49,493
             Dresdner US Finance, Inc.,
     45,000    6.11%, 6/27/00                                     44,565
             UBS Finance (Delaware), Inc.:
     50,000    5.77%, 5/05/00                                     49,968
     45,000    5.84%, 5/10/00                                     44,934
                                                           --------------
                                                                 228,671
                                                           --------------

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------
             Communications & Media  4.6%
             British Telecommunications PLC:
    $50,000    5.90%, 5/08/00                                   $ 49,943
     50,000    5.92%, 5/18/00                                     49,860
                                                           --------------
                                                                  99,803
                                                           --------------
             Finance - Miscellaneous  11.1%
             Bell Atlantic Financial Services, Inc.,
     50,000    6.27%, 6/28/00                                     49,495
             CIT Group Holding, Inc.,
     50,000    5.94%, 6/01/00                                     49,744
             Household Finance Corporation,
     50,000    6.06%, 6/14/00                                     49,630
             National Rural Utilities CFC:
     46,000    6.12%, 7/20/00                                     45,374
     50,000    6.07%, 9/11/00                                     48,879
                                                           --------------
                                                                 243,122
                                                           --------------
             Finance - Services  13.2%
             Goldman Sachs Group, L.P.:
     50,000    6.06%, 5/11/00                                     49,916
     50,000    6.12%, 6/28/00                                     49,507
             Merrill Lynch & Company, Inc.:
     40,000    5.88%, 5/01/00                                     40,000
     50,000    6.07%, 6/21/00                                     49,570
             Morgan Stanley, Dean Witter, Discovery & Co.:
     50,000    5.93%, 5/25/00                                     49,802
     50,000    5.95%, 6/09/00                                     49,678
                                                           --------------
                                                                 288,473
                                                           --------------
             Food and Beverage 2.3%
             Diageo PLC,
     50,000    5.83%, 5/17/00                                     49,870
                                                           --------------

             Insurance 4.6%
             American General Corporation:
     50,000    5.93%, 5/31/00                                     49,753
     50,000    5.95%, 6/07/00                                     49,694
                                                           --------------
                                                                  99,447

                     See notes to the financial statements.

INSTITUTIONAL MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------

             Miscellaneous  6.5%
             BTR Siebe,
    $50,000    6.05%, 6/15/00                                    $49,622
             Invensys PLC,
     50,000    5.92%, 5/09/00                                     49,934
             SBC Corporation,
     42,735    6.14%, 8/09/00                                     42,000
                                                           --------------
                                                                 141,556
                                                           --------------
             Printing and Publishing  2.0%
             Reed Elsevier, Inc.,
     45,000    6.08%, 6/20/00                                     44,620
                                                           --------------

             Sovereign 4.5%
             Hydro-Quebec Corporation,
     50,000    5.90%, 5/24/00                                     49,812
             Quebec (Province of) Canada,
     50,000    6.25%, 9/25/00                                     48,724
                                                           --------------
                                                                  98,536
                                                           --------------
             Total Commercial Paper                            1,977,196
                                                           --------------

             FUNDING AGREEMENTS 3.8% Travelers Insurance Company:

     40,000    6.16%, 2/19/01<F1>                                 40,000
     43,000    6.31%, 6/30/00<F1>                                 43,000
                                                           --------------

             Total Funding Agreements                             83,000
                                                           --------------

 NUMBER OF SHARES                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------
             INVESTMENT COMPANIES  6.1%
     30,006  Financial Square Premium Money Market Fund        $  30,006
    104,409  Short-Term Investments Co.
               Liquid Assets Portfolio                           104,409
                                                           --------------

             Total Investment Companies                          134,415
                                                           --------------

             Total Investments 100.4%                          2,194,610
                                                           --------------

             Liabilities, less Other Assets (0.4)%               (9,211)
                                                           --------------

             NET ASSETS 100.0%                                $2,185,399
                                                           ==============
          <F1>Illiquid security

                     See notes to the financial statements.

TAX-EXEMPTMONEY MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------
             GENERAL OBLIGATION 3.8%
             Northwestern Mutual Life,
             Tax-Exempt Mortgage Certificates
     $  100    4.50%, 2/15/09<F1><F2>                             $  100
             Laredo, Texas,
      1,630    6.75%, 8/01/00                                      1,642
             Richmond County, Georgia,
      2,575    4.50%, 3/01/01                                      2,581
             Wyandotte County, Kansas,
      1,755    4.50%, 9/01/00                                      1,758
                                                           --------------
             Total General Obligation                              6,081
                                                           --------------
             PREREFUNDED AND ESCROWED
             TO MATURITY  25.9%
             Austin, Texas Utility System Revenue,
      4,000    10.75%, 5/15/10, Prerefunded 5/15/00                4,010
             Boston, Massachusetts Hospital Revenue,
      4,000    7.63%, 2/15/21, Prerefunded 8/15/00                 4,108
             Cattaraugus County, New York,
              St. Bonaventure University,
      3,000    8.30%, 12/01/10, Prerefunded 12/01/00               3,129
             Central Arizona Water Conservation District,
      5,175    7.13%, 11/01/11, Prerefunded 11/01/00               5,360
             Henrico County, Virginia Hospital Revenue,
      1,290    7.50%, 9/01/07, Prerefunded 8/01/00                 1,327
             Hoffman Estates, Illinois Economic Development,
      3,910    7.63%, 11/15/09, Prerefunded 11/15/00               4,056
             Illinois State,
      2,000    6.50%, 6/01/01, Prerefunded 6/01/00                 2,044
             Martinsville Memorial Hospital, Virginia,
      1,250    7.00%, 1/01/06, Prerefunded 1/01/01                 1,271
             Massachusetts State University Hospital,
      4,000    7.25%, 7/01/19, Prerefunded 7/01/00                 4,101
             Metropolitan Transit Authority, New York,
      2,530    7.50%, 7/01/26, Prerefunded 7/01/00                 2,595
             Montgomery County, Pennsylvania,
      1,580    8.63%, 7/01/07, Prerefunded 7/01/00                 1,621
             Northeast Independent School District, Texas,
      1,900    6.00%, 6/15/00, Escrowed to Maturity                1,906
             Rhode Island Hospital Revenue,
      1,000    7.75%, 7/01/16, Prerefunded 7/01/00                 1,026
             Scranton-Lackwana, Pennsylvania Hospital Revenue,
      1,520    7.25%, 6/15/05, Prerefunded 6/15/00                 1,557
             Tucson, Arizona Street and Highway User Revenue,
      1,000    6.88%, 7/01/08, Prerefunded 7/01/00                 1,015
             Walled Lake, Michigan School District,
      2,000    7.10%, 5/01/05, Prerefunded 5/01/00                 2,040
                                                           --------------
             Total Prerefunded and Escrowed to Maturity           41,166
                                                           --------------

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------
             REVENUE BONDS  61.4%
             Electric Revenue 7.8%
             Chelan County, Washington Public Utility,
    $ 5,000    5.09%, 6/01/15<F1><F2>                          $  5,000
             County of Mason, Kentucky, Series 1984B,
      1,950    4.99%, 10/15/14<F1><F2>                            1,950
             Putnam County, Florida Development Authority -
      5,485    Seminole Electric, 4.99%, 3/15/14<F1><F2>          5,485
                                                           --------------
                                                                 12,435
                                                           --------------
             Hospital Revenue  14.2%
             Illinois Health Facilities Authority,
               Southern Illinois Healthcare Enterprises,
      2,500    5.09%, 3/01/21<F1><F2>                              2,500
             Illinois Health Facilities Authority,
      4,100    Recreational Facilities, 5.04%, 12/01/25<F1><F2>    4,100
             Indiana Health Facilities Finance Authority -
      4,600    Henry County Memorial Hospital, 5.04%, 4/01/13<F1>  4,600
             Indiana Hospital Equipment Finance Authority,   <F2>
      2,250    Nursing Home Improvements, 5.04%, 12/01/15<F1><F2>  2,250
             Wisconsin State Health & Educational Facilities -
      1,900    Blood Center, 5.14%, 6/01/19<F1><F2>               1,900
             Wisconsin State Health & Educational Facilities -
      5,000    Marshfield Clinic, 5.09%, 6/01/10<F1><F2>           5,000
             Wisconsin State Health & Educational Facilities -
      2,109    Sinai Samaritan, 5.14%, 9/01/19<F1><F2>             2,109
                                                           --------------
                                                                  22,459
                                                           --------------
             Housing Revenue 7.9%
             Florida Housing Finance Agency -
      3,000    Carlton Multi-Family, 5.14%, 12/01/08<F1><F2>       3,000
             Illinois Development Finance Authority -
      3,215    St. Paul's House, 5.09%, 2/01/2<F1><F2>             3,215
             Orland Hills, Illinois, Multi-Family,
      2,470    5.09%, 12/01/04<F1><F2>                             2,470
             Washington State Housing Finance - Community
      3,830    Multi-Family Mortgage, 5.09%, 10/01/20<F1><F2>      3,830
                                                           --------------
                                                                  12,515
                                                           --------------

                     See notes to the financial statements.

TAX-EXEMPTMONEY MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------
             Industrial Development/Pollution
             Control Revenue  6.0%
             Mason County, Kentucky Pollution Control,
    $ 2,850    4.99%, 10/15/14<F1><F2>                          $  2,850
             Oakbrook Terrace, Illinois Industrial Development,
      4,100    3.89%, 12/01/25<F1><F2>                             4,100
             Oklahoma County, Oklahoma Finance Authority -
      2,600    Perrine Office Project, 4.29%, 12/01/14<F1><F2>     2,600
                                                           --------------
                                                                   9,550
                                                           --------------
             Miscellaneous  11.1%
             Cook County, Illinois:
      3,790    5.09%, 5/01/20<F1><F2>                              3,790
      2,000    5.09%, 1/01/28<F1><F2>                              2,000
             Illinois Development Finance Authority,
      4,800    Rest Haven, 5.09%, 1/01/27<F1><F2>                  4,800
             Illinois Development Finance Authority,
      3,000    Presbyterian Home Lake-A, 5.09%, 9/01/31<F1><F2>    3,000
             Illinois Education Facilities Authority,
      2,000    Chicago Zoological Society, 5.09%, 12/15/25<F1><F2> 2,000
             Indiana Health Facilities Finance Authority,
      2,100    5.04%, 1/12/20<F1><F2>                              2,100
                                                           --------------
                                                                  17,690
                                                           --------------

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------
             University Revenue  14.4%
             Illinois Development Finance Authority -
    $ 6,000    St. Ignatius College Prep, 5.09%, 6/01/24<F1><F2>   6,000
             Minnesota State Higher Educational Authority,
      4,745    Bethel College, 5.09%, 4/01/28<F1><F2>              4,745
             Texas Higher Education Authority,
      2,190    5.09%, 12/01/25<F1><F2>                             2,190
             University of Illinois, Series 1990A,
        720    Certificates of Participation, 7.25%, 8/15/00         727
             University of Minnesota, Series A,
      4,000    5.09%, 1/01/34<F1><F2>                              4,000
             University of North Carolina, Chapel Hill Foundation
      5,200    Certificates of Participation, 5.09%, 10/01/09<F1>  5,200
                                                     <F2>  --------------
                                                                  22,862
                                                           --------------
             Total Revenue Bonds                                  97,511
                                                           --------------

    NUMBER
   OF SHARES
(IN THOUSANDS)
--------------
             INVESTMENT COMPANIES  7.0%
      7,321  Financial Square Tax-Exempt Money Market Fund         7,321
      3,817  Tax Free Cash Reserves                                3,817
                                                           --------------

             Total Investment Companies                           11,138
                                                           --------------

             Total Investments 98.1%                             155,896
                                                           --------------

             Other Assets, less Liabilities 1.9%                   3,042
                                                           --------------

             NET ASSETS 100.0%                                  $158,938
                                                           ==============

            <F1>Variable rate security
            <F2>Stated maturity with option to put

U.S. GOVERNMENTMONEY MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          ---------------
             U.S. GOVERNMENT AGENCIES  96.2%
             Federal Farm Credit Bank  30.4%
             Federal Farm Credit Bank Discount Notes:
   $  4,000    5.95%, 6/02/00                                  $   3,979
      4,000    5.92%, 6/16/00                                      3,970
      4,000    5.96%, 6/30/00                                      3,960
      6,790    6.01%, 7/21/00                                      6,698
                                                           --------------
                                                                  18,607
                                                           --------------
             Federal Home Loan Mortgage Corporation  22.8%
             Federal Home Loan Mortgage Corporation Discount Notes:
      2,000    5.82%, 5/02/00                                      2,000
      6,000    5.77%, 5/11/00                                      5,990
      3,000    5.82%, 5/18/00                                      2,992
      3,000    5.82%, 5/25/00                                      2,988
                                                           --------------
                                                                  13,970
                                                           --------------
             Federal National Mortgage Assn.  20.1%
             Federal National Mortgage Assn. Discount Notes:
      2,500    5.83%, 5/04/00                                      2,499
      2,000    5.87%, 6/08/00                                      1,988
      5,417    5.97%, 6/22/00                                      5,370
      2,500    6.10%, 7/20/00                                      2,466
                                                           --------------
                                                                  12,323
                                                           --------------
             Other  22.8%
             Tennessee Valley Authority Discount Notes:
      2,000    5.94%, 5/03/00                                      1,999
      4,000    5.89%, 5/11/00                                      3,994
      2,000    5.85%, 5/16/00                                      1,995
      2,000    5.86%, 5/31/00                                      1,990
      4,000    5.99%, 6/28/00                                      3,962
                                                           --------------
                                                                  13,940
                                                           --------------

             Total U.S. Government Agencies                       58,840
                                                           --------------

 NUMBER OF SHARES                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)

             INVESTMENT COMPANIES 5.0%
         58  Financial Square Government Obligation Fund            $ 58
      3,036  Short-Term Investments Co. Treasury Portfolio         3,036
                                                           --------------

             Total Investment Companies                            3,094
                                                           --------------

             Total Investments 101.2%                             61,934
                                                           --------------

             Liabilities, less Other Assets (1.2)%                 (748)
                                                           --------------

             NET ASSETS 100.0%                                  $ 61,186
                                                           ==============

                     See notes to the financial statements.

U.S. TREASURY MONEY MARKET FUND
SCHEDULE OF INVESTMENTS
APRIL 30, 2000
(UNAUDITED)

 PRINCIPAL AMOUNT                                          AMORTIZED COST
  (IN THOUSANDS)                                           (IN THOUSANDS)
 ----------------                                          --------------
             U.S. TREASURIES  93.8%
             U.S. Treasury Notes  32.5%
    $ 5,000    6.25%, 5/31/00                                    $ 5,002
      5,000    6.13%, 7/31/00                                      5,004
     10,000    6.00%, 8/15/00                                      9,999
      5,000    6.25%, 8/31/00                                      5,001
      5,000    4.50%, 9/30/00                                      4,967
      8,000    4.00%, 10/31/00                                     7,915
                                                           --------------
                                                                  37,888
                                                           --------------
             U.S. Treasury Bills  61.3%
      5,000    5.76%, 5/04/00                                      4,998
      7,000    5.75%, 5/11/00                                      6,989
     10,000    5.52%, 5/25/00                                      9,963
      8,000    5.67%, 6/08/00                                      7,952
     15,000    5.63%, 6/15/00                                     14,894
     16,000    5.41%, 6/22/00                                     15,875
      4,000    5.66%, 7/06/00                                      3,958
      5,000    5.63%, 7/20/00                                      4,937
      2,000    5.73%, 8/10/00                                      1,968
                                                           --------------
                                                                  71,534
                                                           --------------
             Total U.S. Treasuries                               109,422
                                                           --------------

    NUMBER
   OF SHARES
(IN THOUSANDS)
--------------

             INVESTMENT COMPANIES 6.2%
      5,687  Financial Square

               Treasury Obligation Portfolio                       5,687
      1,557  Short-Term Investments Co.
               Treasury Tax Advantage Portfolio                    1,557
                                                           --------------

             Total Investment Companies                            7,244
                                                           --------------

             Total Investments 100.0%                            116,666
                                                           --------------

             Other Assets, less Liabilities 0.0%                      21
                                                           --------------

             NET ASSETS 100.0%                                  $116,687
                                                           ==============


                     See notes to the financial statements.

BALANCED INCOME FUND                    SHORT-TERM BOND MARKET FUND
BALANCED GROWTH FUND                    INTERMEDIATE BOND MARKET FUND
GROWTH AND INCOME FUND                  TAX-EXEMPT INTERMEDIATE BOND FUND
EQUITY INDEX FUND                       BOND IMMDEX(TM) FUND
GROWTH FUND                             MONEY MARKET FUND
MIDCAP INDEX FUND                       INSTITUTIONAL MONEY MARKET FUND
SPECIAL GROWTH FUND                     TAX-EXEMPT MONEY MARKET FUND
EMERGING GROWTH FUND                    U.S. GOVERNMENT MONEY MARKET FUND
MICROCAP FUND                           U.S. TREASURY MONEY MARKET FUND
CORE INTERNATIONAL EQUITY FUND
INTERNATIONAL EQUITY FUND

Notes to the Financial Statements

1. ORGANIZATION
   Firstar Funds, Inc. (the "Company") was incorporated on
February 15, 1988, as a Wisconsin Corporation and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended. The Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, MidCap Index, Special Growth, Emerging Growth, MicroCap, Core International Equity, International Equity, Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond, Bond IMMDEX(TM), Money Market, Institutional Money Market, Tax-Exempt Money Market, U.S. Government Money Market and U.S. Treasury Money Market Funds (the "Funds"), are separate, diversified investment portfolios of the Company. The Money Market Fund commenced operations on March 16, 1988; the Tax-Exempt Money Market Fund commenced operations on June 27, 1988; the U.S. Government Money Market Fund commenced operations on August 1, 1988; the Special Growth Fund commenced operations on December 28, 1989; the Short-Term Bond Market Fund, Bond IMMDEX(TM) Fund, Growth and Income Fund and Equity Index Fund commenced operations on December 29, 1989; the Institutional Money Market Fund commenced operations on April 26, 1991; the U.S. Treasury Money Market Fund commenced operations on April 29, 1991; the Balanced Growth Fund commenced operations on March 30, 1992; the Growth Fund commenced operations on December 29, 1992; the Intermediate Bond Market Fund commenced operations on January 5, 1993; the Tax-Exempt Intermediate Bond Fund commenced operations on February 8, 1993; the International Equity Fund commenced operations on April 28, 1994; the MicroCap Fund commenced operations on August 1, 1995; the Emerging Growth Fund commenced operations on August 15, 1997; the Balanced Income Fund commenced operations on December 1, 1997; and the MidCap Index Fund and Core International Equity Fund commenced operations on November 4, 1999. The objective of the Short-Term Bond Market Fund is to seek to provide an annual rate of total return, before Fund expenses, comparable to the annual rate of total return of the Lehman Brothers 1-3 year Government/Corporate Bond Index. The objective of the Intermediate Bond Market Fund is to seek to provide an annual rate of total return, before Fund expenses, comparable to the annual rate of total return of the Lehman Brothers Intermediate Government/Corporate Bond Index. The objective of the Tax-Exempt Intermediate Bond Fund is to seek to provide current income that is substantially exempt from federal income tax and emphasize total return with relatively low volatility of principal. The objective of the Bond IMMDEX(TM) Fund is to seek to provide an annual rate of total return, before Fund expenses, comparable to the annual rate of total return of the Lehman Brothers Government/Corporate Bond Index. The objective of the Balanced Income Fund is to seek current income and the preservation of capital through investment in a balanced portfolio of dividend-paying equity and fixed income securities. The objective of the Balanced Growth Fund is to achieve a balance of capital appreciation and current income with relatively low volatility of capital. The objective of the Growth and Income Fund is to seek both reasonable income and long-term capital appreciation. The objective of the Equity Index Fund is to seek returns, before Fund expenses, comparable to the price and yield performance of publicly traded common stocks in the aggregate, as represented by the S&P 500 Stock Index. The objective of the Growth Fund is capital appreciation through investment in securities of large-sized companies. The objective of the MidCap Index Fund is to seek returns, before Fund expenses, comparable to the price and yield performance of publicly traded common stocks in the aggregate, as represented by the S&P MidCap 400 Index. The objective of the Special Growth Fund is capital appreciation. The objective of the Emerging Growth Fund is capital appreciation. The objective of the MicroCap Fund is capital appreciation. The objective of the Core International Equity Fund is to provide maximum, long-term total return consistent with reasonable risk to principal. The objective of the International Equity Fund is to seek capital appreciation through investment in foreign securities which the Sub-Advisor believes are undervalued.

   The costs, in thousands, incurred in connection with the organization, initial registration and public offering of shares aggregating $47, $21, $24 and $27 for the Balanced Income, Emerging Growth, MicroCap and International Equity Funds, respectively, have been paid by the respective Funds. These costs are being amortized over the period of benefit, but not to exceed sixty months from each Fund's commencement of operations.

   The Company has issued three classes of Fund shares in each of the non-money market funds: Series A, Series B and Series Institutional. The Series A shares are subject to a 0.25% service organization fee and an initial sales charge imposed at the time of purchase, in accordance with the Funds' prospectus. The maximum sales charge on Series A shares purchased in the Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond, and Bond IMMDEX(TM) Funds, is 4.00% of the offering price or 4.17% of the net asset value. The maximum sales charge on Series A shares purchased in the Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, MidCap Index, Special Growth, Emerging Growth, MicroCap, Core International Equity and International Equity Funds is 5.50% of the offering price or 5.82% of the net asset value. The Series B shares are subject to a 0.25% service organization fee and a 0.75% distribution and service (12b-1) fee. The B shares are also subject to a contingent deferred sales charge at the time of redemption, in accordance with the Funds' prospectus. The maximum sales charge is 5% for redemptions in the first year, 4% in the second year, 3% in the third and fourth years, 2% in the fifth year, 1% in the sixth year and 0% thereafter. Each class of shares for each non-Money Market Fund has identical rights and privileges except with respect to service organization fees paid by Series A and Series B shares, voting rights on matters affecting a single class of shares and the exchange privileges of each class of shares.

2. SIGNIFICANT ACCOUNTING POLICIES
   The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. These policies are in conformity with generally accepted accounting principles.

a) Investment Valuation - Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on a national securities exchange. Exchange-traded securities for which there were no transactions are valued at the current bid prices, with the exception of the International Equity Fund, which is valued at the average of the current bid and asked prices. Securities traded on only over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Investments in the money market funds and instruments with a maturity of 60 days or less are valued on the basis of amortized cost for financial reporting purposes and federal income tax purposes, which approximates market value. Variable rate demand notes and funding agreements are valued at cost which approximates market value. Investment company securities are valued at net asset value which approximates market value. Securities for which market quotations are not readily available and other assets are valued at fair market value as determined by the investment adviser under the supervision of the Board of Directors. At April 30, 1999, the MicroCap Fund held three such securities which represents 0.03% of investments at value. Portfolio securities which are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except when an occurrence subsequent to the time a value was so established is likely to have changed such value. In such an event, the fair value of those securities is determined through the consideration of other factors by or under the direction of the Board of Directors. Quotations of foreign securities in foreign currency are converted to United States ("U.S.") dollar equivalents using the foreign exchange quotation in effect at the time net asset value is computed. Foreign securities held by the International Equity Fund may trade in their local markets on days the U.S. exchanges are closed, and the International Equity Fund's net asset value may, therefore, change on days when investors may not purchase or redeem Fund shares.

b) Federal Income Taxes - It is each Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and each Fund intends to distribute substantially all investment company net taxable income and net capital gains to shareholders. Therefore, no federal income tax provision is required.

c) Income and Expenses - The Funds are charged for those expenses that are directly attributable to each portfolio, such as advisory, administration and certain shareholder service fees. Expenses that are not directly attributable to a portfolio are typically allocated among the Company's portfolios in proportion to their respective net assets, number of shareholder accounts, or net sales, where applicable. For Funds with more than one class of shares, net investment income other than class specific expenses, and realized and unrealized gains and losses are allocated daily to each class of shares based upon the relative net asset value of outstanding shares of each class of shares at the beginning of the day (after adjusting for the current day's capital share activity of the respective class).

d) Distributions to Shareholders - Dividends from net investment income of the Money Market, Tax-Exempt Money Market, U.S. Government Money Market, U.S. Treasury Money Market and the Institutional Money Market Funds are declared daily and paid monthly. Dividends from net investment income of the Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond and Bond IMMDEX(TM) Funds are declared and paid monthly. Dividends from net investment income, if any, are declared and paid quarterly for the Balanced Income, Balanced Growth, Growth and Income, Equity Index and MidCap Index Funds and annually for the Growth, Special Growth, Emerging Growth, MicroCap, Core International Equity and International Equity Funds. Distributions of net realized capital gains, if any, will be declared at least annually. Certain Funds may also utilize earnings and profits distributed to shareholders on redemption of shares as part of the dividends paid deduction. Accordingly, reclassifications are made within the net asset accounts for such amounts, as well as amounts related to permanent differences in the character of certain income and expense items for income tax and financial reporting purposes.

e) Futures Contracts - The Equity Index and MidCap Index Funds may utilize futures contracts to a limited extent. The risk associated with the use of futures contracts includes the possibility of an illiquid market. Futures contracts are valued based upon their quoted daily settlement prices. Changes in initial settlement value are accounted for as unrealized appreciation (depreciation) until the contracts are terminated at which time realized gains and losses are recognized.

f) When-Issued Securities - The Tax-Exempt Money Market, Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, MidCap Index, Special Growth, Emerging Growth, MicroCap, Core International Equity, International Equity, Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond and Bond IMMDEX(TM) Funds may purchase securities on a when-issued or delayed delivery basis. Although the payment and interest terms of these securities are established at the time the purchaser enters into the agreement, these securities may be delivered and paid for at a future date, generally within 45 days. Each of these Funds records purchases of when-issued securities and reflects the values of such securities in determining net asset value in the same manner as other portfolio securities. Each of these Funds identifies and maintains at all times cash, cash equivalents or other liquid securities in an amount at least equal to the amount of outstanding commitments of when-issued securities.

g) Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

h) Foreign Currency Translations - The books and records of the International Equity Fund are maintained in U.S. dollars. Foreign currencies, investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period, and purchases and sales of investment securities, and income and expenses denominated in foreign currencies are translated on the respective dates of such transactions. Unrealized gains and losses on investments which result from changes in foreign currency exchange rates have been included in the unrealized net appreciation (depreciation) on investments. Foreign currency exchange gains and losses included in net appreciation (depreciation) on foreign currency and net realized gains and losses on foreign currency include foreign currency gains and losses between trade date and settlement date on investment securities transactions, and foreign currency transactions; such amounts are considered net investment income (loss) for tax purposes. The portion of the foreign currency gains and losses related to fluctuation in exchange rates between the initial purchase date and subsequent sale date of a security is included in realized gains and losses on investment transactions.

i) Other - Investment and shareholder transactions are recorded on the trade date. Dividend income is recognized on the ex-dividend date or as soon as information is available to the Funds. Interest income is recognized on an accrual basis. Discounts and premiums on securities are amortized over the life of the respective security. Discounts and premiums on securities with put provisions are amortized to the earlier of the put date or maturity. Realized gains and losses from investment transactions are determined by comparing the net sale proceeds to an identified cost basis. Transactions in captial shares at $1.00 per share for the money market funds are shown in the Statement of Changes in Net Assets.

3. CAPITAL SHARE TRANSACTIONS
   Transactions, in thousands, of shares of the Funds were as follows:

                                                            BALANCED INCOME           BALANCED GROWTH          GROWTH AND INCOME
                                                                  FUND                      FUND                      FUND
                                                         ----------------------    ----------------------    ----------------------
                                                           AMOUNT       SHARES      AMOUNT       SHARES       AMOUNT       SHARES
                                                         ---------    ---------    ---------    ---------    ---------    ---------
Six months ended April 30, 2000:
Series A shares:
   Shares sold .......................................   $     700           64    $   1,584           50    $   5,167          115
   Shares issued to owners in
      reinvestment of dividends ......................         351           33        3,246          106       16,017          374
   Shares redeemed ...................................      (2,733)        (252)      (9,597)        (305)     (29,475)        (669)
                                                         ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ...........................   $  (1,682)        (155)   $  (4,767)        (149)   $  (8,291)        (180)
                                                         =========    =========    =========    =========    =========    =========
Series B shares:
   Shares sold .......................................   $   2,028          187    $     550           17    $   1,157           26
   Shares issued to owners in
      reinvestment of dividends ......................          69            6           46            2          172            4
   Shares redeemed ...................................        (111)         (10)         (37)          (1)        (376)          (9)
                                                         ---------    ---------    ---------    ---------    ---------    ---------
   Net increase ......................................   $   1,986          183    $     559           18    $     953           21
                                                         =========    =========    =========    =========    =========    =========
Series Institutional shares:
   Shares sold .......................................   $  54,530        5,051    $  32,477        1,036    $  69,089        1,561
   Shares issued to owners in
      reinvestment of dividends ......................       1,132          104       10,892          353       38,794          904
   Shares redeemed ...................................     (29,321)      (2,682)     (64,574)      (2,045)    (116,454)      (2,646)
                                                         ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ...........................   $  26,341        2,473    $ (21,205)        (656)   $  (8,571)        (181)
                                                         =========    =========    =========    =========    =========    =========
Year ended October 31, 1999:
Series A shares:

   Shares sold .......................................   $   5,020          454    $   6,468          210    $  26,309          570
   Shares issued to owners in
      reinvestment of dividends ......................         731           66        2,840           92       15,257          332
   Shares redeemed ...................................      (3,181)        (289)     (15,607)        (513)     (44,599)        (973)
                                                         ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ...........................   $   2,570          231    $  (6,299)        (211)   $  (3,033)         (71)
                                                         =========    =========    =========    =========    =========    =========
Series B shares:
   Shares sold .......................................   $   1,591          145    $     649           21    $   1,606           35
   Shares issued to owners in
      reinvestment of dividends ......................           9            1            2            0            1            0
   Shares redeemed ...................................         (28)          (3)         (14)           0          (36)          (1)
                                                         ---------    ---------    ---------    ---------    ---------    ---------
   Net increase ......................................   $   1,572          143    $     637           21    $   1,571           34
                                                         =========    =========    =========    =========    =========    =========
Series Institutional shares:
   Shares sold .......................................   $  25,571        2,342    $  57,953        1,893    $ 151,499        3,290
   Shares issued to owners in
      reinvestment of dividends ......................         607           55        9,563          310       34,560          750
   Shares redeemed ...................................     (10,418)        (949)     (75,558)      (2,501)    (146,699)      (3,196)
                                                         ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ...........................   $  15,760        1,448    $  (8,042)        (298)   $  39,360          844
                                                         =========    =========    =========    =========    =========    =========

   Transactions, in thousands, of shares of the Funds were as follows:

                                      EQUITY INDEX               GROWTH                 MIDCAP INDEX            SPECIAL GROWTH
                                          FUND                    FUND                     FUND<F1>                   FUND
                                 ----------------------  ----------------------    ----------------------    ----------------------
                                   AMOUNT      SHARES     AMOUNT       SHARES       AMOUNT       SHARES       AMOUNT       SHARES
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
Six months ended April 30, 2000:
Series A shares:
   Shares sold ................. $  10,649          113  $   4,466          108    $   1,396          133    $   2,442           59
   Shares issued to owners in
      reinvestment of dividends      3,735           39      2,404           60            3         --          1,829           44
   Shares redeemed .............   (15,531)        (165)    (8,546)        (208)        (148)         (14)     (24,201)        (560)
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ..... $  (1,147)         (13) $  (1,676)         (40)   $   1,251          119    $ (19,930)        (457)
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
Series B shares:
   Shares sold ................. $   4,743           50  $     419           10    $     276           25    $      74            2
   Shares issued to owners in
      reinvestment of dividends        132            1         40            1         --           --              3         --
   Shares redeemed .............      (592)          (6)      (146)          (4)        --           --             (2)        --
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
   Net increase ................ $   4,283           45  $     313            7    $     276           25    $      75            2
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
Series Institutional shares:
   Shares sold ................. $ 232,747        2,464  $ 171,661        4,149    $  94,513        9,136    $  53,505        1,179
   Shares issued to owners in
      reinvestment of dividends     15,245          158     12,621          310          315           28        6,230          146
   Shares redeemed .............  (173,166)      (1,838)  (210,266)      (5,053)      (3,647)        (335)    (117,564)      (2,670)
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ..... $  74,826          784  $ (25,984)        (594)   $  91,181        8,829    $ (57,829)      (1,345)
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
Year ended October 31, 1999:
Series A shares:
   Shares sold ................. $  32,030          378  $  13,457          359                              $  10,459          266
   Shares issued to owners in
      reinvestment of dividends      1,948           23      4,322          117                                  1,072           26
   Shares redeemed .............   (27,974)        (329)   (11,168)        (301)                               (53,329)      (1,380)
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ..... $   6,004           72  $   6,611          175                              $ (41,798)      (1,088)
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
Series B shares:
   Shares sold ................. $   4,598           51  $     745           20                              $     176            4
   Shares issued to owners in
      reinvestment of dividends          8            0          0            0                                      0            0
   Shares redeemed .............       (96)          (1)       (24)          (1)                                   (51)          (1)
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
   Net increase ................ $   4,510           50  $     721           19                              $     125            3
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
Series Institutional shares:
   Shares sold ................. $ 304,539        3,463  $ 204,039        5,432                              $ 245,028        6,379
   Shares issued to owners in
      reinvestment of dividends      7,889           92     18,176          486                                  3,350           80
   Shares redeemed .............  (294,685)      (3,440)  (127,316)      (3,421)                              (358,282)      (9,295)
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ..... $  17,743          115  $  94,899        2,497                              $(109,904)      (2,836)
                                 ---------    ---------  ---------    ---------    ---------    ---------    ---------    ---------

<F1>Capital share activity is for the period November 4, 1999 to April 30, 2000 for the MidCap Index Fund.

   Transactions, in thousands, of shares of the Funds were as follows:

                                                       EMERGING GROWTH               MICROCAP            CORE INTERNATIONAL
                                                             FUND                      FUND                 EQUITY FUND<F1>
                                                    ----------------------    ----------------------    ----------------------
                                                     AMOUNT       SHARES        AMOUNT      SHARES       AMOUNT       SHARES
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Six months ended April 30, 2000:
Series A shares:
   Shares sold ..................................   $   1,524           45    $  14,677          527    $      33            3
   Shares issued to owners in
      reinvestment of dividends .................        --           --          5,924          296         --           --
   Shares redeemed ..............................      (3,682)        (130)     (15,464)        (508)          (2)        --
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ......................   $  (2,158)         (85)   $   5,137          315    $      31            3
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Series B shares:
   Shares sold ..................................         123           10    $     500           20    $      45            5
   Shares issued to owners in
      reinvestment of dividends .................        --           --             61            3         --           --
   Shares redeemed ..............................         (17)          (2)         (33)          (1)        --           --
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Net increase .................................   $     106            8    $     528           22    $      45            5
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Series Institutional shares:
   Shares sold ..................................   $  22,965        2,091    $  62,985        2,271    $  39,805        3,991
   Shares issued to owners in
      reinvestment of dividends .................        --           --         40,308        1,987           41            4
   Shares redeemed ..............................     (28,318)      (2,597)     (55,139)      (1,912)        (127)         (13)
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ......................   $  (5,353)        (506)   $  48,154        2,346    $  39,719        3,982
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Year ended October 31, 1999:
Series A shares:
   Shares sold ..................................   $   3,655          379    $   8,724          596
   Shares issued to owners in
      reinvestment of dividends .................          15            1           42            3
   Shares redeemed ..............................      (6,228)        (657)      (9,284)        (594)
                                                    ---------    ---------    ---------    ---------
   Net increase (decrease) ......................   $  (2,558)        (277)   $    (518)           5
                                                    ---------    ---------    ---------    ---------
Series B shares:
   Shares sold ..................................   $      91           10    $     119            6
   Shares issued to owners in
      reinvestment of dividends .................           0            0            0            0
   Shares redeemed ..............................         (10)          (1)           0            0
                                                    ---------    ---------    ---------    ---------
   Net increase .................................   $      81            9    $     119            6
                                                    ---------    ---------    ---------    ---------
Series Institutional shares:
   Shares sold ..................................   $ 137,021       14,295    $  44,207        2,966
   Shares issued to owners in
      reinvestment of dividends .................          56            5          222           16
   Shares redeemed ..............................     (54,262)      (5,665)     (31,952)      (1,964)
                                                    ---------    ---------    ---------    ---------
   Net increase (decrease) ......................   $  82,815        8,635    $  12,477        1,018
                                                    ---------    ---------    ---------    ---------

                                                         INTERNATIONAL
                                                          EQUITY FUND
                                                     ----------------------
                                                      AMOUNT       SHARES
                                                     ---------    ---------
Six months ended April 30, 2000:
Series A shares:
   Shares sold ..................................    $     819           43
   Shares issued to owners in
      reinvestment of dividends .................            4         --
   Shares redeemed ..............................       (1,189)         (63)
                                                     ---------    ---------
   Net increase (decrease) ......................    $    (366)         (20)
                                                     ---------    ---------
Series B shares:
   Shares sold ..................................    $     272           15
   Shares issued to owners in
      reinvestment of dividends .................         --           --
   Shares redeemed ..............................           (4)        --
                                                     ---------    ---------
   Net increase .................................    $     268           15
                                                     ---------    ---------
Series Institutional shares:
   Shares sold ..................................    $  20,003        1,053
   Shares issued to owners in
      reinvestment of dividends .................          142            7
   Shares redeemed ..............................      (19,234)      (1,011)
                                                     ---------    ---------
   Net increase (decrease) ......................    $     911           49
                                                     ---------    ---------
Year ended October 31, 1999:
Series A shares:
   Shares sold ..................................    $   1,394           81
   Shares issued to owners in
      reinvestment of dividends .................          122            8
   Shares redeemed ..............................       (2,781)        (171)
                                                     ---------    ---------
   Net increase (decrease) ......................    $  (1,265)         (82)
                                                     ---------    ---------
Series B shares:
   Shares sold ..................................    $      43            2
   Shares issued to owners in
      reinvestment of dividends .................            0            0
   Shares redeemed ..............................            0            0
                                                     ---------    ---------
   Net increase .................................    $      43            2
                                                     ---------    ---------
Series Institutional shares:
   Shares sold ..................................    $  18,830        1,077
   Shares issued to owners in
      reinvestment of dividends .................          569           37
   Shares redeemed ..............................      (18,366)      (1,125)
                                                     ---------    ---------
   Net increase (decrease) ......................    $   1,033          (11)
                                                     ---------    ---------

<F1>Capital share activity is for the period November 4, 1999 to April 30, 2000 for the Core International Equity Fund.

   Transactions, in thousands, of shares of the Funds were as follows:

                                                          SHORT-TERM              INTERMEDIATE               TAX-EXEMPT
                                                         BOND MARKET               BOND MARKET              INTERMEDIATE
                                                             FUND                     FUND                    BOND FUND
                                                    ----------------------    ----------------------    ----------------------
                                                     AMOUNT       SHARES       AMOUNT       SHARES       AMOUNT       SHARES
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Six months ended April 30, 2000:
Series A shares:
   Shares sold ..................................   $   1,830          181    $   1,817          181    $     497           49
   Shares issued to owners in
      reinvestment of dividends .................       1,564          155          648           65          349           35
   Shares redeemed ..............................     (13,605)      (1,349)      (6,007)        (600)      (5,855)        (581)
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ......................   $ (10,211)      (1,013)   $  (3,542)        (354)   $  (5,009)        (497)
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Series B shares:
   Shares sold ..................................   $     210           21    $      73            7    $    --           --
   Shares issued to owners in
      reinvestment of dividends .................          13            1            6            1            2         --
   Shares redeemed ..............................         (91)          (9)         (14)          (1)        --           --
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Net increase .................................   $     132           13    $      65            7    $       2         --
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Series Institutional shares:
   Shares sold ..................................   $  14,539        1,443    $ 135,126       13,504    $  22,325        2,215
   Shares issued to owners in
      reinvestment of dividends .................       2,381          236        5,269          528          465           46
   Shares redeemed ..............................     (23,233)      (2,306)     (50,652)      (5,064)     (18,252)      (1,809)
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ......................   $  (6,313)        (627)   $  89,743        8,968    $   4,538          452
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Year ended October 31, 1999:
Series A shares:
   Shares sold ..................................   $  16,593        1,613    $  11,144        1,076    $  10,448          996
   Shares issued to owners in
      reinvestment of dividends .................       3,684          361        1,312          128        1,102          106
   Shares redeemed ..............................     (28,615)      (2,795)      (6,903)        (671)     (22,903)      (2,210)
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ......................   $  (8,338)        (821)   $   5,553          533    $ (11,353)      (1,108)
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Series B shares:
   Shares sold ..................................   $     523           51    $     298           29    $      74            7
   Shares issued to owners in
      reinvestment of dividends .................          11            1            5            0            1            0
   Shares redeemed ..............................         (11)          (1)         (92)          (9)           0            0
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Net increase .................................   $     523           51    $     211           20    $      75            7
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Series Institutional shares:
   Shares sold ..................................   $  36,523        3,563    $  59,956        5,810    $  20,125        1,936
   Shares issued to owners in
      reinvestment of dividends .................       5,004          512        9,542          986          754           73
   Shares redeemed ..............................     (28,833)      (2,841)     (65,622)      (6,392)     (19,735)      (1,896)
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Net increase (decrease) ......................   $  12,694        1,234    $   3,876          404    $   1,144          113
                                                    ---------    ---------    ---------    ---------    ---------    ---------

                                                            BOND
                                                          IMMDEX(TM)
                                                             FUND
                                                     ----------------------
                                                      AMOUNT       SHARES
                                                     ---------    ---------
Six months ended April 30, 2000:
Series A shares:
   Shares sold ..................................    $   4,849          175
   Shares issued to owners in
      reinvestment of dividends .................        2,391           88
   Shares redeemed ..............................      (17,844)        (654)
                                                     ---------    ---------
   Net increase (decrease) ......................    $ (10,604)        (391)
                                                     ---------    ---------
Series B shares:
   Shares sold ..................................    $     608           22
   Shares issued to owners in
      reinvestment of dividends .................           46            2
   Shares redeemed ..............................         (315)         (12)
                                                     ---------    ---------
   Net increase .................................    $     339           12
                                                     ---------    ---------
Series Institutional shares:
   Shares sold ..................................    $  81,756        3,006
   Shares issued to owners in
      reinvestment of dividends .................       10,150          375
   Shares redeemed ..............................      (81,347)      (2,993)
                                                     ---------    ---------
   Net increase (decrease) ......................    $  10,559          388
                                                     ---------    ---------
Year ended October 31, 1999:
Series A shares:
   Shares sold ..................................    $  27,886          980
   Shares issued to owners in
      reinvestment of dividends .................        5,101          182
   Shares redeemed ..............................      (26,725)        (951)
                                                     ---------    ---------
   Net increase (decrease) ......................    $   6,262          211
                                                     ---------    ---------
Series B shares:
   Shares sold ..................................    $   2,003           72
   Shares issued to owners in
      reinvestment of dividends .................           38            1
   Shares redeemed ..............................         (128)          (5)
                                                     ---------    ---------
   Net increase .................................    $   1,913           68
                                                     ---------    ---------
Series Institutional shares:
   Shares sold ..................................    $ 161,261        5,691
   Shares issued to owners in
      reinvestment of dividends .................       19,616          698
   Shares redeemed ..............................     (205,542)      (7,220)
                                                     ---------    ---------
   Net increase (decrease) ......................    $ (24,665)        (831)
                                                     ---------    ---------

4. INVESTMENT TRANSACTIONS
   The aggregate purchases and sales, in thousands, of securities, excluding short-term investments, for the Funds for the period ended April 30, 2000, were as follows:

                                                BALANCED          BALANCED         GROWTH AND          EQUITY            GROWTH
                                               INCOME FUND       GROWTH FUND       INCOMEFUND         INDEXFUND           FUND
                                             ---------------   ---------------   ---------------   ---------------   ---------------
Purchases:
  U.S. Government ........................   $        25,032   $        12,214              --                --                --
  Other ..................................            46,709           102,120   $       374,489   $        55,696   $       118,758
Sales:
  U.S. Government ........................   $        11,999   $        21,187              --                --                --
  Other ..................................            31,482           134,066   $       413,354   $         6,127   $       143,970


                                                 MIDCAP            SPECIAL          EMERGING                             CORE
                                                  INDEX            GROWTH            GROWTH           MICROCAP       INTERNATIONAL
                                                  FUND              FUND              FUND              FUND          EQUITY FUND
                                             ---------------   ---------------   ---------------   ---------------   ---------------
Purchases:
  U.S. Government ........................              --                --                --                --                --
  Other ..................................   $       100,026   $       471,201   $        98,244   $       341,358   $        18,785
Sales:
  U.S. Government ........................              --                --                --                --                --
  Other ..................................   $        15,730   $       555,773   $       105,494   $       341,093   $         5,727


                                                                 SHORT-TERM       INTERMEDIATE        TAX-EXEMPT          BOND
                                              INTERNATIONAL      BOND MARKET       BOND MARKET       INTERMEDIATE      IMMDEX(TM)
                                               EQUITY FUND           FUND             FUND            BOND FUND           FUND
                                             ---------------   ---------------   ---------------   ---------------   ---------------
Purchases:
  U.S. Government ........................              --     $         8,459   $        76,788              --     $        34,484
  Other ..................................   $        19,748            17,888            25,822   $         5,103            27,779
Sales:
  U.S. Government ........................              --     $         7,819   $        17,210              --     $        33,541
  Other ..................................   $        20,720            34,094            24,538   $         9,822            33,521

Equity Index Fund transactions in futures contracts during the period October 31, 1999 to April 30, 2000, in thousands, were as follows:

                                                                 AGGREGATE
                                              NUMBER OF        FACE VALUE OF
                                              CONTRACTS        CONTRACTS<F1>
                                              ---------        --------------
Outstanding at October 31, 1999                  97              $  32,268
Contracts opened                                719                258,116
Contracts closed                               (695)              (246,219)
                                              ---------        --------------
Outstanding at April 30, 2000                   121              $  44,165
                                              ---------        --------------

<F1>The aggregate face value of contracts is computed on the date each contract is opened.

The number of futures contracts and net unrealized appreciation, in thousands, as of April 30, 2000, were as follows:

                                                NUMBER OF           UNREALIZED
                                                CONTRACTS          APPRECIATION
                                                ---------          ------------
S&P 500 Financial Futures Contract
Expiration date 6/00<F2>                          121                 $2,115

<F2>At April 30, 2000, U.S. Treasury Bills of $3,600, in thousands, were held as collateral by the custodian in an initial margin account in connection with open futures contracts held by the Equity Index Fund.

MidCap Index Fund transactions in futures contracts during the period October 31, 1999 to April 30, 2000, in thousands, were as follows:

                                                                 AGGREGATE
                                        NUMBER OF              FACE VALUE OF
                                        CONTRACTS              CONTRACTS<F1>
                                        ---------              -------------
Outstanding at October 31, 1999            --                        $  --
Contracts opened                          225                       50,861
Contracts closed                         (192)                     (42,896)
                                        ---------              -------------
Outstanding at April 30, 2000              33                     $  7,965
                                        ---------              -------------

<F1>The aggregate face value of contracts is computed on the date each contract is opened.

The number of futures contracts and net unrealized appreciation, in thousands, as of April 30, 2000, were as follows:

                                                 NUMBER OF        UNREALIZED
                                                 CONTRACTS       APPRECIATION
                                                 ---------       ------------
MidCap 400 Financial Futures Contract
Expiration date 6/00<F2>                            33              $101

<F2>At April 30, 2000, U.S. Treasury Bills of $600, in thousands, were held as collateral by the custodian in an initial margin account in connection with open futures contracts held by the MidCap Index Fund.

At April 30, 2000, gross unrealized appreciation and depreciation of investments for federal tax purposes, in thousands, were as follows:

                                      BALANCED           BALANCED          GROWTH AND           EQUITY             GROWTH
                                     INCOME FUND        GROWTH FUND        INCOME FUND        INDEX FUND            FUND
                                   ---------------    ---------------    ---------------    ---------------    ---------------
Appreciation ....................  $        10,705    $        54,922    $       189,458    $       425,172    $       138,289
(Depreciation) ..................           (2,243)            (7,515)           (17,223)           (37,798)            (8,202)
                                   ---------------    ---------------    ---------------    ---------------    ---------------
Net unrealized appreciation
  on investments ................  $         8,462    $        47,407    $       172,235    $       387,374    $       130,087
                                   ---------------    ---------------    ---------------    ---------------    ---------------

                                       MIDCAP             SPECIAL           EMERGING                                CORE
                                       INDEX              GROWTH             GROWTH            MICROCAP         INTERNATIONAL
                                        FUND               FUND               FUND               FUND            EQUITY FUND
                                   ---------------    ---------------    ---------------    ---------------    ---------------
Appreciation ....................  $        15,765    $       112,559    $        45,953    $        73,085    $         3,218
(Depreciation) ..................           (7,889)           (27,386)           (11,609)           (35,553)            (3,473)
                                   ---------------    ---------------    ---------------    ---------------    ---------------
Net unrealized appreciation
  (depreciation) on
  investments ...................  $         7,876    $        85,173    $        34,344    $        37,532    $          (255)
                                   ---------------    ---------------    ---------------    ---------------    ---------------
                                                        SHORT-TERM        INTERMEDIATE        TAX-EXEMPT            BOND
                                    INTERNATIONAL       BOND MARKET        BOND MARKET       INTERMEDIATE         IMMDEX(TM)
                                     EQUITY FUND           FUND               FUND             BOND FUND            FUND
                                   ---------------    ---------------    ---------------    ---------------    ---------------
Appreciation ....................  $         9,648    $            40    $           356    $            82    $        12,615
(Depreciation) ..................           (7,535)            (3,169)            (9,572)            (2,041)           (15,735)
                                   ---------------    ---------------    ---------------    ---------------    ---------------
Net unrealized appreciation
  (depreciation) on
  investments ...................  $         2,113    $        (3,129)   $         9,216    $        (1,959)   $        (3,120)
                                   ---------------    ---------------    ---------------    ---------------    ---------------

    At April 30, 2000, the cost of investments, in thousands, for federal income tax purposes was $82,634, $183,379, $522,818, $435,986, $250,405, $96,531,
$416,476, $166,313, $286,932, $38,583, $57,591, $177,696, $393,338, $84,137 and
$499,159 for the Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, Midcap Index, Special Growth, Emerging Growth, MicroCap, Core International Equity, International Equity, Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond and Bond IMMDEX(TM) Funds, respectively. The difference between cost amounts for financial reporting and tax purposes is primarily due to timing differences in recognizing certain gains and losses on security transactions, for the Balanced Income Fund, a tax-free conversion of a bank common trust fund and for the International Equity Fund, passive foreign investment company (PFIC) value adjustments.

    At October 31, 1999, the Short-Term Bond Market Fund had accumulated net realized capital loss carryovers, in thousands, of $980, expiring in 2002. The Short-Term Bond Market and Bond IMMDEX(TM) Funds had accumulated net realized capital loss carryovers, in thousands, of $189 and $3, respectively, expiring in 2003. The Short-Term Bond Market and Bond IMMDEX(TM) Funds had accumulated net realized capital loss carryovers, in thousands, of $79 and $24, respectively, expiring in 2004. The Short-Term Bond Market Fund had accumulated net realized capital loss carryovers, in thousands, of $1,083, expiring in 2005. The Emerging Growth and International Equity Funds had accumulated net realized capital loss carryovers, in thousands, of $5,736 and $4,919, respectively, expiring in 2006. The Short-Term Bond Market, Intermediate Bond Market, Bond IMMDEX(TM), Emerging Growth and International Equity Funds had accumulated net realized capital loss carryovers, in thousands, of $604, $181, $88, $12,677 and $3,881, respectively, expiring in 2007. To the extent each Fund realizes future net capital gains, taxable distributions to its respective shareowners will be offset by any unused capital loss carryover.

5. INVESTMENT ADVISORY AND OTHER AGREEMENTS
   The Funds have entered into an Investment Advisory Agreement with Firstar Investment Research & Management Company ("FIRMCO"). FIRMCO is a subsidiary of Firstar Corporation, a publicly held bank holding company. Pursuant to its Advisory Agreement with the Funds, the Adviser is entitled to receive a fee, calculated daily and payable monthly, at the annual rates presented below as applied to each Fund's daily net assets. Effective September 2, 1997
FIRMCO entered into a Sub-Advisory Agreement with Hansberger Global Investors (the "Sub-Adviser") for the International Equity Fund. Prior to September 2, 1997, FIRMCO had entered into a sub-advisory agreement with State Street Global Advisors for the International Equity Fund. FIRMCO has also entered into a Sub-Advisory agreement with Glenmede Trust Company (the "Sub-Advisor") for the Core International Equity Fund. Pursuant to the Sub-Advisory Agreements with FIRMCO, the Sub-Advisors are entitled to receive a fee from FIRMCO, calculated daily and payable monthly, at the annual rate presented below as applied to the Core International Equity and International Equity Funds' daily net assets.

For the period ended April 30, 2000, FIRMCO voluntarily waived the following fees, in thousands, by Fund:

                   BALANCED        BALANCED        GROWTH AND        EQUITY                            MIDCAP           SPECIAL
                    INCOME          GROWTH           INCOME           INDEX             GROWTH         INDEX            GROWTH
                     FUND            FUND             FUND            FUND               FUND           FUND             FUND
                 ------------    ------------     ------------     ------------      ------------   ------------     ------------
Annual Rate ...          0.75%           0.75%            0.75%            0.25%             0.75%          0.25%            0.75%
Fees Waived ...  $         60    $         62     $         15     $        228      $         19   $         74     $         38

                    EMERGING                           CORE                            SHORT-TERM    INTERMEDIATE      TAX-EXEMPT
                    GROWTH         MICROCAP       INTERNATIONAL    INTERNATIONAL      BOND MARKET    BOND MARKET     INTERMEDIATE
                     FUND            FUND          EQUITY FUND      EQUITY FUND          FUND           FUND           BOND FUND
                 ------------    ------------     ------------     ------------      ------------   ------------     ------------
Annual Rate ...          0.75%           1.50%         <F2><F3>        <F4><F5>             0.60%          0.50%            0.50%
Fees Waived ...          --              --       $         95     $         70      $        270   $        226     $         83
                                           BOND            MONEY      INSTITUTIONAL     TAX-EXEMPT   U.S. GOVERNMENT   U.S TREASURY
                                         IMMDEX(TM)       MARKET       MONEY MARKET    MONEY MARKET    MONEY MARKET    MONEY MARKET
                                           FUND            FUND            FUND            FUND            FUND            FUND
                                       ------------    ------------    ------------    ------------    ------------    ------------
Annual Rate ........................           0.30%           <F1>            <F1>           <F1>             <F1>            <F1>
Fees Waived ........................           --      $        219    $      2,187            --      $         42    $          3


<F1>FIRMCO is entitled to receive a fee, calculated daily and payable monthly, at the annual rate of 0.50% on the first $2 billion of each Fund's average daily net assets, and 0.40% of each Fund's average daily net assets in excess of $2 billion.

<F2>FIRMCO is entitled to receive a fee, calculated daily and payable monthly, at the annual rate of 1.25% of the Fund's first $50 million of average daily net assets, and 1.05% of the Fund's average daily net assets in excess of $50 million.

<F3>Pursuant to the sub-advisory agreements with FIRMCO, the sub-advisor is entitled to receive a fee from FIRMCO calculated daily and payable monthly, at the annual rate of 0.50% of the Fund's first $50 million of average daily net assets, and 0.30% of the Fund's average daily net assets in excess of $50 million.

<F4>FIRMCO is entitled to receive a fee, calculated daily and payable monthly, at the annual rate of 1.50% of the Fund's first $25 million of average daily net assets, 1.25% on the next $75 million and 1.10% of the Fund's average daily net assets in excess of $100 million.

<F5>Pursuant to its Sub-Advisory Agreement with FIRMCO, the Sub-Adviser is entitled to receive a fee from FIRMCO, calculated daily and payable monthly, at the annual rate of 0.75% of the Fund's first $25 million of average daily net assets, 0.50% on the next $75 million and 0.35% of the Fund's average daily net assets in excess of $100 million.

   Chase Manhattan Bank serves as sub-custodian for the Core International Equity and International Equity Funds. Firstar Bank Milwaukee, N.A. serves as custodian and Firstar Mutual Fund Services, LLC serves as transfer agent and accounting services agent for all the Funds. Both companies are affiliates of FIRMCO.

   The Company has entered into a Co-Administration Agreement with B.C. Ziegler and Company and Firstar Mutual Fund Services, LLC (the "Co-Administrators") for certain administrative services. Pursuant to the Co-Administration Agreement with the Company, the Co-Administrators are entitled to receive a fee, computed daily and payable monthly, at the annual rate of 0.125% of the Company's first $2 billion of average aggregate daily net assets, plus 0.10% of the Company's average aggregate daily net assets in excess of $2 billion. For the period ended April 30, 2000, $400 of administration fees, in thousands, were waived for the Institutional Money Market Fund.

   The Company has entered into Servicing Agreements with certain Service Organizations, including FIRMCO affiliates, for the non-money market Series A and Series B classes of shares. The Service Organizations are entitled to receive fees from the Funds up to the annual rate of 0.25% of the average daily net asset value of the Series A and Series B Shares for certain support and/or distribution services to customers of the Service Organizations who are beneficial owners of Series A and Series B Shares. These services may include assisting customers in processing purchase, exchange and redemption requests; processing dividend and distribution payments from the Funds; and providing information periodically to customers showing their positions in Series A and Series B Shares. Service Organization fees, in thousands, incurred by the Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond, Bond IMMDEX(TM), Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, MidCap Index, Special Growth, Emerging Growth, MicroCap, Core International Equity and International Equity Funds aggregated $76, $41, $22, $114, $18, $68, $235, $192, $64, $1, $125, $14, $48, $0, and $8, respectively, for the period ended April 30, 2000.

   The Funds have adopted a Service and Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 for the Series A, the Series B and the money market funds' shareholders. The Funds paid no 12b-1 fees with respect to the Series A Shares or the money market funds for the current fiscal year except for the Money Market Fund, which incurred $50, in thousands, for the period ended April 30, 2000. The Funds paid 0.75% in 12b-1 fees with respect to Series B Shares for the current fiscal year. For the period ended April 30, 2000, the Short-Term Bond Market, Intermediate Bond Market, Tax-Exempt Intermediate Bond, Bond IMMDEX(TM), Balanced Income, Balanced Growth, Growth and Income, Equity Index, Growth, MidCap Index, Special Growth, Emerging Growth, MicroCap, Core International Equity and International Equity Funds incurred expenses, in thousands, of $2, $1, $0, $7, $10, $3, $8, $26, $4, $0, $1, $1, $3, $0, and $1,
respectively.

   Each Director of the Company who is not affiliated with FIRMCO receives an annual fee from the Company for service as a Director and is eligible to participate in a deferred compensation plan with respect to these fees. Participants in the plan may designate their deferred Director's fees as if invested in any one of the Firstar Funds (with the exception of the MicroCap
Fund) or in 90-day U.S. Treasury bills. The value of each Director's deferred compensation account will increase or decrease as if it were invested in shares of the selected Firstar Funds or 90-day U.S. Treasury bills. The Funds maintain their proportionate share of the Company's liability for deferred fees.

6. FOREIGN SECURITIES
  Investing in securities of foreign companies and foreign governments involves special risks and considerations not typically associated with investing in U.S.companies and the U.S. Government. These risks include revaluation of currencies and future adverse political and economic developments. Moreover, securities of many foreign companies and foreign governments and their markets may be less liquid and their prices more volatile than those of securities of comparable U.S. companies and the U.S.Government.

7. SECURITIES LENDING
  The Funds have entered into a securities lending agreement with the custodian. Under the terms of the agreement, the Funds receive a negotiable percentage of the annual net income from lending transactions. In exchange for such fees, the custodian is authorized to loan securities on behalf of the funds, against receipt of collateral at least equal in value to the value of the securities loaned. The funds bear the risk of any deficiency in the amount of collateral available for return due to a loss in an approved instrument. As of April 30, 2000, the Funds had on loan securities valued at $82,038,600.

8. TRANSACTIONS WITH AFFILIATES
  The following companies are affiliated with the Funds either directly, or by the Fund holding 5% or more of the outstanding voting securities during the period ended April 30, 2000. Such companies are defined in Section (2)(a)(3) of the Investment Company Act of 1940.

                              SHARE BALANCE AT                                   SHARE BALANCE AT
COMPANY                       OCTOBER 31, 1999     PURCHASES         SALES        APRIL 30, 2000      DIVIDENDS        GAIN/LOSSES
C-----                       ---------------   ---------------  ---------------  ---------------  ---------------   ---------------
Firstar Corporation .........          59,737              --               --             59,737  $        19,415              --
(held in Equity Index Fund)

                       THIS PAGE INTENTIONALLY LEFT BLANK.

FIRSTAR FUNDS ARE AVAILABLE THROUGH:

o the Firstar Funds Center.

o Financial Consultants who are either registered representatives of Firstar Investment Services, Inc.
  a registered broker/dealer NASD and SPIC member, or registered representatives of MDS Securities, a division of Conseco Financial Services, Inc., a registered broker/dealer, NASD and SIPC member,

o and through selected shareholder organizations.

THIS REPORT IS AUTHORIZED FOR DISTRIBUTION ONLY WHEN PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS.

For Account Balance and Investor Services Information
1-800-677-FUND
1-414-287-3808

Firstar Funds Center
615 East Michigan Street
P.O. Box 3011
Milwaukee, WI 53201-3011

www.firstarfunds.com